EXECUTION VERSION

REINSURANCE AGREEMENT

by and between

RELIASTAR LIFE INSURANCE COMPANY

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

Dated January 4, 2021

ARTICLEPage

ARTICLE III TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS;

ARTICLEPage

SCHEDULES

Schedule 1.1(A) – Covered Insurance Policies
Schedule 1.1(B) – Excluded Policies
Schedule 1.1(C) – Dividend Obligations
Schedule 1.1(D) – Economic Reserves
Schedule 1.1(E) – Fair Market Value
Schedule 1.1(F) – Investment Guidelines
Schedule 1.1(G) – Regulatory Closed Block Policies
Schedule 1.1(H) – RNY Agreements
Schedule 1.1(I) – Separate Accounts
Schedule 1.1(J) – Certain Actions
Schedule 1.1(K) – Financed Policies
Schedule 1.1(L) – Permitted Practices
Schedule 1.1(M) – Shared NGE Reinsurance Agreements
Schedule 1.1(N) – Split Private Placements
Schedule 2.1(e) – Existing Ceding Company-Reinsurer Treaties
Schedule 4.4(c) – Intended Treatment

EXHIBITS

Exhibit A – Trust Agreement
Exhibit B – Net Settlement
Exhibit C – Terminal Settlement under Section 8.4
Exhibit D – Privacy and Security Addendum
Exhibit E – Information Security Incident
Exhibit F – Derivative Use Policy

REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (the “Agreement”), is made and entered into on January 4, 2021 and effective as of the Effective Time by and between ReliaStar Life Insurance Company, a Minnesota-domiciled life insurance company (the “Ceding Company”), and
Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (the “Reinsurer”).  For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party.”
WHEREAS, Voya Financial, Inc. (“Seller”) has agreed to sell, and Resolution Life U.S. Holdings Inc. (“Buyer”), has agreed to purchase, all of the outstanding stock of the Reinsurer pursuant to a Master Transaction Agreement, dated as of December 18, 2019, by and between Seller and Buyer (the “Master Agreement”);
WHEREAS, as contemplated by the Master Agreement, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to reinsure, on an indemnity reinsurance basis on the terms and conditions set forth herein, risks arising in respect of or relating to the Covered Insurance Policies (as hereinafter defined); and
WHEREAS, simultaneously with the Parties’ entry into this Agreement and on the date hereof, (i) ReliaStar Life Insurance Company of New York, an insurance company organized under the laws of the State of New York and an Affiliate of the Ceding Company (“RNY”), and the Reinsurer are entering into a reinsurance agreement pursuant to which RNY will reinsure to the Reinsurer, on an indemnity basis, risks arising in respect of certain life and annuity contracts (the “RNY-SLD Reinsurance Agreement”), (ii) Voya Retirement Insurance and Annuity Company, an insurance company organized under the laws of the state of Connecticut and an Affiliate of the Ceding Company (“VRIAC”), and the Reinsurer are entering into a reinsurance agreement pursuant to which VRIAC will reinsure to the Reinsurer, on an indemnity basis, risks arising in respect of certain life and annuity contracts (the “VRIAC-SLD Reinsurance Agreement”) and (iii) the Ceding Company and Resolution Life Colorado Inc., an insurance company organized under the laws of Colorado and an Affiliate of the Reinsurer (“Resolution Colorado”), are entering into a reinsurance agreement pursuant to which the Ceding Company will reinsure to Resolution Colorado, on a funds withheld basis, risks arising in respect of certain life and annuity contracts (the “RLI-Resolution Colorado Reinsurance Agreement”);
WHEREAS, simultaneously with their entry into this Agreement on the date hereof, (i) the Ceding Company, VRIAC, Resolution Colorado and the Reinsurer are entering into the Omnibus Administrative Services Agreement, pursuant to which the Reinsurer, in its capacity as the Administrator, shall provide, or cause the provision of, certain administrative services on behalf of the Ceding Company with respect to the Covered Insurance Policies ceded by the Ceding Company, the “Covered Insurance Policies” ceded by the Ceding Company under the RLI-Resolution Colorado Reinsurance Agreement and the “Covered Insurance Policies” ceded by VRIAC under the VRIAC-SLD Reinsurance Agreement and other services with respect to business not ceded to the Reinsurer (the “Administrative Services Agreement”), and (ii) the Ceding Company and the Reinsurer are entering into the Trust Agreement, pursuant to which a trustee shall hold cash and assets in the Trust Account established thereunder with the Ceding
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Company as sole beneficiary to satisfy the obligations of the Reinsurer to the Ceding Company under this Agreement;
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:
ARTICLE I DEFINITIONS
Section 1.1 Definitions.  The following terms have the respective meanings set forth below throughout this Agreement:
“Accounting Period” means each calendar quarter during the term of this Agreement or any fraction thereof ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Section 8.1, as applicable.
“Accounting Principles” has the meaning set forth in the Master Agreement.
“Action” means (i) any civil, criminal, regulatory or administrative action, suit, claim, litigation, arbitration or similar proceeding, in each case before, or brought by, a Governmental Entity, or (ii) any investigation or inquiry by a Governmental Entity, including a Tax audit.
“Actuarial Report” has the meaning set forth in the Master Agreement.
“Adjustment Amount” has the meaning set forth in Section 3.1(c)(iii).
“Administrative Services Agreement” has the meaning set forth in the recitals.
“Administrator” means the Reinsurer in its capacity as administrator under the Administrative Services Agreement.
 “Affected Policies” has the meaning set forth in Section 3.1(c)(i).
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person, and the term “Affiliated” shall have a correlative meaning.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“AG 48” means Actuarial Guideline XLVIII of the NAIC as in effect on the date hereof or any substantially similar rule or regulation enacted or adopted by the NAIC after the date hereof or enacted or adopted by the Insurance Regulator having jurisdiction over the Ceding Company.
“Agreement” has the meaning set forth in the preamble.
“Applicable Law” means any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
“Applicable Tax Gross-Up Percentage” means one minus the highest federal income Tax rate applicable to United States corporations as of the Effective Time, or in the event of a recapture or termination pursuant to Article VIII, the effective date of such recapture or termination.
“Authorized Representative” has the meaning set forth in Section 7.1(a).
“Bank Accounts” has the meaning set forth in Section 3.9.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City are required or authorized by Applicable Law to be closed.
“Ceding Company” has the meaning set forth in the preamble.
“Ceding Company Extra-Contractual Obligations” means (i) the Actions specified on Schedule 1.1(J) and all other Actions in respect of an increase in cost of insurance charges or a failure to decrease cost of insurance charges that, in each case, arise out of the acts or omissions of the Ceding Company or its Affiliates (other than the Acquired Companies (as defined in the Master Agreement)) occurring prior to the Effective Time, and (ii) all Extra-Contractual
Obligations to the extent arising out of, resulting from or related to any act or omission after the Closing Date by the Ceding Company or any of its Affiliates, unless such act or omission was undertaken (a) pursuant to the Transition Services Agreement (in which case the indemnification provisions thereof shall apply in accordance with their terms), (b) at the direction or request of or with the written consent of the Reinsurer or any of its Affiliates; in the case of the foregoing subclause (b), any resulting Extra-Contractual Obligations shall be Reinsurer Extra-Contractual Obligations, or (c) pursuant to recommendations or mandates from Governmental Entities in connection with the COVID-19 pandemic for keeping policies that otherwise would have lapsed in force.
“Ceding Company Indemnified Parties” has the meaning set forth in Section 9.1.
“Change of Control” shall mean (a) any transactions effected at any time on or after the Closing Date pursuant to which either (i) the Buyer or its Affiliates as of the Closing Date, or (ii) if the Buyer or such Affiliates no longer control the Reinsurer, the Reinsurer’s ultimate parent and its Affiliates at the time of such transactions, in either case, collectively cease to own or control, directly or indirectly, greater than fifty percent (50%) in aggregate of the outstanding voting securities or voting power of the Reinsurer; (b) any transactions effected at any time on or after the Closing Date pursuant to which either (i) the Buyer or its Affiliates as of the Closing Date, or (ii) if the Buyer or such Affiliates no longer control the Reinsurer, the Reinsurer’s ultimate parent and its Affiliates at the time of such transactions, in either case, collectively cease to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Reinsurer, whether through the ownership of voting securities, by contract or otherwise; or (c) a Person that is not an Affiliate of the Reinsurer as of the Closing Date acquires, controls or is entitled to vote, directly or indirectly or in concert with any other Person, in aggregate greater than fifty percent (50%) of the outstanding voting securities or voting power of the Reinsurer (whether such voting power is through the ownership of such voting securities, by contract (including any contract or agreement (whether oral or in writing) to act or vote in concert with any other Person) or otherwise or any direct or indirect parent of the Reinsurer, including the Reinsurer’s ultimate parent; provided that an initial public offering, and the resulting ownership structure, of the Reinsurer or any of its Affiliates as of the Closing Date shall not be deemed to constitute a “Change of Control” under this Agreement.
“Claims Notice” has the meaning set forth in Section 9.3(a).
“Closing” has the meaning set forth in the Master Agreement.
“Closing Date” means January 4, 2021.
“Code” means the Internal Revenue Code of 1986.
“Collateral Facility” has the meaning set forth in Section 4.2(a).
“Confidential Information” with respect to a Party, means any and all information provided by, made available by or obtained on behalf of, such Party, any of its Affiliates or representatives, on, before or after the date hereof, including, with respect to the Ceding Company, Non-Public Personal Information and all data relating to the contractholders of the Covered Insurance Policies (including their rights and obligations under the Covered Insurance Policies) which is maintained, processed or generated by the Ceding Company or the Reinsurer in connection with the Reinsured Liabilities, including the contents of this Agreement or the other Transaction Agreements not otherwise publicly disclosed, but shall not include the existence of this Agreement and the identity of the parties; provided that Confidential Information does not include information that (i) is generally available to the public other than as a result of a disclosure by the receiving Party in violation of its confidentiality obligation, (ii) is independently developed by the receiving Party, its Affiliates or any of its representatives without use or access to the disclosing Party’s Confidential Information, or (iii) is rightfully obtained by the receiving Party from a third party without, to the knowledge of the receiving Party, breach by such third party of a duty of confidentiality of any nature to the disclosing party; provided that the foregoing exceptions shall not supersede the obligations of the receiving Party with respect to any Non-Public Personal Information.
 “Covered Insurance Policies” means any and all binders, policies, certificates, contracts of insurance, supplementary contracts of insurance and annuity contracts issued, assumed, reinsured or renewed by the Ceding Company that are (x)(i) identified or described on the internal systems, books, records or other data of the Ceding Company as constituting its legacy life and annuity business, and (ii) incorporated in or factored into the analyses and projections set forth in the Actuarial Report or (y) policies that correspond to the policy codes or forms of the Ceding Company based on the seriatim listing provided by the Ceding Company specified on Schedule 1.1(A) and as updated within sixty (60) days following the Closing Date, in each case, including (a) all endorsements, riders, and side letters thereto, (b) subject to Section 2.1(h), any supplementary contracts or policies issued in connection with any settlement option or annuitization of an annuity contract included in the Covered Insurance Policies following the Effective Time, (c) conversions, exchanges, replacements or reissuances related thereto that are effected pursuant to the terms of such included Covered Insurance Policies or as required by Applicable Law, and (d) all Discovered Policies, in each case of (a), (c) and (d), whether issued, assumed, reinsured or renewed by the Ceding Company prior to, at or following the Effective Time (including those that have lapsed or terminated with unpaid claims or unsettled obligations and those that are kept in force in accordance with mandates or recommendations of Governmental Entities in connection with the COVID-19 pandemic), and including, for the avoidance of doubt, the insurance policies constituting the Regulatory Closed Block, but excluding (x) any Retained Asset Accounts (or contracts, assets or obligations relating thereto) of the Ceding Company or any Underlying Company as of the Effective Time, (y) certain annuities of the Ceding Company or any Underlying Company in payout status as of the Effective Time as set forth on Schedule 1.1(B) and (z) the binders, policies, certificates, contracts of insurance, supplementary contracts of insurance and annuity contracts specified on Schedule 1.1(B).
“Deferred Premiums” means, as of any date of determination, deferred premiums booked but deferred and not yet due in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 15.2, column 3 in the “Assets” section of the Statutory Statement Blank calculated in accordance with SAP applicable to the Ceding Company.
“Discovered Policies” means any binders, policies, certificates, contracts of insurance, supplementary contracts of insurance or annuity contracts constituting part of the Ceding Company’s legacy life and annuity business or otherwise contemplated by the definition of Covered Insurance Policies for which (a) the corresponding policy number, code or form for which was inadvertently excluded from Schedule 1.1(A) or included on Schedule 1.1(B), (b) the Ceding Company reasonably believes should have been included on Schedule 1.1(A) or excluded from Schedule 1.1(B) and (c) the requirements of Section 3.2 have been satisfied.
“Dividend Obligations” means the dividend obligations determined consistent with past practices of the Ceding Company and in accordance with Schedule 1.1(C) with respect to the Par Policies other than the Regulatory Closed Block.
“Economic Reserves” means, as of any date of determination, the aggregate economic reserves with respect to the Financed Policies, determined in accordance with the methodologies set forth on Schedule 1.1(D).
“Effective Time” means 12:00:01 a.m. (New York time) on January 1, 2021 (following the purchase and sale of the Transferred Shares (as defined in the Master Agreement)).
“Eligible Assets” has the meaning specified in Section 4.5.
“Enforcement Rights” has the meaning set forth in Section 4.2(b).
“Excluded Liabilities” shall mean without duplication (a) all Ceding Company ExtraContractual Obligations, and (b) any liabilities resulting from any change to the terms of any Covered Insurance Policy made by the Ceding Company after the Effective Time, unless such change is permitted under Section 2.6.
“Existing IMR” shall mean the Interest Maintenance Reserves, calculated on an after-Tax basis, attributable to the Covered Insurance Policies as of the Effective Time, determined in accordance with SAP applicable to the Ceding Company, but in any event not less than zero.
“Existing Reinsurance” means all reinsurance ceded by the Ceding Company pursuant to the Existing Reinsurance Agreements.
“Existing Reinsurance Agreements” means (a) all reinsurance agreements under which, and only to the extent, the Ceding Company has ceded to reinsurers risks arising in respect of the Covered Insurance Policies and the Ceding Company’s interest in any trust or other agreement or instrument providing security for the Ceding Company with respect to such reinsurers’ reinsurance obligations under such reinsurance agreement to the extent relevant to the Covered Insurance Policies where such agreements are (i) in force or are being treated as being in force as of the Effective Time or (ii) terminated but under which there remains any outstanding Liability from the reinsurer, and (b) any reinsurance agreement, trust or other agreement or instrument providing security for such reinsurance obligations with respect to the Covered Insurance Policies entered into by the Ceding Company with the prior written consent of the Reinsurer to replace any of such reinsurance agreements or security arrangements following any termination or recapture thereof, in each case as may be amended and in effect from time to time, only in accordance with Section 2.3.  Any Existing Reinsurance Agreement that is novated to the Reinsurer or one of its Affiliates shall cease to be an Existing Reinsurance Agreement upon the effectiveness, and to the extent, of such novation.  For the avoidance of doubt, the Underlying Agreements and this Agreement are not Existing Reinsurance Agreements.
“Existing Reinsurance Premium” has the meaning set forth in Section 2.3(a).
“Existing Reinsurers” means the insurance companies to which the Ceding Company has ceded or retroceded any Liabilities under Covered Insurance Policies pursuant to any Existing Reinsurance Agreement.
“Extra-Contractual Obligations” means any Liabilities not arising under the express terms and conditions, and within the applicable policy limits, of the Covered Insurance Policies, including Liabilities for fines, penalties, Taxes, fees, forfeitures, compensatory damages, and punitive, special, treble, bad faith, tort, exemplary or other forms of extra-contractual damages, as well as all legal fees and expenses relating thereto, including the costs of any settlement or arbitration award, which Liabilities arise out of, result from or relate to any act, error or omission before, at or after the Effective Time, whether or not intentional, negligent, in bad faith or otherwise (actual or alleged) arising out of or relating to the Covered Insurance Policies, including in relation to (a) the form, marketing, sale, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (b) the investigation, defense, trial, settlement or handling of claims, benefits or payments under the Covered Insurance Policies, (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies, (d) fines or other penalties associated with escheat or unclaimed property Liabilities arising under or relating to the Covered Insurance Policies, (e) the failure of the Covered Insurance Policies or the payments thereunder to qualify for their intended Tax status; or (f) any Tax, penalty or interest imposed in respect of any withholding or reporting obligation in respect of Taxes.
“Fair Market Value” means, with respect to any asset, the value thereof calculated in accordance with the methodology set forth on Schedule 1.1(E); provided, that for any asset in the Trust Account that is not listed by the Securities Valuation Office of the NAIC, such asset will be deemed to have a Fair Market Value of zero in the circumstances specified in the second bullet of Section X of the Investment Guidelines.
“Financed Policies” means any Covered Insurance Policies that are either grandfathered or covered under AG 48, as more specifically described on Schedule 1.1(K).
“Financing Providers” has the meaning set forth in Section 4.2(a).
“Fixed RBC Ratio” means, for the Reinsurer, as of any calendar quarter end, the ratio of the Reinsurer’s “total adjusted capital” over its “company action level risk-based capital”, as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the Insurance Regulator in the Reinsurer’s state of domicile, which are in effect as of December 18, 2019, calculated as of such calendar quarter end using reserving methodologies and asset classifications that are in accordance with SAP and generally accepted statutory accounting principles and practices required or permitted by the National Association of Insurance Commissioners as of December 18, 2019, consistently applied throughout the specified period and in the immediately prior comparable period; provided that any calculation of the Fixed RBC Ratio as of a date other than the last day of a calendar year shall be based on the Reinsurer’s good faith estimate using, to the extent any factors are not reasonably available, reasonable hypothetical amounts or annualization.
“Floating RBC Ratio” means, for the Reinsurer, as of any calendar quarter end, the ratio of the Reinsurer’s “total adjusted capital” over its “company action level risk-based capital”, as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the Insurance Regulator in the Reinsurer’s state of domicile, which are in effect as of such date, calculated as of such calendar quarter end using reserving methodologies and asset classifications that are in accordance with SAP and generally accepted statutory accounting principles and practices required or permitted by the National Association of Insurance Commissioners as of such date, consistently applied throughout the specified period and in the immediately prior comparable period; provided that any calculation of the Floating RBC Ratio as of a date other than the last day of a calendar year shall be based on the Reinsurer’s good faith estimate using, to the extent any factors are not reasonably available, reasonable hypothetical amounts or annualization.
“Funding Account” has the meaning set forth in Section 4.3(b).
“General Account Liabilities” means the Quota Share of all Liabilities of the Ceding Company arising out of or relating to the Covered Insurance Policies, whether incurred before, at or after the Effective Time, but in all events excluding Excluded Liabilities, including:
(i)
all Liabilities for incurred but not reported claims, pending claims and benefits (including death benefits, waiver of premium benefits, settlement options, accident and health benefits, endowments or matured endowments, paid-up additions, lump sum payments, annuitization payments, deferred payments, discontinuance disbursements, payments in respect of market value adjustments, rights to purchase additional coverage and any other settlement options), future benefits, unearned premiums, claim expenses, interest on claims, interest on claims or unearned premiums, interest on policy funds, experience refunds, amounts in respect of profit sharing, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits and policy loans made under the terms of any Covered Insurance Policy and other contract benefits, in each case arising under the express terms of the Covered Insurance Policies;

(ii)	all Liabilities to the extent assumed or reinsured by the Ceding Company under the express terms of the Underlying Agreements;
(iii)	all Liabilities arising out of any changes to the terms and conditions of the Covered Insurance Policies permitted or required under Section 2.6;
(iv)
Taxes in respect of Premiums received by the Ceding Company after the Effective Time, and the portion, if any, of assessments and similar charges in respect of the Covered Insurance Policies in connection with participation by either the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Entity, without duplication of any such amounts in respect of Covered Insurance Policies incurred directly by the Reinsurer; provided that the amount of any premium Taxes shall be determined net of any credits, deductions or offsets to premium Taxes paid or accrued after the Closing Date that are otherwise available to the Ceding Company in respect of any guaranty fund assessments economically borne by the Reinsurer with regard to the Reinsured Liabilities;

(v)	all Producer Payments;
(vi)
all payments due under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies; provided that such amounts due under the Shared Reinsurance Agreements shall only apply to the extent relating to the Covered Insurance Policies;

(vii)	the Dividend Obligations and any dividends payable under or with respect to the Regulatory Closed Block;
(viii)
all Liabilities which relate to (x) amounts held in the general account of the Ceding Company that are payable to the Separate Accounts or are otherwise pending transfer to the Separate Accounts, (y) Covered Insurance Policies that contemplate payment from a Separate Account, the amount of which exceeds the assets of such Separate Account (without duplication of amounts set forth in clause (i) above), and (z) one or more Separate Accounts that are not payable out of the assets of the Separate Accounts, including any loss to a fund or product resulting from pricing errors, expense calculation errors or missing fund activity, in each case in respect of the Covered Insurance Policies;

(ix)	all Liabilities arising out of the Regulatory Closed Block (without duplication of amounts set forth in clause (i) above);
(x)	all escheat or unclaimed property Liabilities arising out of the Covered Insurance Policies (without duplication of amounts set forth in clause (i) above); and
(xi)
any other Liability arising out of the Covered Insurance Policies to the extent that a reserve or accrual has been established and reported in a specific line item on the Final Closing Statement (after any disputes with respect thereto have been finally resolved in accordance with the Master Agreement).

provided that the General Account Liabilities do not include any Separate Account Liabilities.
“General Account Reserves” means, as of any date of determination, the aggregate amount of (i) general account reserves of the Ceding Company with respect to the Non-Financed Policies that would be reflected in lines 1 and 3, column 1 on the “Liabilities, Surplus and Other
Funds” section of the Statutory Statement Blank; provided that with respect to the Regulatory Closed Block, such general account reserve shall include the statutory book value of the surplus in respect of such block determined in accordance with the Par Policy Requirements, , (ii) the Economic Reserves of the Financed Policies, and (iii) without duplication of the Economic
Reserves, the reserve amounts or liability items that would be reflected in lines 4.1, 6, 8, 9.3, 9.4, 10, 13, 24.03, 24.07 and 25, column 1 on the “Liabilities, Surplus and Other Funds” section of the Statutory Statement Blank in respect Covered Insurance Policies calculated in accordance with SAP applicable to the Ceding Company, provided that the Interest Maintenance Reserve as of the Effective Time shall be equal to the sum of the Existing IMR and the Transaction IMR and, going forward, shall be determined in accordance with the definition thereof, in the case of each of items (i) through (iii), (A) determined in accordance with SAP applicable to the Ceding Company but without regard to the reinsurance provided hereunder, (B) net (without duplication) of the reserves reinsured by the Ceding Company under the Existing Reinsurance Agreements to the extent the Ceding Company receives Statutory Financial Statement credit for reinsurance under such Existing Reinsurance Agreements, determined in accordance with SAP applicable to the Ceding Company, and (C) excluding the Separate Account Reserves.
“Governmental Entity” means any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory organization or body or any arbitral body or arbitrator.
“Hedge Account Control Agreements” has the meaning set forth in Section 4.11(a).
“Hedging Assets” has the meaning set forth in Section 4.11(a).
“Hedging Assets Value” means the market value of the Hedging Assets (whether positive or negative), determined without regard to any margin posted in respect thereof.
“Indemnifiable Losses” has the meaning set forth in the Master Agreement.
“Indemnitee” means any Person entitled to indemnification under this Agreement
“Indemnitor” means any Person required to provide indemnification under this Agreement.
 “Information Security Incident” has the meaning set forth in Section 11.6(e).
“Initial Ceding Commission” means $45,000,000.
“Initial Premium” means the Estimated RLI Required Initial Premium as defined in the Master Agreement.
“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Entity charged with the supervision of insurance companies in such jurisdiction.
“Interest Maintenance Reserve” means, as of any date of determination, the interest maintenance reserve attributable to the Covered Insurance Policies and the Reinsured Liabilities as of such date of determination, determined in accordance with SAP applicable to the Ceding Company without giving effect to this Agreement, .
 “Interest Rate” means the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the days in the applicable period plus 2%.
“Investment Guidelines” means the investment guidelines set forth in Schedule 1.1(F).
“Liability” means any liability, damage, expense or obligation of any kind, character or description, whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, asserted or unasserted, executory, determined or determinable or otherwise.
“Main Account” has the meaning set forth in Section 4.4(b).
“Market-to-Book Ratio” means, as of any date of determination, with respect to the subject assets, the ratio of (a) the aggregate Fair Market Value of such assets as of such date to (b) the aggregate Statutory Book Value of such assets as of such date.
“Market-to-Book Requirement” means (i) if the Market-to-Book Ratio of the Eligible Assets in the Trust Account immediately prior to a substitution or withdrawal is at or above 100%, then the Market-to-Book ratio of the Eligible Assets in the Trust Account following such substitution or withdrawal shall not be less than 100%, (ii) if the Market-to-Book Ratio of the Eligible Assets in the Trust Account immediately prior to a substitution or withdrawal is less than 100%, then the Market-to-Book Ratio of the Eligible Assets in the Trust Account following such substitution or withdrawal shall be equal to or greater than the Market-to-Book Ratio of the Eligible Assets in the Trust Account immediately prior to such substitution or withdrawal, and
(iii) with respect to substitutions under Section 4.5 in the absence of a Triggering Event or Recapture Event, if the Market-to-Book Ratio of the Eligible Assets in the Trust Account is in excess of 100% as of immediately prior to such substitution, then the percentage by which such Market-to-Book Ratio is in excess of 100% shall not be reduced by 50% or more as a result of such substitution.
“Master Agreement” has the meaning set forth in the recitals.
“NER Financing” means the transactions contemplated by that certain Transaction Agreement, dated as of the date hereof, by and among Roaring River II, Inc., Resolution Life
Funding U.S. (LLC) and RGA Worldwide Reinsurance Company, Ltd., pursuant to which RGA Worldwide Reinsurance Company, Ltd. has agreed, upon the terms and subject to the conditions set forth therein, to provide financing in respect of the Financed Policies.
“Net Settlement” has the meaning set forth in Section 3.3(a).
“Net Statutory Reserve” has the meaning set forth in Section 3.1(c)(iv).
“New York Court” has the meaning set forth in Section 11.4(a).
“Non-Financed Policies” means the Covered Insurance Policies that are not Financed Policies.
“Non-Guaranteed Elements” means cost of insurance charges, rider charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates, premium rates for which the Rate Guarantee Period has expired, variable paid-up amounts, dividends, investment options, policy loads and other policy features or terms that are subject to change.
“Non-Public Personal Information” means any (i) personally identifiable information or data (including medical, financial and other personal information) concerning or relating to the Ceding Company’s past, current or prospective applicants, customers, clients, employees, agents, suppliers, vendors, policy owners, contract holders, insureds, claimants, and beneficiaries of Covered Insurance Policies or contracts issued by the Ceding Company, and its representatives, (ii) any such personally identifiable information or data that the Reinsurer or its representatives or subcontractors collect or derive from interactions with the Ceding Company’s past, current or prospective applicants, customers, clients, employees, agents, suppliers, vendors, policy owners, contract holders, insureds, claimants, and beneficiaries of Covered Insurance Policies, (iii) an aggregation or a derivation thereof, or (iv) any other personally identifiable financial or insurance information, including but not limited to “non-public personal information” as that term is defined in the Gramm-Leach-Bliley Act, as amended, and implementing regulations, 15 U.S.C. § 6809(4) or “protected health information” as defined in 45 C.F.R. § 160.103; and (iv) “Personal Information” as defined in The California Consumer Privacy Act of 2018 (Cal. Civ. Code Division 3, Part 4, Title 1.81.5); provided that information that is otherwise publicly available shall not be considered “Non-Public Personal Information”.
“NY ASA” means that certain Administrative Services Agreement, dated as of the date hereof, between RNY, as the service recipient, and SLD, as the administrator.
“Par Policies” mean the participating life insurance policies issued, reinsured or assumed by the Ceding Company that are included within the Covered Insurance Policies, including the Regulatory Closed Block.
“Par Policy Requirements” means the policies and requirements of the Ceding Company with respect to dividends or operations relating to the Par Policies as provided to the Reinsurer as of the date hereof or amended from time to time in accordance with Section 2.5, including (i) with respect to the Regulatory Closed Block, the Plan of Operation, the Plan of Conversion and the Ceding Company’s practices and policies with respect to the Regulatory Closed Block as set forth on Schedule 1.1(G) , and (ii) with respect to other Par Policies, the Dividend Obligations.
 “Party” has the meaning set forth in the preamble.
“Payee” has the meaning set forth in Section 7.3(a).
“Permit” means any permit, license, approval, authorization, consent, qualification or registration.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
“Plan of Conversion” means the Northwestern National Life Insurance Company Plan of Conversion and Reorganization, dated July 7, 1988, as amended from time to time.
“Plan of Operation” means the Northwestern National Life Insurance Company
Participation Fund Account Plan of Operation dated July 7, 1988, as amended from time to time.
“Policy Loan Balance” means, with respect to any date of determination, the amount of contract loans in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 6, column 3 in the “Assets” section of the Statutory Statement Blank, net of any unearned policy loan interest on such loans but including any due and accrued interest thereon, determined in accordance with SAP applicable to the Ceding Company.
“Premiums” means premiums, considerations, deposits, policy fees, payments, loan interest and principal repayments and other amounts collected by or on behalf of the Ceding Company in respect of the Covered Insurance Policies.
“Producer” means any broker, insurance producer, agent, general agent, managing general agent, distributor, master broker agency, broker general agency, financial specialist or other Person (other than any employee of Seller or its Affiliates) responsible for writing, marketing, producing, selling, soliciting, negotiating or servicing Covered Insurance Policies.
“Producer Agreement” means any contract between the Ceding Company and a Producer. “Producer Payments” means any expense allowance, commission (including fronted and trail commissions), override commission, service fee, administration fee or other compensation payable by the Ceding Company to or for the benefit of a Producer pursuant to a Producer Agreement in connection with any Covered Insurance Policy.
“Quarterly Funding Amount” means $5 million.
“Quota Share” means one hundred percent (100%).
“Rate Guarantee Period” means, for a Covered Insurance Policy, the period of time for which Premium amounts for such Covered Insurance Policy are fixed and constant.
“RBC Reporting Deadline” means, as of any date, the date that is sixty (60) calendar days after the end of any calendar quarter.
“Recapture Date” has the meaning set forth in Section 8.3(a).
“Recapture Event” means any of the following occurrences:
(i)	a Reserve Credit Event;
(ii)
(a) the Reinsurer’s Fixed RBC Ratio as of any quarter-end is at or below one hundred seventy five percent (175%), or (b) the Reinsurer’s Floating RBC Ratio as of any quarter-end is at or below one hundred fifty percent (150%) and, in each case, the Reinsurer has not cured such shortfall as of the applicable RBC Reporting Deadline;

(iii)
the Reinsurer fails to pay any material amounts due hereunder or the Administrative Services Agreement or to fund any material amounts into the Trust Account, as required, and such amount is not subject to a good faith dispute, and such failure or breach has not been cured within thirty (30) calendar days after the Reinsurer receives written notice thereof from the Ceding Company; or

(iv)
during the seven (7) year period following the Closing Date, a Change of Control occurs and, on or at any time during the twelve (12) month period following the effective date of such Change of Control, either (A) the Reinsurer or (B) any Person who controls the Reinsurer and is rated by any of S&P, Moody’s or A.M. Best does not, in the case of either clause (A) or clause (B), have a financial strength rating of at least “BBB” by S&P, “Baa2” by Moody’s or “A” by A.M. Best.

“Recoveries” has the meaning set forth in Section 3.2(a).
“Regulatory Closed Block” means the Covered Insurance Policies constituting the postdemutualization regulatory closed block of Northwestern National Life Insurance Company, as determined consistent with the Plan of Conversion.
“Reinsurance Agreements” means this Agreement, the RNY-SLD Reinsurance Agreement, the VRIAC-SLD Reinsurance Agreement and the RLI-Resolution Colorado Reinsurance Agreement.
“Reinsurance Collateral” has the meaning set forth in Section 4.2(a).
“Reinsurance Recoverables” has the meaning set forth in Section 3.1(c)(iv).
“Reinsurance Recoveries” means all amounts actually collected by or on behalf of the Ceding Company under the Existing Reinsurance Agreements to the extent in respect of the Covered Insurance Policies, including all recoveries, returns, amounts in respect of profit sharing and all other sums to which the Ceding Company may be entitled under such Existing Reinsurance Agreements to the extent relating to the Covered Insurance Policies.
“Reinsured Liabilities” means the General Account Liabilities and the Separate Account Liabilities.
“Reinsurer” has the meaning set forth in the preamble.
“Reinsurer Extra-Contractual Obligations” shall mean all Extra-Contractual Obligations other than any Ceding Company Extra-Contractual Obligations.
“Reinsurer Indemnified Parties” has the meaning set forth in Section 9.2.
“Required Balance” means, as of any date of determination, an amount equal to (i) the Quota Share of one hundred percent (100%) of the General Account Reserves, plus (ii) if the
Initial Ceding Commission is a negative amount, the absolute value of the Unamortized Ceding Commission, minus (iii) the Quota Share of the Policy Loan Balance, minus (iv) the Quota Share of Deferred Premium, in each case, as of such date; provided, that following and during the continuation of a Reserve Credit Event, the Required Balance shall not be an amount less than the amount required to permit the Ceding Company to obtain full Reserve Credit; provided, further, that the Required Balance shall be reduced by the Statutory Book Value of the Split Private Placements pending such assets being re-titled in the name of the Reinsurer (the
“Permitted Shortfall”).  The Statutory Book Value of the Split Private Placements as of the
Closing Date will be their Fair Market Value as set forth on the Estimated Closing Net Settlement or the Closing Net Settlement Statement determined under the Master Agreement and thereafter shall be determined pursuant to the definition of Statutory Book Value as set forth herein. Upon completion of the re-registration of any Split Private Placements, such Split Private Placements will be deposited into the Trust Account and the Permitted Shortfall will be reduced by the amount of their Statutory Book Value accordingly (whether or not such Split Private Placement is deposited into the Trust Account).
“Reserve Credit” means full Statutory Financial Statement credit for the statutory reserves ceded to the Reinsurer under this Agreement.
“Reserve Credit Event” means any of the following occurrences:
(i)
the Ceding Company is unable to take Reserve Credit and the Reinsurer has not, by the later to occur of (a) thirty (30) calendar days after the Reinsurer’s receipt of written notice of such event from the Ceding Company and (b) the end of the calendar quarter during which the Reinsurer receives written notice from the Ceding Company of such event, cured such event; or

(ii)
the Reinsurer becomes insolvent (as set forth in Article VII) or commences or becomes subject to a bankruptcy, conservation, rehabilitation, reorganization or comparable proceeding (regardless of whether any such proceeding is involuntary or voluntary) by promptly providing the Reinsurer or its Authorized Representative with written notice of recapture, to be effective on the earlier of the date on which the Reinsurer commences or becomes subject to such a proceeding or the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination.  Any requirement for a notification period prior to the termination of this Agreement shall not apply under such circumstances

“Resolution Colorado” has the meaning set forth in the recitals.
“Retained Asset Accounts” means any retained asset accounts maintained by the Ceding Company for itself or any of the Underlying Companies as of the Effective Time to hold life insurance death benefits until withdrawn by the applicable beneficiaries thereof.
“RLI-Resolution Colorado Reinsurance Agreement” has the meaning set forth in the recitals.
“RNY Agreements” means those agreements between RNY, as ceding company, and the Ceding Company, as the reinsurer, specified on Schedule 1.1(H) hereto.
“RNY” has the meaning set forth in the recitals.
“RNY-SLD Reinsurance Agreement” has the meaning set forth in the recitals.
“SAP” means, as to any regulated insurance company, the statutory accounting practices prescribed or, to the extent set forth on Schedule 1.1(L), permitted by the Insurance Regulator in the jurisdiction in which such company is domiciled.
“Security Funding Report” has the meaning set forth in Section 4.9(a).
“Security Reporting Date” has the meaning set forth in Section 4.9(a).
 “Separate Account Liabilities” means the Quota Share of all Liabilities arising out of or relating to the Covered Insurance Policies, whether incurred before, at or after the Effective Time, to the extent payable out of the Separate Accounts, but in all events excluding Excluded Liabilities.
“Separate Accounts” means the registered and unregistered separate accounts of the Ceding Company identified in Schedule 1.1(I) hereto.
“Separate Account Reserves” means the aggregate amount of reserves of the Ceding Company attributable to the Separate Account Liabilities, determined in accordance with SAP applicable to the Ceding Company.
“Service Recipient” has the meaning set forth in the Administrative Services Agreement. “Services” has the meaning set forth in the Administrative Services Agreement.
“Shared NGE Policies” means Covered Insurance Policies (a) that are also partially ceded pursuant to a Shared NGE Reinsurance Agreement or (b) that are substantially similar to policies ceded pursuant to a Shared NGE Reinsurance Agreement.
“Shared NGE Reinsurance Agreements” means the reinsurance agreements set forth on Schedule 1.1(M).
“Shared Reinsurance Agreements” means reinsurance agreements constituting Existing Reinsurance Agreements under which the Ceding Company has ceded (a) any Reinsured Liabilities and (b) liabilities under insurance policies or annuity contracts that do not constitute Covered Insurance Policies.
“Significant Subcontractors” has the meaning set forth in the Administrative Services Agreement.
“SOC” has the meaning set forth in Section 11.6(f).
“Solvent” has the meaning set forth in Section 10.2(e).
“Split Private Placements” means the assets set forth on Schedule 1.1(N).
“Statutory Book Value” means with respect to any Eligible Asset, the dollar amount thereof stated on the Statutory Financial Statements as admitted assets of the Reinsurer, calculated in accordance with SAP applicable to the Reinsurer, but disregarding any permitted practices applicable to the Reinsurer; provided, that for any asset in the Trust Account that is not listed by the Securities Valuation Office of the NAIC, such asset will be deemed to have a Statutory Book Value of zero in the circumstances specified in the second bullet of Section X of the Investment Guidelines.
“Statutory Financial Statements” means, with respect to any Party, the annual and quarterly statutory financial statements of such Party filed with the Governmental Entity charged with supervision of such Party.
“Statutory Statement Blank” means the NAIC statement blank used to prepare the Ceding Company’s balance sheet in its most recent Statutory Financial Statement, and, with respect to any line number referenced herein to the Statutory Statement Blank that is changed on and after the Closing Date pursuant to relevant guidance from the NAIC, the successor line number to such line number.
“Tax” means:  any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs, duties, capital stock, franchise, profits, social security (or similar), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
 “Terminal Accounting Period” means the Accounting Period during which the Recapture Date or the Termination Date occurs.
“Terminal Settlement” has the meaning set forth in Section 8.4.
“Terminal Settlement Statement” has the meaning set forth in Section 8.4.
“Termination Date” has the meaning set forth in Section 8.3(b).
“Termination Event” means the following occurrence: the Ceding Company fails to pay any material amount due to the Reinsurer under this Agreement and (x) such amount is not subject to a good faith dispute and (y) such failure is not cured within thirty (30) days after the Ceding Company has received written notice of such failure from the Reinsurer.
“Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not a party to this Agreement or any Affiliate of any party to this Agreement.  For the avoidance of doubt, claims, actions, suits or proceedings between or among parties to this Agreement or their respective Affiliates will not be Third Party Claims hereunder.
“Transaction Agreements” means this Agreement, the Master Agreement, the Reinsurance Agreements, the Administrative Services Agreement, the NY ASA, the Transition Services Agreement, the Trust Agreements, the Hedge Account Control Agreements and the Investment Management Agreement (as defined in the RLI-Resolution Colorado Reinsurance Agreement).
“Transaction IMR” means the amount of the Interest Maintenance Reserve, calculated on an after-Tax basis, that is created on the Closing Date as a direct result of the transactions contemplated by this Agreement divided by the Applicable Tax Gross-Up Percentage.
“Treasury Regulations” means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.
“Triggering Event” means the Reinsurer’s Floating RBC Ratio as of any quarter-end is at or below two hundred twenty five percent (225%) and the Reinsurer has not cured such shortfall as of the applicable RBC Reporting Deadline.
“Trust Account” means the trust accounts established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.
“Trust Agreement” means that certain Trust Agreement, dated as of the date hereof, by and among the Reinsurer, the Ceding Company and The Bank of New York Mellon, as trustee, substantially in the form of Exhibit A hereto.
“Trustee” has the meaning set forth in the Trust Agreement.
 “Unamortized Ceding Commission” means, as of a given date, the portion of the Initial Ceding Commission that is unamortized as of such date, determined based on a straight-line basis calculation over a twenty (20) year period from the Effective Time.
“Underlying Agreements” means, collectively, the RNY Agreements and the VIAC Agreement.
“Underlying Companies” means, collectively, RNY and VIAC.
 “Valuation Expert” means a nationally-recognized independent firm with expertise in asset valuation which is mutually acceptable to the Ceding Company and the Reinsurer or, if the Ceding Company and the Reinsurer are unable to agree on such a firm, an independent firm with such expertise selected by mutual agreement of the Reinsurer’s and the Ceding Company’s independent accountants.
“VIAC” means Venerable Insurance and Annuity Company (f/k/a Voya Insurance and Annuity Company), an insurance company organized under the laws of the State of Iowa.
“VIAC Agreement” means that certain Reinsurance Agreement (Life and Annuity Business), Treaty Number EQ18CO, by and between Venerable Insurance and Annuity Company (f/k/a Voya Insurance and Annuity Company), as the cedent, and the Ceding Company, as the reinsurer, effective April 1, 2018.
“VRA” has the meaning set forth in Section 11.6(f).
“VRIAC” has the meaning set forth in the recitals.
“VRIAC-SLD Reinsurance Agreement” has the meaning set forth in the recitals.
ARTICLE II
BASIS OF REINSURANCE AND BUSINESS REINSURED
Section 2.1 Reinsurance.
(a) Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, (i) the General Account Liabilities on a coinsurance basis and (ii) the Separate Account Liabilities on a modified coinsurance basis.  In addition, on and after the Effective Time, the Reinsurer hereby assumes and agrees to indemnify and hold the Ceding Company harmless from and against all Reinsurer Extra-Contractual Obligations.  This Agreement is solely between the Ceding Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Company.  The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein.  On and after the Effective Time, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company or indemnify the Ceding Company for the payment and discharge, as and when due, of all Reinsured Liabilities.
(b) Upon the reinstatement or reissuance of any reduced, terminated, lapsed or surrendered Covered Insurance Policy either pursuant to its policy terms or at the direction of, or as consented to by, the Reinsurer, such Covered Insurance Policy shall be automatically reinsured hereunder.  The Ceding Company shall transfer to the Reinsurer any Premiums and related interest that the Ceding Company receives in connection with such reinstatement.
(c) The Ceding Company agrees not to solicit, and will cause its Affiliates to refrain from soliciting, owners, beneficiaries or policyholders under any Covered Insurance Policies through any “program of internal replacement” without the prior written consent of the
Reinsurer.  The term “program of internal replacement” shall mean any Ceding Company- or Affiliate- sponsored corporate program offered to a class of policy or contract owners in which a group of holders of Covered Insurance Policies are targeted in a direct, programmatic or systematic manner for intended exchange for other policies written by the Ceding Company or its Affiliates and that are not Covered Insurance Policies; provided, however, that (i) the actions and recommendations of the agents, general agents or brokers of the Ceding Company or its Affiliates, acting independently and not at the direction of the Ceding Company or its Affiliates, regardless of the effects thereof on the Covered Insurance Policies, shall not constitute a program of internal replacement, and (ii) nothing in this Section 2.1(c) shall prohibit the Ceding Company or any of its Affiliates from engaging in general solicitations or marketing efforts not targeted at contractholders, insureds and beneficiaries under the Covered Insurance Policies, or any Producers, or otherwise issuing policies to any Person who contacts the Ceding Company or any of its Affiliates on his or her own initiative without direct solicitation or as a result of such general solicitations or marketing efforts.
(d) The Reinsurer shall comply in all material respects with all Applicable Laws applicable to, and all Permits issued by any Governmental Entity to, the Reinsurer or by which it or its properties or assets is bound or subject, and on and after the Effective Time, the Reinsurer shall establish reserves and liabilities with respect to the reinsurance hereunder on its Statutory Financial Statements in accordance with the Underlying Agreements and SAP applicable to the Reinsurer.
(e) Each of the reinsurance agreements by and between the Ceding Company and the Reinsurer identified on Schedule 2.1(e) is hereby amended and restated in its entirety by, and subsumed into, this Agreement, and, as of the Effective Time, (i) all liabilities ceded thereunder are ceded by the Ceding Company to the Reinsurer hereunder; and (ii) all policies giving rise to such liabilities are Covered Insurance Policies reinsured under the terms and conditions hereof.  For the avoidance of doubt, in connection with the Closing and the initial transfers of assets under Section 3.1, there shall be no transfer of assets or adjustments with respect to such reinsurance agreements as amended and restated hereby.
(f) The Reinsurer acknowledges and agrees that policyholders of the term life policies identified on Schedule 1.1(B) may elect to exchange any such policy for a permanent product.  The Parties acknowledge and agree that, in connection with any such election, (i) the Ceding Company has no obligation to the Reinsurer to issue any such permanent product, (ii) the
Reinsurer will offer to issue a permanent product to the policyholder making such election, and (iii) if the policyholder elects to exchange for a permanent product issued by the Reinsurer, such product shall be a direct obligation of the Reinsurer following the effective date of such conversion.
(g) Notwithstanding anything to the contrary herein, the Reinsurer shall not be liable for any Excluded Liabilities.
(h) Notwithstanding anything herein to the contrary, from and after the Effective Time the Ceding Company shall have no obligation to the Reinsurer to contract or otherwise agree with beneficiaries of Covered Insurance Policies for the establishment of alternative settlement arrangements, including new “retained asset accounts,” in respect of benefit payments arising under the Covered Insurance Policies. In the event any such beneficiary requests an alternative settlement arrangement, including a “retained asset account,” the Reinsurer will use its reasonable best efforts to provide such an alternative settlement arrangement.
Section 2.2 Separate Accounts.
(a)	For each of the Covered Insurance Policies, the amount to be invested on a variable basis or otherwise held in the related Separate Accounts in accordance with the terms of such Covered Insurance Policy shall be held by the Ceding Company in the Separate Accounts, and all Premiums with respect to such portion of the Covered Insurance Policies shall be deposited in the Separate Accounts to the extent required by such Covered Insurance Policies.  The Ceding Company shall retain, manage and own all assets contained in the Separate Accounts and shall hold the Separate Account Reserves with respect to the Covered Insurance Policies that are funded, in whole or in part, by one or more of the Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with SAP applicable to the Ceding Company.  From and after the Effective Time, the Separate Accounts shall be administered by the Reinsurer pursuant to the Administrative Services Agreement.
(b)	For each of the Covered Insurance Policies, the amount to be paid with respect to Separate Account Liabilities shall be paid out of the Separate Accounts to the extent required by such Covered Insurance Policy; provided, that if the Separate Account assets are not sufficient to fully fund any such payments, then the Reinsurer shall be responsible for such deficiency.  For purposes hereof, the Reinsured Liabilities attributable to the Covered Insurance Policies shall be apportioned between the General Account Liabilities and the Separate Account Liabilities in accordance with the terms and conditions of the applicable Covered Insurance Policies and the Ceding Company’s policies as of the date hereof, together with such changes as may be consented to by the Reinsurer, such consent not be unreasonably withheld, conditioned or delayed.
Section 2.3 Existing Reinsurance.
(a) Existing Reinsurance with respect to the Covered Insurance Policies shall be deemed to be inuring to the Reinsurer’s benefit for all purposes of this Agreement and shall be accounted for herein such that the Reinsurer participates in any premiums, benefits, recoveries, ceding or expense allowances, other allowances and other adjustments as such amounts and such risks are paid, received or otherwise collected by the Ceding Company with respect to such Existing Reinsurance.  As part of the Reinsured Liabilities, the Reinsurer shall, in accordance with Article III, reimburse the Ceding Company for, or pay on behalf of the Ceding Company, the Quota Share of all premiums and other amounts due, if any, under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies at or after the Effective Time (“Existing Reinsurance Premium”).  The Reinsurer shall bear all risk of collecting amounts due in respect of the Covered Insurance Policies under the Existing Reinsurance Agreements. The Reinsurer, on behalf of the Ceding Company, shall assume responsibility for administration of the Existing Reinsurance Agreements including the Shared Reinsurance Agreements (in accordance with the terms thereof) at the same time as the Reinsurer assumes responsibility for the administration of the Covered Insurance Policies pursuant to the Administrative Services Agreement.
(b) From and after the Effective Time, except as otherwise required to comply with Applicable Law, the Ceding Company shall not voluntarily amend, terminate, assign, commute or recapture any Existing Reinsurance Agreement including, to the extent relating to the Covered Insurance Policies, any Shared Reinsurance Agreements, or enter into any new reinsurance agreement that would constitute an Existing Reinsurance Agreement with respect to any of the Covered Insurance Policies, including a Shared Reinsurance Agreement, without the Reinsurer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  The Ceding Company shall promptly advise the Reinsurer of any communications with respect to any such proposed amendment, termination, assignment, commutation, recapture or entry into new reinsurance, including as required to comply with Applicable Law.  All correspondence from either the Ceding Company or the Reinsurer to any Existing Reinsurer in connection with any such proposed amendment, termination, assignment, commutation, recapture or entry into new reinsurance shall be in a form approved by the other Party; provided, that any such approval shall not be unreasonably withheld, conditioned or delayed.  Each Party shall effect any such action with respect to such proposed amendment, termination, assignment, commutation, recapture or entry into new reinsurance as the other party shall reasonably request. The Ceding Company agrees that it shall, at the direction and expense of the Reinsurer, pursue commercially reasonable management and collection efforts with respect to the Existing Reinsurance Agreements and, in general, will cooperate with the Reinsurer in the management of the Existing Reinsurance Agreements.
(c) Notwithstanding anything herein to the contrary, (i) the Ceding Company may (with the Reinsurer’s prior written consent) or shall use commercially reasonable efforts to (upon the Reinsurer’s request) bifurcate the Shared Reinsurance Agreements such that the third party reinsurance arrangements relating to the Covered Insurance Policies are subject to their own separate agreement or agreements, provided that such third party reinsurance agreements relating to the Covered Insurance Policies resulting from such bifurcation shall be on the same terms and conditions as the reinsurance of the Covered Insurance Policies under the Shared Reinsurance Agreements, (ii) the Ceding Company may, with prior notice to the Reinsurer, amend, modify or terminate any Shared Reinsurance Agreement with respect to any insurance policies covered thereunder that are not Covered Insurance Policies so long as such amendment, modification or termination has no effect on the third party reinsurance relating to the Covered Insurance Policies and (iii) the Ceding Company shall use commercially reasonable efforts to (upon the Reinsurer’s request) amend, modify or terminate any Shared Reinsurance Agreement with respect to the Covered Insurance Policies so long as such amendment, modification or termination has no effect on the third party reinsurance not relating to the Covered Insurance Policies; provided, that, in the case of any such action taken at the Reinsurer’s request, (x) the Ceding Company shall not be obligated to incur any cost or suffer any Liability in connection therewith, and (y) any Extra-Contractual Obligations resulting therefrom shall be Reinsurer Extra-Contractual Obligations.
(d) Any amounts accidentally or inadvertently received by the Reinsurer (whether through the receipt of funds or through the exercise of any right of offset or set-off) under or in connection with any Shared Reinsurance Agreement in respect of insurance policies or annuities other than the Covered Insurance Policies shall be promptly remitted by the Reinsurer to the Ceding Company after the Reinsurer becomes aware of such accidental or inadvertent receipt.
(e) Neither the Reinsurer nor the Ceding Company shall consent to any plan of rehabilitation or liquidation in connection with a liquidation, insolvency, rehabilitation, conservation, supervision or similar proceeding by or against any reinsurer under a Shared Reinsurance Agreement, unless (i) the other Party has consented to such action and (ii) the Parties have agreed upon an allocation of any amounts to be received or paid in connection with any such action.
(f) In the event that the reinsurance under any Shared Reinsurance Agreement is terminated, whether as a result of the insolvency of a reinsurer or otherwise (other than as a result of a breach by a Party of its obligations under this Agreement), any amounts received by the Parties in respect of such termination or final settlement shall be allocated among the Parties in proportion to the respective amount of statutory reserves associated with the Covered Insurance Policies or insurance policies other than the Covered Insurance Policies, as applicable, ceded thereunder.
(g) Liabilities ceded under the terms of any Existing Reinsurance Agreement, as shall be terminated or recaptured or as may be reduced or altered to reflect any amendment of such Existing Reinsurance Agreement in accordance with the terms of this Agreement, shall be ceded automatically hereunder to the Reinsurer without any further action, subject to the receipt by the Reinsurer, concurrently with such termination or recapture, of any reserve transfer or similar transfer or settlement amount received by the Ceding Company from the applicable Existing Reinsurer.  The Reinsurer shall pay any resulting special transfer or recapture fee incurred by the Ceding Company as provided for under the terms of the recapture or termination agreements or instruments for such Existing Reinsurance Agreements.
Section 2.4 Non-Guaranteed Elements.
(a) From and after the Effective Time, the Ceding Company shall retain the ultimate authority to set and establish the Non-Guaranteed Elements with respect to the Covered Insurance Policies in accordance with the terms of the Covered Insurance Policies, Applicable Law and applicable actuarial standards of practice.  The Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the Covered Insurance Policies, Applicable Law and applicable actuarial standards of practice.
(b) For Covered Insurance Policies that are not Shared NGE Policies, (i) the Ceding Company shall consider the Reinsurer’s recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted, (ii) the Ceding Company shall, in accordance with Article IX, indemnify and hold harmless the Reinsurer for
Indemnifiable Losses arising out of or resulting from the Ceding Company’s rejection of the Reinsurer’s recommendations that satisfy the requirements of Section 2.4(a) and (iii) the Reinsurer shall, in accordance with Article IX, indemnify and hold harmless the Ceding Company for Indemnifiable Losses arising out of or resulting from the Ceding Company’s acceptance and implementation of the Reinsurer’s recommendations.  For the avoidance of doubt, the Ceding Company shall have no obligation to follow any of the Reinsurer’s recommendations or to indemnify the Reinsurer if the Reinsurer’s recommendations do not satisfy the requirements of Section 2.4(a).
(c) For Shared NGE Policies, the Ceding Company shall consider the Reinsurer’s recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted, it being acknowledged and agreed that (i) the Ceding Company may also consider any recommendations made by any other Person permitted to make recommendations to the Ceding Company with respect to Non-Guaranteed Elements pursuant to any Contract by and between such Person and the Ceding Company and (ii) in the event of contrary recommendations from the Reinsurer and any such other Person, it shall be reasonable for the Ceding Company to establish Non-Guaranteed Elements in a manner that treats similarly situated policyholders similarly and equitably.  The Reinsurer shall, in accordance with Article IX, indemnify and hold harmless the Ceding Company for Indemnifiable Losses arising out of or resulting from the Ceding Company’s acceptance and implementation of the Reinsurer’s recommendations; provided that such Indemnifiable Losses shall not include amounts payable by the Ceding Company or any of its Affiliates to third parties contractually permitted to make recommendations with respect to Non-Guaranteed Elements.
Section 2.5 Dividends; Par Policies.
(a) From and after the Effective Time, the Ceding Company shall retain the ultimate authority to declare and pay dividends with respect to the Par Policies in accordance with the Par Policy Requirements, the terms of the Par Policies, Applicable Law and applicable actuarial standards of practice.  The Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to such dividends so long as the recommendations comply and are consistent with the terms of the Par Policy Requirements, the terms of the Par Policies, Applicable Law and applicable actuarial standards of practice.  The Ceding Company shall (i) consider any such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted and (ii) in accordance with Article IX, indemnify and hold harmless the Reinsurer for Indemnifiable Losses arising out of or resulting from the Ceding Company’s rejection of the Reinsurer’s recommendations that satisfy the requirements of this Section 2.5(a).  The Reinsurer shall, in accordance with Article IX, indemnify and hold harmless the Ceding Company for Indemnifiable Losses arising out of or resulting from the Ceding Company’s acceptance and implementation of the Reinsurer’s recommendations.  For the avoidance of doubt, the Ceding Company shall have no obligation to follow any of the Reinsurer’s recommendations or to indemnify the Reinsurer if the Reinsurer’s recommendations do not satisfy the requirements of this Section 2.5(a).
(b) From time to time, the Ceding Company may propose changes to the Par Policy Requirements and the Reinsurer’s prior written consent (not to be unreasonably withheld, conditioned or delayed) shall be required prior to implementing any related amendment to the terms of the Par Policy Requirements or Par Policies, as applicable, and the Reinsurer shall reasonably cooperate in good faith with the Ceding Company in connection with the implementation of any such changes to the Par Policies.
(c) With the Ceding Company’s reasonable cooperation, the Reinsurer shall ensure that the operations of the Par Policies are in compliance with all requirements applicable thereto, and shall otherwise take such actions reasonably requested by the Ceding Company to comply with such requirements, including, without limitation, (i) determining the dividends in respect of the Par Policies under the terms of such Par Policies in accordance with this Section 2.5, and (ii) allocating the expenses, investing assets and maintaining operations relating to the Par Policies consistent with past practices of the Ceding Company, in each case in accordance with the Par Policy Requirements, any contract or other commitment or agreement with any Governmental Entity regarding the Par Policies, and Applicable Law with respect to the Par Policies.  In addition, the Reinsurer shall administer the payment of dividends in respect of the Par Policies in accordance with the terms of the Administrative Services Agreement.
Section 2.6 Insurance Contract Changes.  Except as directed or consented to in writing by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in the Reinsurer’s capacity as Administrator, the Ceding Company, on its own initiative, shall not (a) amend, waive or change the terms or conditions of any Covered Insurance Policy, other than for any amendment, waiver or change required by the terms of any Covered Insurance Policy, any Governmental Entity or Applicable Law or otherwise permitted by the terms of this Agreement (including Section 2.4).  If the Reinsured Liabilities under any of the Covered Insurance Policies are amended, waived or changed (x) because of changes made on or after the Effective Time in the terms and conditions of the Covered Insurance Policies effected by the Reinsurer acting in its capacity as Administrator or at the direction of or as consented to in writing by the Reinsurer, or (y) required by the terms of any Covered Insurance Policies or by reason of the requirements of any Governmental Entity or Applicable Law or otherwise permitted by the terms of this Agreement
(including Section 2.4), the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1, and assume all Reinsured Liabilities resulting from such changes.  With respect to any amendment, waiver or change that, despite being required by the terms of any Covered Insurance Policies, any Governmental Entity or Applicable Law, the Administrator voluntarily does not implement, the Ceding Company shall promptly notify the Reinsurer of such required amendment, waiver or change and afford the Reinsurer, at the Reinsurer’s expense, the opportunity, to the extent practicable, to object to such amendment, waiver or change under applicable administrative procedures (both formal and informal).  In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Indemnifiable Losses so suffered by the Ceding Company in connection with such administrative procedures or the failure to change such Covered Insurance Policies terms in accordance with Article IX.
Section 2.7 Producer Payments.  The Reinsurer hereby assumes any and all liabilities and obligations of the Ceding Company to make, and agrees that it shall be financially responsible for, its Quota Share of all Producer Payments due in respect of premiums collected and received with respect to the Covered Insurance Policies.  The Ceding Company hereby designates the Reinsurer as “paying agent” to make such Producer Payments directly to the applicable Producers from and after the Effective Time in accordance with and subject to the Administrative Services Agreement.
Section 2.8 Follow the Fortunes. The Reinsurer’s Liability under this Agreement shall commence on the Effective Time, and the Reinsurer’s Liability under this Agreement shall, subject to the terms, conditions and limits of this Agreement, be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, and proportion of Premiums paid to, and the reinsurance recoveries benefiting, the Ceding Company with respect to the Reinsured Liabilities and Covered Insurance Policies, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement and the other Transaction Agreements, follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities and the Covered Insurance Policies.
Section 2.9 Retrocession. Except for reinsurance agreements under Collateral Facilities, the Reinsurer may not retrocede more than twenty five percent (25%) of the risks ceded pursuant to this Agreement without the prior written consent of the Ceding Company.  For the avoidance of doubt, any such retrocession by the Reinsurer shall not modify or otherwise limit the Reinsurer’s obligations under this Agreement or the Trust Agreement.
ARTICLE III
TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION
Section 3.1 Initial Payments.
(a) As consideration for the Reinsurer’s agreement to provide reinsurance pursuant to this Agreement, the Ceding Company will transfer, on the Closing Date in accordance with the Master Agreement, to the Trust Account, Eligible Assets with a Fair Market Value equal to the Initial Premium as of the Effective Time determined by reference to the Estimated Net Settlement Statement under the Master Agreement with respect to the Ceding Company’s Covered Insurance Policies hereunder in accordance with the procedures and methodologies mutually agreed to by the Parties, plus the absolute value of the Initial Ceding Commission, if the Initial Ceding Commission is a negative amount, or minus the Initial Ceding Commission, if the Initial Ceding Commission is a positive amount.  The Ceding Company and the Reinsurer hereby agree that (i) such payments shall be adjusted following the date hereof in accordance with the mechanics set forth in Section 2.6 of the Master Agreement, and (ii) the Initial Premium for purposes of such adjustments shall be based on the final seriatim listing of Covered Insurance Policies delivered within sixty (60) days following the Closing Date in accordance with the definition of Covered Insurance Policies.
(b) Additionally, on the Closing Date, the Reinsurer shall transfer to the Trust Account additional Eligible Assets such that, after giving effect to the transfer contemplated by Section 3.1(a), the aggregate Statutory Book Value of Eligible Assets in the Trust Account is equal to the Required Balance estimated as of the Effective Time in accordance with the procedures and methodologies mutually agreed to by the Parties.
(c) The relevant Party shall additionally pay the other Party the Adjustment Amount determined in accordance with the following:
(i)	In connection with the delivery of the Final Settlement Statements under the Master Agreement and in any event within ten (10) Business Days following determination thereof, the Reinsurer shall deliver to the Ceding Company a statement with respect to the Covered Insurance Policies ceded hereunder setting forth:
(A)	(x) death benefit claims actually paid or in the process of
being paid as of the date that is one hundred eighty (180) days after the Closing Date for deaths under those Covered Insurance Policies that occurred prior to the
Effective Time and were reported following the Effective Time (the “Affected Policies”) (along with reasonable supporting information and materials), less (1) the Net Statutory Reserve, less (2) the sum of Reinsurance Recoveries during such 180-day period and Reinsurance Recoverables not yet recovered as of the end of such 180-day period, in each case with respect to such Affected Policies, divided by (y) 99%; and
(B)	the amount of reserves with respect to all Covered
Insurance Policies as would be reflected on line 3.4, column 3 of “Exhibit 8 –
Claims for Life and Accident and Health Contracts, Part 1 – Liability End of Current Year” of the Statutory Statement Blank as of the Effective Time determined pursuant to the Closing Net Settlement Statement as finally determined pursuant to Section 2.6 of the Master Agreement.
(ii)	The Ceding Company and the Reinsurer agree that the dispute
resolution provisions set forth in Section 2.6(c) of the Master Agreement are hereby incorporated by reference mutatis mutandis with respect to amounts identified by the Reinsurer pursuant to the foregoing Section 3.1(c)(i)(A).
(iii)	The amount determined under Section 3.1(c)(i)(A) less the amount determined under Section 3.1(c)(i)(B), as such amount shall be finally determined pursuant to this Section 3.1(c), shall be the “Adjustment Amount”. If the Adjustment Amount is positive, such amount shall be payable by the Ceding Company to the
Reinsurer within ten (10) Business Days after final determination thereof. If the Adjustment Amount is negative, the absolute value of such amount shall be payable by the Reinsurer to the Ceding Company within ten (10) Business Days after final determination thereof.
(iv)	For purposes of this Section 3.1(c):
(A)
“Net Statutory Reserve” means the amount as of the Effective Time determined by subtracting items B.3, B.4 and B.5 from item A.1 of the Closing Net Settlement Statement as finally determined pursuant to Section 2.6 of the Master Agreement with respect to the Affected Policies; and

(B)
“Reinsurance Recoverables” means the amount as of the Effective Time equal to the “Amounts Recoverable from Reinsurers” (page 2, line 16.1) and “Other Amounts Receivable Under Reinsurance Contracts” (page 2, line 16.3) components of item B.4 of the Closing Net Settlement Statement as finally determined pursuant to Section 2.6 of the Master Agreement with respect to the Affected Policies.

Section 3.2 Additional Payments by the Ceding Company.
(a) As additional consideration for the reinsurance provided herein, the Reinsurer shall be entitled to its Quota Share of all of the following amounts (without duplication) actually received or receivable from and after the Effective Time by the Ceding Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Covered Insurance Policies (items (i) through (vi) below, collectively, the “Recoveries”):
(i) Premiums, net of amounts to be allocated and paid to the Separate Accounts;
(ii) Reinsurance Recoveries without duplication of any amount deducted in calculating the Reinsured Liabilities;
(iii) all principal and interest paid on policy loans in respect of the Covered Insurance Policies;
(iv) all charges, fees, indemnification, revenue-sharing or other payments made to the Ceding Company attributable to the use of any mutual fund organization’s mutual funds as funding vehicles to the extent attributable to the Covered Insurance Policies, including, but not limited to, management fees, marketing fees, 12b-1 fees, record-keeping fees, mortality and expense risk charges, administrative expense charges, administrative services fees, rider charges, contract maintenance charges, backend sales loads and other considerations;
(v) all amounts that are transferrable from the Separate Accounts to the general account of the Ceding Company in respect of the Covered Insurance Policies, including all income and investment management fees related to investments held in the Separate Accounts, to the extent so transferable; and
(vi) all other payments, collections, releases of funds and recoveries paid to the Ceding Company, in each case relating to the Reinsured Liabilities, including all premiums, payments, reimbursements, interest or other amounts that the Ceding Company receives after the Effective Time in connection with any reinstatement or reissuance of a Covered Insurance Policy or any conversion, exchange or replacement policy that is reinsured under this Agreement;
provided, however, that following the occurrence of a Triggering Event or Recapture Event, the Ceding Company shall be entitled to retain all such amounts as funds withheld under this Agreement, provided, further, that such funds withheld may be used by the Ceding Company as set forth in Section 4.7, and any amount remaining after satisfaction of any Terminal Settlement pursuant to Section 8.4 or Net Settlement pursuant to Section 3.3 shall be paid to the Reinsurer. Any funds withheld pursuant to this Section 3.2(a) shall be credited against the Required Balance.  The Parties acknowledge and agree that the Ceding Company retains all right, title and interest to all Premiums and other amounts received with respect to the Covered Insurance Policies, subject to its contractual obligations under this Agreement to pay corresponding amounts to the Reinsurer.  Direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy any obligation of the Ceding Company to transfer any such amount to the Reinsurer hereunder. Upon written request of the Reinsurer during any period in which the Ceding Company’s Floating RBC Ratio as of any quarter-end is at or below two hundred percent (200%), the Parties shall cooperate in good faith to execute and effect any documentation as requested by the Reinsurer and reasonably acceptable to the Ceding Company to entitle the Reinsurer to receive all Premiums and other amounts received with respect to the Covered Insurance Policies, provided that the Reinsurer is in compliance with all of its obligations under this Agreement and no Recapture Event or Triggering Event has occurred.
(b) Subject in any event to the Reinsurer’s compliance with and performance of the terms and conditions of this Agreement and any Transaction Agreement to which the Reinsurer is a party, the Ceding Company hereby appoints the Reinsurer as its agent to collect all Recoveries in the Ceding Company’s name.  The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to such Recoveries.  If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer’s expense, in any litigation or other dispute resolution mechanism relating to such collection.  The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoveries from any payor thereof (other than the Ceding Company or any of its Affiliates).  Subject to Section 3.2(a), to the extent that the Ceding Company recovers any
Recoveries from any third party attributable to the Covered Insurance Policies, the Ceding Company shall, in accordance with Section 3.3, transfer such amounts to the Reinsurer, together with any pertinent information that the Ceding Company may have relating thereto.
(c) Upon becoming aware of any Discovered Policies, the Parties shall cooperate in good faith to include such Discovered Policy as a Covered Insurance Policy as though it had originally been included as such as of the Effective Time; provided that (i) any Discovered Policy for which the Ceding Company has provided the Reinsurer with reasonable evidence that the Reinsurer has been compensated for assuming such Discovered Policy will be deemed a Covered Insurance Policy without any further action from the Parties; and (ii) for any Discovered Policies for which the Ceding Company has not provided the Reinsurer with reasonable evidence that the Reinsurer has been compensated for assuming such Discovered Policy, the Ceding Company shall as promptly as reasonably practicable transfer to the Reinsurer an amount equal to (A) the Quota Share of the General Account Reserves associated with such Discovered Policy, plus (B) the Quota Share of Recoveries actually received by the Ceding
Company in respect of such Discovered Policy at or after the Effective Time, minus (C) the
Quota Share of Reinsured Liabilities payable in respect of such Discovered Policy at or after the Effective Time; in the case of (B) and (C) until the date of such payment; provided that, if the General Account Reserves associated with all Discovered Policies is less than $5,000,000 in the aggregate, such amounts shall be reasonably determined by the Ceding Company in good faith; provided, further, that, if the General Account Reserves associated with all Discovered Policies is equal to or exceeds $5,000,000, no Discovered Policy shall be deemed a Covered Insurance Policy until mutual agreement of the Parties is reached in respect of the amounts referenced in subclauses (A), (B) and (C) of this Section 3.2(c) as well as in respect of any appropriate ceding commission; provided that such amounts shall be calculated using methodologies and procedures consistent with those used in the Actuarial Report.
Section 3.3 Net Settlement.
(a) During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Accounting Period (the “Net Settlement”) shall be calculated by the Reinsurer in accordance with clause (b) below, and a statement setting forth details of such calculation (the “Settlement Statement”) in the form as set forth in Exhibit B hereto shall be delivered by the Reinsurer to the Ceding Company not later than thirty (30) calendar days after the end of each Accounting Period.  If the amount of the Net Settlement for an Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within five (5) Business Days of its receipt of the Settlement Statement for such Accounting Period.  If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company no later than the time it is required to deliver the Settlement Statement for such Accounting Period to the Ceding Company.
(b) The Net Settlement with respect to any Accounting Period for the reinsurance covered hereunder is equal to the following: (i) the Quota Share of Recoveries actually received by the Ceding Company during such Accounting Period; minus (ii) the Reinsured Liabilities payable by the Reinsurer during such Accounting Period.
(c) To the extent that the Reinsurer makes any direct payments out of the Separate Accounts to or on behalf of the Ceding Company or otherwise makes any direct payment on behalf of the Ceding Company in each case in respect of Reinsured Liabilities or the Existing Reinsurance Premium in respect of an Accounting Period prior to the completion of the relevant Net Settlement process, whether in its capacity as Administrator or otherwise, the amount of any such payments shall be excluded from the calculation of the Net Settlement and shall no longer be due the Ceding Company.
(d) To the extent the Reinsurer receives any Recoveries in respect of an Accounting Period prior to the completion of the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such Recoveries received shall be excluded from the Net Settlement and shall no longer be due from the Ceding Company.  To the extent that the Ceding Company receives any Recoveries in respect of an Accounting Period and remits such Recoveries to the Reinsurer under the terms of the Administrative Services Agreement prior to the completion of the relevant Net Settlement process, the amount of such Recoveries so remitted shall be excluded from the Net Settlement and shall no longer be due from the Ceding Company.
Section 3.4 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the Interest Rate until settlement is made.  For purposes of this Section 3.4 a payment will be considered overdue, and such interest will begin to accrue, on the tenth (10th) Business Day immediately following the date such payment is due. For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due to a Party hereunder unless the delayed settlement thereof was caused by the Party required to make the payment.
Section 3.5 Offset and Recoupment Rights. Any debits or credits, matured or unmatured, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and shall be set off and/or recouped from any amounts due to the Ceding Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid.  This Section 3.5 will not be affected, modified or reconstrued due to the insolvency, liquidation, rehabilitation, conservatorship, receivership or comparable proceeding by or against the Ceding Company or the Reinsurer, and set off and recoupment hereunder shall be permitted and enforced to the maximum extent provided under Applicable Law.
Section 3.6 Administration.  Pursuant to the terms of this Agreement and the Transition Services Agreement, the Reinsurer, in its capacity as Administrator, shall administer the Covered Insurance Policies, the Separate Accounts and the Existing Reinsurance Agreements the extent provided in the Administrative Services Agreement in accordance with the terms thereof and for so long as it remains in effect.
Section 3.7 Certain Reports.
(a) As soon as reasonably practicable, the Reinsurer shall provide to the Ceding Company information that is in the Reinsurer’s possession and is reasonably requested by the Ceding Company relating to the Covered Insurance Policies and Reinsured Liabilities that the Ceding Company is required to report on its financial statements, Tax returns and other financial reports.
(b) With respect to the calendar year-end reserves and liabilities with respect to the Covered Insurance Policies, the Reinsurer’s appointed actuary shall provide a certification that in his or her opinion, the reserves and related actuarial values concerning the Covered Insurance Policies:
(i)	are computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated, in accordance with sound actuarial principles;
(ii)	are based on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other policy or contract provisions;
(iii)	meet the requirements of all Applicable Law of the Reinsurer’s state of domicile and, to the extent applicable regulations of the Reinsurer’s state of domicile vary materially from the parallel requirements of the Ceding Company’s state of domicile, a good faith estimate of the effects of any such differences and a summary description of the Reinsurer’s methodologies used in developing such estimations; and
(iv)	have been subjected to satisfactory asset adequacy testing in accordance with applicable regulations.
The Ceding Company may, at its own cost at any time, upon reasonable notice to the Reinsurer following the Effective Time, examine the books and records relating to the Covered Insurance Policies maintained by the Reinsurer in accordance with the terms of this Agreement, and review the Reinsurer’s reserve procedures.  If as a result of such examination the Ceding Company believes that the reserves concerning the Covered Insurance Policies are not consistent with the requirements of clauses (i) through (iv) of this Section 3.7(b) in all material respects, the Reinsurer shall, at the Ceding Company’s request and expense, obtain and deliver to the Ceding Company an actuarial opinion as to the adequacy of the reserves for the Covered Insurance Policies, produced by an independent actuary reasonably acceptable to the Ceding Company.  In the event that the actuarial opinion so rendered reasonably indicates a material inadequacy in the reserves for the Covered Insurance Policies or in the Reinsurer’s reserve procedures, the Reinsurer shall promptly adjust the amount of the reserves for the Covered Insurance Policies and implement appropriate changes to its reserve procedures so as to avoid inadequacies in future periods.
(c) Not later than the RBC Reporting Deadline after the end of each calendar quarter, the Reinsurer shall provide to the Ceding Company a calculation of the Floating RBC Ratio and, if the Fixed RBC Ratio is less than two hundred fifty percent (250%), the Fixed RBC Ratio of the Reinsurer as of the last day of such calendar year or quarter, as applicable.  Each such calculation shall include reasonable supporting detail with respect to such calculation.  Any publicly available filing with the applicable regulator of the Reinsurer’s state of domicile by the RBC Reporting Deadline of the calculation of the Floating RBC Ratio and Fixed RBC Ratio shall be deemed providing such calculation to the Ceding Company and shall, accordingly, satisfy the first sentence of this Section 3.7(c).
(d) The Reinsurer shall provide written notice of the occurrence of any Triggering Event or Recapture Event on the earlier of (i) within five (5) Business Days after becoming aware of its occurrence or (ii) concurrently with its reporting of the Floating RBC Ratio to the insurance regulatory authority in the Reinsurer’s state of domicile or its good faith estimate of its Floating RBC Ratio or Fixed RBC Ratio in connection with reporting under clause (a) above which would result in a Triggering Event or Recapture Event.  In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether a Triggering Event or Recapture Event has occurred.
(e) The Reinsurer shall provide or make available to the Ceding Company the Reinsurer’s annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements along with the audit report thereon.
Section 3.8 Books and Records.  Each Party shall, and shall cause its Affiliates to, preserve, until such date as may be required by the applicable Party’s standard document retention policies (or such other later date as may be required by Applicable Law), all books and records related to the Covered Insurance Policies.  During such period, upon any reasonable request from the other Party or its representatives, the applicable Party shall (a) provide to the requesting Party and its representatives reasonable access to such books and records during normal business hours; provided that such access shall not unreasonably interfere with the conduct of the business of the Party providing access, and (b) permit the requesting Party and its representatives to make copies of such records, in each case of (a) and (b), at the sole cost of the requesting Party or its representatives.  Such books and records may be sought under this Section 3.8 by either Party for any reasonable purpose, including to the extent reasonably required in connection with accounting, litigation, securities law disclosure or other similar purpose.  Notwithstanding the foregoing, upon the expiration of such retention period, any and all such books and records may be destroyed by either Party if the applicable Party sends to the other Party written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the sixtieth (60th) day following such notice unless the other Party notifies the applicable Party that it desires to obtain possession of such records, in which event the applicable Party shall transfer the records to the other Party and the other Party shall pay all reasonable expenses of the applicable Party in connection therewith.  Nothing herein shall require either Party to disclose any information to the other Party or its representatives (i) that is subject to the terms of a nondisclosure agreement with a third party, (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by the disclosing Party’s counsel, constitutes a waiver of any such privilege or (iii) if the provision of access to such document (or portion thereof) or information, as determined by the disclosing Party’s counsel, would reasonably be expected to conflict with Applicable Law (in each case, it being understood that the disclosing Party shall use commercially reasonable efforts to enable such information to be furnished or made available to the requesting Party or its representatives without violating the terms of any such nondisclosure agreement, jeopardizing privilege or protection, incurring liability or contravening Applicable Law or contract, agreement or obligation, including by entering into a back-to-back nondisclosure agreement or entering into a customary joint defense agreement or common interest agreement to the extent that such an agreement would preserve the applicable privilege or protection).
Section 3.9 Bank Accounts.  During the term of this Agreement, the Reinsurer shall maintain accounts in the name of the Ceding Company with banking institutions with respect to the Covered Insurance Policies (the “Bank Accounts”).  The Reinsurer may open one or more new Bank Accounts or, at the request of the Reinsurer, the Ceding Company shall cooperate with the Reinsurer to identify and transfer to the Reinsurer, as fiduciary of the Ceding Company, control over existing bank accounts of the Ceding Company that were used by the Ceding Company exclusively in the administration of the Covered Insurance Policies prior to the Effective Time. The Reinsurer shall deposit into the Bank Accounts all Recoveries received by the Reinsurer, except as provided in Section 4.7.  In the absence of a Triggering Event or Recapture Event, the Reinsurer shall have authority over the Bank Accounts including, without limitation, the exclusive authority to (a) open the Bank Accounts in the name of the Ceding Company, (b) designate the authorized signatories on the Bank Accounts, (c) issue drafts on and make deposits in the Bank Accounts in the name of the Ceding Company, (d) make withdrawals from the Bank Accounts and (e) enter into agreements with respect to the Bank Accounts on behalf of the Ceding Company; provided, that in no event shall the Ceding Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts.  In the absence of a Triggering Event or Recapture Event, the Ceding Company shall do all things necessary at the Reinsurer’s expense to (x) enable and authorize the Reinsurer to use the Ceding Company’s existing lockboxes with respect to the Covered Insurance Policies and (y) to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions.  The Ceding Company agrees that, in the absence of a Triggering Event or Recapture Event, it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom without the Reinsurer’s prior written consent.  Upon the occurrence of any Triggering Event or Recapture Event, the Ceding Company shall be entitled to revoke the Reinsurer’s authority with respect to all such Bank Accounts; provided that the Reinsurer shall not be deemed to be in breach of any of its obligations under this Agreement or the Administrative Services Agreement to the extent caused by such revocation of authority.
ARTICLE IV
LICENSES; RESERVE CREDIT; SECURITY
Section 4.1 Licenses; Reserve Credit.  At all times during the term of this Agreement, the Reinsurer shall, at its own expense, use reasonable best efforts to hold and maintain all licenses and authorizations required under Applicable Law and shall otherwise take all action (including the posting of letters of credit, establishing a credit for reinsurance trust or other acceptable security) that may be necessary (i) so that the Ceding Company may receive Reserve Credit and (ii) to perform its obligations hereunder.  Should the Reinsurer fail to hold and maintain all licenses and authorizations required under Applicable Law to enable the Ceding Company to receive Reserve Credit, the Reinsurer shall, at its own expense, take all steps prior to the end of the calendar quarter in which such event occurs, as are reasonably necessary so at to permit the Ceding Company to obtain Reserve Credit.  The Reinsurer shall promptly notify the Ceding Company of any event or change or condition that would be reasonably likely to result in any loss of, or impairment to, Reserve Credit.  Furthermore, upon a Reserve Credit Event, the Ceding Company and the Reinsurer shall cooperate in good faith with the Ceding Company to promptly amend this Agreement or the Trust Agreement, or enter into other agreements or execute additional documents as reasonably needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Entity to ensure the Ceding Company obtains Reserve Credit.
Section 4.2 Collateral Facilities.
(a)	The Reinsurer acknowledges that on and after the Closing Date it will enter into one or more facilities and/or reinsurance agreements with respect to the Financed Policies under which one or more of the Reinsurer’s Affiliates or third parties (the “Financing Providers”) may provide collateral support with respect to such Financed Policies whether in the form of a reinsurance agreement, a trust, a letter of credit or other acceptable security or any combination thereof (collectively, (the “Reinsurance Collateral” and such facilities, the “Collateral Facility”).
(b)	The Reinsurer (i) hereby grants in favor of the Ceding Company a first priority security interest in the Reinsurer’s rights under the Collateral Facility transaction documents solely in connection with any amounts due and otherwise unpaid by the Reinsurer under the Covered Insurance Policies, to the extent permitted by the Collateral Facility transaction documents, and (ii) shall (A) enforce its rights under the Collateral Facility agreements as reasonably directed by the Ceding Company, (B) use its reasonable best efforts to ensure that the Ceding Company is a third party beneficiary under each Collateral Facility with the right to directly enforce the Reinsurer’s rights thereunder if the Reinsurer fails to exercise its rights after reasonable request from the Ceding Company, (C) cause its Affiliates to grant in favor of the Ceding Company a first priority security interest in such Affiliates’ rights under the Collateral Facility transaction documents; (D) draw or withdraw amounts available under the Collateral Facility upon demand of the Ceding Company in connection with any amounts due and otherwise unpaid by the Reinsurer under the Covered Insurance Policies (such rights collectively, the “Enforcement Rights”); and (E) use any amounts withdrawn from the Collateral Facility in respect of the Financed Policies to pay claims or Liabilities under the Covered Insurance Policies and hold any excess amounts withdrawn from the Collateral Facility in respect of Financed Policies in trust for the sole and exclusive use of payment of future claims or Liabilities under the Covered Insurance Policies.  The Reinsurer shall use its reasonable best efforts to cause the Financing Providers to acknowledge the Ceding Company’s Enforcement Rights and the Reinsurer agrees not to amend any provision in the Collateral Facility that will affect or terminate the Ceding Company’s Enforcement Rights without the Ceding Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.
Section 4.3 Security.
(a)	On or prior to the Closing Date, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure and fund the Reinsurer’s obligations hereunder.  The Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement.  The Trust Account will be initially funded in accordance with Section 2.2(b) of the Master Agreement and Section 3.1(a).
(b)	In accordance with the terms set forth herein and in the Trust Agreement, and subject to the provisions of Sections 4.7 and 4.9, the Reinsurer shall ensure that the Trust Account holds Eligible Assets in accordance with the terms hereof with a Statutory Book Value at least equal to the Required Balance.  All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.
(c)	To secure payment of its obligations hereunder, the Reinsurer further grants to the Ceding Company a security interest in and continuing lien on all of the Reinsurer’s right, title and interest in, to and under the Trust Account and all assets deposited therein in accordance with the Trust Agreement.  From and after the Effective Time, the Parties shall reasonably cooperate to do such further acts and things as reasonably required such that the security interest granted hereunder may be maintained as a first priority perfected security interest.
(d)	During the term of this Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account.  Other than for the benefit of the Ceding Company, the Reinsurer shall not create, incur, assume or suffer to exist any liens on the assets in the Trust Account (whether owned on the date of this Agreement or hereafter acquired), or on any interest therein or the proceeds thereof.
Section 4.4 Trust Account and Settlements.
(a) The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement.  All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent or other assets withdrawn by the Ceding Company from the Trust Account.
(b) As of the Effective Time, the Reinsurer and the Ceding Company shall cause the Trustee to create the following two trust accounts that will constitute the Trust Account:
(i)	The “Funding Account,” which shall be Account No. 436310 and shall hold Eligible Assets in respect of the Quarterly Funding Amount transferred thereto from the Main Account in accordance with Section 4.4(c); and
(ii)	The “Main Account,” which shall be Account No. 436264 and
shall hold all Eligible Assets otherwise required to be held in the Trust Account pursuant to the terms of this Agreement and the Trust Agreement.
(c) On a quarterly basis, the Reinsurer shall within the first five (5) Business Days of a calendar quarter allocate to the Funding Account cash and cash equivalents such that the balance of the Funding Account is at least equal to the Quarterly Funding Amount.  Amounts held in the Funding Account may be withdrawn by the Ceding Company at any time, without prior consent from or notice to the Reinsurer, following the end of an Accounting Period for the payment of any Reinsured Liabilities to the extent not paid by the Reinsurer prior to their due date.  Notwithstanding the foregoing, the Reinsurer agrees that if any Insurance Regulator having jurisdiction over the Ceding Company determines that this process and the related provisions of this Article IV are not consistent with the Parties’ intended treatment under Applicable Law or applicable instructions as set forth on Schedule 4.4(c), the Reinsurer agrees to reasonably cooperate with the Ceding Company in revising such process and provisions and otherwise amending this Agreement to achieve such intended treatment; provided, that no such revision shall have an adverse economic impact on the Reinsurer.
Section 4.5 Eligible Assets.  The assets held in the Trust Account shall be valued at their Statutory Book Value as of the date as of which such assets are required to be valued.  The assets that may be held in the Trust Account shall consist of cash and/or investments consistent with the requirements for authorized investments and admitted assets in the Ceding Company’s state of domicile and the Reinsurer’s state of domicile; provided, that (x) each such investment that is a security is issued by an institution that is not the Reinsurer, the Ceding Company or an Affiliate of either Party and (y) such investments comply with the Investment Guidelines; provided, further, that, following and during the continuation of a Recapture Event, in addition to complying with the Investment Guidelines, such investments shall also meet all requirements under the Ceding Company state of domicile’s insurance law and regulations with respect to providing Reserve Credit to the Ceding Company (the assets meeting the requirements of this sentence being the “Eligible Assets”).  From time to time, subject to Section 4.7, the Reinsurer may direct the Trustee to substitute assets held in the Trust Account, provided that (i) at the time of such substitution, the withdrawn assets are replaced with other Eligible Assets having a Statutory Book Value at least equal to the Statutory Book Value of the assets withdrawn, and (ii) the Market-to-Book Requirement is satisfied; provided that for purposes of clause (ii), during the period when the Hedge Account Control Agreements are in effect, in determining the Market-toBook Ratio, the Fair Market Value of Eligible Assets in the Trust Account shall include the Hedging Assets Value, and subject to Section 4.11(e) the Ceding Company will cooperate with the Reinsurer in good faith on any substitution or disposition of any Eligible Asset risks which are hedged under any Hedging Asset.
Section 4.6 Deposit of Eligible Assets. Subject to the Trust Agreement, prior to depositing Eligible Assets in the Trust Account, the Reinsurer or the Ceding Company, as applicable, shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may when and as permitted by the Trust Agreement negotiate these assets without the consent or signature from the Reinsurer or any other Person.
Section 4.7 Modifications Upon Occurrence of a Recapture Event.
(a) The Parties acknowledge and agree that, upon the occurrence of a Triggering Event or Recapture Event, certain provisions of this Agreement and the Trust Agreement shall cease to be effective, and other provisions shall automatically be effective thereafter, as described herein and in the Trust Agreement.
(b) Provisions that will automatically become modified upon the occurrence of a Triggering Event but in the absence of a Recapture Event are as follows: (i) the Ceding Company shall be entitled to retain Recoveries as funds withheld and any such funds withheld shall be credited against the Required Balance as set forth in Section 3.2; (ii) the valuation of Eligible Assets in the Trust Account under Section 4.3(b) and all other applicable sections of this Agreement shall be based on both Statutory Book Value and Fair Market Value; (iii) the withdrawal and substitution by the Reinsurer of Eligible Assets in the Trust Account shall be modified to require the prior written consent of the Ceding Company; and (iv) Section 4.9(a)(i) governing the adjustment of the security held in the Trust Account shall be replaced by Section 4.9(a)(ii)
(c) Provisions that will automatically become modified upon the occurrence of a Recapture Event (to the extent not already modified pursuant to Section 4.7(b)) are as follows: (i) the Ceding Company shall be entitled to retain Recoveries as funds withheld and any such funds withheld shall be credited against the Required Balance as set forth in Section 3.2; (ii) the valuation of Eligible Assets in the Trust Account under Section 4.3(b) and all other applicable sections of this Agreement shall be based on both Statutory Book Value and Fair Market Value; (iii) the assets constituting Eligible Assets shall be modified as set forth in the
Investment Guidelines and Section 4.5; (iv) the withdrawal and substitution by the Reinsurer of Eligible Assets in the Trust Account shall be modified to require the prior written consent of the Ceding Company; (v) Section 4.8(a) governing the withdrawal, use and application of assets in the Trust Account by the Ceding Company shall be replaced by Section 4.8(b); and (vi) Section 4.9(a)(i) governing the adjustment of the security held in the Trust Account shall be replaced by Section 4.9(a)(iii).
Section 4.8 Withdrawal of Assets from the Trust Account.
(a) In the Absence of a Recapture Event.  In the absence of a Recapture Event, the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account (other than the Funding Account) may only be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution because the Ceding Company or the Reinsurer is insolvent, as defined in Section 7.1(a),, in accordance with the terms of the Trust Agreement, upon delivery by the Ceding Company to the Reinsurer of a written notice thereof, only if such withdrawal is to pay or reimburse the Ceding Company for any amounts not subject to a good faith dispute due from the Reinsurer under this Agreement and not yet recovered from the Reinsurer, which amounts have not yet been paid by the Reinsurer within ten (10) Business Days following receipt by the Reinsurer from the Ceding Company of written notice thereof, which notice shall not be provided until the due date for such amounts under this Agreement has passed.  The amount of any such withdrawal in excess of amounts then due to the Ceding Company hereunder shall be deemed maintained in trust for the benefit of the Reinsurer and promptly returned to the Trust Account.  For the avoidance of doubt, assets maintained in the Funding Account may be withdrawn by the Ceding Company at any time and from time to time, without prior consent from or notice to the Reinsurer, for the payment of benefits with respect to claims included in the Reinsured Liabilities.
(b) Following a Recapture Event.  Following the occurrence of a Recapture Event, the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, at any time without notice or consent from the Reinsurer but only for one or more of the following purposes:
(i) to reimburse the Ceding Company for the Reinsurer’s share of Premiums returned to the owners of the Covered Insurance Policies reinsured hereunder because of cancellations of the Covered Insurance Policies;
(ii) to reimburse the Ceding Company for Reinsured Liabilities pursuant to the provisions of the Covered Insurance Policies reinsured hereunder;
(iii) to fund an account with the Ceding Company in an amount at least equal to the greater of (A) the amount required so that the Ceding Company may receive Reserve Credit and (B) the deduction, for reinsurance ceded, from the Ceding Company liabilities for Covered Insurance Policies ceded hereunder, which account may include, but not be limited to, amounts for policy reserves, claims and losses incurred, including losses incurred but not reported, loss adjustment expenses, and unearned premium reserves; or
(iv) to pay any other amounts the Ceding Company claims are due hereunder.
(c) The Ceding Company shall return to the Trust Account within five (5) Business Days amounts withdrawn in excess of actual amounts required under Sections 4.8(b)(i), (ii) and (iii) or, in the case of Section 4.8(b)(iv), amounts that are subsequently determined not to be due.  Any such excess amount not returned (together with investment income thereon) shall be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Ceding Company for the purpose of funding the payments and reimbursements described in Sections 4.8(b)(i), (ii) and (iv).  The Ceding Company may at any time substitute or exchange any assets held in such account and invest or reinvest such asset; provided, that the assets so substituted or exchanged and all reinvestment assets are Eligible Assets and comply with the Investment Guidelines.
(d) The Reinsurer shall not be permitted to withdraw assets maintained in the Trust Account except as permitted under Section 4.9.
Section 4.9 Adjustment of Security and Withdrawals.
(a) No later than thirty (30) days following the end of each calendar quarter (the “Security Reporting Date”), the Reinsurer shall furnish a report to the Ceding Company setting forth (x) the Required Balance as of the end of such calendar quarter calculated by the Reinsurer as Administrator and (y) the Statutory Book Value of Eligible Assets as of the end of such calendar quarter (the “Security Funding Report”).  The amount of security held in the Trust Account shall be adjusted as follows:
(i) In the Absence of a Triggering Event and Recapture Event:
(A)
If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such calendar quarter is less than the Required Balance, calculated based on the most recent Security Funding Report, then the Reinsurer shall, no later than ten (10) Business Days following the Security Reporting Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance; provided that each such transferred Eligible Asset has a Fair Market Value equal to or greater than its Statutory Book Value.

(B)
If the aggregate Statutory Book Value of the Eligible Assets in the Trust Account as of the end of such calendar quarter exceeds the Required Balance, then the Reinsurer may make a written demand to the Trustee with a copy to the Ceding Company to release to the Reinsurer excess assets in the Trust Account, and the Trustee shall release such assets no earlier than five (5) Business Days following receipt of the withdrawal demand if such release is not objected to by the Ceding Company, provided, that the Ceding Company may not object if (i) the Market-to-Book Requirement is satisfied, and (ii) the aggregate Statutory Book Value of the Eligible Assets in the Trust Account immediately following the withdrawal is at least equal to the Required Balance set forth in the most recent Security Funding Report.

(ii)	During the Occurrence and Continuation of a Triggering Event but
in the Absence of a Recapture Event:
(A)
If either the aggregate Fair Market Value or the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such calendar quarter is less than the Required Balance calculated based on the most recent Security Funding Report, then the Reinsurer shall, no later than ten (10) Business Days following the Security Reporting Date, transfer additional Eligible Assets to the Trust Account so that each of the aggregate Fair Market Value and the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance.

(B)
If the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such calendar quarter exceed the Required Balance, then the Reinsurer shall have the right to withdraw such excess upon the prior written consent of the Ceding Company which consent shall not be unreasonably withheld, conditioned or delayed; provided that (i) the Market-to-Book Requirement is satisfied, and (ii) the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets in the Trust Account immediately following the withdrawal are both at least equal to the Required Balance as set forth in the most recent Security Funding Report.

(iii)	During the Occurrence and Continuation of a Recapture Event:
(A)
If either the aggregate Fair Market Value or the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such calendar quarter is less than one hundred percent (100%) of the Required Balance calculated based on the most recent Security Funding Report, then the Reinsurer shall, no later than the earlier of ten (10) Business Days following the Security Reporting Date, transfer additional Eligible Assets to the Trust Account so that each of the aggregate Fair Market Value and the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than one hundred percent (100%) of the Required Balance.

(B)
If the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such calendar quarter exceed one hundred two percent (102%) of the Required Balance, then the Reinsurer shall have the right to withdraw such excess upon the prior written consent of the Ceding Company which consent shall not be unreasonably withheld; provided that (i) the Market-to-Book Requirement is satisfied, and (ii) the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets in the Trust Account immediately following the withdrawal are both at least equal to one hundred two percent (102%) of the Required Balance as set forth in the most recent Security Funding Report.

(b) In addition to the Reinsurer’s right to withdraw Eligible Assets from the Trust Account set forth in Section 4.9(a), during the period when the Hedge Account Control Agreements are in effect:
(i)
In the absence of a Triggering Event or Recapture Event, the Reinsurer shall have the right, at any time and from time to time upon prior written notice to the Ceding Company and Trustee, to withdraw Eligible Assets from the Trust Account (x) solely for the purpose of posting collateral for variation margin purposes in respect of Hedging Assets held pursuant to the Hedge Account Control Agreements and only to the extent of such required collateral, and (y) provided that the Market-to-Book Requirement is satisfied.  Any such notice of withdrawal delivered by the Reinsurer shall constitute a representation and certification by the Reinsurer that such withdrawal is being made solely for the purpose of posting such collateral for variation margin purposes in accordance with this Section 4.9(b)(i).

(ii)
During the occurrence and continuation of a Triggering Event or Recapture Event, at any time and form time to time with the prior written consent of the Ceding Company (such consent not to be unreasonably withheld, conditioned or delayed), the Reinsurer shall have the right to withdraw Eligible Assets from the Trust Account (x) solely for the purpose of posting collateral for variation margin purposes in respect of Hedging Assets held pursuant to the Hedge Account Control Agreements and only to the extent of such required collateral, and (y) provided that the Market-to-Book Requirement is satisfied.  Any such notice of withdrawal delivered by the Reinsurer shall constitute a representation and certification by the Reinsurer that such withdrawal is being made solely for the purpose of posting such collateral for variation margin purposes in accordance with this Section 4.9(b)(ii).

(c) The report required to be delivered by the Reinsurer as described in Section 4.9(a) shall include a listing of each asset in the Trust Account and the Statutory Book Value and Fair Market Value of each such asset as of the end of the relevant Accounting Period and indicate whether any such asset is an Eligible Asset.  In the event that the Ceding Company disagrees with the calculation of the Statutory Book Value or Fair Market Value of any Eligible Asset or whether any asset is an Eligible Asset as set forth in such report, or with any determination by the Reinsurer of statutory impairments of assets maintained in the Trust Account, the Ceding Company shall within ten (10) Business Days after its receipt of such report deliver written notice to the Reinsurer of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.  Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties.  If the Parties are unable to resolve any disagreement as to the calculation of the Statutory Book Value or Fair Market Value of any Eligible Asset, whether any asset is an Eligible Asset, or as to the determination of statutory impairments, in each case within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, the Parties shall jointly request the Valuation Expert to determine the Statutory Book Value or Fair Market Value of the disputed Eligible Asset, whether the disputed asset is an Eligible Asset as of the relevant date, or whether the asset is impaired under statutory rules, as applicable.  The Valuation Expert shall resolve any such dispute within thirty (30) calendar days; provided, however, that the amount of each item in dispute shall be determined within the range of amounts proposed by the Ceding Company and the Reinsurer; and provided, further, that the Valuation Expert, as applicable, shall not review any items that are not in dispute or any assumptions underlying any calculations provided to it, and shall adhere to the methodologies employed by the Reinsurer or the Ceding Company, as applicable, for performing any such calculations.  The Valuation Expert’s determination of the Statutory Book Value or Fair Market Value of the disputed Eligible Asset or whether the disputed asset is an
Eligible Asset, or its determination of statutory impairments of assets maintained in the Trust Account, as applicable, shall be final and binding upon the Parties.  Each Party shall pay one-half of the Valuation Expert’s fees, costs and expenses associated with the Valuation Expert’s determination.  After a final and binding resolution of any dispute described in this Section 4.9(c) is reached, the Parties agree to make any necessary adjustments under Section 4.9 within five (5) Business Days based on the Required Balance as of the most recent Security Funding Report.
Section 4.10 Termination of Trust Account.  Notwithstanding anything to the contrary herein, if, in the absence of a Triggering Event or Recapture Event, the Security Funding Report demonstrates that the Required Balance is less than or equal to $5 million, then (a) the Reinsurer and the Ceding Company shall promptly deliver a joint notice to the Trustee to terminate the Trust Account and (b) the Reinsurer shall have no further obligation to maintain any asset in the Trust Account pursuant to this Agreement.
Section 4.11 Hedging Assets.
(a)	The Reinsurer shall acquire and administer derivative instruments to hedge risks associated with any assets held in the Trust Account, including those macro or overlay hedges intended to better match the duration of certain assets with associated liabilities (collectively, “Hedging Assets”) in accordance with the Reinsurer’s Derivative Use Policy attached hereto as Exhibit F, the Investment Guidelines and consistent with the Reinsurer’s practices applicable to its investment assets maintained outside of the Trust Account. All such Hedging Assets shall be maintained in a commodities account or other accounts established in the name of the Reinsurer and in accordance with one or more account control agreements among the Ceding Company, the Reinsurer, the futures commission merchant, and the collateral posted by counterparties with respect to such Hedging Assets shall be maintained in a deposit account established in the name of the Reinsurer in accordance with one or more deposit account control agreements among the Ceding Company, the Reinsurer and the custodian, as soon as reasonably practicable following the Closing Date in a form acceptable to all parties thereto (collectively, the “Hedge Account Control Agreements”).
(b)	As security for the payment and performance of all indebtedness, liabilities and obligations of the Reinsurer to the Ceding Company arising hereunder, whether now existing or hereafter arising, absolute or contingent, direct or indirect, due or to become due, the Reinsurer hereby grants to the Ceding Company a security interest in the Hedging Assets and all accounts, assets, collateral, cash or currency, commodities, commodity contracts, documents of title, financial assets, general intangibles, goods, investment property, inventory, property, securities or securities entitlements, and tangible property of the Reinsurer including all proceeds of the foregoing, which may now or at any time in the future be credited to or held by or for the futures commission merchant relevant to the Hedging Assets or due from any exchange or clearing house in respect of the Hedging Assets.
(c)	The Reinsurer represents that the Reinsurer has not entered into, and covenants that until the termination of this Agreement it will not enter into, any agreements other than the Hedge Account Control Agreements and the Client Agreements (as defined in the applicable Hedge Account Control Agreements) with respect to any Hedging Assets unless otherwise mutually agreed to with the Ceding Company, such agreement by the Ceding Company not to be unreasonably withheld, conditioned or delayed.
(d)	In connection with the Reinsurer’s reporting obligations under Section 3.7, the Chief Financial Officer of the Reinsurer (or his applicable designee) shall, within ten (10) Business Days following each Accounting Period, provide to the Ceding Company a written report of (i) all such Hedging Assets held by the Reinsurer in such commodities account or other accounts as of the last Business Day of such Accounting Period, (ii) the Hedging Assets Value and all margin requirements and collateral in respect of such Hedging Assets for such Accounting Period, and (iii) such other information in respect of the Hedging Assets as reasonably requested by the Ceding Company from time to time.
(e)	During the continuation of a Triggering Event, the Reinsurer (i) shall administer all Hedging Assets at the direction of the Ceding Company, and (ii) shall not acquire, dispose of, or agree to any alteration or modification of any Hedging Asset without the prior written consent of the Ceding Company.  Following the occurrence of a Recapture Event, the Ceding Company shall have the right to deliver an exclusive control notice to the custodian of the Hedging Assets in accordance with the Hedge Account Control Agreements.
ARTICLE V
OVERSIGHTS; COOPERATION; REGULATORY MATTERS
Section 5.1 Oversights.  Unintentional or inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder (a) shall not relieve either Party from any Liability which would have attached had such delay, error or omission not occurred; and (b) both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, error or omission had occurred; provided, that, in all cases, such error or omission is rectified as soon as reasonably practicable after discovery by the Party making such error or omission or responsible for such delay; provided, further, that said responsible Party shall be responsible for any additional Liability which attaches as a result.
Section 5.2 Cooperation.  Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.  The Ceding Company will provide the Reinsurer with prompt written notice of any proposed redomestication of the Ceding Company.
Section 5.3 Regulatory Matters.  Subject to the provisions of Article IX and Section
10.2(a), and solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Entity relating to or affecting the Covered Insurance Policies that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.
Section 5.4 Sanctions Laws.  The Parties have established and will maintain reasonable policies and procedures to comply in all material respects with Applicable Laws relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.
ARTICLE VI TAXES
Section 6.1 FATCA.  Prior to the Closing Date, the Reinsurer shall provide the Ceding Company with the Reinsurer’s Form W-9, and the Ceding Company shall provide the Reinsurer with the Ceding Company’s Form W-9.  In the event the Form W-9 initially provided is no longer accurate, the Reinsurer or Ceding Company, as applicable, shall promptly provide to the other Party an updated Form W-9 or W-8BEN-E, as applicable.
Section 6.2 DAC Tax Election.
(a) Election.  The Ceding Company and the Reinsurer jointly agree to the deferred acquisition cost Tax election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations issued under Section 848 of the Code, each as in effect as of the Effective Time.  In accordance with, and in furtherance of, that election:
(i)	The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1).
(ii)	Both Parties shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.
(iii)	Both Parties agree to make such election by timely attaching to their federal income Tax returns the schedule contemplated by Treasury Regulation Section 1.848-2(g)(8)(ii).
(b) Definitions.  As used in this Section 6.2, the terms “net consideration,” “net positive consideration,” “specified policy acquisition expenses,” and “general deductions limitation” are defined by reference to Treasury Regulation Section 1.848-2 and Code Section 848, in effect as of the Effective Time.
(c) Exchange of Information.  The method and timing of the exchange of information contemplated by Section 6.2(a)(ii) shall be as follows:
(i)	By May 1 of each year, the Reinsurer shall submit a schedule to the Ceding Company of the Reinsurer’s calculation of the net consideration for the preceding calendar year.  Absent notice from the Ceding Company to the Reinsurer that financial information otherwise provided by the Reinsurer to the Ceding Company under this Agreement or other Transaction Agreements is inadequate for purposes of this Section, such information shall constitute such schedule.
(ii)	The Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within thirty (30) calendar days of the Ceding Company’s receipt of the Reinsurer’s calculation.  If the Ceding Company does not so notify the Reinsurer, the Ceding Company shall report the net consideration as determined by the Reinsurer.
(iii)	If the Ceding Company contests the Reinsurer’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Ceding Company submits its alternative calculation.  If the Reinsurer and the Ceding Company do not reach agreement on the net consideration within such 30-day period, then the net consideration for such year shall be determined by an independent accounting firm acceptable to both the Reinsurer and the Ceding Company within twenty (20) calendar days after the expiration of such 30-day period.
(iv)	The Parties shall file their respective federal income Tax returns for each taxable year in which consideration is transferred under this Agreement in accordance with the calculations determined under this Section 6.2(c).
(d) Effectiveness.  The Tax election described in Section 6.1 shall first become effective for the taxable year that includes the Effective Time and shall remain in effect for all years for which this Agreement remains in effect.
(e) U.S. Tax Status Representation.
(i)	Each of the Parties represents and warrants that it is subject to United States taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code.
(ii)	Should either Party breach the representation and warranty of Tax status set forth in this Section 6.2, the breaching Party agrees to indemnify and hold the non-breaching Party, its directors, officers, employees, agents, and shareholders harmless from all Liability, loss, damages, fines, penalties, interest, and reasonable attorney’s fees, which the non-breaching Party, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.
Section 6.3 U.S. Tax Status.  Each of the Ceding Company and the Reinsurer covenants that, during the duration of this Agreement, it will remain subject to U.S. taxation under Subchapter L of Chapter 1 of the Code.
ARTICLE VII INSOLVENCY
Section 7.1 Insolvency.
(a)	A party to this Agreement will be deemed “insolvent” when it:
(i)	Applies for or consents to the appointment of a receiver,
rehabilitator, conservator, liquidator or statutory successor (the “Authorized
Representative”) of its properties or assets;
(ii)	is adjudicated as bankrupt or insolvent;
(iii)	files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar Applicable Law;
(iv)	becomes the subject of any order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdictions of the party’s domicile;
(v)	makes a general assignment for the benefit of creditors;
(vi)	states that it is unable to pay, or shall be unable to pay, its debts generally as they become due;
(vii)	by any act or failure to act, consents to, approves of or acquiesces to any of the foregoing; or
(viii)	takes any corporate action for the purpose of effecting any of the foregoing items (i) through (vii).
(b)	In the event either party is insolvent as defined in Section 7.1(a), the rights or remedies of this Agreement will remain in full force and effect.
Section 7.2 Insolvency of the Ceding Company.  In the event of the insolvency, liquidation or rehabilitation of the Ceding Company or the appointment of a liquidator, receiver or statutory successor of the Ceding Company, the reinsurance coverage provided hereunder, expect as provided by Section 7.3, shall be payable by the Reinsurer directly to the Ceding Company or to its liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company for the Reinsured Liabilities without diminution because of such insolvency, liquidation, rehabilitation or appointment or because such liquidator, receiver or statutory successor has failed to pay any claims or any portion thereof. The liquidator, receiver or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of each claim against the Ceding Company with respect to such Reinsured Liabilities within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claims, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding in which such claim is to be adjudicated any defense or defenses that the Reinsurer may reasonably deem available to the Ceding Company or its liquidator, receiver or statutory successor. The expenses incurred in connection therewith by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of such insolvency, liquidation or rehabilitation to the extent of any benefit that accrues to the Ceding Company, solely as a result of the defense or defenses undertaken by the Reinsurer.
Section 7.3 Cut-Through.
(a)	In the event the Ceding Company does not pay amounts otherwise payable under a Covered Insurance Policy as a result of a court of competent jurisdiction or any applicable Insurance Regulator issuing an order finding the Ceding Company to be insolvent or entering an order to the Ceding Company which legally prohibits the Ceding Company from paying amounts otherwise payable under a Covered Insurance Policy because of the Ceding Company’s financial condition, then the Reinsurer may elect to pay on behalf of the Ceding
Company 100% of any Reinsured Liabilities payable by the Ceding Company under the Covered Insurance Policy that has not been previously paid by the Ceding Company, subject always to the other terms, conditions, exclusions and limitations of the Covered Insurance Policy. If the Reinsurer elects to make such payment in accordance with the preceding sentence, the Reinsurer shall make such payment directly to the insured under the Covered Insurance Policy (such party entitled to payment, the “Payee”). The Reinsurer shall be deemed to have all the rights of the Ceding Company and be subrogated to all the rights of the Ceding Company to the extent of such payment. Any such payment by the Reinsurer shall be used to discharge the Ceding Company from its related payment obligation under the subject Covered Insurance Policy and shall be treated as a payment by the Ceding Company for all purposes.
(b)	The Reinsurer shall have no obligation to indemnify the Ceding Company for amounts paid or payable by the Ceding Company in respect of a Covered Insurance Policy to the extent of any payments made by the Reinsurer to the applicable Payee of such Covered Insurance Policy in accordance with Section 7.3(a), and the Reinsurer shall be discharged of its payment obligations to the Ceding Company, or to its conservator, rehabilitator, receiver, liquidator or statutory successor, under this Agreement to the extent of such payments.
ARTICLE VIII
DURATION; RECAPTURE
Section 8.1 Duration.  This Agreement shall continue in force until such time as (i) the Ceding Company’s Liability arising out of or related to all Covered Insurance Policies reinsured hereunder is terminated in accordance with their respective terms, (ii) the Ceding Company has elected to recapture the reinsurance of Covered Insurance Policies in full in accordance with Section 8.3(a) and the Terminal Settlement has been completed in accordance with Section 8.4 or (iii) the Reinsurer has elected to terminate this Agreement in accordance with Section 8.3(b) and the Terminal Settlement has been completed in accordance with Section 8.4.
Section 8.2 Survival.  Notwithstanding the other provisions of this Article VIII, the terms and conditions of Articles I, VI, IX and XI shall remain in full force and effect after the termination or recapture of this Agreement.
Section 8.3 Recapture.
(a) Upon the occurrence and continuation of a Recapture Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture; provided that, for any Recapture Event other than a Reserve Credit Event, the Ceding Company provides such written  notice within twelve (12) months after the Ceding Company becomes aware that such Recapture Event has occurred if the Ceding Company has not received written notice pursuant to Section 3.7(c) that such Recapture Event is no longer continuing as of the date the Ceding Company provides notice of recapture.  With respect to any Recapture Event triggered by clause (ii) of the definition of Recapture Event, a new Recapture Event shall be deemed to have occurred should the Reinsurer’s ratio of “total adjusted capital” over its “company action level risk-based capital” (each as described in the definition of “Floating RBC Ratio” or “Fixed RBC Ratio”, as applicable) is reduced by 10 points from a prior Recapture Event triggered by clause (ii) of the definition of Recapture Event.  Recapture of the Covered Insurance Policies shall be effective on the date specified in such notice (the “Recapture Date”); provided that the Recapture Date shall be at least ten (10) calendar days following the date of such notice following the day on which the Ceding Company has provided the Reinsurer with such notice.
(b) Upon the occurrence and continuation of a Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing the Ceding Company with written notice of its intent to terminate.  Termination of this Agreement shall be effective on the date specified in such notice (the “Termination Date”).  Upon a termination by the Reinsurer, the Ceding Company shall recapture all the reinsurance ceded under this Agreement.  Recapture of the Covered Insurance Policies shall be effective on the Termination Date.  The Ceding Company covenants and agrees that it shall not intentionally fail to comply with any term or condition of this Agreement for the purpose of causing a Termination Event or encouraging the Reinsurer to terminate this Agreement following a
Termination Event.  In the event that the Reinsurer terminates this Agreement due to a Termination Event (except with respect to claims by the Reinsurer based on the alleged fraud or willful or intentional misconduct on the part of the Ceding Company), the Reinsurer’s sole and exclusive remedy shall be such termination and the payment of Terminal Settlement, if any, pursuant to Section 8.4.
(c) Following a recapture or termination pursuant to this Section 8.3, subject to the payment obligations described in Section 8.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Covered Insurance Policies, other than any payment obligations due hereunder prior to the Recapture Date or Termination Date but still unpaid on such date, any Liability of the Reinsurer for Reinsurer Extra-Contractual Obligations arising before the Recapture Date or Termination Date, or, if arising after such effective time, to the extent attributable to a direction or request of the Reinsurer or any of its Affiliates, and any obligations of the Reinsurer with respect to the Reinsured Liabilities incurred prior to the Recapture Date or Termination Date.  Following the consummation of the recapture or termination, (i) no additional Recoveries or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder, (ii) the Reinsurer shall have no further right to receive any Recoveries, (iii) the Reinsurer shall have no further obligation to pay any Reinsured Liabilities or other amounts hereunder except as provided in this Section 8.3(c) and except for obligations under the provisions that expressly survive termination as provided in Section 8.2.  Upon a recapture or termination pursuant to this Section 8.3, the Recoveries shall be automatically re-transferred and re-delivered to the Ceding
Company, effective as of the Recapture Date or Termination Date, as applicable, and all of the Reinsurer’s right, title and interest in the Recoveries (and any Bank Account, lockbox or other account set up for the receipt of the Recoveries after the Effective Time) shall be automatically released, in each case without the need for any action on the part of the Parties.  Promptly after a recapture or termination pursuant to this Section 8.3, the Reinsurer shall do all things reasonably necessary to relinquish control over all Bank Accounts.
(d) The Ceding Company’s right to recapture the Reinsured Liabilities is in addition to any other right or remedy provided under this Agreement, or now or hereafter existing at law, and the failure to exercise any recapture rights shall not be deemed as a waiver or relinquishment by the Ceding Company of any of its other rights or remedies.  Notwithstanding the remedies contemplated by this Article VIII or elsewhere in this Agreement or the other Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any other Transaction Agreement in lieu of exercising the remedies in this Article VIII, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.
Section 8.4 Recapture Payments.  In connection with a recapture or termination pursuant to Section 8.3, the Reinsurer shall prepare a settlement statement within fifteen (15) calendar days after the Recapture Date or Termination Date, as applicable (the “Terminal Settlement Statement”) setting forth the terminal settlement calculated in accordance with Exhibit C for the Terminal Accounting Period (the “Terminal Settlement”).  If the amount of the Terminal Settlement for the Terminal Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within five (5) calendar days of its receipt of the Terminal Settlement Statement.  If the amount of the Terminal Settlement for the Terminal Accounting
Period is negative, the Reinsurer shall pay to the Ceding Company cash and transfer assets
(including assets held in the Trust Account and Hedging Assets selected by the Ceding Company) with an aggregate Fair Market Value equal to the absolute value of such amount to the Ceding Company at the time it delivers the Terminal Settlement Statement to the Ceding Company.  In connection with such recapture or termination, if the Reinsurer has failed to pay the Ceding Company any portion of a Terminal Settlement due to the Ceding Company, the Ceding Company may withdraw assets in the Trust Account to satisfy all or any portion of undisputed and unpaid obligations of the Reinsurer hereunder to the extent of such assets, with the Reinsurer remaining liable to the Ceding Company for any excess over the value of the assets so withdrawn.  In addition, following the Recapture Date or the Termination Date, as applicable, the Ceding Company shall retain the Separate Account assets and the Trust Account shall be terminated and any amounts in trust pursuant to Section 4.3 shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement.
ARTICLE IX
INDEMNIFICATION; DISCLAIMER
Section 9.1 Reinsurer’s Obligation to Indemnify.  The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Ceding Company Indemnified Parties”) from and against any and all Indemnifiable Losses incurred by the Ceding Company Indemnified Parties (a) to the extent resulting from or arising out of (i) any breach by the Reinsurer of the representations, warranties, covenants or agreements of the Reinsurer contained in this Agreement or the Trust Agreement, or (ii) any Reinsurer ExtraContractual Obligations or (b) as set forth in Section 2.4 or Section 2.5.
Section 9.2 Ceding Company’s Obligation to Indemnify.  The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Reinsurer Indemnified Parties”) from and against any and all Indemnifiable Losses incurred by the Reinsurer Indemnified Parties (a) to the extent resulting from or arising out of (i) any breach by the Ceding Company of the representations, warranties, covenants or agreements of the Ceding Company contained in this Agreement or (ii) any Excluded Liabilities or (b) as set forth in Section 2.4 or Section 2.5.
Section 9.3 Procedures for Third Party Claims.
(a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than thirty (30) days after becoming aware) thereof (a “Claim Notice”) and such Claim Notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Indemnifiable Loss to the extent known and shall reference the specific sections of this Agreement that form the basis of such claim; provided that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation or otherwise affect the rights of any Indemnitee hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay.  Thereafter, the Indemnitee shall deliver to the Indemnitor, within five
(5) calendar days after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
(b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses by giving written notice to the Indemnitee within thirty (30) days after its receipt of the Claim Notice with respect to such Third Party Claim, to assume the defense thereof with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee and at the Indemnitor’s expense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for legal expenses incurred by the Indemnitee in connection with the defense thereof subsequent to the Indemnitor notifying the Indemnitee in writing of its election to assume such defense; provided, however, that, if the Indemnitee concludes based on the advice of outside counsel that a conflict in interest between the Indemnitor and the Indemnitee exists with respect to such Third Party Claim or there may be defenses or counterclaims available to the Indemnitee that are inconsistent with those available to the Indemnitor, the Indemnitor shall be liable for the reasonable out-of-pocket legal expenses of one counsel that are incurred by the Indemnitee in connection with the defense thereof.  If the Indemnitor assumes such defense in accordance with this Section 9.3(b), the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above).  If the Indemnitor chooses to defend any Third Party Claim, the parties hereto shall cooperate in the defense thereof.  Such cooperation shall include the retention and (upon the Indemnitor’s request and at the Indemnitor’s expense) the provision to the Indemnitor of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (A) includes a complete and unconditional release of the Indemnitee from all liability in respect of such Third Party Claim, (B) does not subject the Indemnitee to any injunctive relief or other equitable remedy and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee.  Notwithstanding anything to the contrary in this Section 9.3, the Indemnitee (and not the Indemnitor) shall have the exclusive right to assume the defense and control of any Third Party Claim, if (I) the Indemnitee in good faith determines that the nature of the Third Party Claim is such that it would reasonably be expected to involve criminal liability being imposed on the Indemnitee or its Affiliates or (II) such Third Party Claim seeks an injunction or other equitable relief against the Indemnitee that the Indemnitee reasonably determines, after consultation with its outside counsel, cannot be separated from any related claim for money damages; provided that if such Third Party Claim seeks an injunction or equitable relief against the Indemnitee that can be separated from a related claim for money damages, the Indemnitor may only be entitled to assume control of the defense of such Third Party Claim for money damages.
Section 9.4 Procedures for Direct Claims.  The Indemnitor will have a period of thirty (30) days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim.  If the Indemnitor does not so respond within such 30 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be entitled to pursue such remedies as may be available to the Indemnitee.
Section 9.5 Efforts; No Duplication.
(a) Each Indemnitee shall use reasonable best efforts to mitigate all Indemnifiable Losses for which indemnification may be sought hereunder, including by using reasonable best efforts to collect the maximum amount recoverable with respect thereto under any insurance or reinsurance coverage or other applicable sources of recovery.  Section 7.3(c) of the Master Agreement is hereby incorporated by reference, mutatis mutandis.
(b) To the extent that a Reinsurer Indemnified Party or a Ceding Company Indemnified Party has received payment in respect of an Indemnifiable Loss pursuant to the provisions of any other Transaction Agreement, such Reinsurer Indemnified Party or Ceding Company Indemnified Party shall not be entitled to indemnification for such Indemnifiable Loss under this Agreement to the extent of such payment.
Section 9.6 Waiver of Duty of Utmost Good Faith.  In recognition that each Party has consummated the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of “utmost good faith” or any similar principle of disclosure in connection with formation or performance of this Agreement.
ARTICLE X
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 10.1 Representations and Warranties of the Ceding Company.
The Ceding Company hereby represents and warrants to the Reinsurer, as of the Closing Date, as follows:
(a) Organization and Qualification.  The Ceding Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.
(b) Authorization.  The Ceding Company has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement.  The execution and delivery by the Ceding Company of this Agreement, and the consummation by the Ceding Company of the transactions contemplated by, and the performance by the Ceding Company of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of the Ceding Company.  This Agreement has been duly executed and delivered by the Ceding Company, and (assuming due authorization, execution and delivery by the Reinsurer) this Agreement constitutes the legal, valid and binding obligation of the Ceding Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws relating to or affecting creditors’ rights generally.
(c) No Conflict.  The execution, delivery and performance by the Ceding Company of, and the consummation by the Ceding Company of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of the Ceding Company, (ii) conflict with or violate any Applicable Law or Permit of any Governmental Entity applicable to the Ceding Company or by which it or its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which the Ceding Company or any of its subsidiaries is a party or by which the Ceding Company or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.
(d) Governmental Licenses.  The Ceding Company has all Permits necessary to conduct its business as currently conducted and execute and deliver, and perform its obligations under, this Agreement, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.  All Permits that are material to the conduct of the Ceding Company’s business are valid and in full force and effect.  The Ceding Company is not subject to any pending Action or, to the knowledge of the Ceding Company, any threatened Action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on the Ceding Company’s ability to perform its obligations under this Agreement.
(e) Separate Accounts.  The Separate Accounts have been maintained in all material respects in accordance with Applicable Law.
Section 10.2 Representations and Warranties of the Reinsurer.
The Reinsurer hereby represents and warrants to the Ceding Company, as of the Closing Date, as follows:
(a)	Organization and Qualification. The Reinsurer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to operate its business as now conducted, and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for failures to be so qualified or be in good standing that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(b)	Authorization. The Reinsurer has all requisite corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under, this Agreement. The execution and delivery by the Reinsurer of this Agreement, and the consummation by the Reinsurer of the transactions contemplated by, and the performance by the Reinsurer of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of the Reinsurer.  This Agreement has been duly executed and delivered by the Reinsurer, and (assuming due authorization, execution and delivery by the Ceding Company) this Agreement constitutes the legal, valid and binding obligation of the Reinsurer, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws relating to or affecting creditors’ rights generally.
(c)	No Conflict. The execution, delivery and performance by the Reinsurer of, and the consummation by the Reinsurer of the transactions contemplated by, this Agreement do not and will not (i) violate or conflict with the organizational documents of the Reinsurer, (ii) conflict with or violate any Applicable Law or Permit of any Governmental Entity applicable to the Reinsurer or by which it or its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration or cancellation of, any agreement, lease, note, bond, loan or credit agreement, mortgage, indenture or other instrument, obligation or contract of any kind to which the Reinsurer or any of its subsidiaries is a party or by which the Reinsurer or any of its subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (iii), any such conflicts, violations, breaches, loss of contractual benefits, defaults or rights that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(d)	Governmental Licenses. The Reinsurer has all Permits necessary to conduct its business as currently conducted and execute and deliver, and perform its obligations under, this Agreement, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.  All Permits that are material to the conduct of the Reinsurer’s business are valid and in full force and effect.  The Reinsurer is not subject to any pending Action or, to the knowledge of the Reinsurer, any threatened Action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on the Reinsurer’s ability to perform its obligations under this Agreement.
(e)	Solvency. The Reinsurer is and will be Solvent on a statutory basis immediately after giving effect to this Agreement and the NER Financing. For the purposes of this Section 10.2(e), “Solvent” means that:  (i) the aggregate assets of the Reinsurer are greater than the aggregate liabilities of the Reinsurer, in each case determined in accordance with SAP; (ii) the Reinsurer does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and other liabilities as they come due; and (iii) the Reinsurer is not engaged in a business or transaction, and does not contemplate engaging in a business or transaction, for which the Reinsurer’s assets would constitute unreasonably insufficient capital.
(f)	Permitted Practices. During the term of this Agreement, the Reinsurer shall not depart, and shall not request from the Insurance Regulator with jurisdiction over the Reinsurer permission to depart, from NAIC statutory accounting practices and procedures pertaining to the admissibility or valuation of assets or liabilities that increase the Reinsurer’s reported surplus and are material enough that they need to be disclosed in the financial statement of the Reinsurer pursuant to Statement of Statutory Accounting Principles No. 1, unless (i) the Reinsurer has obtained the advance written consent of the Ceding Company, or (ii) the Reinsurer ensures that the Ceding Company is fully compliant under AG 48.
ARTICLE XI
MISCELLANEOUS
Section 11.1 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally by overnight courier (providing proof of delivery) or by email (provided that the email is promptly confirmed), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a) if to the Ceding Company:
ReliaStar Life Insurance Company
20 Washington Avenue, South,
Minneapolis, Minnesota 55401
Attention: Carlo Bertucci
Email: Carlo.Bertucci@voya.com
With a concurrent copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP
700 Sixth Avenue NW

Suite 700
Washington, DC 20001
Attention: Ling Ling
Email: lingling@eversheds-sutherland.com

if to the Reinsurer:

Security Life of Denver Insurance Company
1475 Dunwoody Drive,
West Chester, PA 19380
Attention: Anthony J. Brantzeg
Email: Anthony.Brantzeg@voya.com

With a concurrent copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Nicholas F. Potter
  Alexander R. Cochran
Email: nfpotter@debevoise.com
 arcochran@debevoise.com

Notice given by personal delivery, overnight courier or email (with confirmed receipt) shall be effective upon actual receipt.
Section 11.2 Entire Agreement.  This Agreement (including all exhibits and schedules hereto), the Master Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Agreements.
Section 11.3 Governing Law.  This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that the laws of the Ceding Company’s state of domicile shall apply with respect to insurance and reinsurance matters, including credit for reinsurance.
Section 11.4 Jurisdiction; Enforcement.
(a)	Subject to Section 11.5, the Ceding Company and the Reinsurer each hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement.  In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court.  Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment.  Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 11.1, constitute good, proper and sufficient service thereof.
(b)	The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, without the necessity of posting bond or other undertaking, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such party is entitled at law or in equity.  In the event that any Action is brought in equity to enforce the provisions if this Agreement, no Party shall allege, and each Party hereby waives any defense or counterclaim, that there is an adequate remedy at law.
(c)	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.
Section 11.5 Disputes over Certain Calculations.
After the Effective Time, other than any disputes subject to the dispute resolution procedures set forth in Section 4.9(b), any dispute between the Parties with respect to the calculation of amounts that are to be calculated or reported pursuant to this Agreement, including disputes with respect to any Net Settlement or the amount of the Terminal Settlement, that cannot be resolved by the Parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Ceding Company) mutually agreed to by the Parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Ceding Company) mutually agreed to by the Parties.  There shall be no appeal from the decision made by such firm, which shall be final and binding, except that, either Party may petition a court having jurisdiction over the Parties and subject matter to reduce the arbitrator’s decision to judgment.  The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Ceding Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the Parties’ positions in respect of the dispute.
Section 11.6 Confidentiality; Information Security.
(a) The Ceding Company and the Reinsurer agree to hold each other’s Confidential Information in strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by such Party, its Affiliates or by any of its representative or subcontractors to third parties of any kind, other than the representatives performing services for such Party who need access to such Confidential Information in the course and scope of providing such services, except as is authorized by the other Party in advance and in compliance with all Applicable Law.  If any Confidential Information needs to be disclosed as required by Applicable Law or court order, the disclosing Party shall (if permitted by Applicable Law) provide prompt notice to the other Party prior to such disclosure so that such other party may (at its expense) seek a protection order or other appropriate remedy which is necessary to protect its interest.
(b) The Reinsurer may use the Ceding Company’s Confidential Information;
provided that such party shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of the Ceding Company’s Confidential Information which are no less rigorous than those maintained by the Reinsurer for its own information of a similar nature (but not less than using a reasonable standard of care), and in compliance with the terms of the Privacy and Security Addendum attached hereto as Exhibit D.
(c) Without limiting the generality of the foregoing, with respect to any NonPublic Personal Information received by the Reinsurer, the Reinsurer will (i) comply with Applicable Law and  the reasonable terms of the Ceding Company privacy notice;  (ii) retain, use, process, and disclose all Non-Public Personal Information accessed, obtained, developed, or produced by Reinsurer only to monitor the Ceding Company’s compliance with the terms of this Agreement, perform its obligations under this Agreement and as specifically permitted by this Agreement, or as otherwise instructed in writing from time-to-time by Ceding Company, and not for any other purpose; (iii) refrain from selling such Non-Public Personal Information or using such Non-Public Personal Information for any other purpose, including for its own commercial purpose or benefit; (iv) ensuring that all Non-Public Personal Information created by the Reinsurer on behalf of the Ceding Company is not subject to unauthorized alteration or deletion, accidental or unlawful destruction, accidental loss, or alteration while such Non-Public Personal Information under the control of Reinsurer; (v) subject to Applicable Law and the terms of the Reinsurer’s record retention policies, comply with the provisions of this Agreement and the reasonable instructions of the Ceding Company to return, store or destroy the Non-Public Personal Information; (vi) comply with all applicable Laws with respect to processing of NonPublic Personal Information take any additional steps reasonably requested by Ceding Company to comply with any notification or other obligations required under such Applicable Laws; (vii) limit access to and possession of Non-Public Personal Information only to those Reinsurer personnel whose responsibilities under this Agreement reasonably require such access or possession; (viii) notify the Ceding Company promptly upon becoming aware of a breach of any of the forgoing clauses in this Section; (ix) notify the Ceding Company promptly (and in any event no later than ten (10) days after receipt) of any communication received from a data subject relating to the security of such data subject’s Non-Public Personal Information or rights to access, modify or correct his or her Non-Public Personal Information that is outside of the usual course of services, and where the data subject’s Non-Public Personal Information relates to this Agreement, comply with all reasonable instructions of Ceding Company before responding to such communications; and (x) upon Ceding Company’s written request, consult with Ceding Company regarding training of Reinsurer personnel with respect to Non-Public Personal Information.
(d) If either Party receives a third party demand pursuant to subpoena, summons, or court or governmental order or request, to disclose Confidential Information provided by the other Party, the receiving Party shall, if legally permitted, provide the disclosing Party with prompt written notice of any subpoena, summons, or court or governmental order or request, at least ten (10) days prior to such release or disclosure.  Unless the disclosing Party has given its prior permission to release or disclose the Confidential Information, the receiving Party shall not comply with the subpoena prior to the actual date required by the subpoena.  If a protective order or appropriate remedy is not obtained, the receiving Party may disclose only that portion of the Confidential Information that it is legally obligated to disclose and shall use reasonable efforts to cause confidential treatment to be accorded to such Confidential Information.  However, notwithstanding anything to the contrary in this Agreement, this Section shall not be construed as requiring the receiving Party not to comply with the subpoena, summons, or court or governmental order.
(e) The Reinsurer shall establish and maintain (i) administrative, technical, and physical safeguards against the destruction, loss, or alteration of Confidential and NonPublic Personal Information, and (ii) appropriate security measures to protect Confidential and Non-Public Personal Information, which measures meet or exceed the requirements of all Applicable Laws relating to personal information security.  For purposes of this Agreement,
“Information Security Incident” means any breach of security or cyber security incident impacting the Reinsurer that (i) results in the loss or unauthorized access, use or disclosure of Confidential or Non-Public Personal Information, or (ii) prevents the Reinsurer from complying with all of the privacy and security requirements set forth in this Agreement.  In the event of any Information Security Incident, the Reinsurer will, at its sole expense, comply with the requirements set forth on Exhibit E.
(f) Upon the Ceding Company’s reasonable request the Reinsurer will complete the Ceding Company’s Vendor Risk Assessment (“VRA”) process, which includes completing a detailed information security questionnaire and providing relevant Service Organization Control (“SOC”) audit reports, (SOC-1 Type 2 for datacenters or  SOC-2 Type 2 for other facilities), when available.  The Reinsurer will not knowingly provide any false, misleading or incomplete information in connection with the VRA process, and the Reinsurer will notify the Ceding Company immediately in writing if any such information is no longer true and correct in all material respects, which notice will specify in reasonable detail the reason(s) for the same.  The Reinsurer will notify the Ceding Company prior to making any material change with respect to the Reinsurer’s administrative, technical and physical safeguards to protect Confidential Information that could adversely affect the controls or standards of protection previously specified by the Ceding Company through the VRA process.
(g) As needed to comply with Applicable Laws concerning the processing of Non-Public Personal Information or personal information security, or to the extent required by any changes in such Applicable Laws or the enactment of new Applicable Laws, the Parties agree to work cooperatively and in good faith to amend this Agreement in a mutually agreeable and timely manner, or to enter into further mutually agreeable agreements to the extent required by Applicable Law to comply with any such Applicable Laws applicable to the Parties.
(h) The Parties agree that the breach, or threatened breach, of any of the confidentiality provisions of this Agreement may cause irreparable harm without adequate remedy at law.  Upon any such breach or threatened breach, the disclosing Party will be entitled to injunctive relief to prevent the receiving Party from commencing or continuing any action constituting such breach, without having to post a bond or other security and without having to prove the inadequacy of other available remedies. Nothing in this Section will limit any other remedy available to either Party.
Section 11.7 No Third Party Beneficiaries.  Other than the rights granted to the Reinsurer Indemnified Parties and the Ceding Company Indemnified Parties under Article IX, this Agreement is not intended to confer upon any Person other than the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns any rights or remedies.
Section 11.8 Expenses.  Except as otherwise expressly provided in this Agreement, each Party shall, except as otherwise expressly provided in this Agreement, pay its own Transaction Expenses (as defined in the Master Agreement) incident to preparing for, entering into and carrying out the Transaction Agreements and the consummation of the transactions contemplated thereby.
Section 11.9 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.  Each party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.
Section 11.10 Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 11.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part (including by division, insurance business transfer or by operation of law), by either party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 11.12 Waivers and Amendments.  This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the parties hereto in the case of an amendment, or in the case of a waiver, by the party hereto entitled to make such a waiver.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Section 11.13 Interpretation.
(a) This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.
(b) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  All references herein to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The word “or” shall not be exclusive except where the context otherwise requires.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.  Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.
RELIASTAR LIFE INSURANCE COMPANY

By:
Name: Carlo Bertucci
Title:   Senior Vice President, Chief Tax Officer       and Treasurer

SECURITY LIFE OF DENVER INSURANCE
COMPANY

By:
Name: Keith Gubbay
Title:   President and Chief Executive Officer
[Signature Page to RLI-SLD Reinsurance Agreement]

Schedule 1.1(A)
Covered Insurance Policies
See policies identified as “RLI-SLD Reinsurance” and “RNY-SLD Reinsurance and RLI-SLD
Reinsurance” in Column R of Excel spreadsheet circulated via DVD by Eversheds Sutherland
(US) LLP titled “Project Spring, Schedule 1.1(A) – Covered Insurance Policies, January 4, 2021”.

Schedule 1.1(B) Excluded Policies
The policies ceded under the following agreements:
1.	The RLI-Resolution Colorado Reinsurance Agreement.
2.	Reinsurance and Administration Agreement A between the Ceding Company and RGA Reinsurance Company, dated December 18, 2014.
3.	Reinsurance and Administration Agreement B between the Ceding Company and RGA Reinsurance Company, dated December 18, 2014.
4.	Reinsurance and Administration Agreement between the Ceding Company and RGA Reinsurance Company, dated December 23, 2015.
5.	Modified Coinsurance Agreement (FA Business) between RLI and Athene Life Re Ltd., effective as of June 1, 2018 (RLI Treaty Number AB18MC), as amended, restated or modified from time to time.
The following additional policies:
•	Fixed annuities administered on the Vantage 12 system
•	EB policies administered on the ULM and ULB systems
•	EB policies administered by TPA Gibraltar
•
The following annuitizations administered on the Windsor RPS system o RLI payouts previously reinsured under item 5 above o RLI payouts for retirement business  o RLI payouts for employee benefit business o RLI payouts for remaining annuities

•	Payout annuities and inforce annuitizations of life business administered on the DSM RPS system
Section 1.1(C)
Dividend Obligations

RLI-NWNL Blocks (other than Regulatory Closed Block or “PFA” block)
For the non-PFA block of NWNL, the earned rate assumption is set equal to the earned rate assumption for the PFA business.  The PFA dividend scale includes an earned rate assumption (currently 5%) and a surplus distribution assumption (currently 1%) which totals 6%.  The PFA and non-PFA blocks share the same earned rate assumption field (currently set to 5%).
RLI-USL Block
Each year a dividend review will be performed.  During this review, the earned rate assumption underlying the dividend scale is compared to the general account portfolio earned rate and the current mortality assumption is compared to mortality experience.  No adjustments are made for changes in policy administrative expenses.  Current dividends average roughly $30 per policy. (The near term annual impact of the difference between the assumptions underlying dividend scale and actual experience may be approximated if original assumptions are not available consistent with past practices of the Ceding Company.)  The mechanics of reflecting recent actual changes has resulted in the application of a single multiplier to the previous dividend scale.

RLI-SCL Block
The Ceding Company uses the dividend scales that have been used historically dating to the 1980s.
VIAC Block
Dividends will be determined consistent with the applicable Underlying Agreement and the Ceding Company’s existing practices and procedures.
Schedule 1.1(D)
Economic Reserves
As of the Effective Time, the economic reserves factored into the calculation of the Required
Balance shall be the amount of economic reserves factored into the calculation of the RLI Required Initial Premium (as defined in the Master Agreement and as determined in accordance with the Accounting Principles).
Thereafter, (a) Economic Reserves shall be determined consistent with financing agreements that support the Reinsurer or its Affiliates in place at Closing, either based on target funds withheld or other economic reserve determinations; (b) if new financing agreements that support the Reinsurer or its Affiliates are put in place, then the methodology for calculating Economic Reserves will be consistent with the new agreements (to the extent such new agreements contain a calculation of economic reserves), subject to the Ceding Company’s reasonable consent, and any related disputes shall be resolved pursuant to Section 11.5 of the Agreement; and (c) economic reserves, if any, established in any such new agreements shall provide the Ceding Company with comparable security (with respect to form and level) as the Ceding Company receives on the date of Closing.

Schedule 1.1(E) Fair Market Value Methodology I. Valuation of Assets on the Closing Date:
As of the Closing Date, the Fair Market Value of any asset shall be the end-of-day price on the day prior to such date of determination determined in accordance with the following pricing matrix, whereby Security Type is determined by the Ceding Company’s “ASSET_CLASS_CATEGORY” classification.
Asset Type PrimarySecondary Tertiary Quaternary
ABS IDCJPM Pricing DirectBroker Quotes Analyst/Trader
ABS-FLOATER IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CLO IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMBS IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMO-A IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMO-B Pricing DirectIDCBroker Quotes Analyst/Trader
CMTG CML MatrixAnalyst/TraderNANA
EMD-CORPORATE JPMCIDCBroker Quotes Analyst/Trader
EMD-SOVEREIGN JPMCIDCBroker Quotes Analyst/Trader
EQUITY SECURITIES IDCJPM Pricing Direct Broker Quotes Analyst/Trader
LIMITED PARTNERSHIPS NAV StatementAnalyst/Trader NA NA
MUNICIPAL IDCJPM Pricing DirectBroker Quotes Analyst/Trader
PRIVATE-BIG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PRIVATE-IG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PUBLIC-BIG IDCJPM Pricing DirectBroker Quotes Analyst/Trader
PUBLIC-IG IDCJPM Pricing DirectBroker Quotes Analyst/Trader
SHORT-TERM IDCJPM Pricing DirectBroker Quotes
Broker Quotes Analyst/Trader
Analyst/Trader
US TREASURY IDCJPM Pricing Direct

Commercial mortgages shall be valued by Voya Investment Management’s Commercial Mortgage Loan Matrix Valuation methodology consistent with the Ceding Company’s internal policies for such assets.
Fund Investments (as defined in the Trust Agreement that are in the above limited partnerships category) will be valued as follows:
1.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is greater than +7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the relevant limited partnership. The Ceding Company agrees to provide, subject to any applicable confidentiality obligations, the most recent NAV Statement and any other correspondence relating to capital account balances of the limited partnerships since the date of the most recent NAV Statement to the Reinsurer, where such NAV Statement shall value the investment as of a date no older than 150 calendar days prior to delivery of asset to the Reinsurer.

2.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is greater than -7.5% and less than or equal to +7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the fund; provided, however, that if the Reinsurer has a good faith disagreement with the valuation then the Reinsurer and the Ceding Company shall consult in good faith to resolve such disagreement and if after such consultation period the Reinsurer and Ceding Company are not able to agree on adjustments to the valuation of the Fund Investments then the Reinsurer shall have the option to hire a Valuation Expert to review the capital account statements for up to ten (10) Fund Investments that will be previously agreed on by the parties and all expenses and costs associated with such Valuation Expert review will be shared equally by the Ceding Company and the Reinsurer.  The Ceding Company will provide, subject to any applicable confidentiality obligations, detailed information on typical performance metrics and underlying investment fund-level data with respect to the applicable limited partnerships.

3.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is less than or equal to -7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the fund; provided, however, that if the Reinsurer has a good faith disagreement with the valuation then the Reinsurer and the Ceding Company shall consult in good faith to resolve such disagreement and if after such consultation period the Reinsurer and Ceding Company are not able to agree on adjustments to the valuation of the Fund Investments then the Reinsurer shall have the option to hire a Valuation Expert to review the capital account statements for a reasonable number of Fund Investments and all expenses and costs associated with such Valuation Expert review will be shared equally by the Ceding Company and the Reinsurer.

Private placements shall be valued by Voya Investment Management’s Private Credit Matrix Valuation methodology consistent with the Ceding Company’s internal policies for such assets.
Any position which is valued via the Analyst/Trader protocol shall be valued by the
Ceding Company, consistent with the Ceding Company’s valuation policy. The Ceding Company agrees to provide the Reinsurer documentation supporting such valuation, including valuation methodology, inputs and assumptions and any other information necessary for the Reinsurer to re-perform the measurement, and to the extent that there are differences, the parties agree in good faith to come to an agreed-upon valuation.
II. Valuation of Assets Following the Closing Date:
 As of any date of determination following the Closing Date, the Fair Market Value of any asset shall be the end-of-day price on the day prior to such date of determination determined in accordance with the following pricing matrix, whereby Security Type is determined by the Ceding Company’s “ASSET_CLASS_CATEGORY” classification.
Asset Type PrimarySecondary Tertiary Quaternary
ABS IDCJPM Pricing DirectBroker Quotes Analyst/Trader
ABS-FLOATER IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CLO IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMBS IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMO-A IDCJPM Pricing DirectBroker Quotes Analyst/Trader
CMO-B Pricing DirectIDCBroker Quotes Analyst/Trader
CMTG CML MatrixAnalyst/TraderNANA
EMD-CORPORATE JPMCIDCBroker Quotes Analyst/Trader
EMD-SOVEREIGN JPMCIDCBroker Quotes Analyst/Trader
EQUITY SECURITIES IDCJPM Pricing Direct Broker Quotes Analyst/Trader
LIMITED PARTNERSHIPS NAV StatementAnalyst/Trader NA NA
MUNICIPAL IDCJPM Pricing DirectBroker Quotes Analyst/Trader
PRIVATE-BIG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PRIVATE-IG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PUBLIC-BIG IDCJPM Pricing DirectBroker Quotes Analyst/Trader
PUBLIC-IG IDCJPM Pricing DirectBroker Quotes Analyst/Trader
SHORT-TERM IDCJPM Pricing DirectBroker Quotes
Broker Quotes Analyst/Trader
Analyst/Trader
US TREASURY IDCJPM Pricing Direct

Commercial mortgages shall be valued in a manner consistent with Voya Investment Management’s Commercial Mortgage Loan Matrix Valuation methodology, which shall be provided to the Reinsurer for reference.
Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the relevant limited partnership. The Reinsurer agrees to provide the most recent NAV Statement and any other Fund Investments correspondence since the date of the most recent NAV Statement to the Ceding Company, where such NAV Statement shall value the investment as of a date no older than 150 calendar days prior to the relevant valuation date. Private placements shall be valued in a manner consistent with Voya Investment Management’s Private Credit Matrix Valuation methodology, which shall be provided to the Reinsurer for reference.
With respect to any position which is valued via the Analyst/Trader protocol, such position shall be valued by the Reinsurer and the Reinsurer agrees to provide the Ceding Company documentation supporting such valuation, including valuation methodology, inputs and assumptions and any other information necessary for the Ceding Company to re-perform the measurement, and to the extent that there are differences, the parties agree in good faith to come to an agreed-upon valuation.

Schedule 1.1(F)

Investment Guidelines

These investment guidelines (the “Investment Guidelines”) shall apply to all assets deposited into the Trust Account, or any Subaccount thereunder (the “Trust Account”), with respect to the Trust Account established by the Grantor for the benefit of the Beneficiary pursuant to the Trust Agreement to which these Investment Guidelines are attached among Security Life of Denver Insurance Company (as Grantor), ReliaStar Life Insurance Company (as Beneficiary) and The Bank of New York Mellon (as Trustee), except to the extent specified herein.  Terms not otherwise defined in these Investment Guidelines shall have the meanings ascribed thereto in the Trust Agreement or Reinsurance Agreement, as applicable.
No investment shall be made in an asset that is not an Eligible Asset.  Unless otherwise designated, all restrictions, including percentage limits referred to in these Investment
Guidelines, shall be based on a percentage of the aggregate Statutory Book Value (“Book Value”) of assets held in (a) the Trust Account and Subaccounts thereunder, (b) the Trust Account and Subaccounts under the Trust Agreement, effective as of January 1, 2021, by and among Security Life of Denver Insurance Company (as Grantor), ReliaStar Life Insurance Company of New York (as Beneficiary) and The Bank of New York Mellon (as Trustee) and (c) the Trust Account and Subaccounts under the Trust Agreement, effective as of January 1, 2021, by and among Security Life of Denver Insurance Company (as Grantor), Voya Retirement Insurance and Annuity Company (as Beneficiary) and The Bank of New York Mellon (as Trustee) (all such Trust Accounts and Subaccounts described in clauses (a), (b) and (c), collectively, the “Trust Portfolio”); provided that, if Grantor’s Floating RBC Ratio as of any calendar quarter end is below two hundred twenty-five percent (225%) and Grantor has not cured such shortfall as of the applicable RBC Reporting Deadline (a “RBC Ratio Threshold Breach”), each reference in these Investment Guidelines to the “Trust Portfolio” shall be deemed to refer to the “Trust Account” until such RBC Ratio Threshold Breach  has been cured.
During any period where the Book Value of the Trust Portfolio is less than one billion USD ($1,000,000,000), the dollar amounts corresponding to the percentage limitations in respect of the Trust Portfolio set forth in these Investment Guidelines shall be determined as though the Book Value of the Trust Portfolio was one billion USD ($1,000,000,000); provided that, upon an RBC Ratio Threshold Breach, the references herein to “one billion USD ($1,000,000,000)” shall be deemed to refer to five hundred million USD ($500,000,000) until such RBC Ratio Threshold Breach has been cured.

I.	Permissible Investments:
a.
U.S. Treasury and agency securities, cash, cash equivalents, AAA rated money market funds that comply with SEC rules related to money market funds, CDs rated A2/P2 or better with a maturity less than 397 days and commercial paper rated A2/P2 or better with a maturity less than 397 days

b.	Municipal bonds issued by U.S. municipalities
c.	Sovereign and supranational debt
d.	Public and private corporate debt of domestic and foreign issuers including loans, covered bonds, infrastructure bonds and securities issued by a traded REIT
e.	Structured Assets, including but not limited to
i.	Residential and commercial mortgage-backed securities
ii.	Asset-backed securities
iii.	Collateralized Loan Obligations
f.	Commercial Mortgage Loans including whole loans and loan participations including first lien, second lien and mezzanine real estate loans
g.	NAIC rated Preferred Stock
h.	Equities (common stock, non-NAIC rated preferred stock, residual tranches of asset-backed securities and other equity interests) of domestic and foreign issuers
i.	Alternative Assets, including, without limitation, hedge funds and private equity funds, provided that the Grantor is not in default under any such Alternative
Asset, and provided that the Grantor may pledge its interest therein
j.	Derivatives as permitted under these Investment Guidelines (subject to Section V hereof) and the Reinsurance Agreement

II.	Prohibited Investments:

Investments not otherwise expressly permitted by these Investment Guidelines shall be prohibited, unless prior written consent is provided by the Beneficiary.  For the avoidance of doubt, the following Investments shall be not be held in the Trust Account:
a.	Securities issued by or investments in any affiliate of the Grantor or the Beneficiary, except as otherwise mutually agreed by the Beneficiary and the
Grantor;
b.
Direct equity investments in real property (except in connection with foreclosure under a commercial mortgage loan or participation interest therein that is held in the Trust Account or a Subaccount in compliance with the Trust Agreement); c. Naked shorts; and

d.	Any investment that would result in consolidation of the issuer on the Beneficiary’s balance sheet.
e.	Any investment that is not an Eligible Asset, unless specifically agreed to by the Beneficiary.

III. Investment Limits

Unless otherwise stated in these Investment Guidelines, all limits referred to herein (collectively, the “Investment Limits”) are with respect to the Book Value of the Trust Portfolio and shall be applicable at all times.  Unless a waiver or exception has been approved by the Beneficiary in writing, the following Investment Limits shall apply:

A.  Asset Class and Other Aggregate Investment Limits

Category Limits
Mortgage Derivative Strategy 7%
Commercial Mortgage Loans and Commercial Mortgage-Backed Securities 25%
Residential Mortgage-Backed Securities 25%
Asset-Backed Securities (ABS) and Collateralized Loan Obligation (CLO) 25%
Real Estate Total and Securitized Assets 40%
Private Placements 25%
Foreign Securities
• Foreign Securities - Aggregate 20%
• Foreign Securities - BBB+ and below 10%
Aggregate Total of Public Corporate Bonds, Private Placements and Commercial Mortgage Loans Rated Below B- 1%
Single Country Limit (by Sovereign Rating Category excluding US & Canada) by country of Risk
• Single Country Limit - AA- rated and above 10%
• Single Country Limit - A+ and below 2%
Rating (applicable to Fixed Maturities)
• Rating - NAIC 2 Fixed Maturities 45%
• Rating - NAIC 3 and below Fixed Maturities 6%
• Rating - NAIC 4 and below Fixed Maturities 4%
• Rating - NAIC 5 and below Fixed Maturities 1%
Hedged Foreign Currency 5%
Unhedged Foreign Currency 1%
Municipal Bonds 20%
Emerging Markets Debt 10%
Preferred Stock 5%
Alternative Assets (Investment Limit applies to the Trust Account, including Subaccounts, at all times) 5%

B.  Credit Quality

The Trust Portfolio shall maintain an aggregate linear credit quality not lower than BBB+ for Fixed Maturities and Commercial Mortgage Loans (the “Overall Credit Quality Limit”).

C.  Single Issuer Limits

Except as otherwise set forth in these Investment Guidelines, investments in any single issuer shall not exceed the Single Issuer Limits set forth below in Table A1, A2 and A3 as a percent of the Trust Portfolio.  For the avoidance of doubt, no single issuer limit shall apply to (1) obligations issued, assumed or guaranteed by the U.S. government1 or (2) cash and cash equivalents, including, without limitation, funds classified by the NAIC as “Class 1” or “U.S. Direct Obligations/Full Faith & Credit Exempt” Funds.
Table C1:  Single Issuer Credit Limits for Public Corporate Bonds, Private Placements, and Commercial Mortgage Loans*
* Single Issuer Credit Limits shall be applied at the ultimate parent level, calculated using Ratings-Adjusted Book Values for each CUSIP level holding aggregated at the ultimate parent level.

NRSRO Rating Limit*
AAA/AA Rated 1.55%
A Rated 1.45%
BBB Rated 0.76%
BB Rated 0.24%
B+/B Rated .19%
B- and Below .16%

Table C2:  Single Issuer Limits for Securitized Assets and Alternative Assets*

NAIC Rating Limit*
 NAIC 1 1.45%
NAIC 2 0.76%
NAIC 3 0.24%
NAIC 4, 5 & 6 0.16%
Unrated Alternative Assets 0.50%
*Limits to be applied at the CUSIP level
Table C3:  Commercial Paper and CDs Single Issuer Limits**

Rating Limit2
 A1/P1 $55,000,000
A2/P2 $39,000,00
**CP is not aggregated into limits on Table A1

[1]	Excluding Agency RMBS and Agency CMBS.
[2]
If Grantor’s Floating RBC Ratio as of any calendar quarter end is below two hundred twenty-five percent (225%) and Grantor has not cured such shortfall as of the applicable RBC Reporting Deadline, until such shortfall has been cured these limits will be $30M/$20M for RLI comfort trust, $20M/$15M for VRIAC comfort trust and $5M/$4M for RNY comfort trust.

IV. Duration

The effective duration of the Trust Portfolio will be between 2.0 and –2.0 years (“Permissible Duration Range”) of the Target Effective Duration.  The “Target Effective Duration” of the Trust Portfolio will initially be equal to the actual duration of the Trust Portfolio on the Closing Date (as defined in the Reinsurance Agreement) and will be reviewed annually and the parties will work together in good faith to determine any changes to be made in line with the effective duration of the liabilities and amend these Investment Guidelines accordingly.  For purposes of calculating the effective duration of the Trust Portfolio, the Grantor shall include derivatives (i) related to Trust Assets and (ii) used in connection with management of the Target Effective Duration (including, derivatives attributable to CMO-B Strategy, fixed to floating rate instruments linked to Trust Asset(s), a replication instrument linked to Trust Asset(s), or cleared (not OTC) forward-starting swaps linked to Trust Assets(s); provided, however, the derivatives described in clause (ii) of this paragraph may not contribute more than three (3) years to the calculation of the effective duration.
In the event the effective duration of the Trust Portfolio moves outside the Permissible Duration Range, the Grantor shall use commercially reasonable efforts to correct such duration mismatch within thirty (30) calendar days after the end of the then current calendar quarter.  In the event the Target Effective Duration is changed by greater than or equal to 0.5 years and, as a result of such change, the effective duration of the Trust Portfolio exceeds the Permissible Duration Range, the Grantor shall have ninety (90) calendar days following the date of such change to bring the effective duration of the Trust Portfolio within the Permissible Duration Range.
V. Derivatives

Derivatives will not be held in the Trust Account, but derivatives are permitted to be used for asset-related transaction or hedging purposes and include, but are not limited to, financial futures and options (including options on futures), derivative instruments, transactions, agreements or arrangements, including but not limited to, interest rate and currency swaps and forwards, total return swaps, and credit default swaps and in all cases including only cleared swaps and futures.

VI.  Leverage

Leverage is generally prohibited in the Trust Portfolio except within the Mortgage Derivative Strategy and where specifically agreed to in writing between the Grantor and Beneficiary.

VII. Foreign Currency

Investments shall be predominantly made in U.S. dollar-denominated securities.  In the event of an investment in a non-U.S. dollar denominated security, the Grantor will seek to hedge away the currency risk as completely as possible (e.g., through derivatives), provided that it is administratively feasible to do so and that any unhedged exposure in aggregate does not exceed limits in these Investment Guidelines

The Grantor or its Investment Manager(s) should not introduce unhedged foreign currency risk into the Trust Portfolio unless explicitly permitted by these Investment Guidelines or expressly directed or consented to by the Beneficiary.  New hedged foreign currency risk is only permitted in the Private Placement asset class.

VIII. Monitoring and Compliance

All Investment Limits apply at all times.  Compliance with these Investment Guidelines will be measured by the Grantor as of each calendar month end.  Within thirty (30) days following the end of each calendar quarter, the Grantor will prepare and deliver to the Beneficiary a written report, in reasonable detail, with respect to the compliance or non-compliance, including reporting of all Passive Exceptions, with these Investment Guidelines as of each calendar monthend within such quarterly period; provided that for a period that is twelve (12) months following the Effective Time, the Grantor shall report with respect to such compliance or non-compliance as of the end of each calendar quarter.  Subject to the terms of these Investment Guidelines, compliance shall be measured on the Trust Portfolio; however, the Grantor shall provide reporting at both Trust Account and Trust Portfolio levels. In the event of non-compliance with the Investment Guidelines, including any Investment Limit, the Grantor shall notify the Beneficiary and cure such non-compliance within thirty (30) days after such notification or within such other time period as agreed upon by the Beneficiary and the Grantor.

To the extent that a rating downgrade or other external action causes non-compliance with the Investment Guidelines (“Passive Exception”), the Grantor shall promptly notify the Beneficiary. Upon the occurrence of a Passive Exception, the Grantor shall consult with the Beneficiary to (i) develop a course of corrective actions to be taken by the Grantor to bring the Trust Portfolio into compliance with the Investment Guidelines, (ii) receive a written waiver from the Beneficiary (in the Beneficiary’s reasonable good faith discretion) excusing such non-compliance or (iii) otherwise take such corrective actions to bring the Trust Portfolio into compliance with Investment Guidelines within sixty (60) days or another agreed upon reasonable time-frame. During the continuance of a Passive Exception, any purchase, transfer or sale of Eligible Assets must not cause greater non-compliance with the Investment Guidelines.  Further, a Passive Exception shall not be deemed a breach of these Investment Guidelines; however, any purchase, transfer or sale of Eligible Assets must comply with these Investment Guidelines taking into account any such Passive Exception position existing within the Trust Portfolio. The requirements of clauses (i)-(iii) above of this paragraph shall not apply to a Passive Exception with respect to the Investment Limits set forth in Section III(A) so long as the Trust Portfolio is in compliance with the Overall Credit Quality Limit and an RBC Ratio Threshold Breach has not occurred and is continuing as of such date. At any time when either the Trust Portfolio is not in compliance with the Overall Credit Quality Limit or during an RBC Ratio Threshold Breach, the Grantor shall comply with the requirements of clauses (i)-(iii) above of this paragraph with respect to any Passive Exception existing within the Trust Portfolio and these Investment Guidelines.

IX. Other
The aggregate amount of Total Non-Public Trust Assets and Fund Investments in the Trust Portfolio that are not freely transferrable as described in Section 1(i) of the Trust Agreement will not exceed 10% of the Trust Portfolio.
Except with respect to certain Participation Assets, as disclosed to the Beneficiary, deposited by the Grantor in connection with the establishment of the Trust Account, Commercial Mortgage Loans that are Participation Assets must (i) be pari passu with other related participation assets, and (ii) not have any transfer restriction or consent right by any other participant in connection with the transfer of the Participation Asset.
Notwithstanding anything to the contrary in the Trust Agreement or these Investment Guidelines, the following assets are deemed Eligible Assets:
Fund Investments - Deemed
Eligible Assets Beneficiary Commitment Amount
POMONA CAPITAL
VII   PRVT Reliastar Life Insurance Company 16,000,000
 Voya Retirement Insurance and Annuity
Company 25,000,000
POMONA VOYA HOLDINGS
II LP Reliastar Life Insurance Company 8,000,000
POMONA VOYA HOLDINGS
IV LP Reliastar Life Insurance Company 9,000,000
 Voya Retirement Insurance and Annuity
Company 15,000,000

X. Assets Not Listed by the Securities Valuation Office of the NAIC
Other than with respect to the assets transferred to the Trust Account by the Beneficiary on behalf of the Grantor pursuant to Section 3.1(a) of the Reinsurance Agreement, for any asset deposited into the Trust Account that is not listed by the Securities Valuation Office of the NAIC (the “SVO”):
•
The Grantor will either (i) file with the SVO for such asset to become SVO listed as promptly as reasonably practicable or (ii) as promptly as reasonably practicable after discovery by the Grantor that an asset is not SVO listed or has been denied listing by the SVO, substitute (in accordance with Section 4.5 of the Reinsurance Agreement and Section 4(c) of the Trust Agreement) such asset for an SVO-listed asset.

•
If such asset has not become listed by the SVO within twelve (12) months following the date of filing with the SVO under clause (i) above, such asset will be deemed to have a Statutory Book Value and Fair Market Value of zero for purposes of the Trust Account.

Appendix A:  Definitions

“Alternative Assets” shall mean interests in limited partnerships, limited liability companies, companies or other vehicles and any other unrated assets generally filed on Schedule BA of a life insurance company’s annual financial statement.

“Asset-Backed Securities” or “ABS” shall include, but not be limited to, securitized fixed income securities backed by pools of collateral including, but not limited to, credit card receivables, auto loan receivables, stranded cost utility receivables and collateralized bond obligations/collateralized debt obligations; but, excluding such securities backed by CLOs, CMBS, RMBS, home equity, and select securities purchased into the Private Placement portfolio.

“Below Investment Grade” shall mean securities with NAIC Ratings of 3, 4, 5 or 6.

“Collateralized Loan Obligation Securities” or “CLOs” shall mean securitized fixed income debt securities primarily backed by pools of senior secured first-lien loans, second-lien loans, senior unsecured loans or DIP collateral obligations and shall not include residual or equity tranches of CLOs, which will be deemed to be Alternative Assets, nor select securities purchased into the Private Placement portfolio.

“Commercial Mortgage Backed Securities” or “CMBS” shall mean securitized fixed income securities backed by pools of collateral consisting of commercial real estate mortgage loans.

“Commercial Mortgage Loan” or “CMLs” shall mean whole loans and loan participations including first lien, second lien and mezzanine real estate loans. For the purposes of these Investment Guidelines Commercial Mortgage Loans include Core and Core Plus CMLs.

“Country of Risk” shall mean the country where the majority of the underlying economic value of an instrument is derived, considering factors such as country of revenue, country of primary listing, reporting currency of the issuer, management location, and country of production.

“Effective Rating”, unless otherwise specified in these Investment Guidelines, shall be based on a nationally recognized statistical rating organization (NRSRO) credit rating that include Standard & Poor’s Corporation (“S&P”), Moody’s Investor Service, Inc. (“Moody’s”), and/or
Fitch Ratings Ltd.  For the purpose of any test set forth in these Trust Investment Guidelines, the Effective Rating shall be determined as follows: when 4 credit ratings or more are available, the Effective Rating will be the 2nd lowest; when only 3 credit ratings are available, the Effective Rating will be the middle rating; when only 2 credit ratings are available, the Effective Rating will be the lower rating; when only 1 credit rating is available the Effective Rating will be the single rating; and if no ratings are available by any of the above- referenced agencies, the Effective Rating will be the assigned internal rating determined by the Investment Manager pursuant to established policies and procedures.  Further, all references to an S&P rating shall mean and include the equivalent rating from Moody’s, and Fitch.

“Emerging Markets Debt” shall mean sovereign debt, Corporate Bonds, and Private Placements whose Country of Risk is not listed in Appendix B hereto.

“Fixed Maturities” shall mean all asset classes except Commercial Mortgage Loans and Alternative Assets.

“Foreign Securities” shall mean those securities or obligations where the Country of Risk is not the U.S. or Canada.  Foreign securities are not to be treated differently than securities of U.S. issuers except where explicitly indicated.

“Investment Manager” shall mean a registered investment adviser acting as the investment manager with respect to the Trust Portfolio pursuant to an investment management agreement between the Grantor and such Investment Manager.

“Mortgage Derivative Strategy” shall mean the mortgage derivative strategy focused on prepayment analysis and structural market inefficiencies.  This includes all financial derivatives used to hedge the Mortgage Derivative Strategy securities.

“NAIC Rating,” unless otherwise specified in these Investment Guidelines, shall mean the credit rating designation of 1, 2, 3, 4, 5 or 6 assigned to a security in accordance with the Purpose and Procedures manual of the Securities Valuation Office of the NAIC.

“Preferred Stock” shall mean NAIC rated preferred equity securities.

“Private Placements” shall mean corporate bonds that are not Public Corporate Bonds, but shall include select 144A, Bank Loans, ABS or other securities purchased into the Private Placement portfolio. For the purposes of these Investment Guidelines Private Placements include securities considered Enhanced Private Placements.

“Public Corporate Bonds” or “Corporate Bonds” is defined as bonds registered under the Securities Act (including registered U.S. Agency and corporate bonds), 144A corporates, and Bank Loans except for select securities purchased into the Private Placement portfolio, but not including U.S. Treasuries, ABS, CMBS, CLOs, and RMBS.

“Ratings-Adjusted Book Value” for purposes of calculating single issuer credit exposure, shall mean Book Value of each CUSIP level holding multiplied by a ratio of the ultimate parent rating limit divided by the CUSIP rating limit (as defined in Table C1 of these Investment Guidelines).

“Real Estate Total and Securitized Assets” shall mean all securitized asset types including
ABS, CLO, CMBS, Agency RMBS, and Non-Agency RMBS as well as Commercial Mortgage Loans and all public and private bond or loan exposure to REITs.  This includes any Agency or Non-Agency RMBS securities related to the Mortgage Derivative Strategy.

“Residential Mortgage-Backed Securities” or “RMBS” shall mean securitized fixed income securities backed by pools of collateral consisting of residential real estate mortgage loans (including agency and non-agency mortgage- backed securities and home equity).  This includes any RMBS securities related to the Mortgage Derivative Strategy as defined in this Appendix.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

Appendix B:  List of Developed Countries
ISO Country Code RegionCountry Country Type Category
US NAMUnited StatesG12Developed
DE WEURGermanyG12 Developed
CA NAMCanadaG12Developed
AU AUSPACAustraliaG12 Developed
FR WEURFranceG12Developed
GB WEURUnited KingdomG12 Developed
NL WEURNetherlandsG12 Developed
CH WEURSwitzerlandG12 Developed
SE WEURSwedenG12Developed
BE WEURBelgiumG12Developed
NO WEURNorwayDeveloped Developed
DK WEURDenmarkDeveloped Developed
JP ASIAJapanG12Developed
AT WEURAustriaDeveloped Developed
FI WEURFinlandDeveloped Developed
ES WEURSpainG12Developed
NZ AUSPACNew ZealandDeveloped Developed
IE WEURIrelandDeveloped Developed
LU WEURLuxembourgDeveloped Developed
IT WEURItalyG12Developed
LI WEURLiechtensteinDeveloped Developed
GG WEURGuernseyDeveloped Developed
JE WEURJerseyDeveloped Developed
PT WEURPortugalDeveloped Developed
BM NAMBermudaDevelopedDeveloped
GI WEURGibraltarDeveloped Developed
GR WEURGreeceDeveloped Developed
GL WEURGreenlandDeveloped Developed
MC WEURMonacoDeveloped Developed
VG LATAMVirgin Islands, British Developed Developed
VI LATAMVirgin Islands, U.S. Developed Developed

Regulatory Closed Block Policies

Every three years a Gross Premium Valuation (GPV) shall be performed to ensure future cash inflows for the Regulatory Closed Block and future cash outflows are approximately equal.  In years between GPVs, the dividend scale and interest rates shall be trued up to reflect actual asset rollover, policy loan activity, and portfolio yield rates.  The Ceding Company additionally tracks surplus, mortality and policy termination model forecasts and evaluates and, if appropriate, adjusts such factors on an annual basis.  The Ceding Company’s existing per policy expense assumptions include an annual inflation factor, and expected expense levels are compared to actual expenses allocated to the PFA and adjusted annually, if appropriate.  Any surplus with respect to the Regulatory Closed Block shall be retained within the Regulatory Closed Block (which surplus amount is targeted to be in the range of 5-6% of the liabilities and current dividend scale) and dividends shall be established consistent with Plan of Operation, Plan of Conversion and Applicable Law.  Eventually, all liabilities including dividends with respect to the Regulatory Closed Block will be run off with the last policy in the block in accordance with the Applicable Law and the Plan of Operation and Plan of Conversion.

RNY Agreements

[Son of Sunny]: Automatic Coinsurance Agreement between RNY, as ceding company, and the Ceding Company, as reinsurer, effective March 1, 2008 (Treaty #SE08 CO02), as amended, restated or modified from time to time.

[Sunny Side Up]: Amended and Restated Automatic Coinsurance Agreement between RNY, as ceding company, and the Ceding Company, as reinsurer, effective April 1, 2011 (Treaty #SE07 CO01-B), as amended, restated or modified from time to time.

[Empire]: Automatic Coinsurance Agreement between RNY, as ceding company, and the Ceding Company, as reinsurer, effective January 1, 2011 (Treaty #SE10 CO03), as amended, restated or modified from time to time.

Automatic Reinsurance Agreement between RNY (formerly Lincoln Security Life Insurance
Company), as ceding company, and the Ceding Company (formerly Security-Connecticut Life Insurance Company), as reinsurer,  effective as of April 1, 1984, as amended, restated or modified from time to time.

Automatic  Reinsurance Agreement between RNY (formerly Lincoln Security Life Insurance
Company), as ceding company, and the Ceding Company (formerly Security-Connecticut Life Insurance Company), as reinsurer, effective as of January 15, 1996, as amended, restated or modified from time to time.
Separate Accounts

40-Act Separate Accounts
Name Parent Jurisdiction Address CIK#
ReliaStar Select
Variable
Account ReliaStar Life
Insurance
Company MN 20 Washington Avenue
S., Minneapolis, MN,
55401, United States 0000356778
Select*Life
Variable
Account ReliaStar Life
Insurance
Company MN 20 Washington Avenue
S., Minneapolis, MN,
55401, United States 0000897899
MFS/ReliaStar
Variable
Account ReliaStar Life
Insurance
Company MN 20 Washington Avenue
S., Minneapolis, MN,
55401, United States 0000314853
Northstar
Variable
Account ReliaStar Life
Insurance
Company MN 20 Washington Avenue
S., Minneapolis, MN,
55401, United States 0000916201

Non-40-Act Separate Accounts:
Separate Account Name
(Products if No Account Name) Legal Entity (Depositor) Address Registered?
ReliaStar Life Insurance Company Separate Account K ReliaStar Life
Insurance
Company 20 Washington Avenue
South, Minneapolis,
MN 55401 N/A

Ceding Company Extra-Contractual Obligations

Advance Trust & Life Escrow Services, LTA v. ReliaStar Life Insurance Company (USDC
District of Minnesota, No. 1:18-cv-02863)

Financed Policies

RLI AXXX Policies
Plan Policy Form No. * Policy Dates
Security Design II 11320, 11430 Issued on or after January 1, 2000
Select Design 1133R All issue years
Estate Choice 1150R, 1170R All issue years
Guaranteed Premium Universal
Life (GPUL) 1175 R Issued August 23, 2002 through December 31, 2007
Guaranteed Premium Survivorship
Universal Life (GPSUL) 1176 R, 1176-RLI September 1, 2003 through
December 31, 2009
RLI XXX Policies
Plan Plan Code Policy Dates
ROP 15 Year Term NS8078 February 1, 2007 through
December 31, 2014
ROP 20 Year Term NS8072 February 1, 2007 through
December 31, 2014
ROP 30 Year Term NS8073 February 1, 2007 through
December 31, 2014
ROP Endowment 20 NS8092 December 1, 2009 through
April 1, 2017
∗ For RLI there may be state variations in the approved policy form
RNY AXXX Policies Ceded to RLI
Plan Policy Form No. Policy Dates
Guaranteed Premium Universal Life NY (GPULNY) 1175-RNY April 1, 2004 through November 30, 2009
Guaranteed Premium Survivorship Universal Life NY (GPSUL NY) 1176-RNY November 1, 2004 through January 31,2008
Guaranteed Death Benefit
Universal Life (GDBULNY) 1172-RNY July 1, 2006 through March 1, 2010
Guaranteed Death Benefit
Universal Life II NY (GDBUL II
NY) 3000-RNY, 3000 September 21, 2009 through December 31, 2012
Guaranteed Death Benefit
Survivorship Universal Life NY
(GDB SUL 11NY) 3002 All issue years
Indexed Universal Life Guaranteed Death Benefit NY (IUL GDB NY) 3003 All issue years

RLI XXX Policies
Plan Plan Code Policy Dates
ROP Endowment 25 NS8097 December 1, 2009 through
April 1, 2017
ROP Endowment 30 NS8093 December 1, 2009 through
April 1, 2017
TermSmart 5 TSM5 2, TSM5 2 USX,
TSM5 4, TSM5 4 USX,
TSM5 5, TSM5 5 USX,
TSM5 6, TSM5 6 USX January 1, 2000 and later
TermSmart 10 TSM101,
TSM102, TSM102 USX,
TSM104, TSM104 USX,
TSM105, TSM105 USX,
TSM106, TSM106 USX,
TSM107,
TSM108, TSM108 USX January 1, 2000 and later
TermSmart 10 TSM109, TSM109 USX October 31, 2005 & later
TermSmart 10 T10OC1, T10OC1 USX,
T10OX1, T10OX1 USX,
T10RC1, T10RC1 USX,
T10RX1, T10RX1 USX,
 T10WC1, T10WX1 June 30, 2006 through December 31, 2006
TermSmart 10 NT809A, NT810A,
NT8A9A, T10OC2,
T10OX2, T10RC2,
T10RX2, T10WC2,
T10WX2 January 1, 2009 through
December 31, 2009
TermSmart 10 NT809A, NT8A9A,
NT810A July 1, 2011 through
December 31, 2011
January 1, 2014 through
April 1, 2017
TermSmart 10 NT810A January 1, 2012 through April 1, 2017
TermSmart 15 TSM152, TSM152 USX,
TSM153, TSM153 USX,
TSM154, TSM154 USX,
TSM155, TSM155 USX,
TSM156, TSM156 USX,
TSM157,
TSM158, TSM158 USX January 1, 2000 and later
TermSmart 15 TSM159, TSM159 USX October 31, 2005 & later

RLI XXX Policies
Plan Plan Code Policy Dates
TermSmart 15 T15OC1,
T15OX1, T15OX1 USX,
T15RC1, T15RC1 USX,
T15RX1, T15RX1 USX,  T15WC1, T15WX1 June 30, 2006 through December 31, 2006
TermSmart 15 NT807B, NT809B,
NT810B, NT8A9B,
T150C2, T15OX2,
T15RC2, T15RX2,
T15WC2, T15WX2 January 1, 2009 through
December 31, 2009
TermSmart 15 NT809B, NT8A9B, NT810B July 1, 2011 through
December 31, 2011
January 1, 2014 through
April 1, 2017
TermSmart 15 NT810B January 1, 2012 through April 1, 2017
TermSmart 20 TSM202, TSM202 USX,
TSM203, TSM203 USX,
TSM204, TSM204 USX,
TSM205, TSM205 USX,
TSM206, TSM206 USX,
TSM207,
TSM208, TSM208 USX January 1, 2000 and later
TermSmart 20 TSM209, TSM209 USX October 31, 2005 & later
TermSmart 20 T20OC1, T20OC1 USX,
T20RC1, T20RC1 USX,
T20OX1, T20OX1 USX,
T20RX1, T20RX1 USX,
T20WC1, T20WX1 June 30, 2006 through December 31, 2006
TermSmart 20 NT807C, NT809C,
NT810C, NT8A9C,
T20OC2, T20OX2,
T20RC2, T20RX2,
T20WC2, T20WX2 January 1, 2009 through December 31, 2009
TermSmart 20 NT809C, NT8A9C,
NT810C July 1, 2011 through
December 31, 2011
January 1, 2014 through
April 1, 2017
TermSmart 20 NT810C January 1, 2012 through April 1, 2017
TermSmart 25 NT810N January 1, 2009 through
December 31, 2009
July 1, 2011 through
December 31, 2013
RLI XXX Policies
Plan Plan Code Policy Dates
TermSmart 30 TSM301,
TSM302, TSM302 USX, TSM306, TSM306 USX,
TSM307,
TSM308, TSM308 USX January 1, 2000 and later
TermSmart 30 TSM309, TSM309 USX October 31, 2005 & later
TermSmart 30 T30OC1,
T30OX1, T30OX1 USX,
T30RC1, T30RC1 USX,
T30RX1, T30RX1 USX,
T30WC1, T30WX1 June 30, 2006 through December 31, 2006
TermSmart 30 NT807M, NT809M,
NT810M, NT8A9M,
T30OC2, T30OX2,
T30RC2, T30RX2,
T30OWC2, T30OWX2 January 1, 2009 through
December 31, 2009
TermSmart 30 NT809M, NT8A9M,  NT810M July 1, 2011 through December 31, 2011
TermSmart 30 NT810M January 1, 2012 through December 31, 2013

RNY XXX Policies ceded to RLI
Plan Plan Code Policy Dates
ROP NY 15 Year Term NS7078 March 1, 2008 through December 31, 2014
ROP NY 20 Year Term NS7072 March 1, 2008 through December 31, 2014
ROP NY 30 Year Term NS7073 March 1, 2008 through December 31, 2014
ROP NY Endowment 20 Year Term NS7092 March 1, 2008 through April 1, 2017
ROP NY Endowment 25 Year
Term NS7097 March 1, 2008 through April
1, 2017
ROP NY Endowment 30 Year
Term NS7093 March 1, 2008 through April
1, 2017
TermSmart NY 10 T10NC1, T10BC1,
T10NX1, T10BX1,
TS10B5, TS10N5 November 1, 2005 through December 31, 2006
TermSmart NY 10 NT707A, NT709A,
NT710A, NT7A9A,
T10NC2, T10NX2 January 1, 2009 through December 31, 2009
TermSmart NY 10 NT709A, NT7A9A,
NT710A July 1, 2011 through
December 31, 2011

RNY XXX Policies ceded to RLI
Plan Plan Code Policy Dates
TermSmart NY 10 NT710A January 1, 2012 through
April 1, 2017
TermSmart NY 15 T15NC1, T15BC1,
T15NX1, T15BX1,
TS15B5, TS15N5 November 1, 2005 through
December 31, 2006
TermSmart NY 15 NT707B, NT709B,
NT710B, NT7A9B,
T15NC2, T15NX2 January 1, 2009 through December 31, 2009
TermSmart NY 15 NT707B, NT709B,  NT7 A9B, NT710B July 1, 2011 through December 31, 2011
TermSmart NY 15 NT710B January 1, 2012 through April 1, 2017
TermSmart NY 20 T20NC1, T20BC1,
T20NX1, T20BX1,
TS20B5, TS20N5 September 22, 2005 through
December 31, 2006
TermSmart NY 20 NT707C, NT709C,
NT710C, NT7A9C,
T20NC2, T20NX2 January 1, 2009 through
December 31, 2009
TermSmart NY 20 NT707C, NT709C,  NT7 A9C, NT710C July 1, 2011 through December 31, 2011
TermSmart NY 20 NT710C January 1, 2012 through April 1, 2017
TermSmart NY 25 NT710N January 1, 2009 through
December 31, 2009
July 1, 2011 through
December 31, 2013
TermSmart NY 30 T30NC1, T30BC1,
T30NX1, T30BX1,
TS30B5, TS30N5 August 21, 2005 through December 31, 2006
TermSmart NY 30 NT707M, NT709M,
NT710M, NT7A9M,
T30NC2, T30NX2 January 1, 2009 through
December 31, 2009
TermSmart NY 30 NT707M, NT709M,
NT7A9M, NT710M July 1, 2011 through
December 31, 2011
TermSmart NY 30 NT710M January 1, 2012 through
December 31, 2013

Permitted Practices

None.

Shared NGE Reinsurance Agreements

1.	Reinsurance and Administration Agreement A between the Ceding Company and RGA Reinsurance Company, dated December 18, 2014.
2.	Reinsurance and Administration Agreement B between the Ceding Company and RGA Reinsurance Company, dated December 18, 2014.
3.	Reinsurance and Administration Agreement between the Ceding Company and RGA Reinsurance Company, dated December 23, 2015.

Split Private Placements

The securities listed in the attached for which amounts are being transferred to the RLI comfort trust as set forth in Column H thereof.

Column A Column BColumn CColumn DColumn E Column F Column G Column H
BNYM
Security ID Security DesciptionCurrently Registered/Payable ToCurrent BNYM
Account
Number Name in which Note should be registered toRemaining with BNYM
Current Account New BNYM Account
436379
VRIAC Comfort Trust New BNYM Account
436264
RLI Comfort Trust
03028PH#6 AMERICAN TRANSMISSION COMPANY LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,400,000 3,100,000
07086*AA0 BATH COUNTY ENERGY LLCReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 1,600,000 5,900,000
07086*AA0 BATH COUNTY ENERGY LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 7,100,000 500,000
10567@AA0 BRAVES STADIUM COMPANY LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 9,605,120 5,408,708
12656*AM4 CSLB HOLDINGS INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 12,700,000 8,000,000
147528E@8 CASEYS GENERAL STORES INC. PRVTReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 19,500,000 9,500,000
185508A#5 CLECO POWER LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 2,500,000 2,700,000
185508A*9 CLECO POWER LLCReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 4,100,000 2,800,000
185508A*9 CLECO POWER LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,600,000 800,000
185508A@7 CLECO POWER LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 3,100,000 600,000
292766A#9 ENERPLUS CORPVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 3,700,000 800,000
292766A@1 ENERPLUS CORPReliastar Life Insurance Company187035 Security Life of Denver Insurance Company 2,400,000 100,000
292766A@1 ENERPLUS CORPVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,200,000 200,000
39122@AA7 GREAT RIVER HYDRO LLCReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 3,900,000 3,900,000
39122@AA7 GREAT RIVER HYDRO LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 14,000,000 6,100,000
40461#AA2 HA FEDERAL FUNDING III TRUSTVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 12,020,614 8,270,182
40462#AA1 HA FEDERAL FUNDING I TRUSTVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 8,332,118 5,775,673
41975*AM7 HAWAII ELECTRIC LIGHT COMPANY, INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 4,000,000 800,000
419866D@4 HAWAIIAN ELECTRIC COMPANY, INC.Reliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 3,600,000 4,800,000
419866D@4 HAWAIIAN ELECTRIC COMPANY, INC.Voya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,200,000 300,000
419866E*5 HAWAIIAN ELECTRIC COMPANY, INC.Voya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 3,000,000 1,300,000
419866E@3 HAWAIIAN ELECTRIC COMPANY, INC.Reliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 1,600,000 200,000
419866E@3 HAWAIIAN ELECTRIC COMPANY, INC.Voya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,000,000 1,300,000
419870F@4 HAWAIIAN ELECTRIC COMPANY, INC.Voya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 15,200,000 600,000
43148#AA7 HILL TOP ENERGY CENTER LLCReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 6,500,000 100,000
43148#AA7 HILL TOP ENERGY CENTER LLCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 49,020,000 1,200,000
53621@AG1 LION INDUSTRIAL PROPERTIES LPVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 10,000,000 6,000,000
57169*AZ0 MARS INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 10,300,000 6,700,000
57169*BB2 MARS INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 12,300,000 7,700,000
57169*BC0 MARS INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 8,000,000 5,000,000
64079*AB8 NEPTUNE REG TRANS          PRVTReliastar Life Insurance Company 542110 Security Life of Denver Insurance Company 1,205,992 2,126,849
65819#AA8 NORTH CAROLINA ELECTRIC MEMBERSHIPVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 11,100,000 6,800,000
711123D*7 PEOPLES GAS LIGHT AND COKE COMPANYVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 10,300,000 5,700,000
84857LA#8 SPIRE INCVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 4,800,000 200,000
84857LA@0 SPIRE INCReliastar Life Insurance Company187035 Security Life of Denver Insurance Company 1,400,000 250,000
89255#AA9 VANDERBILT TRADEMARK ROYALTY 18-1Reliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 6,000,000 36,900,000
98161*AA7 WORLEYPARSONS US HOLDING CORPReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 6,845,791 508,495
98161*AA7 WORLEYPARSONS US HOLDING CORPVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 3,174,860 533,711
C0445#AM8 ARC RESOURCES LTDVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 3,800,000 700,000
F0405#AA9 ARTS ET TECHNIQUES DU PROGRESVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 9,200,000 200,000
F0405#AB7 ARTS ET TECHNIQUES DU PROGRESVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 15,800,000 300,000
F0405#AC5 ARTS ET TECHNIQUES DU PROGRESReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 1,100,000 2,400,000
F0405#AC5 ARTS ET TECHNIQUES DU PROGRESVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 5,500,000 200,000
F0405#AD3 ARTS ET TECHNIQUES DU PROGRESReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 2,400,000 5,000,000
F0405#AD3 ARTS ET TECHNIQUES DU PROGRESVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 11,200,000 300,000
G6164#AC2 MITIE TREASURY MANAGEMENTVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 5,100,000 400,000
G6363#AH0 NORDIC AVIATION CAPITAL 29 DACReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 6,000,000 3,200,000
G7219*AK1 PREMIER OIL PLC MWVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 1,327,999 26,828
G7219*AN5 PREMIER OIL PLC MWReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 1,150,448 1,494,260
G7219*AN5 PREMIER OIL PLC MWVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 383,483 79,341
G7219*AV7 PREMIER OIL PLCReliastar Life Insurance Company187035 Security Life of Denver Insurance Company 8,700,000 11,300,000
G9160@AA6 UK POWER NETWORKS HOLDINGS LTDReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 19,000,000 30,500,000
G9850@AG8 YORKSHIRE WATER SERVICES BRADFORDReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 15,600,000 11,000,000
N7338@AB7 RED ELECTRICA DE ESPANA SA PRVTReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 6,000,000 6,000,000
Q3629#AN3 ETSA UTILITIES FINANCE PTY LTDVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 7,700,000 5,300,000
R2284#AJ9 STATNETT SFVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 10,000,000 5,898,720
R3000#AC5 HAFSLUND E-CO ASVoya Retirement Insurance and Annuity Company 216101 Security Life of Denver Insurance Company 14,850,000 8,350,000
09784YAA6 BONAVISTA ENERGY CORPORATIONReliastar Life Insurance Company 187035 Security Life of Denver Insurance Company 1,669,900 238,500

Schedule 2.1(e)

Existing Ceding Company-Reinsurer Treaties

[RRIV]: Amended and Restated Coinsurance Agreement by and between Ceding Company and Reinsurer, effective January 1, 2014 (Treaty #WJ07 CM03), as amended, restated or modified from time to time

[RLI Warehouse]: Amended and Restated Automatic Coinsurance Agreement by and between Ceding Company and Reinsurer, effective April 2, 2011 (Treaty #IR08 CM06), as amended, restated or modified from time to time

Schedule 4.4(c)

Intended Treatment

It is the intent that the reinsurance under, and trust arrangement provided for in, this Agreement satisfy the legal requirements for the Ceding Company to receive in its annual Life Risk-Based Capital Report (“Life RBC Report”) the pre-tax credit further described under Section LR016 (or any successor provision) of the NAIC Annual Statement Instructions to the Life RBC Report with respect to reinsurance that is supported by “equivalent trusteed collateral,” including as a result of the “bona fide withdrawals” mechanic contained therein.

Exhibit A
Trust Agreement

Exhibit A

TRUST AGREEMENT

by and among

SECURITY LIFE OF DENVER INSURANCE COMPANY
(referred to as the Grantor),

RELIASTAR LIFE INSURANCE COMPANY
(referred to as the Beneficiary)

and

THE BANK OF NEW YORK MELLON
(referred to as the Trustee)

Effective as of January 1, 2021

43969012.32

Page

Section 1.  Establishment of Trust Accounts; Deposit of Assets to the Trust Accounts
Section 1A.  Security Interest
Section 2.  Withdrawal of Assets from the Trust Accounts
Section 3.  Procedure for Withdrawals of Assets; Certain Covenants
Section 4.  Redemption, Investment and Substitution of Assets
Section 5.  Whole Loans and Participation Assets
Section 6.  Private Placements
Section 7.  Non-Public Assets
Section 8.  Fund Investments
Section 9.  The Income Account
Section 10.  Taxes; Right to Vote Assets
Section 11.  Additional Rights and Duties of the Trustee
Section 12.  The Trustee’s Compensation, Expenses and Indemnification
Section 13.  Resignation of the Trustee
Section 14.  Triggering Event Notice
Section 15.  Recapture Event Notice
Section 16.  Termination of the Trust Accounts
Section 17.  Definitions
Section 18.  Remedies
Section 19.  Governing Law
Section 20.  Jury Waiver
Section 21.  Notices
Section 22.  Successors and Assigns; No Third-Party Beneficiaries
Section 23.  Entire Agreement
Section 24.  Interpretation
Section 25.  Headings
Section 26.  Waivers and Amendments
Section 27.  Severability
Section 28.  Counterparts
Section 29.  Shareholder Communications Act; Required Disclosure
Section 30.  USA Patriot Act
Section 31.  Information Sharing

SCHEDULES AND EXHIBITS

Schedule A	Trust Accounts
Exhibit A	Initial Transferred Assets
Exhibit B	Form of Beneficiary Withdrawal Notice
Exhibit C	Form of Funding Trust Account Withdrawal Notice
Exhibit D	Form of Grantor Withdrawal Notice
Exhibit E	Grantor’s Representatives
i
Exhibit F	Beneficiary’s Representatives
Exhibit G	Form of Grantor Servicing Notice
Exhibit H	Form of Document Release Letter
Exhibit I-1	Form of Triggering Event Notice
Exhibit I-2	Form of Notice of Cure of Triggering Event
Exhibit J-1	Form of Recapture Event Notice
Exhibit J-2	Form of Notice of Cure of Recapture Event
Exhibit K	Fair Market Value
Exhibit L	Investment Guidelines
Exhibit M	Form of Loan Assignment Document Certification
Exhibit N-1	Form of Beneficiary Fund Investment Withdrawal Notice
Exhibit N-2	Form of Grantor Fund Investment Withdrawal Notice
ii

TRUST AGREEMENT
THIS TRUST AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is effective as of January 1, 2021 by and among Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the “Grantor”), ReliaStar Life Insurance Company, a Minnesota-domiciled life insurance company (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the “Beneficiary”), and The Bank of New York Mellon, as trustee for the benefit of the Beneficiary (such bank and its successors by operation of law, in its or their capacity as trustee, being referred to as the “Trustee”).  For purposes of this Agreement, the Grantor, the Beneficiary and the Trustee shall each be deemed a “Party.”
WHEREAS, pursuant to that certain Reinsurance Agreement, dated the date hereof (as amended, modified or supplemented from time to time, the “Reinsurance Agreement”), between the Beneficiary and the Grantor, the Beneficiary has agreed to cede to the Grantor and the Grantor has agreed to reinsure, on an indemnity reinsurance basis, on the terms and conditions set forth in the Reinsurance Agreement, risks arising in respect of or relating to the Covered Insurance Policies (as defined therein);
WHEREAS, pursuant to Section 4.3 of the Reinsurance Agreement, the Grantor desires to establish with the Trustee one or more trust accounts in the name of the Grantor (collectively, the “Trust Accounts”);
WHEREAS, the Trust Accounts shall be set forth on Schedule A, attached hereto, and shall consist of a main trust account to hold financial assets and other investment property other than cash or cash equivalents (but including Income received on such property) (the “Main Trust Account”) and a funding trust account to hold assets consisting of cash and cash equivalents (the “Funding Trust Account”);
WHEREAS, pursuant to Section 3.1 of the Reinsurance Agreement, the Grantor or the Beneficiary on behalf of the Grantor desires to transfer, or cause to be transferred, to the Trustee, for deposit in the Trust Accounts, Assets (as hereinafter defined) to be made subject to this Agreement in order to secure payment of amounts at any time and from time to time owing by the Grantor to the Beneficiary under the Reinsurance Agreement;
WHEREAS, the Trustee is a Qualified U.S. Financial Institution and is not a parent, a subsidiary or an Affiliate of the Grantor or the Beneficiary;
WHEREAS, the Trustee has agreed to act as Trustee hereunder and, in accordance with the terms hereof, to hold Assets (as hereinafter defined) in trust in the Trust Accounts on the terms herein set forth; and
WHEREAS, this Agreement is made for the benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Accounts; NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
Section 1. Establishment of Trust Accounts; Deposit of Assets to the Trust Accounts
(a) Concurrently with the execution and delivery of this Agreement, the Trustee shall establish one or more Trust Accounts in the Grantor’s name, and shall administer the Trust Accounts as Trustee, in each case for the benefit of the Beneficiary as the sole beneficiary in accordance with the terms of this Agreement.  The Trustee acknowledges that the instruments and other documents that are delivered to the Trustee in accordance with the terms hereof are held for the benefit of the Beneficiary.  Assets credited to the Trust Accounts shall be subject to withdrawal by the Beneficiary and the Grantor only as set forth herein.  The Trustee and its lawfully appointed successors are authorized and shall have power to receive such Eligible Assets as the Grantor (or the Beneficiary on behalf of the Grantor) transfers to or vests in the Trustee or places under the Trustee’s possession and control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth.  All such Eligible Assets at all times shall be maintained in the Trust Accounts, separate and distinct from all other assets of the Trustee.
(b) On the date hereof, the Grantor or the Beneficiary on behalf of the Grantor shall transfer to the Trustee, for deposit to the Trust Accounts, the Eligible Assets listed on Exhibit A hereto in accordance with Section 3.1 of the Reinsurance Agreement, and after the date hereof, the Grantor shall transfer to the Trustee, for deposit to the Trust Accounts, Eligible Assets as it may from time to time be required to deposit by this Agreement or the Reinsurance Agreement (all such Eligible Assets and proceeds thereof actually received in or deposited, transferred or credited to the Trust Accounts being collectively “Assets”).  The Trustee shall hold the Assets in trust in the Trust Accounts on the terms set forth herein and reflect them in the Monthly Statement in accordance with Section 11 hereof.
(c) Prior to depositing assets in the Trust Accounts, the Grantor will execute assignments or endorsements in blank, or documents necessary to either transfer legal title to the Trustee of all shares, obligations, or any other assets requiring assignment or otherwise render such assets in proper negotiable form, as applicable, in accordance with the terms of this Agreement.  Without limiting the generality of the immediately preceding sentence, , the Grantor shall deliver and keep current all such agreements, assignments, endorsements, instruments, documents, relevant bond or stock powers, corporate resolutions or other certificates or instruments of transfer as may be required by the applicable issuer and re-register securities in the name of the Trustee or execute assignments or endorsements in blank of all securities or other property requiring such assignment or endorsement in order that the Beneficiary or the Trustee, upon the direction of the Beneficiary, may whenever necessary negotiate any such
Assets without the consent or signature from the Grantor or (subject to Section 1(i)) any other Person; provided that with respect to the NFT Assets, the Grantor is not required to deliver any instrument for the purpose of re-registering such assets in the name of the Trustee.  The Trustee shall not accept any assets (other than cash) for deposit into the Trust Accounts unless the Trustee determines that the Trustee, in its capacity as trustee hereunder, is or will be the registered owner of and holder of legal title to such assets or that such assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such assets, without consent or signature from the Grantor or (subject to Section 1(i)) any other Person.  Any assets received by the Trustee for deposit into the Trust Accounts that, if applicable to such asset class, are not in such proper negotiable form as set forth herein relevant to such assets or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor. The Grantor shall be responsible for all out-of-pocket costs of transfers of title between the Grantor and the Trustee.  The Grantor, prior to depositing assets in the Trust Accounts, shall execute or cause to be executed assignments, endorsements in blank, or other documents necessary to transfer legal title to the Trustee of all certificates, shares, obligations or any other assets requiring assignment (it being understood that the Grantor shall not be responsible for such documentation, or any information in such documentation, required to be provided by the Beneficiary in connection with any such assets to be deposited by the Beneficiary on the date hereof, and the Grantor shall be excused from its obligation to provide any such information or documentation to the limited extent that any such information or documentation is not timely provided by the Beneficiary) in order that the Trustee, upon the direction of the Beneficiary, may whenever necessary transfer and assign to the Beneficiary any such asset without the consent or signature of the Grantor or any other Person, provided; however, in the event that any assets deposited in the Trust Accounts are NFT Assets,  the Grantor shall execute or cause to be executed assignments, endorsements in blank, or other documents necessary to render such assets in proper negotiable form so that the Beneficiary, upon any withdrawal of such NFT Asset by the Beneficiary from the Trust Accounts in accordance with the terms of this Agreement and the Reinsurance Agreement, will either have legal title to such NFT Assets or the signed documentation necessary from the Grantor to transfer legal title to the Beneficiary without further signature of the Grantor (notwithstanding that consents or signatures from third parties may or may not be necessary to complete such legal transfer of title).  In the event that any NFT Asset is not at the time of deposit with the Trustee a certificated security under Article 8 of the UCC or any other State (as defined in the UCC) and later becomes certificated, the Grantor shall promptly deposit with the Trustee all certificates issued by the issuer of the NFT Assets that represent such NFT Assets.
(d) The Grantor, prior to depositing with the Trustee any NFT Asset that is not to be registered in the name of the Trustee or its nominee, shall assign, or otherwise direct the issuer of such NFT Asset to transfer, to the Trust Accounts any and all amounts otherwise payable to the Grantor under, and subject to all terms and conditions of, such NFT Asset and provide to the Trustee sufficient evidence as it may reasonably require of the acknowledgement and consent of such issuer to such direction.  Neither (i) the Trustee nor (ii) other than arising upon and following any withdrawal of such NFT Asset by the Beneficiary from the Trust Accounts, the Beneficiary, shall assume any obligations or liability under any such NFT Asset.
(e) The Grantor and the Beneficiary, as the case may be, either prior to or contemporaneously with the deposit of any Assets into a Trust Account, shall identify in writing the particular Trust Account into which the Assets are to be deposited.
(f) The Grantor hereby represents, warrants and covenants that (i) except as agreed to by the Beneficiary pursuant to Section 1(i), any Eligible Assets, other than NFT Assets, transferred by the Grantor to the Trustee for deposit to the Trust Accounts will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary may, negotiate or transfer any such assets without consent or signature from the Grantor or any other Person; (ii) any NFT Assets transferred by the Grantor to the Trustee for deposit to the Trust Accounts will be in such form (it being understood that the Grantor shall not be responsible for such documentation, or any information in such documentation, required to be provided by the Beneficiary in connection with any such assets to be deposited by the Beneficiary on the date hereof, and the Grantor shall be excused from its obligation to provide any such information or documentation to the limited extent that any such information or documentation is not timely provided by the Beneficiary) that the Trustee, upon direction by the Beneficiary, may transfer and assign to the Beneficiary any such assets without consent or signature from the Grantor or any Person in accordance with the terms of this Agreement; and (iii) all assets transferred by the Grantor to the Trustee for deposit to the Trust Accounts will consist only of Eligible Assets at the time of such transfer.
(g) The Trustee hereby confirms and agrees that:
(i)
The Trustee shall not change the account title or account number of the Trust Account without the prior written consent of the Grantor and the Beneficiary (except to the extent of internal system changes, subject to at least thirty (30) days prior written notice of the same being provided to the Grantor and the Beneficiary);

(ii)
all securities or other property that take the form of an instrument or certificated security underlying any Assets credited to the Trust Accounts, other than NFT Assets, shall be registered in the name of the Trustee or its nominee or endorsed to the Trustee or in blank (either on the related instrument, on the certificated security or on a separate allonge or transfer power), with any powers and resolutions to the Trustee as necessary for the Trustee to freely negotiate such securities and other property, and in no case will any Asset credited to the Trust Accounts be registered in the name of the Grantor, payable to the order of the Grantor or specially endorsed to the Grantor except to the extent the foregoing have been specially endorsed to the Trustee or in blank as set forth above or with respect to NFT Assets in accordance with Section 1(c) and Section 1(d); and

(iii)	the Trustee is a Qualified U.S. Financial Institution.
(h)	The Grantor hereby represents and warrants as of the date hereof, and on the date of any subsequent deposit or transfer of any Assets into the Trust Accounts, only with respect to the Assets deposited by the Grantor on such date, that:
(i)
except for NFT Assets in accordance with Section 1(c) and Section 1(d), no authorization, consent of or notice to any other Person that has not been obtained is required in connection with the assignment and transfer by Grantor of any such Assets to the Trustee or, except as agreed by the Beneficiary pursuant to Section 1(i), the subsequent transfer thereof by the Trustee pursuant to the terms hereof;

(ii)
other than any assets deposited by the Beneficiary on behalf of the Grantor, as to which the Grantor makes no representations or warranties, the Grantor is the record and beneficial owner of, and has good title to, such Assets, in each case free and clear of any security interest in, liens or options in favor of, or adverse claims of, any other Person, other than the security interest in the Trust Accounts and Assets therein in favor of the Beneficiary;

(iii)	the exact name of the Grantor is Security Life of Denver Insurance Company; and
(iv)	the Grantor is organized exclusively under the laws of the State of Colorado.
(i) Notwithstanding anything in this Agreement to the contrary, the Beneficiary hereby provides its consent and acknowledges and agrees that certain NFT Assets (to the extent within the quantitative limitation set forth in the Investment Guidelines) are only negotiable insofar as they may be transferred or assigned from or by the Grantor to the Trustee and from or by the Trustee to the Beneficiary, but may in all cases remain subject to consent or signature by another Person (excluding the Grantor) according to the respective terms of such NFT Assets for any transfer or assignment from the Beneficiary to any other Person.  Upon withdrawal of any such NFT Assets from the Trust Accounts by the Beneficiary, the Grantor shall cooperate with the Beneficiary to transfer title to such NFT Assets, as applicable, and to take other actions necessary or reasonably desirable in connection with the sale or disposition of such NFT Assets.
Section 1A. Security Interest.
(a) It is the intent of the Grantor and the Beneficiary that to the extent that the trust purported to be created under this Agreement is not valid or the transfer of any securities or other financial assets by the Grantor to the Trust Accounts is not effective to transfer the assets to the Trustee but is characterized as a pledge rather than a lawful conveyance to the Trust Accounts, or at any time the Grantor is not permitted to record any Asset held in the Trust Accounts as an admitted asset pursuant to applicable law, then, without any intent to deny, undermine or vitiate the creation of an effective trust, the parties understand and agree that this Agreement shall be deemed to be a security agreement for purposes of the UCC.
(b) The Grantor and Beneficiary acknowledge and agree that the Assets held by the Trustee in the Trust Accounts hereunder have been deposited in said Trust Accounts for the sole benefit of the Beneficiary and pledged by the Grantor to the Beneficiary as security for the Grantor’s obligations to the Beneficiary under or in connection with the Reinsurance Agreement (the “Secured Obligations”).  In furtherance of the foregoing, to secure the Secured Obligations, the Grantor hereby pledges, assigns to, and grants the Beneficiary a continuing first priority security interest in, and a first priority lien upon, the Trust Accounts, all Assets in the Trust Accounts from time to time, all security entitlements (as such term is defined in the UCC) in respect thereof and all Proceeds of the foregoing.  The Trustee acknowledges that it holds possession of all instruments, certificated securities and other documents delivered to it under this Agreement for the benefit of the Beneficiary.
(c) The Grantor and the Beneficiary hereby appoint the Trustee to act as a “securities intermediary” (as such term is defined in the UCC), and the Trustee, in its capacity as securities intermediary, hereby confirms and agrees that:
(i)
the Trust Accounts have been established in the name of the Trustee and the Trust Accounts shall be deemed to consist of (A) a “securities account” (within the meaning of Section 8-501(a) of the UCC) for purposes of the UCC with respect to securities and other financial assets credited thereto from time to time and (B) a “deposit account” (within the meaning of Section 9-102 of the UCC) for purposes of the UCC with respect to cash deposited in or credited thereto from time to time, and there is, and there shall be, no “entitlement holder” or “customer” (each as defined in the UCC), as applicable, for the Trust Accounts other than one or more of the Beneficiary, the Grantor and the Trustee;

(ii)
it shall not change the entitlement holder of any Trust Account without prior written consent of the Beneficiary and it shall not change the account name or number of any Trust Account without at least thirty (30) days’ prior written notice to the Beneficiary;

(iii)	each item of property credited to a Trust Account (other than cash) from time to time shall be treated as a “financial asset” (as defined in the UCC);
(iv)
it is acting as a securities intermediary with respect to all securities and security entitlements deposited in or credited to the Trust Accounts from time to time and a “bank” (as defined in the UCC) with respect to any cash held in the Trust Accounts from time to time;

(v)
it waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Trust Accounts, any financial asset credited thereto from time to time or any security entitlement in respect thereof, and neither the financial assets credited to the Trust Accounts from time to time nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Beneficiary; and

(vi)	the State of New York shall be deemed to be the securities intermediary’s jurisdiction for purposes of the UCC in connection with the Trust Accounts.
(d) The Grantor irrevocably agrees that the Trustee may, and the Trustee agrees that it shall, comply with (i) all entitlement orders (as defined in the UCC) originated by the Beneficiary relating to the Trust Accounts (and all security entitlements carried in the Trust Accounts from time to time) and (ii) all instructions originated by the Beneficiary directing disposition of funds in the Trust Accounts from time to time without further consent by the Grantor or any other person so long as this Agreement is in effect.  The Beneficiary covenants to the Grantor that it will not issue entitlement orders or other instructions to the Trustee directing that securities or funds in the Trust Accounts be delivered to or for the account of the Beneficiary except in compliance with the terms of this Agreement.  The parties hereto acknowledge and agree that the preceding sentence is solely an agreement between the Beneficiary and the Grantor, shall not be construed to limit the obligations of the Trustee to comply with any such entitlement orders or other instructions delivered by the Beneficiary hereunder and imposes no duty or obligation on the Trustee to investigate or inquire of any party whether any such entitlement order or instructions are issued in accordance with the terms of the Reinsurance Agreement or this Agreement.
(e) Without the prior written consent of the Beneficiary and Grantor, the Trustee will not, except as provided in this Agreement, enter into any agreement under which the Trustee agrees to comply with entitlement orders or instructions originated by any person other than the Beneficiary with respect to any property credited to the Trust Accounts from time to time.  The Trustee agrees to promptly notify the Beneficiary and Grantor if any person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to the Trust Accounts at any time.
(f) Grantor hereby authorizes the Beneficiary to file any and all UCC financing statements (and continuation statements) with respect to the Trust Accounts, all Assets in the Trust Accounts from time to time and all “security entitlements” (as such term is defined in the UCC) in respect thereof, and such financing statements may describe the foregoing in any manner determined by the Beneficiary.
(g) The parties hereto agree that if the Trustee’s obligations under this Section 1A in any way conflict with the other provisions of this Agreement, the other provisions of this Agreement shall control; provided, however, that, in the event that the Trustee’s obligations under Sections 1A(b) and 1A(d) hereof conflict with other provisions of this Agreement, the provisions of Sections 1A(b) and 1A(d) hereof shall control.  Notwithstanding the foregoing, the Trustee shall have no liability for taking any action required pursuant to, or refraining from taking any action that conflicts with, this Section 1A to the extent that the taking of, or refraining from taking, such action would conflict with an obligation of the Trustee under the other terms of this Agreement.
(h) Except as expressly permitted in this Agreement, the Grantor shall not, unless (i) it shall have given prior written notice to such effect to the Trustee and the Beneficiary and (ii) it shall have taken all action reasonably requested by the Beneficiary to protect and perfect the liens and security interests intended to be created hereunder with respect to the Trust Accounts and the Assets, (A) change its name, identity or structure or (B) reorganize or reincorporate under the laws of another jurisdiction.
(i) In connection with the withdrawal by the Beneficiary of any Asset pursuant to a Beneficiary Withdrawal Notice in accordance with Section 2(a), the Beneficiary shall have all of the following rights:
(i)
The Beneficiary may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to such Asset as if the Beneficiary were the sole and absolute owner thereof (and the Grantor agrees to take all such action reasonably requested by the Beneficiary as may be appropriate to give effect to such rights);

(ii)
The Beneficiary may make any reasonable compromise or settlement deemed desirable with respect to such Asset and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, such Asset; and

(iii)
The Beneficiary in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for such Asset, but shall be under no obligation to do so.

(j) Without limiting the generality of the foregoing Section 1A(i), to the extent the provisions of the UCC require the Beneficiary to conduct a public or private sale in connection with the withdrawal by the Beneficiary of any Asset pursuant to a Beneficiary Withdrawal Notice, the following shall apply in connection with such sale and withdrawal:
(i)
The Beneficiary, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon the Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon such Asset, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Asset or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Beneficiary or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk.  The Beneficiary shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice.  The Beneficiary shall have the right, upon any such public sale or sales and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Asset so sold, free of any right or equity of redemption of the Grantor, which right or equity of redemption is hereby waived or released.  The Beneficiary shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of such Asset or in any way relating to such Asset or the rights of the Beneficiary hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Beneficiary may elect, and only after such application and after the payment by the Beneficiary of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the UCC, shall the Beneficiary be required to account for the surplus, if any, to the Grantor.  To the extent permitted by Applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Beneficiary arising out of the exercise by the Beneficiary of any of its rights under this Section 1A(j)(i), except for any claims, damages and demands it may have against the Beneficiary arising from the willful misconduct or gross negligence of the Beneficiary or its affiliates, or any agents or employees of the foregoing.  To the extent that the Beneficiary is required by the UCC to deliver prior notice to the Grantor of the date, time and place of any public sale of such Asset or of the date after which any private sale or any other intended disposition of such Asset is to be made, the Grantor agrees that at least ten (10) days’ prior written notice of such sale is reasonable.

(ii)
The rights, powers, privileges and remedies of the Beneficiary under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to the Beneficiary at law or in equity.  All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Beneficiary hereunder.

(iii)
For any Asset sold by the Beneficiary pursuant to this Agreement, the Beneficiary shall conduct such sale in a commercially reasonable manner, and a sale or other disposition of such Asset conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in disposing of property similar to such Asset shall be deemed to be conducted in a commercially reasonable manner.  Without in any way limiting the Beneficiary’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, the Grantor hereby agrees that any foreclosure sale conducted in accordance with the immediately preceding provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale.

Section 2. Withdrawal of Assets from the Trust Accounts
(a) (i) In the absence of a Recapture Event Notice delivered by the Beneficiary to the Trustee with a concurrent copy to the Grantor, the Beneficiary shall have the right to withdraw Assets from the Main Trust Account in accordance with Section 3(a) for one or more of the purposes, and subject to the limitations, set forth in Section 4.8(a) of the Reinsurance Agreement and the fourth sentence of Section 8.4 of the Reinsurance Agreement upon prior written notice from a Beneficiary Authorized Officer to the Trustee with a copy to the Grantor, substantially in the form attached hereto as Exhibit B applicable in the absence of a Recapture Event (a “Beneficiary Withdrawal Notice”) specifying the Assets to be withdrawn.
(ii)
Notwithstanding any other provisions of this Agreement, amounts held in the Funding Trust Account may be withdrawn by the Beneficiary at any time, without prior consent from or notice to the Grantor, following the end of an Accounting Period, for the payment of any Reinsured Liabilities to the extent not paid by the Grantor prior to their due date, upon the delivery of a written notice from a Beneficiary Authorized Officer to the Trustee substantially in the form attached hereto as Exhibit C (a “Funding Trust Account Withdrawal Notice”).  The Grantor shall not have the right to withdraw Assets from the Funding Trust Account unless consented to by the Beneficiary.  Any such withdrawals shall be used only for the purpose set forth in Section 4.4(c) of the Reinsurance Agreement.  This Section 2(a)(ii) shall not be subject to the terms and conditions set forth in Section 3(a).

(iii)
Any withdrawals under this Section 2(a) shall be for an amount necessary for the purposes set forth in Section 2(a)(i) or Section 2(a)(ii), as applicable, and such amounts may be utilized and applied by the Beneficiary or any successor by operation of law (including any liquidator, rehabilitator, receiver or conservator of the Beneficiary) without diminution because of any insolvency on the part of the Beneficiary or Grantor.  Each withdrawal from the Trust Accounts by the Beneficiary shall constitute a representation and certification by the Beneficiary to the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement.  The Beneficiary shall not deliver a Beneficiary Withdrawal Notice or a

Funding Trust Account Withdrawal Notice except as expressly permitted by this
Section 2(a).  Subject to the other terms of this Agreement, a Beneficiary Withdrawal Notice delivered pursuant to Section 2(a)(i) may designate a third party designee to whom Assets specified therein shall be delivered, subject to compliance by the Beneficiary with the terms and provisions of any applicable CML Governing Documents.
(iv)
The Trustee shall have no responsibility to determine whether the Beneficiary or the Grantor have complied with the limitations on withdrawals contained in the Reinsurance Agreement and shall conclusively presume that any instruction or other direction received by it pursuant to this Section 2(a) is compliant with and does not violate the terms of the Reinsurance Agreement.

(b) (i) In the absence of a Recapture Event Notice or Triggering Event Notice delivered by the Beneficiary to the Trustee with a concurrent copy to the Grantor, if the aggregate Statutory Book Value of all the Assets at the end of any Accounting Period exceeds the Required Balance, then the Grantor shall have the right to withdraw Assets from the Main Trust Account in accordance with Section 3(b), but only to the extent of such excess.  The Grantor shall have the right to withdraw Assets from the Main Trust Account pursuant to the immediately preceding sentence upon prior written notice from a Grantor Authorized Officer to the Trustee with a concurrent copy to the Beneficiary, substantially in the form attached hereto as Exhibit D applicable in the absence of a Triggering Event and/or Recapture Event (a “Grantor Withdrawal Notice”) specifying the Assets to be withdrawn.  Each withdrawal from the Trust Accounts by the Grantor under this Section 2(b)(i) shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (i) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement, (ii) the Market-to-Book Requirement referenced in Section 4.9(a)(i)(B) of the Reinsurance
Agreement is satisfied and (iii) the aggregate Statutory Book Value of the Eligible Assets in the Trust Accounts immediately following such withdrawal is at least equal to the Required Balance set forth in the most recent Security Funding Report.
(ii)
In the absence of a Recapture Event Notice or Triggering Event Notice delivered by the Beneficiary to the Trustee with a concurrent copy to the Grantor, during the period when the Hedge Account Control Agreements are in effect, the Grantor shall have the right to withdraw Assets from the Main Trust Account in accordance with Section 3(b) solely for the purposes, and subject to the limitations, set forth in

Section 4.9(b)(i) of the Reinsurance Agreement upon delivery of a Grantor Withdrawal Notice to the Trustee with a concurrent copy to the Beneficiary specifying the Assets to be withdrawn.  Each withdrawal from the Trust Accounts by the Grantor under this Section 2(b)(ii) shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (i) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement and (ii) the Market-toBook Requirement referenced in Section 4.9(a)(i)(B) of the Reinsurance Agreement is satisfied.
(iii)
The Grantor shall not deliver a Grantor Withdrawal Notice except as expressly permitted by this Section 2(b).  A Grantor Withdrawal Notice delivered pursuant to this Section 2(b) may designate a third party designee to whom Assets specified therein shall be delivered, subject to compliance by the Grantor with the terms and provisions of any applicable CML Governing Documents.

(iv)
The Trustee shall have no responsibility to determine whether the Beneficiary or the Grantor have complied with the limitations on withdrawals contained in the Reinsurance Agreement and shall conclusively presume that any instruction or other direction received by it pursuant to this Section 2(b) is compliant with and does not violate the terms of the Reinsurance Agreement.

(c)
The Party withdrawing Assets as permitted pursuant to Sections 2(a), or 2(b) shall be referred to herein as the “Withdrawing Party” and the Beneficiary Withdrawal Notice, the Funding Trust Account Withdrawal Notice or the Grantor Withdrawal Notice, as applicable, shall be referred to herein as a “Withdrawal Notice.”

(d)	The Beneficiary acknowledges and agrees that any Assets which are required to be re-registered in the name of the Trustee or its nominee may not be readily available for immediate withdrawal from the Main Trust Account during the period that such Assets are out for re-registration by the issuer, its registrar or transfer agent.
Section 3. Procedure for Withdrawals of Assets; Certain Covenants
(a)(i) In the event the Beneficiary is the Withdrawing Party pursuant to Section 2(a)(i), the Beneficiary shall transmit an e-mail to the Trustee and all of the Grantor’s representatives then-listed on Exhibit E (as such list may be modified from time to time by the Grantor in written notice to both the Trustee and the Beneficiary, given as provided in Section 21), attaching an executed Beneficiary Withdrawal Notice in PDF format with the cover note to such email transmission stating that such email transmission, together with the Beneficiary Withdrawal Notice attached thereto, constitutes a notice to the Trustee and the Grantor in accordance with Section 21 and is a direction from the Beneficiary to the Trustee with respect to withdrawing Assets from the Main Trust Account as set forth in the attached Beneficiary Withdrawal Notice (any transmission of such email, a “Beneficiary Email Notice”). (ii) The occurrence of any one of the following four events subsequent to the Beneficiary giving the Beneficiary Withdrawal Notice as contained in the Beneficiary Email Notice to the Trustee and the Grantor shall be a condition precedent to the withdrawal of Assets by the Beneficiary in accordance with the Beneficiary Withdrawal Notice delivered under Section 3(a)(i):
(A)
Five (5) Business Days shall have elapsed from and including the date on which the Trustee and the Grantor originally received the Beneficiary Email Notice containing such Beneficiary Withdrawal Notice, and the Trustee shall not have received any notice, given as provided in Section 21, from the Grantor disputing the amount requested for withdrawal by the Beneficiary in the Beneficiary Withdrawal Notice; or

(B)	The Trustee shall have received a certificate signed by the Beneficiary and the Grantor fixing and determining the amount of
Assets, if any, the Beneficiary may withdraw from the Main Trust Account; or
(C)
The Trustee shall have received a certificate from the Beneficiary certifying that a non-appealable award from an arbitration panel or judgment from a court of competent jurisdiction has been entered specifying the amount of Assets which the Beneficiary may withdraw from the Main Trust Account, with a copy of such arbitration award or judgment attached; or

(D)	The Trustee shall have received, in the manner provided in Section 21, written confirmation from the Grantor consenting to the withdrawal requested in the Beneficiary Withdrawal Notice.
The satisfaction of such condition precedent shall be the sole condition to the withdrawal of such Assets by the Beneficiary, provided, for the avoidance doubt, Sections 1A(i) and 1A(j) shall apply if such condition precedent has been satisfied.
(b)(i) In the event that the Grantor is the Withdrawing Party pursuant to Section 2(b), the Grantor shall transmit an email to the Trustee and all of the Beneficiary’s representatives then-listed on Exhibit F (as such list may be modified from time to time by the Beneficiary in written notice to both the Trustee and the Grantor, given as provided in Section 21), attaching an executed Grantor Withdrawal Notice in PDF format with the cover note to such email transmission stating that such email transmission, together with the Grantor Withdrawal Notice attached thereto, constitutes a notice to the Trustee and the Beneficiary in accordance with Section 21 and is a direction from the Grantor to the Trustee with respect to withdrawing assets from the Main Trust Account as set forth in the attached Grantor Withdrawal Notice (any transmission of such email, a “Grantor Email Notice”).
(ii) The occurrence of any one of the following four events subsequent to the Grantor giving the Grantor Withdrawal Notice as contained in the Grantor Email Notice to the Trustee and the Beneficiary shall be a condition precedent to the withdrawal of Assets by the Grantor in accordance with the Grantor Withdrawal Notice delivered under Section 3(b)(i):
(A)
Five (5) Business Days shall have elapsed from and including the date on which the Trustee and the Beneficiary originally received the Grantor Email Notice containing such Grantor Withdrawal Notice, and the Trustee shall not have received any notice, given as provided in Section 21, from the Beneficiary disputing the amount requested for withdrawal by the Grantor in the Grantor Withdrawal Notice; or

(B)	The Trustee shall have received a certificate signed by the Grantor and the Beneficiary fixing and determining the amount of Assets, if any, the Grantor may withdraw from the Main Trust Account; or
(C)
The Trustee shall have received a certificate from the Grantor certifying that a non-appealable award from an arbitration panel or judgment from a court of competent jurisdiction has been entered specifying the amount of Assets which the Grantor may withdraw from the Main Trust Account, with a copy of such arbitration award or judgment attached; or

(D)	The Trustee shall have received, in the manner provided in Section 21, written confirmation from the Beneficiary consenting to the withdrawal requested in the Grantor Withdrawal Notice.
The satisfaction of such condition precedent shall be the sole condition to the withdrawal of such Assets by the Grantor.
(c)
Following receipt of a Withdrawal Notice as contained in the Beneficiary Email Notice or the Grantor Email Notice, as applicable, and upon the satisfaction of any one of the conditions set forth in Section 3(a)(ii) or 3(b)(ii), as applicable, the Trustee shall promptly (i) take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the Assets specified in such Withdrawal Notice and (ii) deliver such Assets as specified in such notice to the appropriate Party.  The Beneficiary or Grantor (as applicable) shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.

(d)
The Trustee shall be fully protected in relying conclusively upon any Withdrawal Notice or any other written demand, instruction, direction, acknowledgment, statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, electronic mail, letter, or other communication of the Beneficiary or the Grantor, as applicable, for any such withdrawal that on its face conforms to the requirements of this Agreement.

(e)	Except as expressly permitted in Sections 4, 5(c), 6(c), 6(e), 13, 14 and 15, in the absence of a Withdrawal Notice, the Trustee shall not allow substitutions or withdrawals of any Asset from the Trust Accounts.  The Parties agree that the Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Accounts pursuant to Section 2 will be used and applied in the manner contemplated therein.
(f)	The Grantor shall neither use, nor attempt to use, the Assets to satisfy any of its debts, contracts or liabilities to others prior to withdrawing such Assets in accordance with the terms of the Reinsurance Agreement and this Agreement.  The Trustee may neither take, nor consent to the taking of, any action that would or could result in the placement of any lien on any of the Trust Accounts’ Assets other than for the benefit of the Beneficiary in accordance with the terms of this Agreement.  In addition, the Trustee shall have no authority to assign, transfer, pledge, or set off any of the Trust Accounts’ Assets except as expressly permitted herein.  Neither the Grantor, nor the Trustee, nor their respective successors and assigns, shall alienate, sell, transfer, assign, encumber or otherwise impair any of the Trust Accounts’ Assets except as stated under this Agreement.  Any attempt to do so in the contrary shall be void and of no force or effect.
(g)	The Grantor may retain (and pay the service fees of) an investment manager (the “Investment Manager”) to manage and make investment decisions with regard to any of the Assets, and the Grantor agrees to provide reasonable advance written notice to the Trustee and the Beneficiary of the appointment of each Investment Manager so retained; provided, that the Grantor shall remain responsible for all its obligations or liabilities under this Agreement despite delegation of any such obligations or liabilities to such Investment Manager and the Grantor shall be liable with respect to the services to be provided by the Investment Manager as if provided by the Grantor.
Section 4. Redemption, Investment and Substitution of Assets
(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Accounts and shall provide notice thereof by Electronic Methods to the Beneficiary and the Grantor.
(b)	From time to time, at the written order and direction of the Grantor or its designated Investment Manager, and without consent of, or prior notice to, the Beneficiary (but subject to Section 4(c)), the Trustee shall invest and reinvest the Assets in Eligible Assets.  The Trustee shall have no responsibility whatsoever to determine that such designated investments constitute Eligible Assets, and may rely on the direction of the Grantor or its designated Investment Manager.  For the avoidance of doubt, following the delivery by the Beneficiary to the Trustee of a Triggering Event Notice or a Recapture Event Notice, investment, reinvestment or substitutions shall require the Beneficiary’s prior written consent in accordance with Sections 14 and 15.
(c)	From time to time subject to Sections 14 and 15, the Grantor or its designated Investment Manager may direct the Trustee to substitute Assets; provided, that (A) at the time of such substitution, the Assets to be withdrawn are replaced with other Eligible Assets having a Statutory Book Value at least equal to the Statutory Book Value of the Assets to be withdrawn, and (B) the Market-to-Book Requirement is satisfied; provided that for purposes of clause (B), during the period when the Hedge Account Control Agreements are in effect, in determining the Market-to-Book Ratio, the Fair Market Value of Eligible Assets in the Trust Account shall include the Hedging Assets Value of the Hedging Assets held pursuant to such Hedge Account Control Agreements.  The Trustee shall have no responsibility whatsoever to determine the value of such replacement Assets or that such replacement Assets constitute Eligible Assets.  Each such direction by Grantor or its designated Investment Manager to substitute Assets shall constitute a representation and certification by the Grantor that such substitution is being made in accordance with the terms of the Reinsurance Agreement and this Agreement.
(d)
All investments, reinvestments and substitutions of Assets referred to in Sections 4(b) and (c) shall be in compliance with the definition of “Eligible Assets” in Section 17.  Any instruction or order concerning such investments, reinvestments or substitutions of Assets shall be referred to herein as an “Investment Order.”  The Trustee shall execute Investment Orders and settle securities transactions by itself or may utilize agents or brokers, including Affiliates.  The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker (other than as a result of the Trustee’s fraud, negligence, willful misconduct or lack of good faith with respect to its selection of such agent or broker).  The Grantor shall reimburse the Trustee such fees and charges as such agent or broker customarily charges.

(e)
Subject to Section 5 relating to Whole Loans and Participation Assets, Section 6 relating to Non-U.S. Private Placements, Section 7 relating to Non-Public Assets and Section 8 relating to Fund Investments, when the Trustee is directed to deliver or receive securities against delivery, delivery will be made in accordance with generally-accepted market practice.

(f)	Any loss incurred from the performance of any investment shall be borne exclusively by the Trust Accounts.  The Trustee shall not be liable for any loss due solely to changes in market rates or penalties for early redemption executed pursuant to an Investment Order.
Section 5. Whole Loans and Participation Assets
Deposits of Whole Loans and Participation Assets
(a)(i) In connection with the deposit of any Whole Loan or Participation Asset into the Trust Accounts, the Grantor shall, simultaneously with such deposit, deliver to (x) the Trustee the Loan Assignment Documents and Loan Assignment Document Certification applicable to such Whole Loan or Participation Asset, (y) each of the Beneficiary and the Servicer a copy of such Loan Assignment Documents and Loan Assignment Document
Certification and (z) the Servicer all other documentation and files related to such Whole Loan or
Participation Asset in the Grantor’s possession.  Any delivery of Whole Loans or Participation Assets to the Trustee shall be accompanied by a Loan Assignment Document Certification from the Grantor certifying to the Trustee each of the original documents and copies of documents in hard copy form delivered to the Trustee for each of the Whole Loans or Participation Assets, as applicable, or if with the consent of the Trustee, copies of documents are provided on electronic media, then identifying the electronic media on which such copies are provided.  A Whole Loan or Participation Asset shall be deemed an Asset in the Trust Accounts only after all Loan Assignment Documents and Loan Assignment Document Certification (other than Trailing Documents) have been received by the Trustee and no Exception (other than if the Exception is the absence of a Trailing Document) is noted by the Trustee on the Custody Transmission.  The Grantor shall be solely responsible for delivering to the Trustee in a timely manner each and every document required for each Whole Loan and Participation Asset deposited into the Trust Accounts, and for completing or correcting any missing, incomplete or inconsistent documents and, except as specifically provided herein, the Trustee shall not be responsible or liable for taking any action to ensure the Grantor has complied with its delivery obligation hereunder, causing any other Person to do so or notifying the Grantor that any such action has or has not been taken.  Upon the Trustee’s receipt of the Loan Assignment Documents and Loan Assignment Document Certification related to a Whole Loan or Participation Asset, the Trustee shall provide, via Electronic Methods, confirmation of receipt to the Grantor and the Beneficiary within one (1) Business Day following the Trustee’s receipt thereof.  The Trustee shall provide a Custody Transmission to the Grantor and the Beneficiary with respect to every Whole Loan and Participation Asset deposited in the Trust Accounts (A) within five (5) Business Days following the Trustee’s review of the Loan Assignment Documents in accordance with Section 5(a)(ii), (B) on a monthly basis concurrently with the delivery of the Monthly Statement, and (C) upon request of the Beneficiary or Grantor.
(ii)
With respect to every Whole Loan or Participation Asset delivered to the Trustee, after its receipt of the Loan Assignment Documents for such Whole Loan or Participation Asset, as applicable, the Trustee shall promptly, and in any event within five (5) Business Days, compare such documentation to the applicable Loan Assignment Document Certification.  Upon its examination of the Loan Assignment Documents, as applicable, relating to any Whole Loan or Participation Asset, if the Trustee shall determine that such documents do not conform to the description of such documents specified in the Loan Assignment Document Certification delivered by the Grantor to the Trustee in respect of such Whole Loan or Participation Asset, or if for any reason the

Trustee is unable to confirm that the documents are as specified in such Loan Assignment
Document Certification, the Trustee shall identify such Whole Loan or Participation
Asset, as applicable, as having an exception (an “Exception”) on the applicable Custody Transmission.  Any Whole Loan or Participation Asset deposited into the Trust Accounts for which an Exception (other than if the Exception is the absence of a Trailing Document) has been identified by the Trustee shall not be deemed an “Asset” for purposes of this Agreement.  The Parties acknowledge that the Trailing Documents are not required for the initial deposit and acceptance of a Whole Loan in the Trust Accounts.  The Grantor covenants that, upon its receipt of a Trailing Document, it shall promptly provide such Trailing Document to the Trustee.  In the event that the Trailing Documents with respect to any Whole Loan are not so provided within one hundred eighty (180) days following such initial deposit and acceptance, such Whole Loan shall cease to be an “Asset” for the purposes of this Agreement, in each case, until all Trailing Documents are delivered to the Trustee.
(iii)
Notwithstanding Section 5(a)(ii), it is herein acknowledged that, in accepting a deposit of any Whole Loan or Participation Asset into the Trust Accounts, the Trustee shall be under no duty or obligation to inspect, review or examine the actual content or substance of any related Loan Assignment Documents, any other loan document, security document or any other related document, instrument or agreement or to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.  In no event shall the Trustee be responsible for the preparation of any Loan Assignment Documents, any other loan document, security document or any other instruments, agreements or documents relating to the Whole Loan or Participation Asset, as applicable, or required for the deposit of the Whole Loan or Participation Asset into the Trust Accounts or for the expenses of such preparation or any other costs related thereto, including any filing fees therefor.

(iv)
The Trustee’s administrative obligations hereunder in respect of the Whole Loans and Participation Assets shall be limited to (A) holding the Whole Loans and Participation Assets in trust, (B) the preparation and delivery of a Custody Transmission in respect of each Whole Loan and Participation Asset, including confirmation that the Trustee has received fully executed versions of each document that it has received and identification of any Exceptions thereon, and (C) the execution of instruments or other documents provided to it, and the Trustee shall take no action with respect to any Whole Loan, Participation Asset or any Underlying Asset, except at the written direction of the Grantor or its designated Investment Manager or the Beneficiary, as applicable, or as otherwise permitted pursuant to this Agreement.  To the extent any compensation and expenses payable to any Servicer under the Servicing Agreements are required to be paid by the Grantor and, if charged to and paid by the Trustee, it shall be reimbursed as expenses of the Trustee by the Grantor in accordance with Section 12(a) and no such compensation and expenses may be payable out of the Trust Accounts.

(v)
With respect to any assignment and assumption agreement relating to a Whole Loan, Participation Asset or an Underlying Asset, the Trustee is hereby authorized and directed, in its capacity as Trustee and not in its individual capacity, to execute and deliver such assignment and assumption agreements presented to the Trustee in accordance with this Agreement for execution from time to time.  To the extent that, under the assignment and assumption agreements, the Trustee as assignee has undertaken or assumed any obligations or made any representations, warranties or covenants, such obligations, representations, warranties or covenants shall not be those of the Trustee, but shall instead be those of the Grantor and the Grantor shall perform or cause to be performed all such obligations, representations, warranties or covenants.

(vi)
The Grantor hereby covenants and agrees that it will take such actions as may be necessary or appropriate to maintain the assignability of Whole Loans and Participation Assets in the Trust Accounts during the term of this Agreement, including obtaining any consents necessary to transfer any Whole Loans or Participation Assets to or from the Trustee.  The Grantor hereby represents and warrants to the Beneficiary and the Trustee that any consents required to effect any sale, transfer or assignment with respect to any Whole Loans and Participation Assets deposited by the Grantor have been or will have been obtained prior to the deposit of such Whole Loans and Participation Assets into the Trust Accounts.

(b) [INTENTIONALLY OMITTED]
(c) Subject to the provisions of this Section 5(c), the Grantor or its designated Investment Manager shall have the right, at any time and from time to time, to withdraw from the Trust Accounts, subject to three (3) Business Days’ prior written notice from the Grantor to the Trustee and the Beneficiary in the form attached hereto as Exhibit G (a “Grantor Servicing Notice”) and, in the event Section 4(c) has been modified as set forth in Section 14 or Section 15, the prior written consent of the Beneficiary (which shall not be unreasonably withheld), such Whole Loans and Participation Assets as are specified in such Grantor Servicing Notice, which notice shall include a certification by the Grantor to the Trustee and the Beneficiary that the withdrawal of the Whole Loan or Participation Asset is required in connection with (i) the payoff of any Whole Loan or the mortgage loan applicable to the Participation Asset, (ii) the sale of a Whole Loan by the Grantor or a mortgage loan applicable to a Participation Asset by the holder thereof or of an Underlying Asset applicable to the Whole Loan or Participation Asset, (iii) the assignment of any Whole Loan or other mortgage loan applicable to a Participation Asset pursuant to the terms of the relevant loan documents, CML Governing Documents and/or the terms hereof, as applicable, or (iv) the modification, servicing, restructuring, foreclosure, deedin-lieu or liquidation of any Whole Loan or any other mortgage loan applicable to the Participation Asset.  In the Grantor Servicing Notice delivered in connection with any withdrawal of any Whole Loan or Participation Asset pursuant to this Section 5(c), the Grantor or its Investment Manager shall (1) direct the Trustee in writing to, and the Trustee shall, in its capacity as Trustee and not in its individual capacity, deliver to the Grantor, to the extent applicable, the Loan Assignment Documents and/or any other transfer documents provided to the Trustee for execution in appropriate form, and (2) obtain any consents required to effect such withdrawal, and the Trustee shall reasonably cooperate with the Grantor or the Investment Manager in providing any information or documentation necessary to effect such withdrawal (to the extent such information or documentation exists and is in the possession or control of the Trustee).  The Grantor may from time to time designate a third party in a Grantor Servicing Notice to whom the applicable Loan Assignment Documents and/or any other transfer documents shall be delivered, subject to compliance by the Grantor with the terms and provisions of any applicable CML Governing Documents.  The Grantor Servicing Notice shall include a certification that the proceeds from a transaction of the type described in the first sentence of this Section 5(c) will be paid into the Trust Accounts within three (3) Business Days.  For the avoidance of doubt, in the event that the Grantor comes into possession of any cash proceeds, the Grantor acknowledges and agrees (I) that it holds such proceeds in trust for the benefit of the Beneficiary and (II) that it will transfer such proceeds to the Trust Accounts as soon as reasonably practical following receipt by the Grantor, except in each case, to the extent that it has previously deposited other Eligible Assets into the Trust Accounts to replace some or all of the applicable value of the withdrawn Whole Loan or Participation Asset.  The withdrawal of a Whole Loan or Participation Asset pursuant to this Section 5(c) shall reduce the Statutory Book Value and Fair Market Value, as applicable, of the Assets by the applicable value of the asset so withdrawn.  The Grantor shall deposit such cash proceeds, and/or other Eligible Assets (which may include a modified or restructured Whole Loan or Participation Asset with a Statutory Book Value and Fair Market Value, as applicable, at least equal to the applicable value of such withdrawn Whole Loan or Participation Asset, as applicable), within three (3) Business Days following such withdrawal.  For the avoidance of doubt, in no event shall real estate owned resulting from any such foreclosure, deed-in-lieu or other liquidation be deposited into the Trust Accounts.  Notwithstanding anything herein to the contrary, at no time shall the applicable value of any Whole Loan or Participation Asset “in transit” (i.e., such Whole Loan or Participation Asset is withdrawn from the Trust Accounts for one of the purposes set forth in clauses (i) through (iv) of the first sentence of this Section 5(c) without simultaneously being replaced with Eligible Assets with the same applicable value) under this Section 5(c) exceed $200 million.  The
Grantor shall not be required to present any other statement or document in addition to a Grantor
Servicing Notice (but subject to Section 4(c)), in order to withdraw any Whole Loan or Participation Asset for purposes under this Section, and the Grantor shall acknowledge receipt of any Whole Loan or Participation Asset, withdrawn from the Trust Accounts upon request by the Trustee.  The Trustee shall have no liability or responsibility to verify or determine the occurrence of any event or condition giving rise to the Grantor’s right to withdraw Whole Loans or Participation Assets from the Trust Accounts pursuant to a Grantor Servicing Notice or to monitor the Grantor’s compliance with its obligation to deposit proceeds of any withdrawn Asset, and the Trustee shall be fully protected in relying conclusively on the Grantor Servicing Notice.
Withdrawals of Whole Loans and Participation Assets
(d) Without limiting the applicability of Sections 2 and 3, in connection with the withdrawal of any Whole Loans or Participation Assets by the Beneficiary, the Beneficiary shall direct the Trustee to date and deliver the Loan Assignment Documents, including, if applicable, the original promissory note, and the Trustee shall, in its capacity as Trustee and not in its individual capacity, date any other transfer documents provided to the Trustee for execution in appropriate form, necessary to endorse and transfer the Whole Loans and Participation Assets to the Beneficiary, and the Trustee shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such assignment
(to the extent such information or documentation exists and is in the possession or control of the Trustee).  The Grantor hereby grants the Beneficiary a limited power of attorney to act on the behalf of the Grantor to the extent (and only to such extent) necessary to obtain the consents or approvals required to effect the transfer of any Whole Loans or Participation Assets in connection with any withdrawal by the Beneficiary permitted hereunder, and the Grantor shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such sale, transfer or assignment.  In the event that the Beneficiary withdraws a Whole Loan or Participation Asset from the Trust Accounts pursuant to this Agreement, only the entire Whole Loan or entire Participation Asset (and not a portion thereof) then in the Trust Accounts may be assigned or transferred to the Beneficiary.
(e) Without limiting the applicability of Sections 2 and 3, in connection with the withdrawal of any Whole Loans or Participation Assets by the Grantor, the Grantor shall direct the Trustee to deliver the Loan Assignment Documents, including, if applicable, the original promissory note.  In the event that the Grantor withdraws a Whole Loan or Participation Asset from the Trust Accounts pursuant to this Agreement, then, unless otherwise agreed upon by the Grantor and the Beneficiary in writing with notice to the Trustee, only the entire Whole Loan or entire Participation Asset (and not a portion thereof) then in the Trust Accounts may be withdrawn by the Grantor.
Servicing of Whole Loans and Participation Assets
(f) Except with respect to any Whole Loan or Participation Assets withdrawn by the Beneficiary in accordance with the terms hereof, subject to its compliance with Sections 2, 3, 5, 7, 14 and 15, the Grantor (or its Investment Manager) shall have the right, power, authority and obligation to service, administer, manage, liquidate, deal with, issue or withhold any consents or waivers, amend, modify, extend, or make any other decisions in respect of any Whole Loans or Participation Assets in any manner that it shall choose, subject only to the limitations set forth in this Agreement and any applicable CML Governing Document; provided, that the Trustee shall be entitled to receive on behalf of the Grantor all Income in respect of Whole Loans and Participation Assets in accordance with Section 9 (whether from any Servicer, borrower or other Person), and to retain, use, enjoy the same subject only to the limitations set forth in this Agreement and any applicable CML Governing Document.  Except with respect to any Whole Loan or Participation Asset withdrawn by the Beneficiary in accordance with the terms hereof, the Grantor (or its Investment Manager) shall have the right, power and authority to make decisions and take other actions in respect of (i) any Whole Loans (and any related Underlying Assets) under any CML Governing Documents affecting the Whole Loans (and any related Underlying Assets) and (ii) any Participation Assets (and any related Underlying Assets) under any CML Governing Document affecting the Participation Assets or the related Underlying Assets, in each case, as fully and completely as if this Agreement had not been executed and delivered; provided, that the sale, transfer or assignment of any such Whole Loan or Participation Asset shall only be effectuated by substitution, exchange and withdrawal pursuant to the terms of this Agreement.  The Grantor shall have the power, authority and obligation, acting alone or through its Investment Manager, Servicers or sub-servicers, to do any and all things in connection with such servicing, administration, management and liquidation of the Whole Loans and Participation Assets which it may deem necessary or desirable to maximize recoveries with respect thereto, subject to the limitations contained in this Agreement and any applicable CML Governing Documents.  Without limiting the generality of the foregoing, the Grantor shall continue, and is hereby authorized and empowered hereunder, to prepare and file, or cause the Servicer or any sub-servicers to prepare and file, at the Grantor’s expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on any Underlying Assets.  Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not date, endorse, record or transfer any Loan Assignment Document except in accordance with the written directions of the Grantor or its Investment Manager in accordance with the terms of this Agreement or, upon receipt of a Beneficiary Withdrawal Notice, in accordance with the written direction of the Beneficiary.
(g) The Trustee, in its capacity as Trustee and not in its individual capacity, upon receipt of a written request from the Grantor or its Investment Manager, shall execute and deliver any powers of attorney and other documents provided to it which the Grantor or its Investment Manager determines, in the exercise of its reasonable judgment, are necessary in order to enable any Servicer to carry out its duties under the Servicing Agreements or any other CML Governing Document, or to enable the Grantor or its Investment Manager to take appropriate action in respect of the ownership, assignment, transfer and liquidation of the Whole Loans or the Participation Assets (and any related Underlying Assets), as applicable, subject to the limitations in this Agreement.  The Trustee acknowledges that the Grantor may, from time to time, execute and deliver a limited power of attorney in order to enable the Investment Manager or the Servicers to carry out their duties under any Servicing Agreements and other CML Governing Documents applicable to Whole Loans or Participation Assets (and to any related Underlying Assets).  The authority of the Grantor, its Investment Manager or any Servicer shall include the power to (i) enforce, modify, amend, renew or extend the Whole Loans, the Participation Assets or the Underlying Assets, (ii) grant or withhold any consents or waivers under or in respect of the Whole Loans, the Participation Assets or the Underlying Assets, (iii) file and collect insurance claims, (iv) release any Underlying Asset or any other collateral or any party from any liability on or with respect to any of the Whole Loans or the Participation Assets, (v) compromise or settle any claims of any kind or character with respect to any of the Whole Loans or the Participation Assets, subject to any limitations provided herein, (vi) initiate, complete or otherwise take any action with respect to a foreclosure or deed in lieu of foreclosure, on any of the Underlying Assets, (vii) repair, replace, renovate, restore and improve the Underlying Assets, (viii) negotiate and contract to sell and sell any Whole Loan or Participation Asset (including through receipt of a discounted pay-off on such Asset), (ix) commence, continue, negotiate, or settle litigation relating to a Whole Loan, Participation Asset or the Underlying Assets, (x) make any servicing or other advances, (xi) act as a mortgagee in possession or receiver or in any other capacity with respect to the Underlying Assets, (xii) exercise any and all rights in respect of the Whole Loans, the Participation Assets and the
Underlying Assets, or (xiii) take any action with respect to any security document securing a Whole Loan or Participation Asset, effectuate foreclosure or other conversion of the ownership of any Underlying Asset, including the employment of attorneys, the institution of legal proceedings, the acceptance of compromise proposals, the filing of claims for mortgage insurance, the collection of liquidation proceeds, seeking a receiver, appointing a new property manager and any other matter pertaining to a Whole Loan, Participation Asset or an Underlying Asset.  When the Grantor or its Investment Manager, in the exercise of its reasonable business judgment, finds it appropriate, it shall execute and deliver, on behalf of the Trustee, in its capacity as Trustee and not in its individual capacity, any instruments of satisfaction, cancellation, partial or full release, discharge, transfer and all other comparable instruments, with respect to the related Whole Loan, Participation Asset or the Underlying Asset, as applicable, provided that the execution and delivery of such instrument is necessary in order to enable any Servicer to carry out its duties under the Servicing Agreements or any related loan document.  Any such action taken by the Grantor or its Investment Manager shall be subject in all respects to the terms of this Agreement (including, without limitation, Section 4 regarding substitution of Assets).  The Grantor may exercise all of the powers set forth herein in its own name, and Grantor’s Investment Manager may exercise all of the powers set forth herein in it is own name or in the name of the Grantor.  Upon written request of the Grantor or the Investment Manager, the Trustee shall execute and deliver any documents provided to it and reasonably requested by the Grantor or the Investment Manager in furtherance of or incidental to any of the foregoing actions.
(h) The Grantor or its Investment Manager may retain a professional servicer or sub-servicer as Servicer, as applicable, to service the Whole Loans or mortgage loans to which the Participation Assets relate on its behalf, in furtherance of the Grantor’s right, power, authority and obligation to service, manage and administer the Whole Loans and the Participation Assets in the Trust Accounts, upon reasonable advance written notice to, but without the approval or consent of, the Trustee or the Beneficiary, but subject to the rights in and requirements of the Servicing Agreements and the other CML Governing Documents; provided, that the retention of such Servicer shall not relieve the Grantor from any of its obligations or liabilities hereunder, and the Grantor shall remain responsible for all obligations or liabilities of such Servicer with respect to the provision of such service or services as if provided by the Grantor.  To the extent permitted under the applicable CML Governing Documents, the Grantor may remove any Servicer under any Servicing Agreements and appoint a successor Servicer pursuant to the terms of the Servicing Agreements and any other applicable CML Governing Documents, without the consent or approval of, but only upon written notice of such removal and appointment to, the Trustee and the Beneficiary.  Upon any withdrawal by the Beneficiary of a Whole Loan or Participation Asset from the Trust Accounts in accordance with Section 2(a), if so directed by the Beneficiary and to the extent Grantor has such rights under the applicable Servicing Agreement and/or other CML Governing Documents, Grantor shall exercise its termination rights under such Servicing Agreement with respect to such Whole Loan or Participation Asset as promptly as possible in accordance with the terms of such Servicing Agreement and/or other CML Governing Document, at the sole expense of the Grantor, and without the need for any further action by the Trustee, and upon such termination, the Beneficiary, subject to the terms and provisions of the applicable CML Governing Documents, shall have the right to appoint a successor servicer without the consent or approval of the Trustee or the Grantor.  The Grantor agrees to, and shall cause the Servicer to, reasonably cooperate with the Beneficiary to assist with the transfer of servicing responsibilities to the successor Servicer appointed by the Beneficiary.  Subject to the terms and provisions of any applicable CML Governing Documents, in connection with any withdrawal by the Beneficiary, the Grantor shall, or shall cause any such Servicer to, transfer to the Beneficiary all funds held by the Grantor with respect to such Whole Loan and use commercially reasonable efforts to transfer to the Beneficiary all funds held by such Servicer with respect to such Whole Loan or Participation Asset, including without limitation all collections, reserves and escrows relating to such Whole Loans or Participation Assets.
(i) With the exception of the Loan Assignment Documents to be delivered to the Trustee in accordance with the terms of this Agreement, the Servicer shall retain and be charged with maintaining possession of the Servicing File.  Upon the deposit to the Trust Accounts of any Whole Loan (other than a Participated Whole Loan or Co-Lending Asset), (i) the Grantor shall deliver to the Trustee a letter in the form attached hereto as Exhibit H, executed in blank by an authorized signatory and addressed to the applicable Servicer, instructing such Servicer to release the Servicing File to the Trustee or to the Beneficiary in accordance with the terms hereof, whenever requested by the Trustee (the “Document Release Letter”), and (ii) within thirty (30) calendar days of the date of deposit, the Grantor shall provide the Servicer’s list of the documents in the Servicing File to the Trustee and the Beneficiary.  The delivery of the Document Release Letter by the Grantor to the Trustee shall constitute a representation and certification by the Grantor to the Trustee and the Beneficiary that such Document Release Letter is sufficient under the terms of the applicable Servicing Agreement to require the Servicer to release the Servicing File to the Trustee without the further consent of the Grantor or any other Person.  The Servicing Agreements applicable to such Whole Loans shall not be amended, modified or supplemented in any way that adversely impacts the ability of the Trustee to obtain the Servicing File without the prior written consent of the Beneficiary.  As promptly as practicable following the date hereof, and in any event within thirty (30) days of the date of deposit, the Grantor shall arrange with the Servicer to separately designate the Servicing File from other documents held by the Servicer for the benefit of the Grantor and provide written notice to the Trustee and the Beneficiary when such access has been arranged.  Such direct access arrangements with the Servicer shall not be changed without the consent of the Beneficiary.  The Trustee acknowledges that the Beneficiary may instruct the Trustee to withdraw any documents in the Servicing File in accordance with a Beneficiary Withdrawal Notice, provided, however, that for any Whole Loan which is a Participated Whole Loan or CoLending Asset, the Beneficiary understands and agrees that without a Document Release Letter the Trustee will not have the ability to direct a Servicer to release a document contained in the Servicing File.
(j) In order to facilitate the servicing, administration and enforcement of the Whole Loans and the Participation Assets by or on behalf of the Grantor, and the servicing of the Whole Loans and the Participation Assets by the Servicers, the Grantor (if it is not using a third party Servicer) or Servicers may temporarily hold collections on such Whole Loans or Participation Assets prior to the time they are remitted to the Trustee and may hold physical possession of any related documents or instruments, subject to the terms and provisions of any applicable CML Governing Documents.  Upon written request of the Grantor to the Trustee (with a simultaneous copy to the Beneficiary) pursuant to the terms hereof, the Trustee shall promptly release, deliver or transfer such documents and instruments as may be requested from time to time by the Grantor or Grantor’s Investment Manager.  The Trustee and the Grantor hereby acknowledge that the Grantor and the Servicers are acting as agents and bailees of the Trustee in holding such monies pursuant to this Agreement (with respect to the Grantor), the
Servicing Agreement (with respect to the Servicers of the Participation Assets) and the Servicing
Agreements (with respect to the Servicers of the Whole Loans), and that the Grantor and the Servicers are acting as the Trustee’s agent and bailee in holding any documents or instruments released, delivered or transferred to the Grantor or any Servicer pursuant to this Agreement, and any other items constituting a part of the Trust Accounts which from time to time come into the possession of the Grantor or any Servicer.
(k) Each of the Parties hereby acknowledges that the rights and obligations of the Grantor under the CML Governing Documents have not been transferred to or accepted or assumed by the Trustee.
(l) The Grantor hereby acknowledges and agrees that the Trustee shall not have any obligations relating to any future funding commitments in respect of the Assets (including, for the avoidance of doubt, the Whole Loans and the Participation Assets), and that Grantor shall remain liable for any such future funding commitments.
(m) The Grantor agrees that it will not enter into any amendment, modification or supplement to any CML Governing Document that is reasonably expected to adversely affect the rights of the Beneficiary in any respect without the prior written consent of the Beneficiary.
Additional Rights and Duties of the Trustee Relating to Whole Loans and Participation Assets
(n) The Trustee shall not foreclose on, direct or consent to the foreclosure of, any Underlying Asset or take title to such Underlying Asset by deed-in-lieu of foreclosure or other means except that, in connection with the Grantor, the Servicer or the Beneficiary taking such action, the Trustee shall execute such documents, in its capacity as Trustee and not in its individual capacity, provided to it and take such other action as may be reasonably required, in accordance with instructions from the Grantor or the Beneficiary provided pursuant to the terms hereof.
(o) Any notice or correspondence received by the Trustee from any Person in respect of any Whole Loan or any Participation Asset shall be promptly forwarded to the Grantor and its Investment Manager pursuant to the notice provisions contained in this Agreement and, unless the Grantor or its Investment Manager provides written instructions to the Trustee in accordance with terms of this Agreement, the Trustee shall take no other action with respect to any such notice or correspondence (other than such action explicitly required under this Agreement, including the provision of a Beneficiary Withdrawal Notice under Section 2(a)), and the Trustee shall not be liable for failure to take any action relating thereto.
Section 6. Private Placements
(a)
The Trustee shall, at the written direction of the Grantor or its Investment Manager, settle trades for Private Placements with cash held in the Trust Accounts pending receipt of the original evidence of indebtedness or ownership of such private placements or other Assets in accordance with the directions from the Grantor or its designated Investment Manager (which original evidence of indebtedness or ownership may not be delivered for a period following the Trustee’s withdrawal of such cash).  The Grantor or its Investment Manager shall execute and deliver and keep current, all such agreements, instruments and documents (including such bond or stock powers, corporate resolutions or other certificates or instruments of transfer as may be required by the applicable issuer) and take all such further actions as the Trustee or the Beneficiary may reasonably request in order to deposit and maintain all such Private Placements, and any income or distributions thereon, in the Trust Accounts for the benefit of the Beneficiary in accordance with the terms hereof.  Any investment directed by the Grantor or its Investment Manager will constitute a certification by the Grantor to the Beneficiary and the Trustee that the settlement procedures set forth in the applicable investment documentation is acceptable to the Grantor and directed hereunder, upon which direction the Grantor and the Beneficiary agree the Trustee may conclusively rely.  The Trustee shall be fully protected in complying with the written directions of the Grantor or its Investment Manager under this Section 6(a), and the Trustee shall have no responsibility to take action to compel the delivery of any original evidence of indebtedness or ownership of any Private Placement to be provided hereunder.  The Beneficiary and the Trustee acknowledge and agree that the right to sell, transfer or assign a Private Placement may be qualified under the agreement evidencing or affecting the Private Placement.

(b)	Private Placements shall be held in registered form but shall not be re-
registered in the name of the Trustee or its nominee and shall be held in the Trustee’s vault maintained at DTCC within the United States.  The Trustee shall not be responsible for the collection of any Income made on Private Placements.  Such collection shall be the sole responsibility of the Grantor in accordance with the requirements of Section 6(d).  The Trustee shall have no duty or responsibility to notify the Grantor of any rights or discretionary corporate action or other solicitation relating to any Private Placement nor shall the Trustee have any responsibility or liability in connection with the exercise of such rights or discretionary actions. (c) For the purpose of settling swap payments and collecting interest on foreign currency coupons in connection with Non-U.S. Private Placements held in the Trust Accounts, the Grantor may direct the Trustee in writing to make payments in any currency out of funds available in the Trust Accounts to its counterparties; provided, that the Grantor anticipates the prior or simultaneous delivery from its counterparties of an amount in U.S. dollars equal to or greater than the amount of the funds transferred from the Trust Accounts.  Such release and prior or simultaneous receipt of funds shall be treated as a “substitution” for purposes of this Agreement.  The Grantor shall give the Beneficiary prior written notice of each such substitution.  For the avoidance of doubt, following the delivery by the Beneficiary to the Trustee of a Triggering Event Notice or a Recapture Event Notice, each such substitution shall require the Beneficiary’s prior written consent.  The Trustee shall not have any duty or responsibility to determine that adequate funds have been received in the Trust Accounts in connection with a substitution contemplated by this paragraph.
(d) With respect to all Private Placements held hereunder, the Grantor shall, unless otherwise agreed in writing to the contrary:
(i)
Cause the issuer of any Private Placement to deposit with the Trustee (by means of a check or draft payable to the Trustee or its nominee or by wire transfer) all Income in respect of such Private Placement and advise the Trustee in a certificate of the amount to be received and if such amount relates to a particular loan document, the identity of such loan document;

(ii)
Direct the Trustee to present for payment on the date and at the address specified therein the Private Placements specified therein whether at maturity or for redemption, and to hold hereunder such amounts paid on or with respect to such particular Private Placements as the Trustee may receive;

(iii)
Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons; and

(iv)
Cause the issuer to deposit with the Trustee to be held hereunder such additional Private Placements or rights as may be issued with respect to any Private Placements credited to the Trust Accounts hereunder.

(e) Pursuant to DTCC requirements, the Grantor shall be responsible to hold all bond powers related to Private Placements that are to be re-registered in the name of the Grantor until such time as the re-registration is completed.  At such time, the bond power must be delivered by the Grantor directly to DTCC for deposit in the Trustee’s vault along with all necessary identifying information in order to match such bond power with the related Private Placement.  The Trustee shall not be responsible to maintain any log or to otherwise track the subsequent receipt of a bond power related to any such re-registered Private Placement; provided that as between the Grantor and the Beneficiary, if such bond power is not delivered to DTCC for the relevant Private Placement upon its re-registration, such Private Placement shall be deemed to have a value of zero in the Trust Account.
Section 7. Non-Public Assets
(a) In the case of Non-Public Assets, the Grantor grants to the Trustee all powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.  Subject to the terms, conditions and limitations set forth in this Agreement, the Trustee, in its capacity as Trustee and not in its individual capacity, may execute and deliver in the name of the Grantor or the Beneficiary, as permitted by Section 2, as the case may be, any Loan Assignment Documents, stock or bond powers, corporate resolutions or other certificates, documents or instruments which the Trustee deems necessary or convenient and proper to: (i) sell, assign, transfer or make other disposition of any Non-Public Assets or any other security or other property in the Trust Accounts; provided, that the Grantor, its Investment Manager or the Beneficiary, as the case may be, shall only direct the Trustee to sell, assign, transfer or dispose of any Whole Loan or Participation Asset by sale, assignment or transfer of the entire Whole Loan or Participation Asset, as applicable (and not a portion thereof); (ii) take any necessary action in relation to any such Non-Public Asset, security or property as required pursuant to Section 5(a) and Section 6(a); or (iii) obtain any payment due, but only as instructed by the Grantor, its Investment Manager or the Beneficiary in accordance with the terms of this Agreement.  Each of the Trustee (if it is so directed) and the Beneficiary is hereby authorized and empowered hereunder to (x)  prepare and file, on behalf of itself or either of them, any UCC-3 assignment or termination, as applicable, (y) record any recordable Loan Assignment Document in the related real property records, in each case, in connection with the withdrawal of any Whole Loan pursuant to a Withdrawal Notice or in connection with the sale, assignment, transfer or other disposition of any Whole Loan in accordance with this Agreement and (z) re-register any Private Placement, in each case, in connection with the withdrawal of such Private Placement pursuant to a Withdrawal Notice or in connection with the sale, assignment, transfer or other disposition of such Private Placement in accordance with this Agreement.  The Trustee shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such withdrawal, sale, assignment, transfer or other disposition of Non-Public Assets or other security or other property in the Trust Accounts (to the extent such information or documentation exists and is in the possession or control of the Trustee) and, with respect to Private Placements, any re-registration in connection therewith.  The Grantor hereby grants the Beneficiary a limited power of attorney to act on the behalf of the Grantor to the extent (and only to such extent) necessary to obtain the consents or approvals required to effect the transfer of any Non-Public Assets or any other security or other property in the Trust Accounts in connection with any withdrawal by the Beneficiary permitted hereunder, and the Grantor shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such sale, transfer, assignment or other disposition and, if applicable, re-registration.
(b)(i) In addition to the requirements of Section 4, as applicable, in connection with any substitution or exchange of any Whole Loans or Private Placements, the Grantor or its Investment Manager shall (A) direct the Trustee in writing to, and the Trustee shall, in its capacity as Trustee and not in its individual capacity, deliver to the Grantor, to the extent applicable, the Loan Assignment Documents and/or any other transfer documents provided to the Trustee for execution in appropriate form, and (B) obtain any consents required to effect such substitution or exchange, and the Trustee shall reasonably cooperate with the Grantor or the Investment Manager in providing any information or documentation necessary to effect such substitution or exchange (to the extent such information or documentation exists and is in the possession or control of the Trustee).  The Grantor may from time to time designate a third party in the Grantor Withdrawal Notice to whom the applicable Loan Assignment Documents and/or any other transfer documents shall be delivered, subject to compliance by the Grantor with the terms and provisions of any applicable CML Governing Documents.
(ii) No Participation Asset (or any related Participation Certificate) held in the Trust Accounts may be substituted or exchanged unless as part of the substitution or exchange, the entire Participation Asset and not a portion thereof (including the related Participation Certificate) is sold, assigned or transferred to the Grantor or the Beneficiary.
(c)
The Trustee shall have no responsibility to certify or warrant that any Non-Public Assets are negotiable, transferable or assignable and shall have no liability (i) to the extent that the Loan Assignment Documents and other instruments or documents provided to the Trustee are not sufficient to effect the transfer, sale or assignment, as applicable, of any NonPublic Asset upon the execution and delivery thereof by the Trustee as provided herein or (ii) to the extent that there is a failure in the withdrawal of a Non-Public Trust Asset specified in a Beneficiary Withdrawal Notice as a result of the Grantor’s sale or transfer of such Non-Public Asset.

(d)
The Grantor and the Beneficiary acknowledge and agree that (i) the Trustee shall have no liability under this Agreement for any action or omission of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets taken pursuant to such agreements, including with respect to any Non-Public Asset at any time during which such Non-Public Asset is under the care, custody, possession or control of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets or any of their respective other depositories, subcustodians, other agents or nominees (and none of such other entities or persons shall be considered to be the depositories, subcustodians, agents or nominees of the Trustee), (ii) the performance by the Trustee of any of its obligations under this Agreement may be delayed, limited or otherwise affected by the actions or omissions of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets or as a result of such Non-Public Asset being subject to any Servicing Agreement, and (iii) the Trustee shall have no liability under this Agreement as a result of the Trustee’s failure to perform any of its obligations under this Agreement as a result of the actions or omissions of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets that cause such failure or as a result of obligations under any Servicing Agreement or any other agreement related to the Non-Public Assets.  In no event will the Trustee be required to perform or assume any duties of any party under any Servicing Agreement.

Section 8. Fund Investments
(a) In connection with the deposit of any Fund Investment into the Trust Accounts, such Fund Investment shall be in certificated or physical form and consist of a subscription, participation certificate or other documentation provided by the relevant issuer to represent an ownership interest in such Fund Investments (each, a “Fund Instrument”).  It is understood and agreed that where no share or similar certificate has been issued, an originally signed subscription agreement or certified copy of same may serve as a Fund Instrument representing an ownership interest.  The Grantor shall deliver any such Fund Investment to the Trustee as part of a document file (a “Fund Document File”) in which it will include the Fund Instrument and any assignments or endorsements in blank in order that the Fund Investment may be negotiated by the Trustee whenever necessary, without the consent of or signature from the Grantor or, except Fund Investments which are NFT Assets, any other Person.  In no event shall the Trustee be required to subscribe for, complete, execute and submit any subscription or redemption documentation relating to such Fund Investments.
(b) It is understood and agreed that the Trustee will accept any file purporting to be a Fund Document File for custody hereunder “as is” and without any examination.  The Trustee shall have no duty or responsibility to review any Fund Document File, to determine the contents thereof or to review or inspect any documents contained in such Fund Document File and shall rely, without independent verification, on information provided by the Grantor regarding all Fund Investments.  Account statements will only reflect an inventory of the Fund Document Files that the Trustee holds in custody hereunder without any representation as to the contents thereof.
(c) Except as otherwise provided below, the following covenants shall apply with respect to all Fund Investments held hereunder:
(i)
For Fund Investments other than Fund Investments which are NFT Assets, the Trustee shall have full authority to receive, complete, execute and forward to the appropriate party any and all subscription documentation and to take any other action deemed by the Trustee necessary or desirable, on behalf of the Grantor with respect to the Grantor’s purchase/subscription and sale/redemption of any Fund Investments;

(ii)
Any and all responses, representations, warranties, covenants and indemnities in any subscription documentation with any issuer of a Fund Investment shall be provided by and on behalf of the Grantor as owner/investor/subscriber of the Fund Investment, and shall at all times be true, correct and complete, and the Grantor will immediately notify the Trustee in writing if there is any material change in any such responses, representations or warranties or any material default under any such covenant;

(iii)
The Grantor shall take no action to transfer any interest in a Fund Investment from the nominee name in which such Fund Investment is registered without the express written consent of the Trustee or take any other action that would cause the

Trustee to incur any Losses; and
(iv)	The Grantor shall, unless otherwise agreed in writing to the contrary:
(1)
Cause the issuer of any Fund Investment to deposit with the Trustee (by means of a check or draft payable to the Trustee or its nominee or by wire transfer) all Income in respect of such Fund Investment and advise the Trustee in a certificate of the amount to be received and if such amount relates to a particular Fund Document File, the identity of such Fund Document File;

(2)
Direct the Trustee to present for payment on the date and at the address specified therein the Fund Investments specified therein whether at maturity or for redemption, and to hold hereunder such amounts paid on or with respect to such particular Fund Investments as the Trustee may receive;

(3)	Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect; and
(4)
Cause the issuer to deposit with the Trustee to be held hereunder such additional Fund Investments or rights as may be issued with respect to any Fund Investments credited to the Trust Accounts hereunder.

(d)	With respect to purchases and redemptions of Fund Investments, other than Fund Investments which are NFT Assets, upon the Instructions of the Grantor or the Investment Manager to the Trustee in accordance with terms of this Agreement, the Trustee (or its nominee) will, as agent for the Grantor, subscribe for and redeem shares, units or other interests and complete, execute and submit all relevant subscription and redemption documentation required by the relevant issuer (or its administrator); provided, that: (i) any such subscription documentation will state that the Trustee acts solely as the Trustee on behalf of the Grantor and the responses, representations, warranties, covenants and any indemnities are given solely by and on behalf of the Grantor and solely on the basis of the representation and warranty by the Grantor to the Trustee that such representations and warranties are true, correct and complete and that the Grantor will comply with each such covenant; (ii) any Instructions given to the Trustee hereunder shall be in accordance with the Trustee’s reasonable procedures notified to the Grantor from time to time; and (iii) the Grantor’s delivery to the Trustee of any such Instructions to purchase Fund Investments shall constitute the Grantor’s representation and warranty that the Grantor has reviewed and understands the terms of the relevant offering memorandum or subscription agreement (or similar document) and other document(s) related thereto and agreement to be bound by the terms and conditions thereof (including all responses, representations and warranties to which the Grantor will be bound as beneficial owner of such Fund Investment).  The Grantor acknowledges that the decision to invest in Fund Investments rests solely with the Grantor and/or its Investment Manager and under no circumstances shall the Trustee have or be required to have any authority to supervise, monitor or control the Grantor’s investments in Fund Investments, or any other securities or assets of the Grantor, nor shall the Trustee provide any investment advisory services to the Grantor or have any liability related to the foregoing.
(e)	Each of the Trustee and the Beneficiary hereby acknowledge and agree that the Grantor shall be deemed to be the holder of each Fund Investment for the purposes of exercising, asserting and enforcing any rights (including any consent rights) and performing and satisfying any obligations (including funding any capital commitments, indemnification payments or other funding obligations following the issuance of such Fund Investment) under any partnership agreement or other similar agreement with respect to any Fund Investment until such time as such Fund Investment has been withdrawn by the Beneficiary in accordance with the terms of this Trust Agreement.  For the avoidance of doubt, unless withdrawn by the Beneficiary, any powers to be exercised by the Grantor as the deemed holder of a Fund Investment (including approvals and consents required to be obtained from such holder) shall be exercised by the Grantor in any manner it so chooses, without any consent or approval rights on the part of the Trustee or the Beneficiary hereunder.  Any fees or other amounts payable in connection with the transfer of a Fund Investment by the Trustee to the Grantor or the Beneficiary in connection with a withdrawal by the Grantor or the Beneficiary shall be borne by the Grantor.
(f)	Any Beneficiary Withdrawal Notice provided by the Beneficiary pursuant to this Section 8(f) shall be accompanied by a notice in the form of Exhibit N-1 attached hereto.  Any Grantor Withdrawal Notice provided by the Beneficiary pursuant to this Section 8(f) shall be accompanied by a notice in the form of Exhibit N-2 attached hereto.
(g)	With respect to all Fund Investments, the Trustee shall not be liable or responsible for any loss to the Trust Accounts, or for any action by the Grantor or by an issuer of such Fund Investments, their administrators, or any other party that suspends, prevents or otherwise limits the purchase, sale, redemption or other liquidation of such Fund Investments (including, without limitation, any action taken by any issuer to suspend or curtail repurchases or redemptions or to make distributions in kind, including distributions of illiquid investments).  The Trustee shall have no duty or responsibility to notify the Grantor of any rights or discretionary corporate action or other solicitation relating to any Fund Investment nor shall the Trustee have any responsibility or liability in connection with the exercise of such rights or discretionary actions.  The Beneficiary and the Trustee acknowledge and agree that its right to sell, transfer or assign a Fund Investment to a third party may be qualified under the agreement evidencing or affecting the Fund Investment, such as requiring the consent of the general partner.
Section 9. The Income Account
(a)	All payments of interest, dividends and other proceeds and income in respect of Assets consisting of financial assets (the “Income”) shall be posted and credited by the Trustee, subject to deduction of the Trustee's compensation and expenses as provided in
Section 12(a), in the separate income column of the custody ledger of the Main Trust Account (the “Income Account”) within the Main Trust Account. To the extent the Trustee in its discretion credits any Income to the Main Trust Account before its actual receipt of the same, such crediting shall be provisional and revocable and the Trustee may, upon consent of the Grantor and the Beneficiary, debit the Main Trust Account for this purpose.  If there are insufficient funds available in the Main Trust Account to fully reimburse the Trustee, the Grantor, shall upon demand, pay to the Trustee the total amount of any such deficiency.
(b)	The Grantor shall direct any issuer, servicer or any relevant party with respect to the NFT Assets or other Assets to pay any such Income to the Main Trust Account.  The Grantor shall deliver to the Trustee, or cause the Servicer under any Servicing Agreement to deliver to the Trustee in accordance with the applicable Servicing Agreement, for deposit into the Main Trust Account, (i)(A) the net proceeds of any payment received pursuant to the scheduled maturity of an Asset or the pre-payment of an Asset, (B) the net proceeds received from the sale of an Asset to a third party, and (C) the net proceeds received from the liquidation of the property serving as collateral for an Asset, and all (ii) net payments received with respect to an Asset not described in subsection (i) above, including regularly scheduled payments of principal and interest and other amounts accruing with respect to the Assets.
Section 10. Taxes; Right to Vote Assets
(a)	The Grantor shall pay, prior to delinquency, all taxes, assessments and other charges levied upon the Assets or the Trust Accounts and shall discharge all liens against the Assets and the Trust Accounts; provided, however, that unless and until foreclosure, levy, sale or similar proceedings shall have been commenced, the Grantor need not pay any such tax, assessment or other charge so long as the validity thereof is contested in good faith and by appropriate proceedings and so long as security sufficient to pay such tax, assessment or other charge (and any interest and penalties which may be applicable thereon) has been provided to the Trustee to protect the Beneficiary and the Trustee.  In the event that the Grantor shall fail to pay any such tax, assessment or other charge (and shall not be so contesting it) or to discharge any such lien, the Beneficiary may, at its option, but shall not be required to, make any payments necessary to pay such tax, assessment or other charge and/or to discharge such lien, and the Grantor shall, upon demand, reimburse the Beneficiary for the full amount of such payments (together with interest from the date paid to but not including the date reimbursed, at a fluctuating rate per annum equal to the prime rate as announced by the Trustee from time to time).  The Trustee shall not be responsible for paying any taxes, assessments or other charges or discharging liens on the Trust Accounts or any of the Assets thereof.
(b)	The Parties intend that the Trust Accounts be classified for United States federal income tax purposes as a grantor trust (pursuant to sections 671 through 677 of the Internal Revenue Code of 1986, as amended).  Each Party agrees to treat the Trust Accounts as a grantor trust and the Grantor as the owner of the Assets for all United States federal, state and local tax purposes and, thus, any and all income derived from the Assets shall constitute income or gain of the Grantor as owner of such Assets.  The Trustee shall not be authorized or empowered to do anything that would cause the Trust Accounts to fail to qualify as a grantor trust or the Grantor to fail to be treated as the owner of the Assets for such tax purposes.  The Trustee shall be responsible for any tax reporting, tax withholding or other tax compliance required to be performed by the Trustee on behalf of the Trust Accounts pursuant to Applicable Law.  The Grantor shall be responsible for any other tax reporting, tax withholding or tax compliance (including filing of any income tax returns and, if applicable, obtaining tax identification numbers) required on behalf of the Trust Accounts and shall notify the Trustee of the tax identification number of the Trust Accounts.
(c)	Except as otherwise provided herein with respect to Assets that constitute publicly traded securities, the Trustee will transmit to the Grantor and/or its Investment Manager upon receipt, and will instruct any entities authorized to hold Assets in accordance with the terms hereof to transmit to the Grantor upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of Assets, and all information relating to exchange or tender offers received from offerors with respect to such Assets.  The Grantor and/or its Investment Manager shall have the full, unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Trust Accounts.
Section 11. Additional Rights and Duties of the Trustee
(a) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all the Assets upon the inception of the Trust Accounts and at the end of each calendar month thereafter (the “Monthly Statement”).  The Monthly Statement shall list (i) all of the Assets with CUSIP number (if applicable) and other specific identifying information with respect to any Asset that has no CUSIP number, (ii) any transfers of Assets to or from the Trust Accounts during such calendar month, including all purchases and sales of Assets during such calendar month and (iii) any transfers of Assets to or from either Trust Account during such calendar month.  The Monthly Statement shall be given as soon as practicable, but in no event later than ten (10) Business Days after the end of the calendar month most recently concluded.  At the Grantor’s or the Beneficiary’s request, the Trustee may provide daily reporting to the Beneficiary, the Grantor or its designated Investment Manager by granting access to the Trustee’s automated data system affording on-line access to Trust Accounts information.  The Monthly Statement under this Section 11(a) shall be deemed given by the Trustee to the Grantor and the Beneficiary to the extent that the Grantor and the Beneficiary, as the case may be, had previously requested and had been given access to the Trustee’s automated data system affording on-line access to Trust Accounts information and such information is posted by the Trustee on such system within the relevant period.
(b) Before accepting any asset (other than a NFT Asset) for deposit to the Trust Accounts, the Trustee shall determine that such asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon written direction by the Beneficiary may, negotiate such asset without consent or signature from the Grantor.  Before accepting any NFT Asset for deposit to the Trust Accounts, the Trustee shall determine that such asset is in such form that the Trustee upon written direction by the Beneficiary may transfer and assign to the Beneficiary such asset without consent or signature from the Grantor.
(c) The Trustee shall notify the Grantor and the Beneficiary within three (3) Business Days after any deposits to or withdrawals from the Trust Accounts.
(d) All Assets shall be maintained by the Trustee on its books and records at the Trustee’s offices in the United States.  Any Assets received by the Trustee in physical form will be continuously held in a safe place at the Trustee’s offices or those of a Depository within the United States.  Assets held in book-entry form (“Book-Entry Assets”) may be held by the Trustee through Depositories and Subcustodians.  The Trustee shall identify on its books and records the Book-Entry Assets whether held directly or indirectly through Depositories or Subcustodians.
(e) Assets and Income deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Assets and Income thereon held through Subcustodians shall be held subject to the terms and conditions of the Trustee’s agreements with such Subcustodians. Subcustodians may be authorized to hold Assets in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Assets deposited with Subcustodians and Income thereon will be held in a commingled account in the name of the Trustee as custodian or trustee for its customers.  Unless applicable law otherwise requires, the Trustee shall hold Assets indirectly through a Subcustodian only if (i) the Assets are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration, and (ii) beneficial ownership of the Assets is freely transferable by the Trustee without the payment of money or value other than for safe custody or administration. The Trustee will endeavor, to the extent practicable, to hold securities in the country or other jurisdiction in which the principal trading market for such securities is located, where such Assets are to be presented for cancellation and/or payment and/or registration, or where such Assets are acquired. The Trustee may hold cash credited to the Trust Accounts only in United States legal tender and may deposit such cash with, and effect transactions through, Subcustodians and Depositories.  Cash credited to the Income Account may be denominated in any legal currency.  In each country in which cash is held, it will be held in non-interest bearing commingled bank accounts in the name of the Trustee (except as otherwise be provided in this Trust Agreement) and the Trustee will record, on its books and records, the Trust Accounts’ entitlement to such cash.  Subject to the terms hereof, Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository.
(f) The Trustee shall have no liability whatsoever for the action or inaction of any Depository or any issuer of securities or for any Losses resulting from the maintenance of Assets with such Depository. The Trustee’s responsibility and liability for Losses incurred by the Grantor and/or the Beneficiary with respect to any Assets or Income held by a Subcustodian (other than any Subcustodian Affiliated with the Trustee) is limited to the failure on the part of the Trustee to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market (the “Required Care”).  With respect to any Losses incurred by the Grantor or the Beneficiary as a result of the acts or the failure to act by any Subcustodian (“Operational Losses,” which specifically excludes Losses arising out of or relating to Country Risk Events), the Trustee shall be liable for: (i) Operational Losses with respect to Assets held by the Trustee with or through a Subcustodian Affiliated with the Trustee and (ii) Operational Losses with respect to Assets held by the Trustee with or through a Subcustodian (other than any Subcustodian that is an Affiliate of the Trustee) to the extent that such Operational Losses were directly caused by failure on the part of the Trustee to exercise Required Care.  With respect to all other Operational Losses not covered by clauses (i) and (ii) above, the Trustee shall take appropriate action to recover Operational Losses from such Subcustodian, and the Trustee’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of costs and expenses incurred by the Trustee).  In addition, the Trustee shall be liable for repayment to the Grantor of any cash credited to the Grantor’s or the Trustee’s cash account at the Subcustodian that the Trustee is not able to recover from the Subcustodian (other than as a result of Country Risk Events).  In no event shall the Trustee be liable for holding Assets in any particular country or for Losses related to or arising out of such holding, including Losses resulting from nationalization, expropriation or other governmental actions, regulations, exchange or currency controls, devaluations or market conditions affecting transfers, or execution of transactions (“Country Risk Events”).
(g) The Trustee shall accept and may open all mail directed to the Grantor or the Beneficiary in care of the Trustee.  The Trustee shall promptly forward all mail to the addressee whether or not opened.
(h) The Trustee shall keep full and complete records of the administration of the Trust Accounts.  Upon the reasonable written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at their own expense, during the Trustee’s normal business hours any books, documents, papers and records relating to the Trust Accounts or the Assets.
(i) Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval or other instrument to be delivered or furnished by the Grantor, any Investment Manager or the Beneficiary shall be sufficiently executed if executed by an Authorized Person or by agents and attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor, any Investment Manager or the Beneficiary, and the Trustee is authorized to follow and rely upon all instructions and directions, including funds transfer instructions, sent by S.W.I.F.T, e-mail, facsimile and other similar secure electronic transmissions containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (“Electronic Methods”) (collectively “Instructions”), if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper Party or Parties.  The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance on such Instructions if it acted in good faith and without negligence in so relying.  The Trustee shall not incur any liability in executing Instructions (i) from any Authorized Person that is delivered prior to receipt by it of a more current certificate of Authorized Persons removing such prior Authorized Person or (ii) from any agent or attorney-in-fact of the Grantor, any Investment Manager or the Beneficiary that are delivered prior to receipt by it of notice of the revocation of the authority of such agent or attorney-in-fact to act on behalf of such Party.
(i)
Each of the Grantor and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee, and that there may be more secure methods of transmitting Instructions than the method selected by the sender.  Each of the Grantor and the Beneficiary agrees that the security procedures, if any, to be followed in connection with a transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(ii)
Each of the Grantor and the Beneficiary hereby authorizes the Trustee to rely upon and comply with Instructions, including Instructions sent by Electronic Methods by Persons believed by the Trustee acting in good faith and without negligence to be authorized to give Instructions on behalf of the Grantor or the Beneficiary, as the case may be.  Except as set forth in Section 11(i)(iii) with respect to funds transfers, the Trustee shall have no duty or obligation to verify or confirm that the Person who sent such Instructions or directions is, in fact, a Person authorized to give Instructions or directions on behalf of the Grantor or the Beneficiary (other than to verify that the signature on a facsimile is the signature of a Person authorized to give Instructions and directions on behalf of such Party), and the Trustee shall have no liability for any Losses incurred or sustained by the Grantor or the Beneficiary as a result of such reliance upon or compliance with such Instructions.  Each of the Grantor and the Beneficiary agrees to assume all risks arising out of the use of Electronic Methods to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties.

(iii)
With respect to any “funds transfer,” as defined in Article 4A of the UCC in connection with any investment, reinvestment or substitution under Section 4 hereof, the following security procedure shall apply:  the payment instruction of the Grantor or the Beneficiary, as the case may be, is to include the name and (in the case of a facsimile) signature of the Person initiating the funds transfer request.  If the name is listed as an Authorized Person on the relevant account, the Trustee shall confirm the Instructions by telephone call to any Person listed as an Authorized Person on the account, who may be the same Person who initiated the instruction.  When calling back, the Trustee shall request from the staff member of the Grantor or the Beneficiary, as the case may be, his or her name.  If the name is listed in the Trustee's records as an Authorized Person, the Trustee shall confirm the Instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information.  Each of the Grantor and the Beneficiary agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Trustee in accordance with the above procedures.  When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g., ABA number or account number), the Trustee, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named.  This applies to beneficiaries as well as any intermediary bank.  Each of the Grantor and the Beneficiary agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Trustee hereunder. Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee's actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.  Without prejudice to, or limitation of, any other provision of this Trust Agreement, the Grantor or the Beneficiary, as applicable, shall indemnify and hold harmless the Trustee against any and all Losses incurred or sustained by the Trustee as a result of or in connection with the Trustee's reliance upon and compliance with Instructions or directions given by such party by Electronic Methods in compliance with this Section 11(i)(iii), provided, however, that such Losses have not arisen from the negligence, fraud, willful misconduct or lack of good faith of the Trustee.

(j)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended in accordance with the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee.  The Trustee shall be liable only for its own fraud, negligence, willful misconduct or lack of good faith.  Subject to the immediately preceding sentence, the Trustee is not liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document contemplated by and given in accordance with this Agreement from the Grantor or the Beneficiary, (ii) for any Environmental Damages or (iii) for any consequential, punitive or special damages, including lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(k)	No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any provision of Applicable Law.  The Trustee may obtain the written advice of outside counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
(l)	The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Trust Agreement.  The foregoing sentence shall not apply to the ordinary out-of-pocket expenses referred to in the second sentence of Section 12(a) which are incurred by the Trustee in the normal administration of this Trust Agreement and which are to be reimbursed as provided in Section 12(a), or to ordinary internal overhead expenses which are incurred by the Trustee in the normal administration of this Trust Agreement.
(m)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets (including, without limitation, no responsibility for determining Fair Market Value or Statutory Book Value) or for the validity, perfection, priority or enforceability of the liens or any security interest in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, willful misconduct or lack of good faith on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes (other than as set forth in Section 10), charges, assessments or liens upon the Assets.
(n)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder to the extent caused by any occurrence beyond the reasonable control of Trustee, including any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility.  The Trustee shall use reasonable efforts to resume performance as promptly as practicable under the circumstances and agrees to maintain throughout the term of this Agreement, such contingency plans as it reasonably believes to be necessary and appropriate to recover its operations from the occurrence of a disaster and which are reasonably designed to comply with applicable law and regulations and the requirements of its regulators.
(o)	The Trustee hereby waives any right of counterclaim, banker’s lien, liens or perfection rights with respect to the Assets and the Trust Accounts other than the Income Account.
(p)
From time to time, at the written order and direction of the Grantor or its Investment Manager, the Trustee shall utilize cash in the Main Trust Account to settle a purchase of Eligible Assets consisting of securities by the Grantor.  For the purpose of settling securities and foreign exchange transactions, the Grantor shall provide the Trustee with sufficient immediately available funds by such time and date as is required to settle such securities and foreign exchange transactions in the country of settlement and in the currency to be used to settle such transaction.  Without prejudice to any other provisions herein, in the event the Main Trust Account does not have sufficient funds in the currency required to settle the transaction, the

Grantor shall deliver to the Trustee immediately available funds in an amount sufficient to purchase the currency necessary to settle such securities and foreign exchange transactions.  The Trustee, however, shall have no obligation to advance funds for the settlement of such transaction.  In connection with the Main Trust Account, the Trustee is authorized to enter into spot or forward foreign exchange transactions (“FX Transactions”) with the Grantor and may provide such foreign exchange services to the Grantor through the Trustee’s subsidiaries or Affiliates, through Subcustodians or as may otherwise be agreed upon by the Grantor.  Such contracts may be entered into with the Trustee, any Subcustodian or any Affiliate or subsidiary thereof acting as principal or otherwise through customary banking channels and they may retain any profits from such FX Transactions.  Written instructions, including standing instructions, may be issued with respect to such contracts, but the Trustee may establish rules or limitations concerning any foreign exchange facility made available to the Grantor.  In all cases in which the Trustee, Subcustodian or their respective subsidiaries or Affiliates enter into FX Transactions relating to the Main Trust Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction.  The Trustee or, as the case may be, the relevant Affiliate through which currency is converted, shall act as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads and sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement and the rate that the Trustee or any Affiliate receives when buying or selling foreign currency for its own account. Neither the Trustee nor any Subcustodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of the Grantor or shall be required to substitute one currency for any other currency in a cash account. The Trustee makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined.
Section 12. The Trustee’s Compensation, Expenses and Indemnification
(a)	The Grantor shall pay the Trustee, as compensation for its services under this Trust Agreement, a fee computed at rates as agreed between the Grantor and the Trustee.  The Grantor shall pay or reimburse the Trustee for all of the Trustee’s reasonable expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable fees and expenses of any outside counsel incurred by the Trustee for legal services deemed reasonably necessary by the Trustee as a result of the Trustee’s so acting) except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith; provided, however, that no such costs, fees or expenses shall be paid out of the Assets, but the Trustee shall be entitled to deduct its due and unpaid compensation and expenses from payments of dividends, interest and other income in respect of the Assets and deposited into the Income Account as provided in Section 9 of this Trust Agreement.
(b)	Grantor hereby agrees to indemnify the Trustee and to hold it harmless from and against any and all losses, costs, expenses, damages, liabilities or claims including reasonable fees and expenses of counsel and accountants (“Losses”) or Environmental Damages, which the Trustee may sustain or incur or which may be asserted against the Trustee by reason of or as a result of any action taken or omitted by the Trustee in connection with performing pursuant to this Agreement or incurred by the Trustee in a successful defense of claims by the Grantor and/or the Beneficiary, including but not limited to any breach or default under any of the representations, warranties or covenants made in any subscription documentation with any issuer of Fund Investments, Losses incurred by the Trustee in connection with its successful defense, in whole or part, of any claim of negligence, willful misconduct or lack of good faith on its part or Losses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of Assets, except those Losses arising out of the Trustee's or any of its Affiliates’ negligence, willful misconduct or lack of good faith. The Grantor hereby acknowledges that the foregoing indemnities and the Grantor payment and reimbursement obligations under this Section 12 shall survive the resignation or discharge of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.
(c)	The Beneficiary hereby agrees to indemnify the Trustee for, and hold it harmless against, any Losses which are sustained by the Trustee by reason of or as a result of any action taken or omitted by the Trustee pursuant to the Beneficiary’s Instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder. Notwithstanding the foregoing, the Beneficiary shall not indemnify the Trustee for those Losses caused by the Trustee’s or any of its Affiliates’ negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Beneficiary and its successors and assigns, notwithstanding the termination of this Trust Agreement.
(d)	Except as specifically provided in Section 9 regarding the Income Account, no Assets shall be withdrawn from the Trust Accounts or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.
Section 13. Resignation of the Trustee
(a)	The Trustee may resign at any time by giving not less than ninety (90)
days’ written notice thereof to the Beneficiary and to the Grantor. The Grantor and the Beneficiary jointly also may remove the Trustee at any time, without assigning any reason therefor, on ninety (90) days’ prior written notice thereof to the Trustee.  Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all the Assets in accordance with Section 13(b).
(b)	Upon receipt of the Trustee’s notice of resignation or notice to the Trustee of removal, the Grantor and the Beneficiary shall promptly appoint a successor trustee.  Any successor trustee shall be a Qualified U.S. Financial Institution.  If a successor trustee has not accepted such appointment within thirty (30) days after the notice of resignation or removal, the Trustee may, in its sole discretion, apply at the expense of the Grantor to a court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief.  The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in connection with such proceeding shall be paid by, and be deemed an obligation of, the Grantor.  Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor Trustee of all the Assets, the resignation or removal of the Trustee shall become effective.  Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation or removal to be entitled to the benefits of the indemnities provided herein for a Trustee for any actions taken as a Trustee from the date of this Agreement until the date of discharge.
Section 14. Triggering Event Notice
(a)
Notwithstanding anything in this Agreement to the contrary but subject to Section 15 (which shall supersede this Section 14 in the event the Beneficiary has delivered to the Trustee a Recapture Event Notice), in the event that the Beneficiary delivers a written certification substantially in the form attached hereto as Exhibit I-1 (a “Triggering Event Notice”) to the Grantor and the Trustee of the occurrence of a Triggering Event (but in the absence of a Recapture Event) under the Reinsurance Agreement, upon receipt of such certification by the Trustee and a reasonable period of time to put it into effect, (x) any funds withheld by the

Beneficiary pursuant to Section 3.2 of the Reinsurance Agreement shall be credited against the
Required Balance and (y) the provisions of Section 2(b)(i), Section 2(b)(ii), Section 3(b), Section 3(c) and Section 4(c) shall no longer be effective and shall be replaced with the below provisions, effective immediately without any further action by any Party, until such time as the Beneficiary notifies the Trustee that such Triggering Event is no longer occurring in accordance with the terms of the Reinsurance Agreement in substantially the form attached hereto as Exhibit I-2 (a “Notice of Cure of Triggering Event”), at which time the provisions below shall no longer be effective and shall be replaced with the provisions of Section 2(b)(i), Section 2(b)(ii), Section 3(b), Section 3(c) and Section 4(c) as in effect immediately prior to the receipt of the Triggering Event Notice, effective immediately without any further action by any Party:
(i)	Section 2(b)(i) shall be replaced with the following:
If each of the aggregate Fair Market Value and Statutory Book Value of all the Assets in the Trust Accounts at the end of any Accounting Period exceeds the Required Balance, then, following the written consent of the Beneficiary (which shall not be unreasonably withheld, conditioned or delayed) on a Grantor Withdrawal Notice (as defined below), the Grantor shall have the right to withdraw Assets from the Main Trust Account, but only to the extent of such excess.  The Grantor shall have the right to withdraw Assets from the Main Trust Account pursuant to the immediately preceding sentence upon prior written notice from a Grantor Authorized Officer to the Trustee with a copy to the Beneficiary, substantially in the form attached hereto as Exhibit D applicable following a Triggering Event but in the absence of a Recapture Event (a “Grantor Withdrawal Notice”) specifying the Assets to be withdrawn.  Each withdrawal from the Trust Accounts by the Grantor shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement, (B) the Market-to-Book Requirement referenced in Section 4.9(a)(ii)(B) of the Reinsurance Agreement is satisfied, and (C) the aggregate Fair Market Value and Statutory Book Value of the Assets in the Trust Accounts immediately following the withdrawal are both at least equal to the Required Balance as set forth in the most recent Security Funding Report.
(ii)	Section 2(b)(ii) shall be replaced with the following:
During the period when the Hedge Account Control Agreements
are in effect, following the written consent of the Beneficiary (which shall not be unreasonably withheld, conditioned or delayed) on a Grantor Withdrawal Notice (as defined below), the Grantor shall have the right to withdraw Assets from the Main Trust Account solely for the purposes, and subject to the limitations, set forth in Section 4.9(b)(ii) of the Reinsurance Agreement.  The Grantor shall have the right to withdraw Assets from the Main Trust Account pursuant to the immediately preceding sentence upon delivery of a Grantor Withdrawal Notice to the Trustee with a concurrent copy to the Beneficiary specifying the Assets to be withdrawn.  Each withdrawal from the Trust Accounts by the Grantor under this Section 2(b)(ii) shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement and (B) the Market-to-Book Requirement referenced in Section 4.9(a)(ii)(B) of the Reinsurance Agreement is satisfied.
(iii)	Section 3(b) shall be replaced with the following: “[Intentionally Omitted].”
(iv)	Section 3(c) shall be replaced with the following:
Following receipt of a Grantor Withdrawal Notice, the Trustee shall promptly (i) take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the Assets specified in such Grantor Withdrawal Notice and (ii) deliver such Assets as specified in such notice.  The Grantor shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.
(v)	Section 4(c) shall be replaced with the following:
From time to time, subject to the prior written consent of the Beneficiary (which shall not be unreasonably withheld), the Grantor or its designated Investment Manager may direct the Trustee to invest, reinvest or substitute Assets; provided, that (A) at the time of such substitution, the Assets to be withdrawn are replaced with other Eligible Assets having a Fair Market Value and Statutory Book Value at least equal to the Fair Market Value and Statutory Book Value, respectively, of the Assets to be withdrawn, and (B) the Market-toBook Requirement is satisfied; provided that for purposes of clause (B), during the period when the Hedge Account Control Agreements are in effect, in determining the Market-to-Book Ratio, the Fair Market Value of Eligible Assets in the Trust Account shall include the Hedging Assets Value of the Hedging Assets held pursuant to such Hedge Account Control Agreements.  The Trustee shall have no responsibility whatsoever to determine the value of such replacement Assets or that such replacement Assets constitute Eligible Assets.  Each such direction by Grantor or its designated Investment Manager to substitute Assets shall constitute a representation and certification by the Grantor that such substitution is being made in accordance with the terms of the Reinsurance Agreement and this Agreement.
(b)
The Beneficiary covenants to the Grantor that it will not issue any Triggering Event Notice unless a Triggering Event has occurred and is continuing.  The Beneficiary covenants to the Grantor that it will issue a Notice of Cure of Triggering Event promptly upon becoming reasonably satisfied that a Triggering Event that has occurred is no longer continuing.  The Trustee shall have no responsibility whatsoever to determine whether a Triggering Event Notice has been properly issued and shall be entitled to rely conclusively upon any such Triggering Event Notice without further inquiry.

Section 15. Recapture Event Notice
(a) Notwithstanding anything in this Agreement to the contrary, in the event that the Beneficiary delivers a written certification substantially in the form attached hereto as Exhibit J-1 (a “Recapture Event Notice”) to the Grantor and the Trustee of the occurrence of a Recapture Event under the Reinsurance Agreement, upon receipt of such certification by the Trustee and a reasonable period of time to put it into effect, (x) any funds withheld by the
Beneficiary pursuant to Section 3.2 of the Reinsurance Agreement shall be credited against the
Required Balance and (y) the provisions of Section 2(a)(i), Section 2(b)(i), Section 2(b)(ii), Sections 3(a) through 3(c) and Section 4(c) shall no longer be effective and shall be replaced with the below provisions, effective immediately without any further action by any Party, until such time as the Beneficiary notifies the Trustee that such Recapture Event is no longer occurring in accordance with the terms of the Reinsurance Agreement in substantially the form attached hereto as Exhibit J-2 (a “Notice of Cure of Recapture Event”), at which time the provisions below shall no longer be effective and shall be replaced with the provisions of Section 2(a)(i), Section 2(b), Sections 3(a) through 3(c) and Section 4(c) as in effect immediately prior to receipt of the Recapture Event Notice, effective immediately without any further action by any Party:
(i) Section 2(a)(i) shall be replaced with the following:
Notwithstanding any other provisions of this Agreement, the Beneficiary shall have the unconditional right to withdraw Assets from the Trust
Accounts at any time and from time to time, without notice or consent from the Grantor upon the delivery of a written notice from a Beneficiary Authorized Officer to the Trustee substantially in the form attached hereto as Exhibit B applicable following a Recapture Event (a “Beneficiary Withdrawal Notice”).  The Beneficiary need present no statement or document in addition to a Beneficiary Withdrawal Notice in order to withdraw any such Assets; nor is such right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement.  The Beneficiary shall not deliver a Beneficiary Withdrawal Notice except as expressly permitted by this Section 2(a)(i), provided, however, that the Trustee shall be entitled to conclusively presume that any such Beneficiary Withdrawal Notice received by it has been properly issued.  A Beneficiary Withdrawal Notice delivered pursuant to this Section may designate a third party designee to whom Assets specified therein shall be delivered, subject to compliance by the Beneficiary with the terms and provisions of any applicable CML Governing Documents.  Any such withdrawals shall be used only for one or more of the following purposes:
(I) to reimburse the Beneficiary for the Grantor’s share of Premiums returned to the owners of the Covered Insurance Policies reinsured under the Reinsurance Agreement because of cancellations of the Covered Insurance Policies;
(II) to reimburse the Beneficiary for Reinsured Liabilities pursuant to the provisions of the Covered Insurance Policies reinsured under the Reinsurance Agreement;
(III) to fund an account with the Beneficiary in an amount at least equal to the greater of (A) the amount required so that the Beneficiary may receive Reserve Credit and (B) the deduction, for reinsurance ceded, from the Beneficiary liabilities for Covered Insurance Policies ceded under the Reinsurance Agreement, which account may include, but not be limited to, amounts for policy reserves, claims and Losses incurred, including Losses incurred but not reported, loss adjustment expenses, and unearned premium reserves; or
(IV) to pay any other amounts the Beneficiary claims are due under the Reinsurance Agreement.
(ii)	Section 2(b)(i) shall be replaced with the following:
If each of the aggregate Fair Market Value and Statutory Book Value of all the Assets in the Trust Accounts at the end of any Accounting Period exceeds one hundred two percent (102%) of the Required Balance, then, following the written consent of the Beneficiary (which shall not be unreasonably withheld) on a Grantor Withdrawal Notice (as defined below), the Grantor shall have the right to withdraw Assets from the Main Trust Account, but only to the extent of such excess.  The Grantor shall have the right to withdraw Assets from the Main Trust Account pursuant to the immediately preceding sentence upon prior written notice from a Grantor Authorized Officer to the Trustee with a copy to the Beneficiary, substantially in the form attached hereto as Exhibit D applicable following a Recapture Event (a “Grantor Withdrawal Notice”) specifying the Assets to be withdrawn.  Each withdrawal from the Main Trust Account by the Grantor shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement, (B) the Market-to-Book Requirement referenced in Section 4.9(a)(iii)(B) of the Reinsurance Agreement is satisfied, and (C) the aggregate Fair Market Value and Statutory Book Value of the Assets in the Trust Accounts immediately following the withdrawal are both at least equal to one hundred two percent (102%) of the Required Balance as set forth in the most recent Security Funding Report.  The Grantor shall not deliver a Grantor Withdrawal Notice except as expressly permitted by this Section 2(b).  A Grantor Withdrawal Notice delivered pursuant to this Section 2(b) may designate a third party designee to whom Assets specified therein shall be delivered, subject to compliance by the Grantor with the terms and provisions of any applicable CML Governing Documents.
(iii)	Section 2(b)(ii) shall be replaced with the following:
During the period when the Hedge Account Control Agreements
are in effect, following the written consent of the Beneficiary (which shall not be unreasonably withheld, conditioned or delayed) on a Grantor Withdrawal Notice (as defined below), the Grantor shall have the right to withdraw Assets from the Main Trust Account solely for the purposes, and subject to the limitations, set forth in Section 4.9(b)(ii) of the Reinsurance Agreement.  The Grantor shall have the right to withdraw Assets from the Main Trust Account pursuant to the immediately preceding sentence upon delivery of a Grantor Withdrawal Notice to the Trustee with a concurrent copy to the Beneficiary specifying the Assets to be withdrawn.  Each withdrawal from the Trust Accounts by the Grantor under this Section 2(b)(ii) shall constitute a representation and certification of the Grantor, on which the Trustee may conclusively rely, that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement and (B) the Market-to-Book Requirement referenced in Section 4.9(a)(iii)(B) of the Reinsurance Agreement is satisfied.
(iv)	Each of Section 3(a) and Section 3(b) shall each be replaced with the following: “[Intentionally Omitted].”
(v)	Section 3(c) shall be replaced with the following:
Following receipt of a Grantor Withdrawal Notice, the Trustee shall promptly (i) take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the Assets specified in such Grantor Withdrawal Notice and (ii) deliver such Assets as specified in such notice.  The Grantor shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.
(vi)	Section 4(c) shall be replaced with the following:
From time to time, subject to the prior written consent of the Beneficiary (which shall not be unreasonably withheld), the Grantor or its designated Investment Manager may direct the Trustee to invest, reinvest or substitute Assets; provided, that (A) at the time of such substitution, the Assets to be withdrawn are replaced with other Eligible Assets having a Fair Market Value and Statutory Book Value at least equal to the Fair Market Value and Statutory Book Value, respectively, of the Assets to be withdrawn, and (B) the Market-toBook Requirement is satisfied; provided that for purposes of clause (B), during the period when the Hedge Account Control Agreements are in effect, in determining the Market-to-Book Ratio, the Fair Market Value of Eligible Assets in the Trust Account shall include the Hedging Assets Value of the Hedging Assets held pursuant to such Hedge Account Control Agreements.  The Trustee shall have no responsibility whatsoever to determine the value of such replacement Assets or that such replacement Assets constitute Eligible Assets.  Each such direction by Grantor or its designated Investment Manager to substitute Assets shall constitute a representation and certification by the Grantor that such substitution is being made in accordance with the terms of the Reinsurance Agreement and this Agreement.
(b)	As soon as is practicable, but not more than ten (10) Business Days following a Security Reporting Date after delivery of a Recapture Event Notice (unless the Beneficiary agrees to a longer period, then by the end of such longer period), the Grantor shall deposit additional assets consisting of Eligible Assets in the Trust Accounts sufficient to ensure that each of the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets in the Trust Accounts is not less than the Required Balance as of the last day of the immediately prior calendar quarter end.
(c)
The Beneficiary covenants to the Grantor that it will not issue any Recapture Event Notice unless a Recapture Event has occurred and is continuing.  The Trustee shall have no responsibility whatsoever to determine whether a Recapture Event Notice has been properly issued and shall be entitled to rely conclusively upon any such Recapture Event Notice without further inquiry.  The Beneficiary covenants to the Grantor that it will issue a Notice of Cure of Recapture Event promptly upon becoming reasonably satisfied that a Recapture Event that has occurred is no longer continuing.  Notwithstanding anything in this Agreement to the contrary, in the event the Beneficiary delivers to the Trustee a Triggering Event Notice or a Recapture Event Notice, such notice shall be effective upon receipt by the Trustee and the provisions under Section 14 or 15, as applicable, shall become effective automatically without any further action by the Parties.  Upon a Reserve Credit Event (as defined in the Reinsurance Agreement), this Agreement shall be deemed further amended to the extent necessary to comply with the credit for reinsurance laws, regulations and requirements to ensure the Beneficiary obtains Reserve Credit.

Section 16. Termination of the Trust Accounts
(a)	The Trust Accounts and this Agreement, except for the indemnities provided herein, which shall survive termination, may be terminated, other than pursuant to an order of a court having jurisdiction, only after (A) the Grantor and the Beneficiary have given the Trustee joint written notice of their intention to terminate the Trust Accounts (the “Notice of Intention”), and (B) the Trustee has given the Grantor and the Beneficiary the written notice specified in Section 16(b).  The Notice of Intention shall specify the date on which the Grantor and the Beneficiary intend the Trust Accounts and this Agreement to terminate (the “Proposed Date”).
(b)	Within three (3) days following receipt by the Trustee of the Notice of Intention, the Trustee shall give at least thirty (30) days’ written notice (the “Termination
Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the
Trust Accounts shall terminate.  The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least thirty (30) days but no more than forty-five (45) days subsequent to the date the Termination Notice is given, (b) thirty (30) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than thirty (30) days subsequent to the date the Termination Notice is given; or (c) forty-five (45) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than forty-five (45) days subsequent to the date the Termination Notice is given.
(c)
On the Termination Date, after satisfaction of any outstanding Beneficiary Withdrawal Notices, the Trustee shall transfer any Assets remaining in the Trust Accounts to the Grantor, at which time all duties and obligations of the Trustee with respect to such Assets shall cease.  Until such Assets have been so transferred, each Party may withdraw Assets in accordance with Section 2 and Section 3, as applicable.

Section 17. Definitions
Except as the context shall otherwise require, the following terms have the following meanings (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement), provided, however, that terms defined only in the Reinsurance Agreement shall not affect the rights or obligations of the Trustee hereunder:
The term “Accounting Period” shall mean each calendar quarter during the term of this Agreement or any fraction thereof ending on the Termination Date.
The term “Act” shall have the meaning specified in Section 29.
The term “Action” shall mean (i) any civil, criminal, regulatory or administrative action, suit, claim, litigation, arbitration or similar proceeding, in each case before, or brought by, a Governmental Entity or (ii) any investigation or inquiry by a Governmental Entity, including a Tax audit.
The term “Additional Loan Documents” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Affiliate” shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person, and the term “Affiliated” shall have a correlative meaning.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
The term “Agreement” shall have the meaning specified in the preamble.
The term “Applicable Law” shall mean any law, statute, ordinance, written rule or regulation, order, injunction, judgment, decree, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to any Person or such Person’s businesses, properties or assets, as may be amended from time to time.
The term “Assets” shall have the meaning specified in Section 1(b).
The term “Authorized Person” shall mean, means (i) with respect to the Beneficiary, a Beneficiary Authorized Officer and (ii) with respect to the Grantor, a Grantor Authorized Officer.
The term “Beneficiary” shall have the meaning specified in the preamble.
The term “Beneficiary Authorized Officer” shall mean the President, Chief Financial Officer, Treasurer, Assistant Treasurer, any Executive Vice President or any Senior Vice President of the Beneficiary.
The term “Beneficiary Email Notice” shall have the meaning specified in
Section 3(a)(i).
The term “Beneficiary Withdrawal Notice” shall have the meaning specified in Section 2(a)(i).
The term “BNY Mellon Group” shall have the meaning specified in Section 31.
The term “Book-Entry Asset” shall have the meaning specified in Section 11(d).
The term “Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City are required or authorized by Applicable Law to be closed.
The term “Centralized Functions” shall have the meaning specified in Section 31.
The term “CIP” shall have the meaning specified in Section 30.
The term “CML Governing Documents” shall mean, as applicable, the Participation Agreements, Co-Lending Agreements, Servicing Agreements and other agreements governing the ownership, administration and servicing of the Whole Loans and the Participation Assets.
The term “Co-Lending Agreement” shall mean each co-lending and servicing agreement (or similar agreement) by and between Grantor and other lenders who are collectively making one or more commercial mortgage loans to a borrower or borrower group, and for which there is a separate collateral agent (which may be one of the lenders under such agreement).
The term “Co-Lending Assets” shall mean those Assets constituting co-lending interests established pursuant to a Co-Lending Agreement in commercial mortgage loans as permitted under the Investment Guidelines and evidenced by Co-Lending Notes which are deposited into the Trust Accounts.
The term “Co-Lending Note” shall mean a promissory note executed and delivered to a Party to evidence an interests in a commercial mortgage loan, which is held and administered pursuant to the provisions of a Co-Lending Agreement.
The term “Country Risk Events” shall have the meaning specified in Section 11(f).
The term “Covered Insurance Policies” shall have the meaning specified in the Reinsurance Agreement.
The term “Custody Transmission” shall mean, in the case of each Whole Loan or Participation Asset held as an Asset, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the Grantor, the Beneficiary and the Trustee), which shall be delivered by the Trustee to the Grantor and the Beneficiary pursuant to Section 5(a): the Mortgage Loan Number, Mortgagor’s name, the type of interest delivered into the Trust Accounts (i.e., Whole Loan, Participated Whole Loan, CoLending Asset, Participation Asset, or Grantor Created Participation Asset), and any Exceptions thereon.  The Trustee shall incorporate all agreed upon data, to the extent provided to the Trustee, into the Custody Transmission.  Each Custody Transmission delivered shall (i) be cumulative, and shall cover all Whole Loans and Participation Assets for which related Loan Assignment Documents are being held by the Trustee on the date of such Custody Transmission, and (ii) include a then-current listing of all Loan Assignment Documents.
The term “Depository” shall mean and include the Federal Reserve/Treasury book-entry system for receiving and delivering securities, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency authorized to act as a securities depository, book-entry system or clearing agency pursuant to Applicable Law and identified to the Grantor and the Beneficiary from time to time, and the respective successors and nominees of the foregoing.
The term “Document Release Letter” shall have the meaning specified in
Section 5(i).
The term “DTCC” shall mean the Depository Trust & Clearing Corporation.
The term “Electronic Methods” shall have the meaning specified in Section 11(i).
The term “Eligible Assets” shall mean cash and/or investments consistent with the requirements for authorized investments and admitted assets in the Beneficiary’s state of domicile and the Grantor’s state of domicile; provided, that (x) each such investment that is a security is issued by an institution that is not the Grantor, the Beneficiary or an Affiliate of either Party and (y) such investments comply with the Investment Guidelines; provided, further, that, following the delivery by the Beneficiary to the Trustee of a Recapture Event Notice and prior to delivery by the Beneficiary to the Trustee of a Notice of Cure of Recapture Event, in addition to complying with the Investment Guidelines, such investments shall also meet all requirements under the Beneficiary state of domicile’s insurance law and regulations with respect to providing Reserve Credit to the Beneficiary by an unauthorized reinsurer.
The term “Environmental Damages” shall mean any and all claims, losses, liabilities, damages, fines, penalties, and out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or affecting soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (iii) any third-party claim brought or threatened, settlement reached, government order, or any legal policies or legal requirements having the force of law imposed on the Trustee, which are based upon or in any way related to such Hazardous Materials, including attorney and consultant fees and expenses, investigation and laboratory fees, court costs and litigation expenses; and (iv) any violations of Environmental Law.
The term “Environmental Law” shall mean the Comprehensive Environmental
Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Agreement, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.
The term “Exception” shall have the meaning specified in Section 5(a)(ii).
The term “Fair Market Value” shall mean with respect to any asset, the value thereof calculated in accordance with the methodology set forth on Exhibit K.
The term “Financing Statements” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Fund Document File” shall have the meaning specified in Section 8(a).
The term “Fund Instrument” shall have the meaning specified in Section 8(a).
The term “Fund Investment” shall mean any Asset that is an investment in hedge funds, private equity funds, mutual funds, limited partnerships, or other similar investment or collective investment vehicles that requires the completion of subscription documentation to effect the purchase of ownership interests in such investment.
The term “Funding Trust Account” shall have the meaning specified in the recitals.
The term “Funding Trust Account Withdrawal Notice” shall have the meaning specified in Section 2(a)(ii).
The term “FX Transactions” shall have the meaning specified in Section 11(p).
The term “Governmental Entity” shall mean any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory organization or body or any arbitral body or arbitrator.
The term “Grantor” shall have the meaning specified in the preamble.
The term “Grantor and Beneficiary Information” shall have the meaning specified in Section 31.
The term “Grantor Authorized Officer” shall mean the President, Chief Financial Officer, Treasurer, Assistant Treasurer, any Executive Vice President or any Senior Vice President of the Grantor.
The term “Grantor Created Participation Asset” shall mean a participation interest in a Whole Loan which is intended to transfer into the Trust Accounts less than all of the ownership interests held by the Grantor in such Whole Loan.
The term “Grantor Email Notice” shall have the meaning specified in
Section 3(b)(i).
The term “Grantor Servicing Notice” shall have the meaning specified in Section 5(c).
The term “Grantor Withdrawal Notice” shall have the meaning specified in Section 2(b).
The term “Hazardous Materials” shall mean, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for the purpose of, any applicable Environmental Law, including any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law.
The term “Hedge Account Control Agreements” shall have the meaning specified in the Reinsurance Agreement.
The term “Hedging Assets” shall have the meaning specified in the Reinsurance Agreement.
The term “Hedging Assets Value” shall have the meaning specified in the Reinsurance Agreement.
The term “Income” shall have the meaning specified in Section 9(a).
The term “Income Account” shall have the meaning specified in Section 9(a).
The term “Instructions” shall have the meaning specified in Section 11(i).
The term “Investment Guidelines” means the Investment Guidelines set forth in Exhibit L attached hereto, setting forth the policies and guidelines for the management and investment of Assets, as amended from time to time in writing by mutual consent of the Grantor and the Beneficiary; provided, that, the effectiveness of any amendment to the Investment Guidelines resulting in the addition of any Asset category (and only such amendments), shall be subject to (x) the ability of the Trustee, from an operational standpoint, to accept transfer of Assets of the type contemplated by such additional Asset category into the Trust Accounts and (y) the amendment of the terms of this Trust Agreement by the parties hereto, as the Trustee shall deem reasonably appropriate to provide for the administration of the type of Assets contemplated by such Asset category by the Trustee.
The term “Investment Manager” shall have the meaning specified in Section 3(g).
The term “Investment Order” shall have the meaning specified in Section 4(d).
The term “Lease Assignments” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Loan Assignment Document Certification” shall mean a certification substantially in the form of Exhibit M attached hereto.
The term “Loan Assignment Documents” shall mean:

(a)
with respect to any Whole Loan other than a Participated Whole Loan or CoLending Asset, the following: (i) the original promissory note or notes (collectively and severally, the “Note”) evidencing such Whole Loan, (ii) an original allonge executed (but not dated) in blank in a form sufficient to properly assign and transfer each Note evidencing such Whole Loan, (iii) one or more original assignment agreements in blank executed (but not dated) in recordable form and otherwise in a form sufficient to transfer and assign of record each of the mortgages, deeds of trust, deeds to secure debt or similar instruments securing such loan (the “Security Instruments”) and each of the separate assignments of rents and leases and similar agreements securing such loan (the “Lease Assignments”), (iv) one or more UCC-3 Financing Statements, in blank, sufficient to transfer of record all financing statements (including fixture filings) filed in connection with such loan (the “Financing

Statements”), and (v) an original executed (but not dated) Assignment and Assumption Agreement Regarding Rights and Obligations or similar agreement (an “Omnibus Assignment”) in blank, in form and substance sufficient to transfer all of the Grantor’s right, title and interest in and to the Whole Loan, including specifically, without limitation, all of the Grantor’s rights and interests in and to all other instruments or documents evidencing, securing or otherwise relating to such loan including specifically, without limitation, all guaranties, environmental indemnification agreements, security agreements, loan agreements and similar agreements (the “Additional Loan Documents”) evidencing and securing such loan;

(b)
with respect to any Participated Whole Loan, the following: (i) the original Note evidencing such Participated Whole Loan, (ii) an original allonge executed (but not dated) in blank in a form sufficient to properly assign and transfer each Note evidencing such Participated Whole Loan, (iii) one or more original assignment agreements in blank executed (but not dated) in recordable form and otherwise in a form sufficient to transfer and assign of record each of the Security Instruments and each of the Lease Assignments securing such Participated Whole Loan, (iv) one or more UCC-3 Financing Statements, in blank, sufficient to transfer of record all Financing Statements filed in connection with such Participated Whole Loan, and (v) an original executed (but not dated) Omnibus Assignment, in blank, in form and substance sufficient to transfer all of the Grantor’s right, title and interest in and to the Participated Whole Loan, including specifically, without limitation, all of the Grantor’s rights and interests in and to the Additional Loan Documents evidencing and securing such loan, which Omnibus Assignment shall specifically include a list of all outstanding participation interests granted to third parties in connection with the Participated Whole Loan as of the date such Participated Whole Loan is transferred into the Trust Accounts;

(c)
With respect to each Co-Lending Asset, the following: (i) the original CoLending Note evidencing such Co-Lending Asset, and (ii) an original allonge executed (but not dated) in blank in a form sufficient to properly assign and transfer the Co-Lending Note evidencing such Co-Lending Asset;

(d)
With respect to each Participation Asset other than a Grantor Created Participation Asset, the following: (i) the original Participation Certificate in favor of Grantor evidencing such Participation Asset, and (ii) an original executed (but not dated) Assignment and Assumption of Participation Interest or similar assignment agreement, in blank, in a form sufficient to transfer and assign all of Grantor’s rights and interests in and to the Participation Asset evidenced by such Participation Certificate; and

(e)
With respect to each Grantor Created Participation Asset, the following: (i) the original Note in favor of Grantor in which the Grantor Created Participation Asset is being granted (or a copy of such Note if the original Note is already being held by Trustee under a separate trust agreement), (ii) an original executed Participation Certificate in favor of Grantor showing a participation in the amount of the Grantor Created Participation Asset to be delivered into the Trust Accounts, and (iii) an original executed (but not dated) Assignment and Assumption of Participation Interest or similar assignment agreement, in blank, in a form sufficient to transfer and assign all of Grantor’s rights and interests in and to the Grantor Created Participation Asset evidenced by such Participation Certificate.

The term “Losses” shall have the meaning specified in Section 12(b).
The term “Main Trust Account” shall have the meaning specified in the recitals.
The term “Market-to-Book Ratio” shall have the meaning specified in the Reinsurance Agreement.
The term “Market-to-Book Requirement” shall have the meaning specified in the Reinsurance Agreement.
The term “Monthly Statement” shall have the meaning specified in Section 11(a).
The term “New York Court” shall have the meaning specified in Section 19(b).
The term “NFT Assets” shall mean (i) Non-Public Assets, and (ii) Fund Investments (x) which have one or more future capital call commitments remaining, or (y) in which the issuer, the Trustee or a Governmental Entity having jurisdiction over the Grantor objects to having such Fund Investment registered in the name of the Trustee or its nominee following commercially reasonable efforts by the Grantor to arrange for such registration.
The term “Non-Public Assets” shall mean any Assets that are Whole Loans, Private Placements or Participation Assets.
The term “Non-U.S. Private Placements” shall mean any Private Placements denominated in other than U.S. dollars.
The term “Note” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Notice of Intention” shall have the meaning specified in Section 16(a).
The term “Omnibus Assignment” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Operational Losses” shall have the meaning specified in Section 11(f).
The term “Outsourced Functions” shall have the meaning specified in Section 31.
The term “Participated Whole Loan(s)” shall mean whole commercial mortgage loans as permitted under the Investment Guidelines, of which the Grantor is depositing into the Main Trust Account Grantor’s entire interest in and to such loan and which (i) list the Grantor as the lender of record in the Note and other loan documents evidencing and securing the loan, and (ii) are subject to outstanding participation interests granted to other third-party participants.
The term “Participation Agreement” shall mean each Mortgage Loan Participation Agreement (or similar agreement) by and between the Grantor and other lenders participating in one or more commercial mortgage loans.
The term “Participation Assets” shall mean those Assets constituting participation interests established pursuant to Participation Agreements in commercial mortgage loans as permitted under the Investment Guidelines which are evidenced by Participation Certificates that are deposited into the Trust Accounts, including specifically, without limitation, Grantor Created Participation Assets.
The term “Participation Certificate” shall mean a certificate, whether designated as certificate, participation certificate or otherwise, issued by the applicable lender, administration agent or facility agent to the Grantor pursuant to the Participation Agreement which evidences an interest in a Participation Asset.
The term “Party” shall have the meaning specified in the preamble.
The term “Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.
The term “Premiums” shall have the meaning specified in the Reinsurance Agreement.
The term “Private Placements” shall mean any Asset that is a non-public debt security issued by a corporation, excluding any assets relying on Rule 144A exemption and consisting of a note or other debt obligation, each in physical form.  For the avoidance of doubt, “Private Placements” shall not include Whole Loans or any Participation Assets.   The term “Proceeds” shall have the meaning specified in the UCC.
The term “Proposed Date” shall have the meaning specified in Section 16(a).
The term “Qualified U.S. Financial Institution” shall mean an institution that: (a) is organized or, in the case of a United States office of a foreign banking organization, licensed, under the laws of the United States or any state; (b) is regulated, supervised and examined by United States federal or state authorities having regulatory authority over banks and trust companies; and (c) is a member of the Federal Deposit Insurance Corporation or the National Credit Union Administration.
The term “Recapture Event” shall have the meaning specified in the Reinsurance Agreement.
The term “Recapture Event Notice” shall have the meaning specified in Section 15(a).
The term “Reinsurance Agreement” shall have the meaning specified in the recitals.
The term “Reinsured Liabilities” shall have the meaning specified in the Reinsurance Agreement.
The term “Representative” of a Person shall mean the directors, officers, employees, advisors, agents, stockholders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person or such Person’s Affiliates.
The term “Required Balance” shall have the meaning specified in the Reinsurance Agreement.
The term “Required Care” shall have the meaning specified in Section 11(f).
The term “Reserve Credit” shall have the meaning specified in the Reinsurance Agreement.
The term “Secured Obligations” shall have the meaning specified in Section 1A(b).
The term “Security Funding Report” shall have the meaning specified in the Reinsurance Agreement.
The term “Security Reporting Date” shall have the meaning specified in the Reinsurance Agreement.
The term “Security Instruments” shall have the meaning specified in the definition of “Loan Assignment Documents.”
The term “Servicer” shall mean, with respect to any Whole Loans or any commercial mortgage loan referred to in a Participation Certificate, the third party servicer engaged to service such loan pursuant to any Servicing Agreement.
The term “Servicing Agreement” shall mean any servicing agreement entered into by (or for the benefit of) Grantor (or the holder of the underlying mortgage loan with respect to Participation Assets) and any third party with respect to the servicing and administration of any Whole Loan or underlying mortgage loan to which any Participation Asset relates.
The term “Servicing File” shall mean, as to any Whole Loans or any commercial mortgage loan referred to in a Participation Certificate, any documents relating to the servicing of such Whole Loans or commercial mortgage loans, including all documentation evidencing or pertaining to (i) loan history (including any payment history in respect of periods from and after the closing date), (ii) borrower contact information, (iii) the instruments and documents evidencing and securing said Whole Loans or commercial mortgage loans including specifically, without limitation, all original Security Instruments, Lease Assignments and Additional Loan Documents, (iv) notes, (v) assumptions, (vi) reserve agreements, (vii) easements (viii) information pertaining to UCC Financing Statements and any rights or interests arising thereunder, and (ix) a copy of the final title insurance policy or policies insuring the lender’s interests in the Underlying Assets, or if such final title insurance policy or policies have not yet been issued by the applicable title insurance company, copies of any and all marked title insurance commitments and/or pro forma title insurance policies issued by the title insurance company in connection with the closing of the lender’s loan in anticipation of the issuance of the final title insurance policy or policies; provided, that “Servicing File” shall specifically exclude any Loan Assignment Documents delivered to the Trustee pursuant to the provisions of this Agreement.
The term “Statutory Book Value” shall have the meaning specified in the Reinsurance Agreement.
The term “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by the Trustee in connection with the purchase, sale or custody of Assets and/or Income hereunder and identified to the Grantor and the Beneficiary from time to time.
The term “Subsidiary” of any Person means any other Person of which such first Person (either alone or with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, it being understood that in no event shall any investment fund sponsored or advised by the Beneficiary or its Affiliates be deemed a Subsidiary of the Beneficiary.
The term “Tax” shall mean any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs, duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereon.
The term “Termination Date” shall have the meaning specified in Section 16(b).
The term “Termination Notice” shall have the meaning specified in Section 16(b).
The term “Trailing Document” shall mean the original of any required recordable
“in blank” assignment document that is not delivered to the Trustee at the time of the initial Whole Loan setup on the Trustee’s automated data system due to the fact that an underlying recordable assignment document into the Grantor has been dispatched for recording and has not been returned to the Grantor prior to the deposit of the related Whole Loans into the Trust Accounts.
The term “Triggering Event” shall have the meaning specified in the Reinsurance Agreement.
The term “Triggering Event Notice” shall have the meaning specified in Section 14(a).
The term “Trust Accounts” shall have the meaning specified in the recitals.
The term “Trustee” shall have the meaning specified in the preamble.
The term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
The term “Underlying Asset” shall mean any property or other asset serving as collateral for any Asset, including, without limitation, any Whole Loan and any commercial mortgage loan referred to in a Participation Certificate or Co-Lending Note.
The term “Whole Loan(s)” shall mean whole commercial mortgage loans held by Grantor as permitted under the Investment Guidelines and deposited into the Trust Accounts, which, for the avoidance of doubt, (a) shall include Participated Whole Loans and Co-Lending Assets held by Grantor, and (b) shall not include any Participation Assets.
The term “Withdrawal Notice” shall have the meaning specified in Section 2(c). The term “Withdrawing Party” shall have the meaning specified in Section 2(c).
Section 18. Remedies
The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, without the necessity of posting bond or other undertaking, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such Party is entitled at law or in equity.  In the event that any Action is brought in equity to enforce the provisions if this Agreement, no Party shall allege, and each Party hereby waives any defense or counterclaim, that there is an adequate remedy at law.
Section 19. Governing Law
(a)	This Trust Agreement, and all Actions (whether in contract, tort or statute)
that may be based upon, arise out of or relate to this Trust Agreement, or the negotiation, execution or performance of this Trust Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Trust Agreement or as an inducement to enter into this Trust Agreement), shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the laws of another jurisdiction.
(b)	Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement.  In any such action, suit or other proceeding, each Party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any Party from removing any matter from one New York Court to another New York Court.  Each Party also agrees that any final and unappealable judgment against a Party in connection with any action, suit or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment.  Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 21, constitute good, proper and sufficient service thereof.
(c)	The Parties acknowledge that disputes relating to this Agreement and disputes relating to the Reinsurance Agreement may overlap, and agree that they will not bring parallel proceedings under this Agreement and the Reinsurance Agreement in respect of such disputes.  Any disputes that arise out of or relate to this Agreement and the rights and obligations of the Parties arising hereunder, shall be resolved pursuant to Sections 19 and 20; provided, that claims relating to the payment of amounts due or alleged to be due under the Reinsurance Agreement, the provision or failure to provide administrative services, credit for reinsurance, and the indemnification and recapture rights set forth in the Reinsurance Agreement shall be resolved pursuant to the terms of the Reinsurance Agreement.
Section 20. Jury Waiver
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO
REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH
WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
Section 21. Notices
All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (providing proof of delivery), by electronic mail (provided that the email is promptly confirmed or followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following respective addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 21):

(a)	If to the Grantor, to:
Security Life of Denver Insurance Company
1475 Dunwoody Drive,
West Chester, PA 19380
Attention: Anthony J. Brantzeg
Email:  Anthony.Brantzeg@voya.com

with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Nicholas F. Potter
      Alexander R. Cochran Email: nfpotter@debevoise.com
 arcochran@debevoise.com

(b)	If to the Beneficiary, to:
ReliaStar Life Insurance Company
20 Washington Avenue, South,
Minneapolis, Minnesota 55401
Attention: Carlo Bertucci
Email: Carlo.Bertucci@voya.com with a copy to (which shall not constitute notice):
Eversheds Sutherland (US) LLP
700 Sixth Avenue NW
Suite 700
Washington, DC 20001
Attention: Ling Ling
Email: lingling@eversheds-sutherland.com

(c)	If to the Trustee:
The Bank of New York Mellon
240 Greenwich Street, 7E
New York, New York 10286
Attention: Insurance Trust Group
Facsimile: (732) 667-9536

Section 22. Successors and Assigns; No Third-Party Beneficiaries
(a)	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part (including by division, insurance business transfer or by operation of law), by any Party without the prior written consent of the other Parties, and any such assignment that is not consented to shall be null and void.  Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
(b)	Except as otherwise expressly set forth in any provision of this Agreement, this Agreement is not intended to confer upon any Person other than the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns any rights or remedies.
Section 23. Entire Agreement
This Agreement, together with the Exhibits referred to herein and the agreements referenced herein, contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.
Section 24. Interpretation
For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated.  Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.  The term “including” means “including but not limited to.”  The term “will” shall be construed to have the same meaning and effect as the word “shall.”  Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders.  All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require.  Any reference herein to any statute, rule or regulation, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, rule, regulation or section as amended, modified, supplemented or replaced (including any successor section) (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and in effect from time to time.  The word “or” shall not be exclusive except where the context otherwise requires.  All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.  The Parties intend that the terms of this Agreement shall, to the fullest extent possible, be interpreted and applied consistently with the terms of the Reinsurance Agreement.  This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the Party causing the drafting of the provision in question.
Section 25. Headings
The table of contents and headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
Section 26. Waivers and Amendments
This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the Parties in the case of an amendment, or, in the case of a waiver, by the Party entitled to make such a waiver.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Section 27. Severability
Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 28. Counterparts
This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties.  Each Party may deliver its signed counterpart of this Agreement to the other Parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.
Section 29. Shareholder Communications Act; Required Disclosure
With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Trustee to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities.  (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.)  The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security.  The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Trustee.  Under the Act, the Grantor is either the “beneficial owner” or a “respondent bank.”

[  ] the Grantor is the “beneficial owner,” as defined in the Act, of the securities to be held by the Trustee hereunder.

[  ] the Grantor is not the beneficial owner of the securities to be held by the Trustee, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by the Trustee hereunder.

IF NO BOX IS CHECKED, THE TRUSTEE SHALL ASSUME THAT THE GRANTOR IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the securities only: [  ] the Grantor objects [  ] the Grantor does not object to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Grantor.

IF NO BOX IS CHECKED, THE TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE GRANTOR.
With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.  The Grantor agrees to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, or annual reports that it receives to any other beneficial owners.
Section 30. USA Patriot Act
The Grantor and the Beneficiary each hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and the Beneficiary.  Accordingly, prior to opening the Trust Accounts hereunder, the Trustee will ask the Grantor and the Beneficiary to provide certain information, including the Grantor’s and the Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and the Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business or other pertinent identifying information.  Each of the Grantor and the Beneficiary agrees that the Trustee cannot open the Trust Accounts hereunder unless and until the Trustee verifies the Grantor’s and the Beneficiary’s identity in accordance with the Trustee’s CIP.
Section 31. Information Sharing
The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may (i) centralize in one or more Affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Grantor and Beneficiary (which, for purposes of this provision, includes the name and business contact information for the Grantor and Beneficiary's employees and representatives) and the accounts established pursuant to this Trust Agreement (“Grantor and Beneficiary Information”) and (ii) use third-party service providers to store, maintain and process Grantor and Beneficiary Information (“Outsourced Functions”).  Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Grantor and Beneficiary consent to the disclosure of, and authorize the Trustee to disclose, Grantor and Beneficiary Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers, including, without limitation, Subcustodians (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantor and Beneficiary Information.  Nothing contained herein shall be deemed to prevent the Trustee from including certain information related to securities holdings and securities transactions in certain internally compiled blind or aggregated data which is intended to be used solely for internal purposes; provided that such information is used without any attribution to Grantor or Beneficiary, either directly or indirectly by implication.  Grantor and Beneficiary represent that Grantor and Beneficiary are authorized to consent to the foregoing and that the disclosure of Grantor and Beneficiary Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  Grantor and Beneficiary also consent to the disclosure of Grantor and Beneficiary Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.
[Remainder of Page Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
SECURITY LIFE OF DENVER INSURANCE
COMPANY

By:
Name:
Title:

RELIASTAR LIFE INSURANCE COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as trustee

By:
Name:
Title:

[Signature Page to Trust Agreement (SLD-RLI)]
43969012.32
SCHEDULE A
TRUST ACCOUNTS

Main Trust Account:
Account # 436264
Funding Trust Account:
Account # 436310

43969012.32
EXHIBIT A
INITIAL TRANSFERRED ASSETS
[See Attached]

43969012.32

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
00003#AC7 A&ET ELEVIS IO N N ET W O R KS LLC4861860.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 110,279.40
00003#AC7 A&ET ELEVIS IO N N ET W O R KS LLC6286297.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 661,676.40
00003#AC7 A&ET ELEVIS IO N N ET W O R KS LLC6430721.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,205,588.00
00003#AC7 A&ET ELEVIS IO N N ET W O R KS LLC6431077.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 441,117.60
00003#AC7 A&ET ELEVIS IO N N ET W O R KS LLC6431079.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,500,000.00 $ 1,654,191.00
0010EP B*8 AEP T EX AS CEN T R AL CO5515278.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 253,928.80
0010EP B*8 AEP T EX AS CEN T R AL CO5666306.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,600,000.00 $ 4,570,718.40
0010EP B*8 AEP T EX AS CEN T R AL CO6430723.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,700,000.00 $ 2,158,394.80
0010EP B*8 AEP T EX AS CEN T R AL CO6430725.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 126,964.40
0010EP B*8 AEP T EX AS CEN T R AL CO6431081.0001LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 507,857.60
0010EP B*8 AEP T EX AS CEN T R AL CO6432203.0001LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 1,015,715.20
0010EQ A@ 5 AM ER ICAN ELECT R IC P O W ER CO IN C P R VT 3560590.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 765,476.00
0010EQ A@ 5 AM ER ICAN ELECT R IC P O W ER CO IN C P R VT4333707.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 7,000,000.00 $ 10,716,664.00
0010EQ A@ 5 AM ER ICAN ELECT R IC P O W ER CO IN C P R VT6286107.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 1,100,000.00 $ 1,684,047.20
00114*AH6 AEP T R AN S M IS S IO N CO LLC5266683.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 139,963.80
00114*AH6 AEP T R AN S M IS S IO N CO LLC5666172.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 139,963.80
00114*AH6 AEP T R AN S M IS S IO N CO LLC5666390.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 699,819.00
00114*AH6 AEP T R AN S M IS S IO N CO LLC6430727.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,100,000.00 $ 5,738,515.80
00114*AH6 AEP T R AN S M IS S IO N CO LLC6431083.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 699,819.00
003009B*7 ABER DEEN AS IA P ACIFIC IN CO M EFU N D6286109.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 1,900,000.00 $ 2,081,850.90
008474C*7 AGN ICO -EAGLEM IN ES LIM IT ED5837385.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 353,787.30
008474C*7 AGN ICO -EAGLEM IN ES LIM IT ED6430731.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,600,000.00 $ 1,886,865.60
008474C*7 AGN ICO -EAGLEM IN ES LIM IT ED6432207.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 471,716.40
01126#AA1 ALAM O 6LLC6020439.0001LCO R 0R LILCO R 0R S D R L R LI $ 1,789,782.95 $ 2,149,303.86
01126#AA1 ALAM O 6LLC6020440.0001LP FA0R LILP FA0R S D R L R LI $ 89,489.15 $ 107,465.19
01126#AA1 ALAM O 6LLC6430733.0001LCO R 0R LILCO R 0R S D R L R LI $ 357,956.60 $ 429,860.79
01126#AA1 ALAM O 6LLC6432209.0001LCO R 0R LILCO R 0R S D R L R LI $ 357,956.61 $ 429,860.79
02380@ AA2 AM ER ICAN AIR LIN ES 2015-1 C6360553.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 346,666.68 $ 344,442.11
03028P C@ 3 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC4417847.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,328,334.00
03028P C@ 3 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC6429099.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,500,000.00 $ 1,746,250.50
03028P C@ 3 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC6430735.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,000,000.00 $ 3,492,501.00
03028P C@ 3 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC6431085.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,164,167.00
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC6182520.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 6,100,000.00 $ 7,448,295.20
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6182521.0001 LP FA0R LI LP FA0R S D R L R LI $ 600,000.00 $ 732,619.20
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC6227430.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,700,000.00 $ 3,296,786.40
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6227431.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 122,103.20
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6430737.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 244,206.40
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6430739.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 122,103.20
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6432211.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 244,206.40
03028P H#6 AM ER ICAN T R AN S M IS S IO N CO M P AN Y LLC 6432213.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 122,103.20
04317@ AG3 AR T HU R JGALLAGHER & CO5359701.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 110,492.10

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
04317@ AG3 AR T HU R JGALLAGHER & CO5666348.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 110,492.10
04317@ AG3 AR T HU R JGALLAGHER & CO6425567.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 220,984.20
04317@ AG3 AR T HU R JGALLAGHER & CO6430741.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,000,000.00 $ 3,314,763.00
04317@ AG3 AR T HU R JGALLAGHER & CO6430743.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 110,492.10
04317@ AG3 AR T HU R JGALLAGHER & CO6431087.0001LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 773,444.70
04317@ AG3 AR T HU R JGALLAGHER & CO6432215.0001LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 441,968.40
04317@ AS 7 AR T HU R JGALLAGHER & CO5827757.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,900,000.00 $ 3,254,527.90
04317@ AS 7 AR T HU R JGALLAGHER & CO5827761.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 112,225.10
04317@ AS 7 AR T HU R JGALLAGHER & CO6430745.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 561,125.50
04317@ AS 7 AR T HU R JGALLAGHER & CO6432217.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 336,675.30
04774#AA0 AT LAN T A FALCO N S S T ADIU MCO LLC5871362.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,146,497.39 $ 3,806,808.02
04774#AA0 AT LAN T A FALCO N S S T ADIU MCO LLC5871366.0001LP FA0R LI LP FA0R S D R L R LI $ 276,433.17 $ 253,787.21
04774#AA0 AT LAN T A FALCO N S S T ADIU MCO LLC6286303.0001LCO R 0R LI LCO R 0R S D R L R LI $ 276,433.17 $ 253,787.20
04774#AA0 AT LAN T A FALCO N S S T ADIU MCO LLC6430747.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,105,732.63 $ 1,015,148.81
04774#AA0 AT LAN T A FALCO N S S T ADIU MCO LLC6432219.0001LCO R 0R LI LCO R 0R S D R L R LI $ 645,010.70 $ 592,170.13
04774#AB8 AT LAN T A FALCO N S S T ADIU MCO LLC5917362.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,948,620.36 $ 2,707,063.49
04774#AB8 AT LAN T A FALCO N S S T ADIU MCO LLC5917364.0001LP FA0R LI LP FA0R S D R L R LI $ 184,288.76 $ 169,191.46
04774#AB8 AT LAN T A FALCO N S S T ADIU MCO LLC6286305.0001LCO R 0R LI LCO R 0R S D R L R LI $ 184,288.76 $ 169,191.46
04774#AB8 AT LAN T A FALCO N S S T ADIU MCO LLC6430749.0001LCO R 0R LI LCO R 0R S D R L R LI $ 829,299.48 $ 761,361.61
04774#AB8 AT LAN T A FALCO N S S T ADIU MCO LLC6432221.0001LCO R 0R LI LCO R 0R S D R L R LI $ 460,721.93 $ 422,978.67
05330KA@ 4 AU T O P IS T AS M ET R O P O LIT AN AS DEP U ER T6304956.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,900,000.00 $ 4,971,751.20
05330KA@ 4 AU T O P IS T AS M ET R O P O LIT AN AS DEP U ER T6304958.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 254,961.60
05330KA@ 4 AU T O P IS T AS M ET R O P O LIT AN AS DEP U ER T6430751.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 764,884.80
05330KA@ 4 AU T O P IS T AS M ET R O P O LIT AN AS DEP U ER T6431089.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 127,480.80
05330KA@ 4 AU T O P IS T AS M ET R O P O LIT AN AS DEP U ER T6432223.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 892,365.60
05551CAA3 BIB CEN T R AL AM ER ICAN CAR D R ECEIVAB6368822.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 900,000.00 $ 979,676.10
05551CAA3 BIB CEN T R AL AM ER ICAN CAR D R ECEIVAB6368891.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 37,920.99 $ 41,278.10
05606#AA1 BIFIIIHO LT W O O D LLC6133599.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,800,000.00 $ 4,402,813.00
05606#AA1 BIFIIIHO LT W O O D LLC6133601.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 231,727.00
05606#AA1 BIFIIIHO LT W O O D LLC6430753.0001LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 695,181.00
05606#AA1 BIFIIIHO LT W O O D LLC6431091.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 115,863.50
05606#AA1 BIFIIIHO LT W O O D LLC6432225.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 579,317.50
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 5391491.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 115,285.30
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 5666338.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 230,570.60
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 6425575.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 115,285.30
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 6430755.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,800,000.00 $ 2,075,135.40
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 6431093.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 345,855.90
06850#AD6 BAR R IER S AFES O LU T IO N S IN T ER N AT IO N AL IN C 6432227.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 345,855.90
070101F#2 BAS IN ELECT R IC P O W ER CO O P ER AT IVEI6286309.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,800,000.00 $ 3,335,068.80
070101F#2 BAS IN ELECT R IC P O W ER CO O P ER AT IVEI6430757.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,500,000.00 $ 1,786,644.00
070101G@ 3 BAS IN ELECT R IC P O W ER CO O P ER AT IVEI6203765.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 2,600,000.00 $ 2,995,509.40

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
070101G@ 3 BAS IN ELECT R IC P O W ER CO O P ER AT IVEI6286111.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 1,400,000.00 $ 1,612,966.60
07086*AA0 BAT H CO U N T Y EN ER GY LLC6184494.0001LCO R 0R LI LCO R 0R S D R L R LI $ 5,700,000.00 $ 6,657,315.00
07086*AA0 BAT H CO U N T Y EN ER GY LLC6184495.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 233,590.00
09784YAA6 BO N AVIS T A EN ER GY CO R P6460903.0001LCO R 5R LI LCO R 0R S D R L R LI $ 238,550.00 $ 238,502.05
10567@ AA0 BR AVES S T ADIU MCO M P AN Y LLC5904227.0001LCO R 0R LI LCO R 0R S D R L R LI $ 6,336,067.09 $ 6,045,773.82
10567@ AA0 BR AVES S T ADIU MCO M P AN Y LLC5904234.0001LP FA0R LI LP FA0R S D R L R LI $ 367,308.26 $ 350,479.66
10567@ AA0 BR AVES S T ADIU MCO M P AN Y LLC6286311.0001LCO R 0R LI LCO R 0R S D R L R LI $ 459,135.29 $ 438,099.55
10567@ AA0 BR AVES S T ADIU MCO M P AN Y LLC6430759.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,744,714.14 $ 1,664,778.31
10567@ AA0 BR AVES S T ADIU MCO M P AN Y LLC6432229.0001LCO R 0R LI LCO R 0R S D R L R LI $ 918,270.60 $ 876,199.11
11283#AB7 BR O O KFIELD P O W ER N YP R VT2995258.0001LCO R 0R LI LCO R 0R S D R L R LI $ 5,000,000.00 $ 6,130,675.00
11283#AC5 BR O O KFIELD P O W ER N YP R VT5666162.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,000,000.00 $ 4,081,431.00
11283#AC5 BR O O KFIELD P O W ER N YP R VT5666442.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,720,954.00
11283#AE1 BR O O KFIELD P O W ER N EWYO R KFIN AN CE6113180.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 4,000,000.00 $ 4,837,152.00
11283#AE1 BR O O KFIELD P O W ER N EWYO R KFIN AN CE6113183.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 241,857.60
11283#AE1 BR O O KFIELD P O W ER N EWYO R KFIN AN CE6430761.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 900,000.00 $ 1,088,359.20
11283#AE1 BR O O KFIELD P O W ER N EWYO R KFIN AN CE6431095.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 120,928.80
11283#AE1 BR O O KFIELD P O W ER N EWYO R KFIN AN CE6432231.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 967,430.40
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6026905.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,400,000.00 $ 2,547,962.40
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6026906.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 106,165.10
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6084495.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 530,825.50
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6430763.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 636,990.60
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6430765.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 106,165.10
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6432233.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 530,825.50
14268#AA2 CAR LS BAD EN ER GY HO LDIN GS LLC6432235.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 106,165.10
14268*AA6 CAR LS BAD HO LDCO LLC6368729.0001LCO R 5R LI LCO R 0R S D R L R LI $ 389,694.62 $ 438,015.19
14456#AF3 CAR R IX IN C6371650.0001LCO R 5R LILCO R 0R S D R L R LI $ 250,000.00 $ 289,865.00
14456#AG1 CAR R IX IN C6371651.0001LCO R 5R LILCO R 0R S D R L R LI $ 1,000,000.00 $ 1,173,901.00
167885B*2 CHICAGO P AR KIN G M ET ER S LLC6296713.0001LCO R 0R LI LCO R 0R S D R L R LI $ 5,800,000.00 $ 6,888,300.40
167885B*2 CHICAGO P AR KIN G M ET ER S LLC6296715.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 237,527.60
167885B*2 CHICAGO P AR KIN G M ET ER S LLC6430767.0001LCO R 0R LI LCO R 0R S D R L R LI $ 900,000.00 $ 1,068,874.20
167885B*2 CHICAGO P AR KIN G M ET ER S LLC6431097.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 118,763.80
167885B*2 CHICAGO P AR KIN G M ET ER S LLC6432237.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,100,000.00 $ 1,306,401.80
171265B@ 9 CHU GACH ELECT R IC AS S O CIAT IO N IN C.6203779.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 2,700,000.00 $ 3,425,635.80
171265B@ 9 CHU GACH ELECT R IC AS S O CIAT IO N IN C.6203781.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 200,000.00 $ 253,750.80
185508A*9 CLECO P O W ER LLC4649517.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,400,000.00 $ 3,104,148.00
185508A*9 CLECO P O W ER LLC4649518.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 129,339.50
185508A*9 CLECO P O W ER LLC5666248.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 388,018.50
185508A*9 CLECO P O W ER LLC6203783.0001LCO R 5R LI LCO R 0R S D R L R LI $ 3,600,000.00 $ 4,656,222.00
185508A*9 CLECO P O W ER LLC6203785.0001LCO R 5R LI LCO R 0R S D R L R LI $ 300,000.00 $ 388,018.50
200447A*1 CO M IS IO N FEDER AL DEELECT R ICIDAD6203789.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 80,000.00 $ 95,973.12
23386#AU 6 DAIR Y FAR M ER S O FAM ER ICA6288831.0001LCO R 0R LI LCO R 0R S D R L R LI $ 5,800,000.00 $ 7,382,936.00

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
23386#AU 6 DAIR Y FAR M ER S O FAM ER ICA6288832.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 254,584.00
23386#AU 6 DAIR Y FAR M ER S O FAM ER ICA6430769.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,300,000.00 $ 1,654,796.00
23386#AU 6 DAIR Y FAR M ER S O FAM ER ICA6431099.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 381,876.00
23386#AU 6 DAIR Y FAR M ER S O FAM ER ICA6432239.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,300,000.00 $ 1,654,796.00
24618#AL4 DELAW AR EN O R T H CO M P AN IES IN C6113935.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,212,600.00
24618#AL4 DELAW AR EN O R T H CO M P AN IES IN C6113936.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 101,050.00
24618#AL4 DELAW AR EN O R T H CO M P AN IES IN C6430771.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 303,150.00
24618#AL4 DELAW AR EN O R T H CO M P AN IES IN C6432241.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 202,100.00
24618#AN 0 DELAW AR EN O R T H CO M P AN IES IN C6308489.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,800,000.00 $ 4,016,676.00
24618#AN 0 DELAW AR EN O R T H CO M P AN IES IN C6308490.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 105,702.00
24618#AN 0 DELAW AR EN O R T H CO M P AN IES IN C6430773.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 422,808.00
24618#AN 0 DELAW AR EN O R T H CO M P AN IES IN C6431101.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 105,702.00
24618#AN 0 DELAW AR EN O R T H CO M P AN IES IN C6432243.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 422,808.00
266228C@ 2 DU Q U ES N ELIGHT HO LDIN GS IN C4697113.0001 M O DCO R L2 M O DCO R S 2 R L R LI $ 1,900,000.00 $ 2,473,775.30
266228C@ 2 DU Q U ES N ELIGHT HO LDIN GS IN C6203791.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 200,000.00 $ 260,397.40
28258#AB2 8P O IN T 3 S O LAR IN VES T CO 1 LLC6369643.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 906,542.97 $ 958,169.69
28258#AB2 8P O IN T 3 S O LAR IN VES T CO 1 LLC6369644.0001 LP FA0R LI LP FA0R S D R L R LI $ 43,168.73 $ 45,627.15
28258#AB2 8P O IN T 3 S O LAR IN VES T CO 1 LLC6430775.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 690,699.30 $ 730,033.93
28258#AB2 8P O IN T 3 S O LAR IN VES T CO 1 LLC6431103.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 86,337.47 $ 91,254.30
28258#AB2 8P O IN T 3 S O LAR IN VES T CO 1 LLC6432245.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 259,012.18 $ 273,762.66
28501*AC9 ELECT R IC T R AN S M IS S IO N T EX AS LLC P R VT6203795.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 700,000.00 $ 738,959.90
28501*AU 9 ELECT R IC T R AN S M IS S IO N T EX AS LLC5666426.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 761,206.80
28501*AU 9 ELECT R IC T R AN S M IS S IO N T EX AS LLC6430777.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,600,000.00 $ 2,029,884.80
28501*AU 9 ELECT R IC T R AN S M IS S IO N T EX AS LLC6431105.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 380,603.40
28501*AU 9 ELECT R IC T R AN S M IS S IO N T EX AS LLC6432247.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 380,603.40
292766A#9 EN ER P LU S CO R P6203797.0001LCO R 5R LI LCO R 0R S D R L R LI $ 1,040,000.00 $ 1,043,156.40
292766A@ 1 EN ER P LU S CO R P4776863.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 100,402.70
292766A@ 1 EN ER P LU S CO R P6203799.0001LCO R 5R LI LCO R 0R S D R L R LI $ 400,000.00 $ 401,610.80
292766A@ 1 EN ER P LU S CO R P6267235.0001LCO R 5R LI LCO R 0R S D R L R LI $ 100,000.00 $ 100,402.70
32055R B@ 5 FIR S T IN DU S T R IAL LP6133600.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,700,000.00 $ 3,056,683.50
32055R B@ 5 FIR S T IN DU S T R IAL LP6133602.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 113,210.50
32055R B@ 5 FIR S T IN DU S T R IAL LP6430781.0001LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 452,842.00
32055R B@ 5 FIR S T IN DU S T R IAL LP6432249.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 339,631.50
39121JB#6 GR EAT R IVER EN ER GY5666180.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,300,000.00 $ 1,526,223.40
39121JB@ 8 GR EAT R IVER EN ER GY6162156.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,000,000.00 $ 3,613,089.00
39121JB@ 8 GR EAT R IVER EN ER GY6162157.0001LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 361,308.90
39121JB@ 8 GR EAT R IVER EN ER GY6430785.0001LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 963,490.40
39121JB@ 8 GR EAT R IVER EN ER GY6431109.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 240,872.60
39121JB@ 8 GR EAT R IVER EN ER GY6432253.0001LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 843,054.10
39121JC@ 7 GR EAT R IVER EN ER GY6286113.0001LCO R 5R LI LCO R 0R S D R L R LI $ 4,940,000.00 $ 5,667,079.08
39122@ AA7 GR EAT R IVER HYDR O LLC6007676.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,600,000.00 $ 4,635,126.00

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
39122@ AA7 GR EAT R IVER HYDR O LLC6007678.0001LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 386,260.50
40461#AA2 HA FEDER AL FU N DIN G IIIT R U S T5812801.0001LCO R 0R LI LCO R 0R S D R L R LI $ 9,810,097.40 $ 11,543,345.43
40461#AA2 HA FEDER AL FU N DIN G IIIT R U S T5812805.0001 LP FA0R LI LP FA0R S D R L R LI $ 471,639.30 $ 554,968.53
40461#AA2 HA FEDER AL FU N DIN G IIIT R U S T6430787.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,603,573.62 $ 1,886,893.00
40461#AA2 HA FEDER AL FU N DIN G IIIT R U S T6430789.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 188,655.72 $ 221,987.41
40461#AA2 HA FEDER AL FU N DIN G IIIT R U S T6432255.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,037,606.46 $ 1,220,930.76
41242*BD3 HAR DW O O D FU N DIN G LLC5774825.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,403,191.20
41242*BD3 HAR DW O O D FU N DIN G LLC5774826.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 116,932.60
41242*BD3 HAR DW O O D FU N DIN G LLC6430791.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 467,730.40
41242*BD3 HAR DW O O D FU N DIN G LLC6432257.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 350,797.80
41242*BJ0 HAR DW O O D FU N DIN G LLC6286115.0001LCO R 5R LI LCO R 0R S D R L R LI $ 1,700,000.00 $ 2,008,631.60
419866D@ 4 HAW AIIAN ELECT R IC CO4755059.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,700,000.00 $ 6,277,714.80
419866D@ 4 HAW AIIAN ELECT R IC CO4755060.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 133,568.40
419866D@ 4 HAW AIIAN ELECT R IC CO6203815.0001LCO R 5R LI LCO R 0R S D R L R LI $ 4,800,000.00 $ 6,411,283.20
419866E@ 3 HAW AIIAN ELECT R IC CO5244071.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 231,566.60
42241@ AK5 HEAR S T CO M M U N ICAT IO N S IN C6286117.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 9,700,000.00 $ 11,737,194.00
42241@ AL3 HEAR S T CO M M U N ICAT IO N S IN C6197453.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 8,300,000.00 $ 10,387,234.20
42241@ AL3 HEAR S T CO M M U N ICAT IO N S IN C6197455.0001 LP FA0R LI LP FA0R S D R L R LI $ 500,000.00 $ 625,737.00
42241@ AL3 HEAR S T CO M M U N ICAT IO N S IN C6430793.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 750,884.40
42241@ AL3 HEAR S T CO M M U N ICAT IO N S IN C6431111.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 125,147.40
42241@ AL3 HEAR S T CO M M U N ICAT IO N S IN C6432259.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 625,737.00
43148#AA7 HILL T O P EN ER GY CEN T ER LLC6312658.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 111,254.20
47032@ AG6 JAM ES CAM P BELL CO LLC5492250.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 112,806.00
47032@ AG6 JAM ES CAM P BELL CO LLC5666312.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 112,806.00
47032@ AG6 JAM ES CAM P BELL CO LLC6425589.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 112,806.00
47032@ AG6 JAM ES CAM P BELL CO LLC6430795.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,100,000.00 $ 1,240,866.00
47032@ AG6 JAM ES CAM P BELL CO LLC6431113.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 225,612.00
47032@ AG6 JAM ES CAM P BELL CO LLC6432261.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 225,612.00
50170@ AA5 LAFC S T ADIU M CO LLC6246308.0001LCO R 0R LI LCO R 0R S D R L R LI $ 10,704,114.73 $ 11,306,553.01
50170@ AA5 LAFC S T ADIU M CO LLC6430797.0001LCO R 0R LI LCO R 0R S D R L R LI $ 486,550.67 $ 513,934.23
50170@ AA5 LAFC S T ADIU M CO LLC6432263.0001LCO R 0R LI LCO R 0R S D R L R LI $ 486,550.68 $ 513,934.24
50512#AB8 LA S T ADIU MFIN AN CECO LLC6005677.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,800,000.00 $ 2,125,143.00
50512#AB8 LA S T ADIU MFIN AN CECO LLC6005678.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 118,063.50
50512#AB8 LA S T ADIU MFIN AN CECO LLC6430799.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 472,254.00
50512#AB8 LA S T ADIU MFIN AN CECO LLC6432265.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 472,254.00
53154*AP 8 LIBER T Y U T ILIT IES FIN AN CEGP 15989137.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,900,000.00 $ 6,315,502.20
53154*AP 8 LIBER T Y U T ILIT IES FIN AN CEGP 15989138.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 128,887.80
53154*AP 8 LIBER T Y U T ILIT IES FIN AN CEGP 16430801.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,288,878.00
53154*AP 8 LIBER T Y U T ILIT IES FIN AN CEGP 16432267.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,288,878.00
53359#AF9 LIN CO LN ELECT R IC HO LDIN GS IN C.5910749.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 4,600,000.00 $ 5,195,608.00
53359#AF9 LIN CO LN ELECT R IC HO LDIN GS IN C.5910755.0001 LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 338,844.00

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
53359#AF9 LIN CO LN ELECT R IC HO LDIN GS IN C.6286323.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 338,844.00
53359#AF9 LIN CO LN ELECT R IC HO LDIN GS IN C.6430803.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,300,000.00 $ 1,468,324.00
53359#AF9 LIN CO LN ELECT R IC HO LDIN GS IN C.6432269.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 790,636.00
56081#BN 9 M AJO R LEAGU EBAS EBALL T R U S T6286119.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,168,632.00
59447#AD5 M ICHIGAN ELECT R IC T R AN S M IS S IO N CO P R VT 6203823.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 500,000.00 $ 722,665.00
64079*AA0 N EP T U N ER EG T R AN SP R VT6203833.0001LCO R 5R LI LCO R 0R S D R L R LI $ 207,979.58 $ 244,601.48
64079*AA0 N EP T U N ER EG T R AN SP R VT6203835.0001LCO R 5R LI LCO R 0R S D R L R LI $ 210,579.35 $ 247,735.66
64079*AA0 N EP T U N ER EG T R AN SP R VT6203837.0001LCO R 5R LI LCO R 0R S D R L R LI $ 210,579.35 $ 247,811.38
64079*AA0 N EP T U N ER EG T R AN SP R VT6203839.0001LCO R 5R LI LCO R 0R S D R L R LI $ 218,378.57 $ 256,911.04
64079*AA0 N EP T U N ER EG T R AN SP R VT6203841.0001LCO R 5R LI LCO R 0R S D R L R LI $ 215,778.62 $ 253,852.31
64079*AA0 N EP T U N ER EG T R AN SP R VT6203843.0001LCO R 5R LI LCO R 0R S D R L R LI $ 218,378.38 $ 256,910.75
64079*AA0 N EP T U N ER EG T R AN SP R VT6203845.0001LCO R 5R LI LCO R 0R S D R L R LI $ 213,179.09 $ 250,793.70
64079*AA0 N EP T U N ER EG T R AN SP R VT6203847.0001LCO R 5R LI LCO R 0R S D R L R LI $ 225,917.89 $ 265,780.66
64079*AA0 N EP T U N ER EG T R AN SP R VT6203849.0001LCO R 5R LI LCO R 0R S D R L R LI $ 103,989.81 $ 122,339.04
645869E#1 N EWJER S EY N AT U R AL GAS CO5832877.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,700,000.00 $ 4,134,542.80
645869E#1 N EWJER S EY N AT U R AL GAS CO5832879.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 223,488.80
645869E#1 N EWJER S EY N AT U R AL GAS CO6286325.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 335,233.20
645869E#1 N EWJER S EY N AT U R AL GAS CO6430805.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,117,444.00
645869E#1 N EWJER S EY N AT U R AL GAS CO6430807.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 111,744.40
645869E#1 N EWJER S EY N AT U R AL GAS CO6432271.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 670,466.40
665228C#7 N O R T HER N ILLIN O IS GAS CO M P AN Y5833153.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,600,000.00 $ 2,879,299.80
665228C#7 N O R T HER N ILLIN O IS GAS CO M P AN Y5833157.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 221,484.60
665228C#7 N O R T HER N ILLIN O IS GAS CO M P AN Y6286327.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 442,969.20
665228C#7 N O R T HER N ILLIN O IS GAS CO M P AN Y6430809.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 885,938.40
665228C#7 N O R T HER N ILLIN O IS GAS CO M P AN Y6432273.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 442,969.20
665228C@ 9 N O R T HER N ILLIN O IS GAS CO M P AN Y6203855.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 100,000.00 $ 108,453.90
66621#AA4 N O R T HFIELD M O U N T AIN LLC6340631.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,900,000.00 $ 6,181,805.70
66621#AA4 N O R T HFIELD M O U N T AIN LLC6340635.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 252,318.60
66621#AA4 N O R T HFIELD M O U N T AIN LLC6430811.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,100,000.00 $ 1,387,752.30
66621#AA4 N O R T HFIELD M O U N T AIN LLC6431115.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 252,318.60
66621#AA4 N O R T HFIELD M O U N T AIN LLC6432275.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,513,911.60
668074D#1 N O R T HW ES T ER N CO R P6286133.0001LCO R 5R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,623,434.00
668074G*2 N O R T HW ES T ER N CO R P6097199.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,200,000.00 $ 3,725,712.00
668074G*2 N O R T HW ES T ER N CO R P6097200.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 116,428.50
668074G*2 N O R T HW ES T ER N CO R P6430813.0001LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 931,428.00
668074G*2 N O R T HW ES T ER N CO R P6432277.0001LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 814,999.50
674003A#5 O AKT R EECAP IT AL GR O U P LLC5483071.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 119,644.70
674003A#5 O AKT R EECAP IT AL GR O U P LLC6430815.0001LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 837,512.90
674003A#5 O AKT R EECAP IT AL GR O U P LLC6431117.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 239,289.40
674003A#5 O AKT R EECAP IT AL GR O U P LLC6431119.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 598,223.50
674003A#5 O AKT R EECAP IT AL GR O U P LLC6432279.0001LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 478,578.80

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
674003B@ 6 O AKT R EECAP IT AL GR O U P LLC6286123.0001LCO R 5R LI LCO R 0R S D R L R LI $ 3,400,000.00 $ 3,995,567.80
67773#AE0 O HIO VALLEY ELECT R IC CO R P P R VT3351638.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 783,519.13 $ 875,538.46
67773#AE0 O HIO VALLEY ELECT R IC CO R P P R VT6430817.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 495,792.20 $ 554,019.67
67773#AE0 O HIO VALLEY ELECT R IC CO R P P R VT6430819.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 78,351.00 $ 87,553.92
67773#AE0 O HIO VALLEY ELECT R IC CO R P P R VT6432281.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 261,173.23 $ 291,815.38
72352@ AA9 P IO P ICO HO LDCO IS S U ER LLC6018246.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,627,754.61 $ 4,320,296.60
72352@ AA9 P IO P ICO HO LDCO IS S U ER LLC6018247.0001LP FA0R LI LP FA0R S D R L R LI $ 93,019.35 $ 110,776.84
72352@ AA9 P IO P ICO HO LDCO IS S U ER LLC6430821.0001LCO R 0R LI LCO R 0R S D R L R LI $ 744,154.79 $ 886,214.68
72352@ AA9 P IO P ICO HO LDCO IS S U ER LLC6432283.0001LCO R 0R LI LCO R 0R S D R L R LI $ 837,174.15 $ 996,991.53
736508L*1 P O R T LAN D GEN ER AL ELECT R IC CO M P6286125.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 1,400,000.00 $ 1,761,606.00
74837HB@ 4 Q U ES T AR GAS CO6203867.0001LCO R 5R LI LCO R 0R S D R L R LI $ 100,000.00 $ 110,408.80
74837HB@ 4 Q U ES T AR GAS CO6286127.0001LCO R 5R LI LCO R 0R S D R L R LI $ 1,600,000.00 $ 1,766,540.80
75974@ AA0 R EN EW ABLEP O W ER GEN ER AT IO N LLC5790736.0001 LP FA0R LI LP FA0R S D R L R LI $ 64,433.70 $ 71,204.90
75974@ AA0 R EN EW ABLEP O W ER GEN ER AT IO N LLC6430823.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,414,985.33 $ 3,773,859.29
75974@ AA0 R EN EW ABLEP O W ER GEN ER AT IO N LLC6432285.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 644,336.85 $ 712,048.92
76169#AQ 6 R EYES HO LDIN GS LLC6279856.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,400,000.00 $ 1,751,857.80
76169#AQ 6 R EYES HO LDIN GS LLC6279857.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 125,132.70
76169#AQ 6 R EYES HO LDIN GS LLC6430825.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 250,265.40
76169#AQ 6 R EYES HO LDIN GS LLC6432287.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 375,398.10
784305A#1 S JWGR O U P6362712.0001LCO R 0R LI LCO R 0R S D R L R LI $ 900,000.00 $ 1,001,917.80
784305A#1 S JWGR O U P6362713.0001LCO R 5R LI LCO R 0R S D R L R LI $ 300,000.00 $ 333,972.60
784305A#1 S JWGR O U P6430827.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,226,484.00
784305A#1 S JWGR O U P6431123.0001LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 111,324.20
784305A#1 S JWGR O U P6432289.0001LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 667,945.20
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4338428.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 499,000.00 $ 657,879.11
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4338431.0001 LP FA0R LI LP FA0R S D R L R LI $ 31,000.00 $ 40,870.25
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4414898.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 743,000.00 $ 979,567.49
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4414900.0001 LP FA0R LI LP FA0R S D R L R LI $ 46,000.00 $ 60,646.17
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4466547.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 358,000.00 $ 471,985.41
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I4466549.0001 LP FA0R LI LP FA0R S D R L R LI $ 22,000.00 $ 29,004.69
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6203871.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 218,000.00 $ 287,410.11
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6203873.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 325,000.00 $ 428,478.38
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6203875.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 157,000.00 $ 206,988.02
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6430829.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 810,000.00 $ 1,067,899.95
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6430831.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,207,000.00 $ 1,591,302.77
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6430833.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 582,000.00 $ 767,305.89
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6431125.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 156,000.00 $ 205,669.62
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6431127.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 232,000.00 $ 305,867.64
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6431129.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 112,000.00 $ 147,660.24
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6432291.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 93,000.00 $ 122,610.74
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6432293.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 139,000.00 $ 183,256.91

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
82340*AA5 S HEP HER DS FLAT FU N DIN G T R U S T I6432295.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 67,000.00 $ 88,332.47
83413U B#6 S O LAR CAP IT AL LT D6378924.0001LCO R 5R LI LCO R 0R S D R L R LI $ 800,000.00 $ 865,064.80
845331C@ 4 S O U T HW ES T W AT ER CO M P AN Y6188884.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,500,000.00 $ 3,088,667.50
845331C@ 4 S O U T HW ES T W AT ER CO M P AN Y6188885.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 123,546.70
845331C@ 4 S O U T HW ES T W AT ER CO M P AN Y6430835.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 123,546.70
845331C@ 4 S O U T HW ES T W AT ER CO M P AN Y6432297.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 123,546.70
84857LA@ 0 S P IR EIN C5882956.0001LCO R 0R LILCO R 0R S D R L R LI $ 250,000.00 $ 275,082.00
85234#AB1 S T ADIU MFU N DIN G T R U S T5666418.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,097,954.56 $ 1,147,071.56
85234#AB1 S T ADIU MFU N DIN G T R U S T6430837.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,110,871.28 $ 3,250,036.11
85234#AB1 S T ADIU MFU N DIN G T R U S T6430839.0001LCO R 0R LI LCO R 0R S D R L R LI $ 91,496.22 $ 95,589.30
85234#AB1 S T ADIU MFU N DIN G T R U S T6431131.0001LCO R 0R LI LCO R 0R S D R L R LI $ 548,977.28 $ 573,535.78
85234#AB1 S T ADIU MFU N DIN G T R U S T6432299.0001LCO R 0R LI LCO R 0R S D R L R LI $ 548,977.28 $ 573,535.78
858271A*0 S T EELR IVER T R AN S M IS S IO N CO LLC6042994.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,201,668.53 $ 2,581,075.39
858271A*0 S T EELR IVER T R AN S M IS S IO N CO LLC6042995.0001 LP FA0R LI LP FA0R S D R L R LI $ 169,359.11 $ 198,544.26
858271A*0 S T EELR IVER T R AN S M IS S IO N CO LLC6203883.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 169,359.12 $ 198,544.26
858271A*0 S T EELR IVER T R AN S M IS S IO N CO LLC6430841.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 592,756.88 $ 694,904.91
858271A*0 S T EELR IVER T R AN S M IS S IO N CO LLC6432301.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 338,718.23 $ 397,088.53
89255#AA9 VAN DER BILT T R ADEM AR KR O YALT Y 18-16221653.0001 LP FA0R LI LP FA0R S D R L R LI $ 500,000.00 $ 617,840.50
89255#AA9 VAN DER BILT T R ADEM AR KR O YALT Y 18-16286331.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 36,400,000.00 $ 44,978,788.40
89307#AA7 T R AN S BAY CABLELLC6043382.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,910,504.85 $ 3,209,272.47
89307#AA7 T R AN S BAY CABLELLC6043383.0001LP FA0R LI LP FA0R S D R L R LI $ 171,206.18 $ 188,780.74
89307#AA7 T R AN S BAY CABLELLC6286333.0001LCO R 0R LI LCO R 0R S D R L R LI $ 171,206.17 $ 188,780.73
89307#AA7 T R AN S BAY CABLELLC6430843.0001LCO R 0R LI LCO R 0R S D R L R LI $ 856,030.84 $ 943,903.67
89307#AA7 T R AN S BAY CABLELLC6430845.0001LCO R 0R LI LCO R 0R S D R L R LI $ 85,603.08 $ 94,390.37
89307#AA7 T R AN S BAY CABLELLC6432303.0001LCO R 0R LI LCO R 0R S D R L R LI $ 428,015.41 $ 471,950.73
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 3335022.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,400,000.00 $ 2,529,924.00
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 3335025.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 210,827.00
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 6429119.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,264,962.00
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 6430847.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,054,135.00
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 6430849.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 316,240.50
89407#AD0 T R AN S W ES T ER N HO LDIN G CO M P AN Y LLC P R VT 6431135.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 316,240.50
902691A#1 U GIU T ILIT IES IN C.5891101.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 117,436.30
902691A#1 U GIU T ILIT IES IN C.6286129.0001LCO R 5R LI LCO R 0R S D R L R LI $ 4,000,000.00 $ 4,697,452.00
902691A#1 U GIU T ILIT IES IN C.6430851.0001LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 704,617.80
902691A#1 U GIU T ILIT IES IN C.6432305.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 352,308.90
902691B*4 U GIU T ILIT IES IN C.5911584.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,400,000.00 $ 2,819,443.20
902691B*4 U GIU T ILIT IES IN C.5911585.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 117,476.80
902691B*4 U GIU T ILIT IES IN C.6430853.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 352,230.90
902691B*4 U GIU T ILIT IES IN C.6432307.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 234,820.60
90964*AH8 U N IT ED BO T T LIN G M AN AGEM EN T CO LLC5938678.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,445,378.40
90964*AH8 U N IT ED BO T T LIN G M AN AGEM EN T CO LLC 5938679.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 120,448.20

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
90964*AH8 U N IT ED BO T T LIN G M AN AGEM EN T CO LLC6430855.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 843,137.40
90964*AH8 U N IT ED BO T T LIN G M AN AGEM EN T CO LLC6431137.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 120,448.20
90964*AH8 U N IT ED BO T T LIN G M AN AGEM EN T CO LLC6432309.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 602,241.00
910637T @ 6 U N IT ED ILLU M IN AT IN G CO5250174.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 108,400.80
910637T @ 6 U N IT ED ILLU M IN AT IN G CO5666392.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 216,801.60
910637T @ 6 U N IT ED ILLU M IN AT IN G CO6430857.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,800,000.00 $ 1,951,214.40
910637T @ 6 U N IT ED ILLU M IN AT IN G CO6431139.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 216,801.60
955306B@ 3 W ES T P HAR M ACEU T ICAL S ER VICES IN C4824412.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 104,423.80
955306B@ 3 W ES T P HAR M ACEU T ICAL S ER VICES IN C6425629.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,088,476.00
955306B@ 3 W ES T P HAR M ACEU T ICAL S ER VICES IN C6430859.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,200,000.00 $ 2,297,323.60
955306B@ 3 W ES T P HAR M ACEU T ICAL S ER VICES IN C6431147.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 417,695.20
97314@ AA3 W IN D EN ER GY T R AN S M IS S IO N T EX AS LLC6286131.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 2,335,781.57 $ 2,705,598.81
98161*AA7 W O R LEYP AR S O N S U S HO LDIN G CO R P5666278.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 508,495.00 $ 513,024.67
C0445#AK2 AR C R ES O U R CES LT DP R VT6203897.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 800,000.00 $ 829,729.60
C1465*AL7 CGIGR O U P IN C5485239.0001LP FA0R LILP FA0R S D R L R LI $ 600,000.00 $ 654,411.00
C1465*AL7 CGIGR O U P IN C6430861.0001LCO R 0R LILCO R 0R S D R L R LI $ 400,000.00 $ 436,274.00
C1466#AA6 CAN ADIAN P ACIFIC R AILW AY LT D P R VT5666440.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,418,975.64 $ 2,714,379.54
C1466#AA6 CAN ADIAN P ACIFIC R AILW AY LT D P R VT6430863.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,450,846.02 $ 1,628,013.18
C4111#AG6 GR AYM O N T LT D6203901.0001LCO R 5R LILCO R 0R S D R L R LI $ 4,480,000.00 $ 4,974,466.93
C4862#AB8 IS LAN D T IM BER LAN D LPP R VT2933479.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 6,000,000.00 $ 7,357,014.00
C9716#AC3 W AS T ECO N N ECT IO N S IN C5827545.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 109,564.00
C9716#AC3 W AS T ECO N N ECT IO N S IN C6286343.0001LCO R 0R LI LCO R 0R S D R L R LI $ 150,000.00 $ 164,346.00
F0405#AC5 AR T S ET T ECHN IQ U ES DU P R O GR ES6332882.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,300,000.00 $ 2,869,737.60
F0405#AC5 AR T S ET T ECHN IQ U ES DU P R O GR ES6332884.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 124,771.20
F0405#AD3 AR T S ET T ECHN IQ U ES DU P R O GR ES6332883.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 4,900,000.00 $ 6,340,384.40
F0405#AD3 AR T S ET T ECHN IQ U ES DU P R O GR ES6332885.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 129,395.60
G0369@ AK2 AN GLIAN W AT ER S ER VICES FIN AN CIN G P4643838.0001 M O DCO R L2 M O DCO R S 2 R L R LI $ 8,600,000.00 $ 8,953,700.80
G0369@ AV8 AN GLIAN W AT ER S ER VICES LT D5274827.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 111,193.60
G0369@ AV8 AN GLIAN W AT ER S ER VICES LT D6430865.0001LCO R 0R LI LCO R 0R S D R L R LI $ 4,000,000.00 $ 4,447,744.00
G0369@ AV8 AN GLIAN W AT ER S ER VICES LT D6431151.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 555,968.00
G1696#AW 6 BU N ZL FIN AN CEP LC6203911.0001LCO R 5R LI LCO R 0R S D R L R LI $ 1,800,000.00 $ 1,821,403.80
G1696#AX 4 BU N ZL FIN AN CEP LC6203913.0001LCO R 5R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,289,715.60
G2616#AF8 DCC T R EAS U R Y 2014 LT D5416879.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 111,498.60
G2616#AF8 DCC T R EAS U R Y 2014 LT D5666328.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 334,495.80
G2616#AF8 DCC T R EAS U R Y 2014 LT D6425635.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 222,997.20
G2616#AF8 DCC T R EAS U R Y 2014 LT D6430867.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,200,000.00 $ 3,567,955.20
G2616#AF8 DCC T R EAS U R Y 2014 LT D6431153.0001LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 668,991.60
G2616#AF8 DCC T R EAS U R Y 2014 LT D6432311.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 557,493.00
G2616#AH4 DCC T R EAS U R Y 2014 LT D5488811.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 118,588.80
G2616#AH4 DCC T R EAS U R Y 2014 LT D5666314.0001LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 355,766.40
G2616#AH4 DCC T R EAS U R Y 2014 LT D6425637.0001LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 237,177.60

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
G2616#AH4 DCC T R EAS U R Y 2014 LT D6430869.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,100,000.00 $ 3,676,252.80
G2616#AH4 DCC T R EAS U R Y 2014 LT D6431155.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 711,532.80
G2616#AH4 DCC T R EAS U R Y 2014 LT D6432313.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 592,944.00
G2616#AU 5 DCC T R EAS U R Y 2014 LT D6314690.0001LCO R 0R LI LCO R 0R S D R L R LI $ 900,000.00 $ 1,124,813.70
G2616#AU 5 DCC T R EAS U R Y 2014 LT D6430871.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 249,958.60
G2616#AU 5 DCC T R EAS U R Y 2014 LT D6431157.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 124,979.30
G2616#AU 5 DCC T R EAS U R Y 2014 LT D6432315.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 374,937.90
G2616#AV3 DCC T R EAS U R Y 2014 LT D6314691.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,557,250.80
G2616#AV3 DCC T R EAS U R Y 2014 LT D6314694.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 129,770.90
G2616#AV3 DCC T R EAS U R Y 2014 LT D6430873.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 389,312.70
G2616#AV3 DCC T R EAS U R Y 2014 LT D6431159.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 129,770.90
G2616#AV3 DCC T R EAS U R Y 2014 LT D6432317.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 389,312.70
G2890*AQ 5 ED&FT R EAS U R Y M AN AGEM EN T LT D6465396.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 230,679.37 $ 199,998.78
G2890*AR 3 ED&FT R EAS U R Y M AN AGEM EN T LT D6465395.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 5,973,611.25 $ 4,600,278.02
G2890*AR 3 ED&FT R EAS U R Y M AN AGEM EN T LT D6465397.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 129,861.11 $ 100,006.04
G2890*AR 3 ED&FT R EAS U R Y M AN AGEM EN T LT D6465398.0001 LP FA0R LI LP FA0R S D R L R LI $ 129,861.11 $ 100,006.04
G6363#AT 4 N O R DIC AVIAT IO N CAP IT AL 29 DAC6454736.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 4,600,000.00 $ 3,449,995.40
G6363#AT 4 N O R DIC AVIAT IO N CAP IT AL 29 DAC6469055.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 146,356.67 $ 109,767.36
G6363#AU 1 N O R DIC AVIAT IO N CAP IT AL 29 DAC6454737.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 3,200,000.00 $ 2,400,000.00
G6363#AU 1 N O R DIC AVIAT IO N CAP IT AL 29 DAC6469056.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 105,813.33 $ 79,360.00
G7219*AN 5 P R EM IER O IL P LC M W6059749.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,467,813.01 $ 1,100,857.91
G7219*AN 5 P R EM IER O IL P LC M W6059752.0001LP FA0R LI LP FA0R S D R L R LI $ 26,447.07 $ 19,835.28
G7219*AV7 P R EM IER O IL P LC6059750.0001LCO R 0R LI LCO R 0R S D R L R LI $ 11,100,000.00 $ 8,325,000.00
G7219*AV7 P R EM IER O IL P LC6059753.0001LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 150,000.00
G9160@ AA6 U KP O W ER N ET W O R KS HO LDIN GS LT D4645836.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 21,800,000.00 $ 22,711,610.60
G9160@ AA6 U KP O W ER N ET W O R KS HO LDIN GS LT D4645837.0001 LP FA0R LI LP FA0R S D R L R LI $ 500,000.00 $ 520,908.50
G9160@ AA6 U KP O W ER N ET W O R KS HO LDIN GS LT D5666254.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,200,000.00 $ 1,250,180.40
G9160@ AA6 U KP O W ER N ET W O R KS HO LDIN GS LT D5666432.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 7,000,000.00 $ 7,292,719.00
G9850@ AG8 YO R KS HIR EW AT ER S ER VICES BR ADFO R D4672695.0001 LP FA0R LI LP FA0R S D R L R LI $ 400,000.00 $ 417,362.80
G9850@ AG8 YO R KS HIR EW AT ER S ER VICES BR ADFO R D5666246.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,043,407.00
G9850@ AG8 YO R KS HIR EW AT ER S ER VICES BR ADFO R D5666448.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 9,600,000.00 $ 10,016,707.20
K7017#AA8 M ER IDIAN S P IR IT AP S6203935.0001LCO R 5R LI LCO R 0R S D R L R LI $ 66,370.13 $ 74,280.83
L8038*AA4 S BMBALEAIAZU L5666228.0001LCO R 0R LI LCO R 0R S D R L R LI $ 220,728.41 $ 233,987.57
L8038*AA4 S BMBALEAIAZU L6203937.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 110,380.00 $ 117,010.53
L8038*AA4 S BMBALEAIAZU L6430883.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,593,558.88 $ 2,749,353.89
L8038*AA4 S BMBALEAIAZU L6430885.0001LCO R 0R LI LCO R 0R S D R L R LI $ 55,182.09 $ 58,496.88
L8038*AA4 S BMBALEAIAZU L6431163.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 441,985.94 $ 468,536.04
L8038*AA4 S BMBALEAIAZU L6432323.0001LCO R 0R LI LCO R 0R S D R L R LI $ 386,274.67 $ 409,478.17
L9031*AC5 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6157433.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,000,000.00 $ 2,368,006.00
L9031*AC5 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN 6157434.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 118,400.30
L9031*AC5 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN 6430887.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 355,200.90

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
L9031*AC5 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6432325.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 236,800.60
L9031*AJ0 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6368253.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,800,000.00 $ 3,229,965.20
L9031*AJ0 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6368254.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 115,355.90
L9031*AJ0 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6430889.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 692,135.40
L9031*AJ0 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6431165.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 115,355.90
L9031*AJ0 T ER M IN AL IN VES T M EN T LIM IT ED HO LDIN6432327.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 807,491.30
N 9061@ AH3 VT T IBV6110945.0001LCO R 0R LILCO R 0R S D R L R LI $ 700,000.00 $ 806,066.10
N 9061@ AH3 VT T IBV6430891.0001LCO R 0R LILCO R 0R S D R L R LI $ 200,000.00 $ 230,304.60
N 9061@ AH3 VT T IBV6432329.0001LCO R 0R LILCO R 0R S D R L R LI $ 100,000.00 $ 115,152.30
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6189127.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,429,565.30 $ 1,637,501.30
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6189128.0001 LP FA0R LI LP FA0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6246600.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,818,658.69 $ 2,083,189.87
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6246601.0001 LP FA0R LI LP FA0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6277128.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,870,319.54 $ 2,142,364.99
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6277129.0001 LP FA0R LI LP FA0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6340858.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,276,558.42 $ 1,462,238.95
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6340859.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 293,800.75 $ 336,535.24
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6340860.0001 LP FA0R LI LP FA0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6430893.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 295,098.65 $ 338,021.93
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6430895.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 393,464.87 $ 450,695.90
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6430897.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 393,464.87 $ 450,695.90
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6430899.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 295,098.65 $ 338,021.93
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6430901.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 196,732.43 $ 225,347.95
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6431167.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6431169.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6431171.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6431173.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 98,366.22 $ 112,673.98
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6432331.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 295,098.65 $ 338,021.93
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6432333.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 393,464.87 $ 450,695.90
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6432335.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 393,464.87 $ 450,695.90
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6432337.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 196,732.43 $ 225,347.95
P 4001#AA8 EO LICA M ES A LA P AZ S DER L DECV6432339.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 98,366.21 $ 112,673.98
Q 1297#AL2 CS LB HO LDIN GS IN C6086257.0001LCO R 0R LI LCO R 0R S D R L R LI $ 2,500,000.00 $ 2,856,967.50
Q 1297#AL2 CS LB HO LDIN GS IN C6086258.0001LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 114,278.70
Q 1297#AL2 CS LB HO LDIN GS IN C6430903.0001LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 685,672.20
Q 1297#AL2 CS LB HO LDIN GS IN C6432341.0001LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 571,393.50
Q 3629#AN 3 ET S A U T ILIT IES FIN AN CEP T Y LT D5864650.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 6,400,000.00 $ 7,181,593.60
Q 3629#AN 3 ET S A U T ILIT IES FIN AN CEP T Y LT D5864651.0001 LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 336,637.20
Q 3629#AN 3 ET S A U T ILIT IES FIN AN CEP T Y LT D6203953.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 100,000.00 $ 112,212.40
Q 3629#AN 3 ET S A U T ILIT IES FIN AN CEP T Y LT D6430905.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,000,000.00 $ 1,122,124.00
Q 3629#AN 3 ET S A U T ILIT IES FIN AN CEP T Y LT D6432343.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 700,000.00 $ 785,486.80

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED5847809.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 903,205.60
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED6286357.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 600,000.00 $ 677,404.20
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED6425643.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 112,900.70
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED6425645.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 338,702.10
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED6425647.0001LCO R 0R LI LCO R 0R S D R L R LI $ 3,200,000.00 $ 3,612,822.40
Q 3915*AD2 FLET CHER BU ILDIN G LIM IT ED6432345.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 500,000.00 $ 564,503.50
Q 6518#AG5 N S WP O R T S FIN AN CECO P T Y LT D6154529.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,200,000.00 $ 2,689,823.40
Q 6518#AG5 N S WP O R T S FIN AN CECO P T Y LT D 6154530.0001 LP FA0R LI LP FA0R S D R L R LI $ 100,000.00 $ 122,264.70
Q 6518#AG5 N S WP O R T S FIN AN CECO P T Y LT D 6430907.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 489,058.80
Q 6518#AG5 N S WP O R T S FIN AN CECO P T Y LT D 6432347.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 366,794.10
Q 6518@ AB8 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 5885808.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 5,100,000.00 $ 5,671,388.70
Q 6518@ AB8 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 5885810.0001 LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 333,611.10
Q 6518@ AB8 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6286367.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 300,000.00 $ 333,611.10
Q 6518@ AB8 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6430909.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,400,000.00 $ 1,556,851.80
Q 6518@ AB8 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6432349.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 889,629.60
Q 6518@ AC6 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 5885809.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 2,900,000.00 $ 3,260,272.80
Q 6518@ AC6 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 5885811.0001 LP FA0R LI LP FA0R S D R L R LI $ 200,000.00 $ 224,846.40
Q 6518@ AC6 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6286369.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 200,000.00 $ 224,846.40
Q 6518@ AC6 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6430911.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 899,385.60
Q 6518@ AC6 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6432351.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 449,692.80
Q 6518@ AG7 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6088431.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,300,000.00 $ 1,526,764.20
Q 6518@ AG7 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6430913.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 469,773.60
Q 6518@ AG7 N S WELECT R ICIT Y N ET W O R KS FIN AN CEP 6432353.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 469,773.60
Q 7397#AP 9 VIS Y GM G4338062.0001LCO R 0R LILCO R 0R S D R L R LI $ 11,733,333.32 $ 13,580,301.06
Q 8513@ AD5 S KYCIT Y AU CKLAN D6203967.0001LCO R 5R LI LCO R 0R S D R L R LI $ 2,800,000.00 $ 2,825,614.40
Q 8718#AD6 S T AR EN T ER T AIN M EN T FIN AN CELT D6203969.0001 LCO R 5R LI LCO R 0R S D R L R LI $ 600,000.00 $ 646,849.80
Q 8806#AC1 T ABCO R P FIN AN CEP T Y LT D6212272.0001LCO R 0R LI LCO R 0R S D R L R LI $ 7,200,000.00 $ 7,950,240.00
Q 8806#AC1 T ABCO R P FIN AN CEP T Y LT D6212274.0001 LP FA0R LI LP FA0R S D R L R LI $ 300,000.00 $ 331,260.00
Q 8806#AC1 T ABCO R P FIN AN CEP T Y LT D6430915.0001LCO R 0R LI LCO R 0R S D R L R LI $ 1,100,000.00 $ 1,214,620.00
Q 8806#AC1 T ABCO R P FIN AN CEP T Y LT D6431175.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 100,000.00 $ 110,420.00
Q 8806#AC1 T ABCO R P FIN AN CEP T Y LT D6432355.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 800,000.00 $ 883,360.00
Q 9396#AK7 VICT O R IA P O W ER N ET W O R KS (FIN AN CE) 5903995.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 431,354.40
Q 9396#AK7 VICT O R IA P O W ER N ET W O R KS (FIN AN CE)6430917.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 1,900,000.00 $ 2,048,933.40
Q 9396#AK7 VICT O R IA P O W ER N ET W O R KS (FIN AN CE) 6432359.0001 LCO R 0R LI LCO R 0R S D R L R LI $ 400,000.00 $ 431,354.40
R 2284#AJ9 S T AT N ET T S F5883080.0001LCO R 0R LILCO R 0R S D R L R LI $ 6,600,000.00 $ 7,169,349.00
R 2284#AJ9 S T AT N ET T S F5883081.0001LP FA0R LILP FA0R S D R L R LI $ 400,000.00 $ 434,506.00
R 2284#AJ9 S T AT N ET T S F6286377.0001LCO R 0R LILCO R 0R S D R L R LI $ 200,000.00 $ 217,253.00
R 2284#AJ9 S T AT N ET T S F6430919.0001LCO R 0R LILCO R 0R S D R L R LI $ 1,900,000.00 $ 2,063,903.50
R 2284#AJ9 S T AT N ET T S F6432361.0001LCO R 0R LILCO R 0R S D R L R LI $ 1,000,000.00 $ 1,086,265.00
R 3000#AC5 HAFS LU N D E-CO AS5865305.0001LCO R 0R LI LCO R 0R S D R L R LI $ 9,850,000.00 $ 10,893,046.05
R 3000#AC5 HAFS LU N D E-CO AS5865309.0001LP FA0R LI LP FA0R S D R L R LI $ 600,000.00 $ 663,535.80

FR O M R LItoS LD
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_IDFrom P ortfolio T oP ortfolio FinalLocation P arValue M arketValue
R 3000#AC5 HAFS LU N D E-CO AS6286375.0001LCO R 0R LILCO R 0R S D R L R LI $ 700,000.00 $ 774,125.10
R 3000#AC5 HAFS LU N D E-CO AS6430921.0001LCO R 0R LILCO R 0R S D R L R LI $ 2,800,000.00 $ 3,096,500.40
R 3000#AC5 HAFS LU N D E-CO AS6432363.0001LCO R 0R LILCO R 0R S D R L R LI $ 1,500,000.00 $ 1,658,839.50
Y8564*AB0T EEKAY S HU T T LET AN KER FIN AN CELLC 6286379.0001LCO R 0R LI LCO R 0R S D R L R LI $ 118,189.30 $ 124,796.92
Y8564*AB0T EEKAY S HU T T LET AN KER FIN AN CELLC 6286381.0001LCO R 0R LI LCO R 0R S D R L R LI $ 118,189.31 $ 124,796.93
GrandT otal $ 639,960,100.72 $ 731,751,019.68

From VR IAC/R LItoR LIComfortT rust
CU S IP _IN G DES CR IP T IO N _IN GIN G_HO LDIN G_ID From P ortfolio T oP ortfolio P arValue M arketValue
BALP 01105 VO YA AS IA P ACIFIC P R IV EQ CO -IN V I3530825.0001 W P AY0ALB FW T R R 2R B $ 50,000.00 $ 1,556,466.70
BALP 95776 HAR VES T P AR T N ER S VIILP5890327.0001LCO R P R LB FW T R R 2R B $ 73,999.92 $ 8,700,113.54
BALP 95776 HAR VES T P AR T N ER S VIILP5890328.0001W P AYP ALB FW T R R 2R B $ 3,999.95 $ 470,271.04
BALP 95776 HAR VES T P AR T N ER S VIILP5890329.0001W R E4P ALB FW T R R 2R B $ 22,000.13 $ 2,586,538.32
BALP 95784 CVC CR EDIT P AR T N ER S EU R O M ID M AR KET5817054.0001 LCO R P R LB FW T R R 2R B $ 92,500.00 $ 8,049,976.32
BALP 95784 CVC CR EDIT P AR T N ER S EU R O M ID M AR KET 5817056.0001 W P AYP ALB FW T R R 2R B $ 5,000.00 $ 435,133.86
BALP 95784 CVC CR EDIT P AR T N ER S EU R O M ID M AR KET5817057.0001 W R E4P ALB FW T R R 2R B $ 27,500.00 $ 2,393,236.20
BALP 98408 CER BER U S R MFU N D6330043.0001LCO R P R LB FW T R R 2R B $ 15,600.36 $ 1,572,150.44
BALP 98408 CER BER U S R MFU N D6330045.0001W P AYP ALB FW T R R 2R B $ 2,400.53 $ 241,917.13
BALP 98515 Q U AN T U MEN ER GY P AR T N ER S VII6195932.0001 LCO R P R LB FW T R R 2R B $ 28,999.94 $ 1,347,124.15
BALP 98606 O AKT R EER EDFIIFU N D6118508.0001LCO R P R LB FW T R R 2R B $ 35,000.00 $ 2,208,012.63
BALP 98689 BR YN W O O D P AR T N ER S VIIILP6158270.0001 LCO R P R LB FW T R R 2R B $ 18,620.01 $ 1,476,150.28
BALP 98689 BR YN W O O D P AR T N ER S VIIILP6158272.0001 W P AYP ALB FW T R R 2R B $ 3,724.03 $ 295,232.28
BALP 98879 GCG IN VES T O R S IV LP5987285.0001LCO R P R LB FW T R R 2R B $ 25,000.07 $ 1,991,991.85
BALP 98887 GR EAT HILL EQ U IT Y P AR T N ER S VILP6095969.0001 LCO R P R LB FW T R R 2R B $ 31,156.11 $ 3,565,523.33
BALP 98895 KAYN ES EN IO R CR EDIT FU N D III6027012.0001 LCO R P R LB FW T R R 2R B $ 24,999.98 $ 2,212,901.73
BALP 98903 M AR AN O N S R CR EDIT S T R AT EGIES FN D V6080316.0001 LCO R P R LB FW T R R 2R B $ 20,000.00 $ 1,670,630.94
BALP 99109 EQ T IN FR AS T R U CT U R EIII6095563.0001LCO R P R LB FW T R R 2R B $ 48,609.96 $ 5,946,439.06
BALP 99133 T A S U BO R DIN AT ED DEBT FU N D IV LP5771157.0001 LCO R P R LB FW T R R 2R B $ 70,000.00 $ 5,222,573.02
BALP 99182 VIS T A EQ U IT Y P AR T N ER S FU N D VILP5836657.0001 LCO R P R LB FW T R R 2R B $ 119,999.97 $ 18,600,997.95
BALP 99182 VIS T A EQ U IT Y P AR T N ER S FU N D VILP5836670.0001 W P AYP ALB FW T R R 2R B $ 8,000.00 $ 1,240,066.84
BALP 99182 VIS T A EQ U IT Y P AR T N ER S FU N D VILP5836671.0001 W R E4P ALB FW T R R 2R B $ 8,000.00 $ 1,240,066.84
BALP 99216 GEN S T AR CAP IT AL P AR T N ER S VII5711172.0001 LCO R P R LB FW T R R 2R B $ 120,680.00 $ 15,213,399.05
BALP 99380 BLACKS T O N ER EAL ES T AT EP AR T N ER S VIII5709616.0001 LCO R P R LB FW T R R 2R B $ 87,500.00 $ 9,315,675.34
GrandT otal $943,290.96 $ 97,552,588.84
LP toR LIT rust

EXHIBIT B
FORM OF
BENEFICIARY WITHDRAWAL NOTICE
(Applicable in the Absence of a Recapture Event)
From: ReliaStar Life Insurance Company (“Beneficiary”) To: The Bank of New York Mellon (the “Trustee”) cc: Security Life of Denver Insurance Company (“Grantor”)
Date: [●]
Re: Trust Agreement effective as of January 1, 2021 among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby give you notice pursuant to Section 2(a)(i) of the Trust Agreement that the
Beneficiary is entitled to withdraw the [sum of $[●]] [following Assets] from the Main Trust
Account pursuant to Section 2(a)(i) of the Trust Agreement and Section [4.8(a)][8.4] of the Reinsurance Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Assets to be withdrawn]
[If Whole Loans or Participation Assets—The Trustee is instructed to (i) deliver to or for the account of the person or entity named below the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [●] and (ii) if directed by the Beneficiary, direct the relevant Servicer to deliver to the Beneficiary the Servicing File using a Document Release Letter. If the Participation Asset to be delivered is a Grantor Created Participation Asset, the Trustee shall deliver the other applicable Loan Assignment Documents to the Beneficiary, but shall deliver the original promissory note in which such Participation Asset was created to Grantor.]
[If a Fund Investment is to be withdrawn, a notice in the form of Exhibit N-1 must accompany this notice.]
The Beneficiary hereby certifies to the Trustee and the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement.
This notice is being delivered to you in PDF format via email only (the “Beneficiary Email Notice” as provided in Section 3(a)(i) of the Trust Agreement) and this PDF document, together with such Beneficiary Email Notice, constitutes the complete Beneficiary Withdrawal Notice.
Following your receipt of this Beneficiary Withdrawal notice and confirmation by you of the occurrence of one of the four events described in Section 3(a)(ii)(A) through (D), you are instructed to transfer the Assets specified above to or for the account of the person or entity named below.
Payment or delivery should be immediately made to [Insert account information] by the following method:  [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
Yours faithfully,

ReliaStar Life Insurance Company By: _________________________
Name:
Title:

FORM OF
BENEFICIARY WITHDRAWAL NOTICE
(Applicable following a Recapture Event)
From: ReliaStar Life Insurance Company (“Beneficiary”)
To: The Bank of New York Mellon (the “Trustee”)
Date: [●]
Re: Trust Agreement effective as of January 1, 2021, among Security Life of Denver Insurance Company (the “Grantor”), the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby give you notice pursuant to Section 2(a)(i) of the Trust Agreement that the Beneficiary is entitled to withdraw the [sum of $[●]] [following Assets] from the Trust Accounts pursuant to Section 15 of the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Assets to be withdrawn]
[If Whole Loans or Participation Assets—The Trustee is instructed to (i) deliver to or for the account of the person or entity named below the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [●] and (ii) if directed by the Beneficiary, direct the relevant Servicer to deliver to the Beneficiary the Servicing File using a Document Release Letter.  If the Participation Asset to be delivered is a Grantor Created Participation Asset, the Trustee shall deliver the other applicable Loan Assignment Documents to the Beneficiary, but shall deliver the original promissory note in which such Participation Asset was created to Grantor.]
[If a Fund Investment is to be withdrawn, a notice in the form of Exhibit N-1 must accompany this notice.]
Payment or delivery should be immediately made to [Insert account information] by the following method:  [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
The Beneficiary hereby certifies to the Trustee and the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement.
Pursuant to Section 15(c) of the Trust Agreement, the Beneficiary hereby certifies to the Trustee and the Grantor that a Recapture Event has occurred and is continuing as of the date hereof.
Yours faithfully,

ReliaStar Life Insurance Company By: _________________________
Name:
Title:

EXHIBIT C
FORM OF
FUNDING TRUST ACCOUNT WITHDRAWAL NOTICE
From: ReliaStar Life Insurance Company (“Beneficiary”)
To: The Bank of New York Mellon (the “Trustee”)
Date: [●]
Re: Trust Agreement effective as of January 1, 2021, among Security Life of Denver Insurance Company (the “Grantor”), the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby direct you pursuant to Section 2(a)(ii) of the Trust Agreement to pay to the
Beneficiary the sum of $[●] from the Funding Trust Account for the purposes permitted under Section 2(a)(ii) of the Trust Agreement and Section 4.4(c) of the Reinsurance Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
The Beneficiary hereby certifies to the Trustee and the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement. Yours faithfully,

ReliaStar Life Insurance Company By: _________________________
Name:
Title:
EXHIBIT D
FORM OF
GRANTOR WITHDRAWAL NOTICE
(Applicable in the Absence of a Triggering Event and/or Recapture Event)
From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (the “Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [●]
Re: Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby give you notice pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement that the
Grantor is entitled to withdraw the [sum of $[●]] [following Assets] from the Main Trust Account pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Assets to be withdrawn]
[If Whole Loans or Participation Assets—The Trustee is instructed to deliver to the Grantor the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [ ].]
[If a Fund Investment is to be withdrawn, a notice in the form of Exhibit N-2 must accompany this notice.]
The Grantor hereby certifies to the Trustee and the Beneficiary that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement, and (B) the Market-to-Book Requirement referenced in Section 4.9(a)(i)(B) of the Reinsurance
Agreement is satisfied [If withdrawal is pursuant to Section 2(b)(i) of the Trust Agreement—and (C) the aggregate Statutory Book Value of the Eligible Assets in the Trust Accounts immediately following such withdrawal is at least equal to the Required Balance set forth in the most recent Security Funding Report].
This notice is being delivered to you in PDF format via email only (the “Grantor Email Notice” as provided in Section 3(b)(i) of the Trust Agreement) and this PDF document together with such Grantor Email Notice, constitutes the complete Grantor Withdrawal Notice.
Following your receipt of this Grantor Withdrawal notice and confirmation by you of the occurrence of one of the four events described in Section 3(b)(ii)(A) through (D), you are instructed to transfer the Assets specified above to or for the account of the person or entity named below.
Payment or delivery should be immediately made to [Insert account information] by the following method:  [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
The Grantor hereby certifies to the Trustee and the Beneficiary that no Triggering Event and/or Recapture Event has occurred and is continuing as of the date hereof. Yours faithfully,

Security Life of Denver Insurance Company
By: _________________________
Name:
Title:

FORM OF
GRANTOR WITHDRAWAL NOTICE
(Applicable following a Triggering Event but in the Absence of a Recapture Event)
From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (the “Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [●]
Re: Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby give you notice pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement that the
Grantor is entitled to withdraw the [sum of $[●]] [following Assets] from the Main Trust Account pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Assets to be withdrawn]
[If Whole Loans or Participation Assets—The Trustee is instructed to deliver to the Grantor the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [●].]
[If a Fund Investment is to be withdrawn, a notice in the form of Exhibit N-2 must accompany this notice.]
The Grantor hereby certifies to the Trustee and the Beneficiary that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement, and (B) the Market-to-Book Requirement referenced in Section 4.9(a)(ii)(B) of the Reinsurance
Agreement is satisfied [If withdrawal is pursuant to Section 2(b)(i) of the Trust Agreement—and (C) the aggregate Fair Market Value and Statutory Book Value of the Assets in the Trust Accounts immediately following the withdrawal are both at least equal to the Required Balance as set forth in the most recent Security Funding Report].
Payment or delivery should be immediately made to [Insert account information] by the following method:  [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
The Grantor hereby certifies to the Trustee and the Beneficiary that no Recapture Event has occurred and is continuing but a Triggering Event has occurred and is continuing as of the date hereof.
Yours faithfully,

Security Life of Denver Insurance Company
By: _________________________
Name:
Title:

Approved by:
ReliaStar Life Insurance Company
By: ___________________________

Name:

Title:

FORM OF
GRANTOR WITHDRAWAL NOTICE
(Applicable following a Recapture Event)
From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (the “Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [ ]
Re: Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We hereby give you notice pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement that the
Grantor is entitled to withdraw the [sum of $[ ]] [following Assets] from the Main Trust Account pursuant to Section 2(b)[(i)][(ii)] of the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Assets to be withdrawn]
[If Whole Loans or Participation Assets—The Trustee is instructed to deliver to the Grantor the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [ ].]
[If a Fund Investment is to be withdrawn, a notice in the form of Exhibit N-2 must accompany this notice.]
The Grantor hereby certifies to the Trustee and the Beneficiary that (A) such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and the Trust Agreement, and (B) the Market-to-Book Requirement referenced in Section 4.9(a)(iii)(B) of the Reinsurance
Agreement is satisfied [If withdrawal is pursuant to Section 2(b)(i) of the Trust Agreement—and (C) the aggregate Fair Market Value and Statutory Book Value of the Assets in the Trust Accounts immediately following the withdrawal are both at least equal to one hundred two percent (102%) of the Required Balance as set forth in the most recent Security Funding Report].
Payment or delivery should be immediately made to [Insert account information] by the following method:  [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
The Grantor hereby certifies to the Trustee and the Beneficiary that a Recapture Event has occurred and is continuing as of the date hereof.
Yours faithfully,

Security Life of Denver Insurance Company
By: _________________________
Name:
Title:

Approved by:
ReliaStar Life Insurance Company
By: ___________________________

Name:

Title:

GRANTOR’S REPRESENTATIVES

Name Email
Debra Bell Debbie.Bell@voya.com

BENEFICIARY’S REPRESENTATIVES

Name Email
Kevin Reimer Kevin.Reimer@voya.com
Niccole Peck Niccole.Peck@voya.com

GRANTOR SERVICING NOTICE
From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (“Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [●]
Re:	Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We refer to Section 5(c) of the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

We hereby (i) certify that (a) the transfer of the following Whole Loan or Participation Asset is required in connection with [the pay-off of the following Whole Loan or other commercial mortgage loan] / [the sale of the following Whole Loan by the Grantor or other commercial mortgage loan by the holder thereof] / [the assignment of the following Whole Loan or other commercial mortgage loan(and/or related Underlying Asset) pursuant to the terms of the relevant CML Governing Document and/or the terms of the Trust Agreement, as applicable] / [the modification, servicing, restructuring, foreclosure, deed-in-lieu or liquidation of the following defaulted Whole Loan or other commercial mortgage loan] and (b) that the proceeds from the transfer of such Whole Loan or Participation Asset will be paid to the Trustee within three (3) Business Days, and (ii) give you notice that we are exercising our right to withdraw the following Whole Loan or Participation Asset from the Trust Accounts.
Please deliver the following Whole Loan or Participation Asset to or for the account of the Person named below at the address specified below:
[Specify Whole Loan(s) or Participation Assets to be withdrawn]
The referenced Whole Loan or Participation Asset has a [Fair Market Value of $[●]] [Statutory Book Value of $[●]] as of [●].
The Trustee is instructed to deliver to the Grantor the Loan Assignment Documents, including, if applicable, the original promissory note applicable to Whole Loan No. [●].
You shall not take any action under this notice until the passage of three (3) Business Days from your receipt hereof.

The Grantor hereby certifies to the Trustee and the Beneficiary that [no Triggering Event and/or Recapture Event] OR [no Recapture Event, has occurred and is continuing but a Triggering Event] OR [a Recapture Event] has occurred and is continuing as of the date hereof.

Yours faithfully,

Security Life of Denver Insurance Company
By: _________________________
Name:
Title:

[Following a Triggering Event and/or Recapture Event—

Approved by:
ReliaStar Life Insurance Company
By: ___________________________

Name:

Title: ]
EXHIBIT H
DOCUMENT RELEASE LETTER
[Servicer] Date:
Re: Servicing Agreement dated as of [●], between [Servicer] for Security Life of Denver Insurance Company, and affiliate organizations, as the Owner.  Trust Accounts No. [●]

In connection with the administration of the below commercial mortgage loan(s) serviced by you and the servicing file related thereto held by you as the Servicer on behalf of the Owner, we request and authorize the release of the servicing file for the [Loan] described below to The Bank of New York Mellon as Trustee (the “Trustee”) under the Trust Agreement effective as of January 1, 2021, among Security Life of Denver Insurance Company, ReliaStar Life Insurance Company (the “Beneficiary”) and the Trustee, or to the Beneficiary, in each case upon request of the Trustee.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Servicing Agreement.

Borrower’s Name:
Property Name & Address:

Loan Number:

Note Amount:

Mortgage Dated:

Ship To:
 ___________________________________________
 ___________________________________________
 ___________________________________________
 ___________________________________________

Reason for Requesting Documents (check one):
X Asset Loan to be: Sold, Transferred or Otherwise Liquidated – Date:

If all or part of the servicing file was previously released to us, please release to us previous correspondence related thereto on file with you, as well as any additional documents in your possession relating to the specified [Loan].

Security Life of Denver Insurance Company

 By:
 Name/Title: ____________________

The undersigned Servicer hereby acknowledges its agreement to deliver the Servicing File to [●].

 [Servicer]

By:

EXHIBIT I-1
TRIGGERING EVENT NOTICE
From: ReliaStar Life Insurance Company (“Beneficiary”)
To: Security Life of Denver Insurance Company (“Grantor”)
 The Bank of New York Mellon (“Trustee”)
Date: [●]
Re:
Triggering Event under Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)

We are writing in connection with the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
We hereby certify to you pursuant to Section 14(a) of the Trust Agreement that a Triggering Event has occurred and is continuing as of the date hereof as follows:
 [Describe applicable Triggering Event]
This letter shall constitute a “Triggering Event Notice” for purposes of Section 14(a) of the Trust Agreement.
Yours faithfully,

ReliaStar Life Insurance Company
By: ___________________________

Name:
Title:

EXHIBIT I-2
NOTICE OF CURE OF TRIGGERING EVENT
From: ReliaStar Life Insurance Company (“Beneficiary”)
To: Security Life of Denver Insurance Company (“Grantor”)
 The Bank of New York Mellon (“Trustee”)
Date: [●]
Re:
Triggering Event under Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)

We are writing in connection with the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
We hereby certify to you pursuant to Section 14(a) of the Trust Agreement that the Triggering Event that was the subject of a previous Triggering Event Notice is no longer continuing as of the date hereof as follows:
 [Describe applicable Triggering Event]
This letter shall constitute a “Notice of Cure of Triggering Event” for purposes of Section 14(a) of the Trust Agreement.
Yours faithfully,

ReliaStar Life Insurance Company
By: ___________________________

Name:
Title:

EXHIBIT J-1
RECAPTURE EVENT NOTICE

From: ReliaStar Life Insurance Company (“Beneficiary”)
To: Security Life of Denver Insurance Company (“Grantor”)
 The Bank of New York Mellon (“Trustee”)
Date: [●]
Re:
Recapture Event under Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)

We are writing in connection with the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
We hereby certify to you pursuant to Section 15(a) of the Trust Agreement that a Recapture Event has occurred and is continuing as of the date hereof as follows:
 [Describe applicable Recapture Event]
This letter shall constitute a “Recapture Event Notice” for purposes of Section 15(a) of the Trust Agreement.
Yours faithfully,

ReliaStar Life Insurance Company
By: ___________________________

Name:

Title:
EXHIBIT J-2
NOTICE OF CURE OF RECAPTURE EVENT

From: ReliaStar Life Insurance Company (“Beneficiary”)
To: Security Life of Denver Insurance Company (“Grantor”)
 The Bank of New York Mellon (“Trustee”)
Date: [●]
Re:
Recapture Event under Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)

We are writing in connection with the Trust Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
We hereby certify to you pursuant to Section 15(a) of the Trust Agreement that the Recapture Event that was the subject of a previous Recapture Event Notice is no longer continuing as of the date hereof as follows:
 [Describe applicable Recapture Event]
This letter shall constitute a “Notice of Cure of Recapture Event” for purposes of Section 15(a) of the Trust Agreement.
Yours faithfully,

ReliaStar Life Insurance Company
By: ___________________________

Name:

Title:

EXHIBIT K
FAIR MARKET VALUE METHODOLOGY
I.	Valuation of Assets on the Closing Date:
As of the Closing Date, the Fair Market Value of any asset shall be the end-of-day price on the day prior to such date of determination determined in accordance with the following pricing matrix, whereby Security Type is determined by the Ceding Company’s “ASSET_CLASS_CATEGORY” classification.
Asset Type PrimarySecondary Tertiary Quaternary
ABS IDCJPM Pricing Direct Broker Quotes Analyst/Trader
ABS-FLOATER IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CLO IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMBS IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMO-A IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMO-B Pricing DirectIDCBroker Quotes Analyst/Trader
CMTG CML MatrixAnalyst/TraderNA NA
EMD-CORPORATE JPMCIDCBroker Quotes Analyst/Trader
EMD-SOVEREIGN JPMCIDCBroker Quotes Analyst/Trader
EQUITY SECURITIES IDCJPM Pricing Direct Broker Quotes Analyst/Trader
LIMITED PARTNERSHIPS NAV StatementAnalyst/Trader NA NA
MUNICIPAL IDCJPM Pricing Direct Broker Quotes Analyst/Trader
PRIVATE-BIG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PRIVATE-IG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PUBLIC-BIG IDCJPM Pricing Direct Broker Quotes Analyst/Trader
PUBLIC-IG IDCJPM Pricing Direct Broker Quotes Analyst/Trader
SHORT-TERM IDCJPM Pricing DirectBroker Quotes
Broker Quotes Analyst/Trader
Analyst/Trader
US TREASURY IDCJPM Pricing Direct

Commercial mortgages shall be valued by Voya Investment Management’s Commercial Mortgage Loan Matrix Valuation methodology consistent with the Ceding Company’s internal policies for such assets.
Fund Investments (as defined in the Trust Agreement that are in the above limited partnerships category) will be valued as follows:
1.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is greater than +7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the relevant limited partnership. The Ceding Company agrees to provide, subject to any applicable confidentiality obligations, the most recent NAV Statement and any other  correspondence relating to capital account balances of the limited partnerships since the date of the most recent NAV Statement to the Reinsurer, where such NAV Statement shall value the investment as of a date no older than 150 calendar days prior to delivery of asset to the Reinsurer.

2.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is greater than -7.5% and less than or equal to +7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the fund; provided, however, that if the Reinsurer has a good faith disagreement with the valuation then the Reinsurer and the Ceding Company shall consult in good faith to resolve such disagreement and if after such consultation period the Reinsurer and Ceding Company are not able to agree on adjustments to the valuation of the Fund Investments then the Reinsurer shall have the option to hire a Valuation Expert to review the capital account statements for up to ten (10) Fund Investments that will be previously agreed on by the parties and all expenses and costs associated with such Valuation Expert review will be shared equally by the Ceding Company and the Reinsurer.  The Ceding Company will provide, subject to any applicable confidentiality obligations, detailed information on typical performance metrics and underlying investment fund-level data with respect to the applicable limited partnerships.

3.
If the average Russell 2000 Index Total Return as reported on “FTSERussell.com” is less than or equal to -7.5% from September 30, 2020 to December 31, 2020, then the Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the fund; provided, however, that if the Reinsurer has a good faith disagreement with the valuation then the Reinsurer and the Ceding Company shall consult in good faith to resolve such disagreement and if after such consultation period the Reinsurer and Ceding Company are not able to agree on adjustments to the valuation of the Fund Investments then the Reinsurer shall have the option to hire a Valuation Expert to review the capital account statements for a reasonable number of Fund Investments and all expenses and costs associated with such Valuation Expert review will be shared equally by the Ceding Company and the Reinsurer.

Private placements shall be valued by Voya Investment Management’s Private Credit Matrix Valuation methodology consistent with the Ceding Company’s internal policies for such assets.
Any position which is valued via the Analyst/Trader protocol shall be valued by the Ceding Company, consistent with the Ceding Company’s valuation policy. The Ceding Company agrees to provide the Reinsurer documentation supporting such valuation, including valuation methodology, inputs and assumptions and any other information necessary for the Reinsurer to re-perform the measurement, and to the extent that there are differences, the parties agree in good faith to come to an agreed-upon valuation.
II.	Valuation of Assets Following the Closing Date:
 As of any date of determination following the Closing Date, the Fair Market Value of any asset shall be the end-of-day price on the day prior to such date of determination determined in accordance with the following pricing matrix, whereby Security Type is determined by the Ceding Company’s “ASSET_CLASS_CATEGORY” classification.
Asset Type PrimarySecondary Tertiary Quaternary
ABS IDCJPM Pricing Direct Broker Quotes Analyst/Trader
ABS-FLOATER IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CLO IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMBS IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMO-A IDCJPM Pricing Direct Broker Quotes Analyst/Trader
CMO-B Pricing DirectIDCBroker Quotes Analyst/Trader
CMTG CML MatrixAnalyst/TraderNA NA
EMD-CORPORATE JPMCIDCBroker Quotes Analyst/Trader
EMD-SOVEREIGN JPMCIDCBroker Quotes Analyst/Trader
EQUITY SECURITIES IDCJPM Pricing Direct Broker Quotes Analyst/Trader
LIMITED PARTNERSHIPS NAV StatementAnalyst/Trader NA NA
MUNICIPAL IDCJPM Pricing Direct Broker Quotes Analyst/Trader
PRIVATE-BIG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PRIVATE-IG Private Credit Matrix Broker QuoteAnalyst/Trader NA
PUBLIC-BIG IDCJPM Pricing Direct Broker Quotes Analyst/Trader
PUBLIC-IG IDCJPM Pricing Direct Broker Quotes Analyst/Trader
SHORT-TERM IDCJPM Pricing DirectBroker Quotes
Broker Quotes Analyst/Trader
Analyst/Trader
US TREASURY IDCJPM Pricing Direct

Commercial mortgages shall be valued in a manner consistent with Voya Investment Management’s Commercial Mortgage Loan Matrix Valuation methodology, which shall be provided to the Reinsurer for reference.
Fund Investments will be valued based on most recent NAV, adjusted for any contributions/distributions since the last reported NAV Statement from the relevant limited partnership. The Reinsurer agrees to provide the most recent NAV Statement and any other Fund Investments correspondence since the date of the most recent NAV Statement to the Ceding Company, where such NAV Statement shall value the investment as of a date no older than 150 calendar days prior to the relevant valuation date. Private placements shall be valued in a manner consistent with Voya Investment Management’s Private Credit Matrix Valuation methodology, which shall be provided to the Reinsurer for reference.
With respect to any position which is valued via the Analyst/Trader protocol, such position shall be valued by the Reinsurer and the Reinsurer agrees to provide the Ceding Company documentation supporting such valuation, including valuation methodology, inputs and assumptions and any other information necessary for the Ceding Company to re-perform the measurement, and to the extent that there are differences, the parties agree in good faith to come to an agreed-upon valuation.

These investment guidelines (the “Investment Guidelines”) shall apply to all assets deposited into the Trust Account, or any Subaccount thereunder (the “Trust Account”), with respect to the Trust Account established by the Grantor for the benefit of the Beneficiary pursuant to the Trust Agreement to which these Investment Guidelines are attached among Security Life of Denver Insurance Company (as Grantor), ReliaStar Life Insurance Company (as Beneficiary) and The Bank of New York Mellon (as Trustee), except to the extent specified herein.  Terms not otherwise defined in these Investment Guidelines shall have the meanings ascribed thereto in the Trust Agreement or Reinsurance Agreement, as applicable.
No investment shall be made in an asset that is not an Eligible Asset.  Unless otherwise designated, all restrictions, including percentage limits referred to in these Investment
Guidelines, shall be based on a percentage of the aggregate Statutory Book Value (“Book Value”) of assets held in (a) the Trust Account and Subaccounts thereunder, (b) the Trust Account and Subaccounts under the Trust Agreement, effective as of January 1, 2021, by and among Security Life of Denver Insurance Company (as Grantor), ReliaStar Life Insurance Company of New York (as Beneficiary) and The Bank of New York Mellon (as Trustee) and (c) the Trust Account and Subaccounts under the Trust Agreement, effective as of January 1, 2021, by and among Security Life of Denver Insurance Company (as Grantor), Voya Retirement Insurance and Annuity Company (as Beneficiary) and The Bank of New York Mellon (as Trustee) (all such Trust Accounts and Subaccounts described in clauses (a), (b) and (c), collectively, the “Trust Portfolio”); provided that, if Grantor’s Floating RBC Ratio as of any calendar quarter end is below two hundred twenty-five percent (225%) and Grantor has not cured such shortfall as of the applicable RBC Reporting Deadline (a “RBC Ratio Threshold Breach”), each reference in these Investment Guidelines to the “Trust Portfolio” shall be deemed to refer to the “Trust Account” until such RBC Ratio Threshold Breach  has been cured.
During any period where the Book Value of the Trust Portfolio is less than one billion USD ($1,000,000,000), the dollar amounts corresponding to the percentage limitations in respect of the Trust Portfolio set forth in these Investment Guidelines shall be determined as though the Book Value of the Trust Portfolio was one billion USD ($1,000,000,000); provided that, upon an RBC Ratio Threshold Breach, the references herein to “one billion USD ($1,000,000,000)” shall be deemed to refer to five hundred million USD ($500,000,000) until such RBC Ratio Threshold Breach has been cured.

I.	Permissible Investments:
a.
U.S. Treasury and agency securities, cash, cash equivalents, AAA rated money market funds that comply with SEC rules related to money market funds, CDs rated A2/P2 or better with a maturity less than 397 days and commercial paper rated A2/P2 or better with a maturity less than 397 days

b.	Municipal bonds issued by U.S. municipalities
c.	Sovereign and supranational debt
d.	Public and private corporate debt of domestic and foreign issuers including loans, covered bonds, infrastructure bonds and securities issued by a traded REIT
e.	Structured Assets, including but not limited to
i.	Residential and commercial mortgage-backed securities
ii.	Asset-backed securities
iii.	Collateralized Loan Obligations
f.	Commercial Mortgage Loans including whole loans and loan participations including first lien, second lien and mezzanine real estate loans
g.	NAIC rated Preferred Stock
h.	Equities (common stock, non-NAIC rated preferred stock, residual tranches of asset-backed securities and other equity interests) of domestic and foreign issuers
i.	Alternative Assets, including, without limitation, hedge funds and private equity funds, provided that the Grantor is not in default under any such Alternative
Asset, and provided that the Grantor may pledge its interest therein
j.	Derivatives as permitted under these Investment Guidelines (subject to Section V hereof) and the Reinsurance Agreement

II.	Prohibited Investments:

Investments not otherwise expressly permitted by these Investment Guidelines shall be prohibited, unless prior written consent is provided by the Beneficiary.  For the avoidance of doubt, the following Investments shall be not be held in the Trust Account:
a.	Securities issued by or investments in any affiliate of the Grantor or the Beneficiary, except as otherwise mutually agreed by the Beneficiary and the
Grantor;
b.
Direct equity investments in real property (except in connection with foreclosure under a commercial mortgage loan or participation interest therein that is held in the Trust Account or a Subaccount in compliance with the Trust Agreement); c. Naked shorts; and

d.	Any investment that would result in consolidation of the issuer on the Beneficiary’s balance sheet.
e.	Any investment that is not an Eligible Asset, unless specifically agreed to by the Beneficiary.

III. Investment Limits

Unless otherwise stated in these Investment Guidelines, all limits referred to herein (collectively, the “Investment Limits”) are with respect to the Book Value of the Trust Portfolio and shall be applicable at all times.  Unless a waiver or exception has been approved by the Beneficiary in writing, the following Investment Limits shall apply:

A.  Asset Class and Other Aggregate Investment Limits

Category Limits
Mortgage Derivative Strategy 7%
Commercial Mortgage Loans and Commercial Mortgage-Backed Securities 25%
Residential Mortgage-Backed Securities 25%
Asset-Backed Securities (ABS) and Collateralized Loan Obligation (CLO) 25%
Real Estate Total and Securitized Assets 40%
Private Placements 25%
Foreign Securities
• Foreign Securities - Aggregate 20%
• Foreign Securities - BBB+ and below 10%
Aggregate Total of Public Corporate Bonds, Private Placements and Commercial Mortgage Loans Rated Below B- 1%
Single Country Limit (by Sovereign Rating Category excluding US & Canada) by country of Risk
• Single Country Limit - AA- rated and above 10%
• Single Country Limit - A+ and below 2%
Rating (applicable to Fixed Maturities)
• Rating - NAIC 2 Fixed Maturities 45%
• Rating - NAIC 3 and below Fixed Maturities 6%
• Rating - NAIC 4 and below Fixed Maturities 4%
• Rating - NAIC 5 and below Fixed Maturities 1%
Hedged Foreign Currency 5%
Unhedged Foreign Currency 1%
Municipal Bonds 20%
Emerging Markets Debt 10%
Preferred Stock 5%
Alternative Assets (Investment Limit applies to the Trust Account, including Subaccounts, at all times) 5%

B.  Credit Quality

The Trust Portfolio shall maintain an aggregate linear credit quality not lower than BBB+ for Fixed Maturities and Commercial Mortgage Loans (the “Overall Credit Quality Limit”).

C.  Single Issuer Limits

Except as otherwise set forth in these Investment Guidelines, investments in any single issuer shall not exceed the Single Issuer Limits set forth below in Table A1, A2 and A3 as a percent of the Trust Portfolio.  For the avoidance of doubt, no single issuer limit shall apply to (1) obligations issued, assumed or guaranteed by the U.S. government1 or (2) cash and cash equivalents, including, without limitation, funds classified by the NAIC as “Class 1” or “U.S. Direct Obligations/Full Faith & Credit Exempt” Funds.
Table C1:  Single Issuer Credit Limits for Public Corporate Bonds, Private Placements, and Commercial Mortgage Loans*
* Single Issuer Credit Limits shall be applied at the ultimate parent level, calculated using Ratings-Adjusted Book Values for each CUSIP level holding aggregated at the ultimate parent level.

NRSRO Rating Limit*
AAA/AA Rated 1.55%
A Rated 1.45%
BBB Rated 0.76%
BB Rated 0.24%
B+/B Rated .19%
B- and Below .16%

Table C2:  Single Issuer Limits for Securitized Assets and Alternative Assets*

NAIC Rating Limit*
 NAIC 1 1.45%
NAIC 2 0.76%
NAIC 3 0.24%
NAIC 4, 5 & 6 0.16%
Unrated Alternative Assets 0.50%
*Limits to be applied at the CUSIP level
Table C3:  Commercial Paper and CDs Single Issuer Limits**

Rating Limit2
 A1/P1 $55,000,000
A2/P2 $39,000,00
**CP is not aggregated into limits on Table A1

[1]	Excluding Agency RMBS and Agency CMBS.
[2]
If Grantor’s Floating RBC Ratio as of any calendar quarter end is below two hundred twenty-five percent (225%) and Grantor has not cured such shortfall as of the applicable RBC Reporting Deadline, until such shortfall has been cured these limits will be $30M/$20M for RLI comfort trust, $20M/$15M for VRIAC comfort trust and $5M/$4M for RNY comfort trust.

IV. Duration

The effective duration of the Trust Portfolio will be between 2.0 and –2.0 years (“Permissible Duration Range”) of the Target Effective Duration.  The “Target Effective Duration” of the Trust Portfolio will initially be equal to the actual duration of the Trust Portfolio on the Closing Date (as defined in the Reinsurance Agreement) and will be reviewed annually and the parties will work together in good faith to determine any changes to be made in line with the effective duration of the liabilities and amend these Investment Guidelines accordingly.  For purposes of calculating the effective duration of the Trust Portfolio, the Grantor shall include derivatives (i) related to Trust Assets and (ii) used in connection with management of the Target Effective Duration (including, derivatives attributable to CMO-B Strategy, fixed to floating rate instruments linked to Trust Asset(s), a replication instrument linked to Trust Asset(s), or cleared (not OTC) forward-starting swaps linked to Trust Assets(s); provided, however, the derivatives described in clause (ii) of this paragraph may not contribute more than three (3) years to the calculation of the effective duration.
In the event the effective duration of the Trust Portfolio moves outside the Permissible Duration Range, the Grantor shall use commercially reasonable efforts to correct such duration mismatch within thirty (30) calendar days after the end of the then current calendar quarter.  In the event the Target Effective Duration is changed by greater than or equal to 0.5 years and, as a result of such change, the effective duration of the Trust Portfolio exceeds the Permissible Duration Range, the Grantor shall have ninety (90) calendar days following the date of such change to bring the effective duration of the Trust Portfolio within the Permissible Duration Range.
V. Derivatives

Derivatives will not be held in the Trust Account, but derivatives are permitted to be used for asset-related transaction or hedging purposes and include, but are not limited to, financial futures and options (including options on futures), derivative instruments, transactions, agreements or arrangements, including but not limited to, interest rate and currency swaps and forwards, total return swaps, and credit default swaps and in all cases including only cleared swaps and futures.

VI.  Leverage

Leverage is generally prohibited in the Trust Portfolio except within the Mortgage Derivative Strategy and where specifically agreed to in writing between the Grantor and Beneficiary.

VII. Foreign Currency

Investments shall be predominantly made in U.S. dollar-denominated securities.  In the event of an investment in a non-U.S. dollar denominated security, the Grantor will seek to hedge away the currency risk as completely as possible (e.g., through derivatives), provided that it is administratively feasible to do so and that any unhedged exposure in aggregate does not exceed limits in these Investment Guidelines

The Grantor or its Investment Manager(s) should not introduce unhedged foreign currency risk into the Trust Portfolio unless explicitly permitted by these Investment Guidelines or expressly directed or consented to by the Beneficiary.  New hedged foreign currency risk is only permitted in the Private Placement asset class.

VIII. Monitoring and Compliance

All Investment Limits apply at all times.  Compliance with these Investment Guidelines will be measured by the Grantor as of each calendar month end.  Within thirty (30) days following the end of each calendar quarter, the Grantor will prepare and deliver to the Beneficiary a written report, in reasonable detail, with respect to the compliance or non-compliance, including reporting of all Passive Exceptions, with these Investment Guidelines as of each calendar monthend within such quarterly period; provided that for a period that is twelve (12) months following the Effective Time, the Grantor shall report with respect to such compliance or non-compliance as of the end of each calendar quarter.  Subject to the terms of these Investment Guidelines, compliance shall be measured on the Trust Portfolio; however, the Grantor shall provide reporting at both Trust Account and Trust Portfolio levels. In the event of non-compliance with the Investment Guidelines, including any Investment Limit, the Grantor shall notify the Beneficiary and cure such non-compliance within thirty (30) days after such notification or within such other time period as agreed upon by the Beneficiary and the Grantor.

To the extent that a rating downgrade or other external action causes non-compliance with the Investment Guidelines (“Passive Exception”), the Grantor shall promptly notify the Beneficiary. Upon the occurrence of a Passive Exception, the Grantor shall consult with the Beneficiary to (i) develop a course of corrective actions to be taken by the Grantor to bring the Trust Portfolio into compliance with the Investment Guidelines, (ii) receive a written waiver from the Beneficiary (in the Beneficiary’s reasonable good faith discretion) excusing such non-compliance or (iii) otherwise take such corrective actions to bring the Trust Portfolio into compliance with Investment Guidelines within sixty (60) days or another agreed upon reasonable time-frame. During the continuance of a Passive Exception, any purchase, transfer or sale of Eligible Assets must not cause greater non-compliance with the Investment Guidelines.  Further, a Passive Exception shall not be deemed a breach of these Investment Guidelines; however, any purchase, transfer or sale of Eligible Assets must comply with these Investment Guidelines taking into account any such Passive Exception position existing within the Trust Portfolio. The requirements of clauses (i)-(iii) above of this paragraph shall not apply to a Passive Exception with respect to the Investment Limits set forth in Section III(A) so long as the Trust Portfolio is in compliance with the Overall Credit Quality Limit and an RBC Ratio Threshold Breach has not occurred and is continuing as of such date. At any time when either the Trust Portfolio is not in compliance with the Overall Credit Quality Limit or during an RBC Ratio Threshold Breach, the Grantor shall comply with the requirements of clauses (i)-(iii) above of this paragraph with respect to any Passive Exception existing within the Trust Portfolio and these Investment Guidelines.

IX. Other
The aggregate amount of Total Non-Public Trust Assets and Fund Investments in the Trust Portfolio that are not freely transferrable as described in Section 1(i) of the Trust Agreement will not exceed 10% of the Trust Portfolio.
Except with respect to certain Participation Assets, as disclosed to the Beneficiary, deposited by the Grantor in connection with the establishment of the Trust Account, Commercial Mortgage Loans that are Participation Assets must (i) be pari passu with other related participation assets, and (ii) not have any transfer restriction or consent right by any other participant in connection with the transfer of the Participation Asset.
Notwithstanding anything to the contrary in the Trust Agreement or these Investment Guidelines, the following assets are deemed Eligible Assets:
Fund Investments - Deemed
Eligible Assets Beneficiary Commitment Amount
POMONA CAPITAL
VII   PRVT Reliastar Life Insurance Company 16,000,000
 Voya Retirement Insurance and Annuity
Company 25,000,000
POMONA VOYA HOLDINGS
II LP Reliastar Life Insurance Company 8,000,000
POMONA VOYA HOLDINGS
IV LP Reliastar Life Insurance Company 9,000,000
 Voya Retirement Insurance and Annuity
Company 15,000,000

X. Assets Not Listed by the Securities Valuation Office of the NAIC
Other than with respect to the assets transferred to the Trust Account by the Beneficiary on behalf of the Grantor pursuant to Section 3.1(a) of the Reinsurance Agreement, for any asset deposited into the Trust Account that is not listed by the Securities Valuation Office of the NAIC (the “SVO”):
•
The Grantor will either (i) file with the SVO for such asset to become SVO listed as promptly as reasonably practicable or (ii) as promptly as reasonably practicable after discovery by the Grantor that an asset is not SVO listed or has been denied listing by the SVO, substitute (in accordance with Section 4.5 of the Reinsurance Agreement and Section 4(c) of the Trust Agreement) such asset for an SVO-listed asset.

•
If such asset has not become listed by the SVO within twelve (12) months following the date of filing with the SVO under clause (i) above, such asset will be deemed to have a Statutory Book Value and Fair Market Value of zero for purposes of the Trust Account.

Appendix A:  Definitions

“Alternative Assets” shall mean interests in limited partnerships, limited liability companies, companies or other vehicles and any other unrated assets generally filed on Schedule BA of a life insurance company’s annual financial statement.

“Asset-Backed Securities” or “ABS” shall include, but not be limited to, securitized fixed income securities backed by pools of collateral including, but not limited to, credit card receivables, auto loan receivables, stranded cost utility receivables and collateralized bond obligations/collateralized debt obligations; but, excluding such securities backed by CLOs, CMBS, RMBS, home equity, and select securities purchased into the Private Placement portfolio.

“Below Investment Grade” shall mean securities with NAIC Ratings of 3, 4, 5 or 6.

“Collateralized Loan Obligation Securities” or “CLOs” shall mean securitized fixed income debt securities primarily backed by pools of senior secured first-lien loans, second-lien loans, senior unsecured loans or DIP collateral obligations and shall not include residual or equity tranches of CLOs, which will be deemed to be Alternative Assets, nor select securities purchased into the Private Placement portfolio.

“Commercial Mortgage Backed Securities” or “CMBS” shall mean securitized fixed income securities backed by pools of collateral consisting of commercial real estate mortgage loans.

“Commercial Mortgage Loan” or “CMLs” shall mean whole loans and loan participations including first lien, second lien and mezzanine real estate loans. For the purposes of these Investment Guidelines Commercial Mortgage Loans include Core and Core Plus CMLs.

“Country of Risk” shall mean the country where the majority of the underlying economic value of an instrument is derived, considering factors such as country of revenue, country of primary listing, reporting currency of the issuer, management location, and country of production.

“Effective Rating”, unless otherwise specified in these Investment Guidelines, shall be based on a nationally recognized statistical rating organization (NRSRO) credit rating that include Standard & Poor’s Corporation (“S&P”), Moody’s Investor Service, Inc. (“Moody’s”), and/or
Fitch Ratings Ltd.  For the purpose of any test set forth in these Trust Investment Guidelines, the Effective Rating shall be determined as follows: when 4 credit ratings or more are available, the Effective Rating will be the 2nd lowest; when only 3 credit ratings are available, the Effective Rating will be the middle rating; when only 2 credit ratings are available, the Effective Rating will be the lower rating; when only 1 credit rating is available the Effective Rating will be the single rating; and if no ratings are available by any of the above- referenced agencies, the Effective Rating will be the assigned internal rating determined by the Investment Manager pursuant to established policies and procedures.  Further, all references to an S&P rating shall mean and include the equivalent rating from Moody’s, and Fitch.

“Emerging Markets Debt” shall mean sovereign debt, Corporate Bonds, and Private Placements whose Country of Risk is not listed in Appendix B hereto.

“Fixed Maturities” shall mean all asset classes except Commercial Mortgage Loans and Alternative Assets.

“Foreign Securities” shall mean those securities or obligations where the Country of Risk is not the U.S. or Canada.  Foreign securities are not to be treated differently than securities of U.S. issuers except where explicitly indicated.

“Investment Manager” shall mean a registered investment adviser acting as the investment manager with respect to the Trust Portfolio pursuant to an investment management agreement between the Grantor and such Investment Manager.

“Mortgage Derivative Strategy” shall mean the mortgage derivative strategy focused on prepayment analysis and structural market inefficiencies.  This includes all financial derivatives used to hedge the Mortgage Derivative Strategy securities.

“NAIC Rating,” unless otherwise specified in these Investment Guidelines, shall mean the credit rating designation of 1, 2, 3, 4, 5 or 6 assigned to a security in accordance with the Purpose and Procedures manual of the Securities Valuation Office of the NAIC.

“Preferred Stock” shall mean NAIC rated preferred equity securities.

“Private Placements” shall mean corporate bonds that are not Public Corporate Bonds, but shall include select 144A, Bank Loans, ABS or other securities purchased into the Private Placement portfolio. For the purposes of these Investment Guidelines Private Placements include securities considered Enhanced Private Placements.

“Public Corporate Bonds” or “Corporate Bonds” is defined as bonds registered under the Securities Act (including registered U.S. Agency and corporate bonds), 144A corporates, and Bank Loans except for select securities purchased into the Private Placement portfolio, but not including U.S. Treasuries, ABS, CMBS, CLOs, and RMBS.

“Ratings-Adjusted Book Value” for purposes of calculating single issuer credit exposure, shall mean Book Value of each CUSIP level holding multiplied by a ratio of the ultimate parent rating limit divided by the CUSIP rating limit (as defined in Table C1 of these Investment Guidelines).

“Real Estate Total and Securitized Assets” shall mean all securitized asset types including
ABS, CLO, CMBS, Agency RMBS, and Non-Agency RMBS as well as Commercial Mortgage Loans and all public and private bond or loan exposure to REITs.  This includes any Agency or Non-Agency RMBS securities related to the Mortgage Derivative Strategy.

“Residential Mortgage-Backed Securities” or “RMBS” shall mean securitized fixed income securities backed by pools of collateral consisting of residential real estate mortgage loans (including agency and non-agency mortgage- backed securities and home equity).  This includes any RMBS securities related to the Mortgage Derivative Strategy as defined in this Appendix.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

Appendix B:  List of Developed Countries
ISO Country Code RegionCountry Country Type Category
US NAMUnited StatesG12Developed
DE WEURGermanyG12 Developed
CA NAMCanadaG12Developed
AU AUSPACAustraliaG12 Developed
FR WEURFranceG12Developed
GB WEURUnited KingdomG12 Developed
NL WEURNetherlandsG12 Developed
CH WEURSwitzerlandG12 Developed
SE WEURSwedenG12Developed
BE WEURBelgiumG12Developed
NO WEURNorwayDeveloped Developed
DK WEURDenmarkDeveloped Developed
JP ASIAJapanG12Developed
AT WEURAustriaDeveloped Developed
FI WEURFinlandDeveloped Developed
ES WEURSpainG12Developed
NZ AUSPACNew ZealandDeveloped Developed
IE WEURIrelandDeveloped Developed
LU WEURLuxembourgDeveloped Developed
IT WEURItalyG12Developed
LI WEURLiechtensteinDeveloped Developed
GG WEURGuernseyDeveloped Developed
JE WEURJerseyDeveloped Developed
PT WEURPortugalDeveloped Developed
BM NAMBermudaDevelopedDeveloped
GI WEURGibraltarDeveloped Developed
GR WEURGreeceDeveloped Developed
GL WEURGreenlandDeveloped Developed
MC WEURMonacoDeveloped Developed
VG LATAMVirgin Islands, British Developed Developed
VI LATAMVirgin Islands, U.S. Developed Developed

EXHIBIT M
FORM OF
LOAN ASSIGNMENT DOCUMENT CERTIFICATION

From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (“Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [●]
Re:	Loan Assignment Documentation Certification: Trust Account No. ____________ (the “Trust Account”)
The undersigned Grantor hereby certifies to the Trustee that, in connection with the deposit of:

(i)	the Whole Loans (which are not Participated Whole Loans or Co-Lending Assets) set forth and described on Schedule 1 attached hereto and made a part hereof; and

(ii)	the Participated Whole Loans set forth and described on Schedule 2 attached hereto and made a part hereof; and

(iii)	the Co-Lending Assets set forth and described on Schedule 3 attached hereto and made a part hereof; and

(iv)	the Participation Assets (which are not Grantor Created Participation Assets) set forth and described on Schedule 4 attached hereto and made a part hereof; and

(v)	the Grantor Created Participation Assets set forth and described on Schedule 5 attached hereto and made a part hereof,

in each case, into the Trust Account, the documents and instruments set forth and listed on the Closing Document Checklist for each such Whole Loan, Participated Whole Loan, Co-Lending
Asset, Participation Asset, or Grantor Created Participation Asset, which Closing Document Checklist is included in the enclosed folder bearing the Loan Number and Borrower name with respect thereto, are being provided to the Trustee.

All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in that certain Trust Agreement effective as of January 1, 2021, executed by and among the Grantor, the Beneficiary, and the Trustee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Yours faithfully,

SECURITY LIFE OF DENVER INSURANCE
COMPANY, a Colorado corporation

By: Voya Investment Management Co. LLC, a
 Delaware limited liability company, its Authorized Agent

 By:
 Name:
 Title:

WHOLE LOANS

PARTICIPATED WHOLE LOANS

CO-LENDING ASSETS

PARTICIPATION ASSETS

GRANTOR CREATED PARTICIPATION ASSETS

EXHIBIT N-1
FORM OF
BENEFICIARY FUND INVESTMENT WITHDRAWAL NOTICE
From: ReliaStar Life Insurance Company (“Beneficiary”)
To: The Bank of New York Mellon (the “Trustee”)
[cc: Security Life of Denver Insurance Company (“Grantor”)]1
Date: [ ]
Re: Beneficiary Withdrawal Notice re: Trust Agreement effective as of January 1, 2021, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We refer to Section 8(f) of the Trust Agreement and the Beneficiary Withdrawal Notice of even date herewith, and hereby give you notice of our election to withdraw the following Fund Investments from the Trust Accounts.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Fund Investments to be withdrawn]
In accordance with this request, we hereby authorize the following cash transfer to occur from the [Alternative Investment Services (AIS) Cash Account] to the Trust Accounts on [insert date]:
[AIS Cash Account #] [Specify Amount]

In order to sufficiently fund the AIS Cash Account for the aforementioned cash transfer, we hereby authorize the following Fund Investment redemption to be processed by AIS.

Transaction Type PortfolioUnderlying FundClass/Series Trade Effective Date Trade
Amount Document Release Date
[Partial/Full Redemption] [Portfolio
Name] [Underlying
Fund] [Specify
Class/Series] [Specify Trade
Effective Date] [Specify Amount][Specify date to release documents to underlying fund]

*Note: Acceptance of the redemption and the delivery of the redemption proceeds is subject to the underlying fund approval of this request.

Payment or delivery should be made to [Insert account information] by the following method:  [Describe method of cash transfer to be withdrawn and delivery instructions].

Yours faithfully,

ReliaStar Life Insurance Company By: _________________________
Name:
Title:

1 Applicable in the Absence of a Recapture Event.

EXHIBIT N-2
FORM OF
GRANTOR FUND INVESTMENT WITHDRAWAL NOTICE
From: Security Life of Denver Insurance Company (“Grantor”) To: The Bank of New York Mellon (the “Trustee”) cc: ReliaStar Life Insurance Company (“Beneficiary”)
Date: [●]
Re: Grantor Withdrawal Notice re: Trust Agreement dated as of effective as of January 1, 2021, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
We refer to Section 8(f) of the Trust Agreement and the Grantor Withdrawal Notice of even date herewith, and hereby give you notice of our election to withdraw the following Fund Investments from the Trust Accounts.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
[Specify list of Fund Investments to be withdrawn]
In accordance with this request, we hereby authorize the following cash transfer to occur from the [Alternative Investment Services (AIS) Cash Account] to the Trust Accounts on [insert date]:
[AIS Cash Account #] [Specify Amount]

In order to sufficiently fund the AIS Cash Account for the aforementioned cash transfer, we hereby authorize the following Fund Investment redemption to be processed by AIS.

Transaction Type PortfolioUnderlying FundClass/Series Trade Effective Date Trade
Amount Document Release Date
[Partial/Full Redemption] [Portfolio
Name] [Underlying
Fund] [Specify
Class/Series] [Specify Trade
Effective Date] [Specify Amount][Specify date to release documents to underlying fund]

*Note: Acceptance of the redemption and the delivery of the redemption proceeds is subject to the underlying fund approval of this request.

Payment or delivery should be made to [Insert account information] by the following method:
[Describe method of cash transfer to be withdrawn and delivery instructions].

Yours faithfully,

Security Life of Denver Insurance Company
By: _________________________
Name:
Title:

[Approved by:
ReliaStar Life Insurance Company
By: ___________________________

Name:

Title:]2

2 Applicable following a Triggering Event and/or Recapture Event.

Exhibit B
Net Settlement

1006048107v8

Settlement Statement
Total Net (Total - Resolution Paid) Resolution
Received/Paid
3.3 (c) & (d) Total
(a) Reinsurance Premium
1) 'Section 3.2 Additional Payments by the Ceding Company (a) (i) "Premiums" 2) GA Liabilities (vi) "Ceded Premium" Net (1 - 2) $ - $ -
$ -
(b) Benefit Payments
1) Section 3.2 Additional Payments by the Ceding Company (a) (ii) "Reins Recoveries" 2) GA Liabilities (i) & (ii) "Claims" Net (2 - 1) $ - $ - $ -
(e) Separate Account Adjustment (or Modco)
Section 3.2 Additional Payments by the Ceding Company (a) (v) "SA Adj" GA Liabilities (viii) " SA"
Withdrawals from the Separate/Modco Account (pay benefits/expenses)
Deposits into the Separate/Modco Account (premiums) Net (Withdrawals - Deposits) $ - $ - $ -

(f) Taxes (Premium and Guarantee Fund Assessments)
GA Liabilities (iv) "Taxes"

(g) Producer Payments
GA Liabilities (v) "Producer Payments"
Total $-$-$ -

GA Liabilities (xi) any other Liability arising out of the Covered Insurance Policies to the extent that a reserve or accrual has been established and reported in a specific line item on the Final Closing Statement (after any disputes with respect thereto have been finally resolved in accordance with the Master Agreement).
Total

$ -

$ -

$ -

Net Settlements (a-b+c+d+e-f-g-h-i) $-$-$-
Net settlement, if positive, to Reinsurer (Resolution), if negative, to Ceding Company (Voya) Cash Flows that will be captured under the categories already listed above.
Reinstatement, conversion, exchange, replace
3.2 Additional Payments by the Ceding Company (a) (vi) "Reinstatement or reissuance of a Covered Insurance Policy or any conversion, exchange or replacement policy that is reinsured under this Agreement"

“Producer Payments” means any expense allowance, commission (including fronted and trail commissions), override commission, service fee, administration fee or other compensation payable by the Ceding Company to or for the benefit of a Producer pursuant to a Producer Agreement in connection with any Covered Insurance Policy.
“Regulatory Closed Block” means the Covered Insurance Policies constituting the post-demutualization regulatory closed block of Northwestern National Life Insurance Company, as determined consistent with the Plan of Conversion.
“Separate Account Liabilities” means the Quota Share of all Liabilities arising out of or relating to the Covered Insurance Policies, whether incurred before, at or after the Effective Time, to the extent payable out of the Separate Accounts, but in all events excluding Excluded Liabilities.
“General Account Liabilities” means the Quota Share of all Liabilities of the Ceding Company arising out of or relating to the Covered Insurance Policies, whether incurred before, at or after the Effective Time, but in all events excluding Excluded Liabilities, including:
(i)
all Liabilities for incurred but not reported claims, pending claims and benefits (including death benefits, waiver of premium benefits, settlementoptions, accident and health benefits, endowments or matured endowments, paid-up additions, lump sum payments, annuitization payments, deferred payments, discontinuance disbursements, payments in respect of market value adjustments, rights to purchase additional coverage and any other settlement options), future benefits, unearned premiums, claim expenses, interest on claims, interest on claims or unearned premiums, interest on policy funds, experience refunds, amounts in respect of profit sharing, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits and loans made under the terms of any Covered Insurance Policy and other contract benefits, in each case arising under the express terms of the Covered Insurance Policies;

(ii)	all Liabilities to the extent assumed or reinsured by the Ceding Company under the express terms of the Underlying Agreements;
(iii)	all Liabilities arising out of any changes to the terms and conditions of the Covered Insurance Policies permitted or required under Section 2.6;
(iv)
Taxes in respect of Premiums received by the Ceding Company after the Effective Time, and the portion, if any, of assessments and similarcharges in respect of the Covered Insurance Policies in connection with participation by either the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Entity, without duplication of any such amounts in respect of Covered Insurance Policies incurred directly by the Reinsurer; provided that the amount of any premium Taxes shall be determined net of any credits, deductions or offsets to premium Taxes paid or accrued after the Closing Date that are otherwise available to the Ceding Company in respect of any guaranty fund assessments economically borne by the Reinsurer with regard to the Reinsured Liabilities;

(v)	all Producer Payments;
(vi)
all payments due under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies; provided that such amounts dueunder the Shared Reinsurance Agreements shall only apply to the extent relating to the Covered Insurance Policies;

(vii)	the Dividend Obligations and any dividends payable under or with respect to the Regulatory Closed Block;
(viii)
all Liabilities which relate to (x) amounts held in the general account of the Ceding Company that are payable to the Separate Accounts or areotherwise pending transfer to the Separate Accounts, (y) Covered Insurance Policies that contemplate payment from a Separate Account, the amount of which exceeds the assets of such Separate Account (without duplication of amounts set forth in clause (i) above), and (z) one or more Separate Accounts that are not payable out of the assets of the Separate Accounts, including any loss to a fund or product resulting from pricing errors, expense calculation errors or missing fund activity, in each case in respect of the Covered Insurance Policies;

(ix)	all Liabilities arising out of the Regulatory Closed Block (without duplication of amounts set forth in clause (i) above);
(x)	all escheat or unclaimed property Liabilities arising out of the Covered Insurance Policies (without duplication of amounts set forth in clause (i) above); and
(xi)
any other Liability arising out of the Covered Insurance Policies to the extent that a reserve or accrual has been established and reported in aspecific line item on the Final Closing Statement (after any disputes with respect thereto have been finally resolved in accordance with the Master Agreement).

provided that the General Account Liabilities do not include any Separate Account Liabilities.

“Reinsured Liabilities” means the General Account Liabilities and the Separate Account Liabilities.
Section 3.2 Additional Payments by the Ceding Company.
(a) As additional consideration for the reinsurance provided herein, the Reinsurer shall be entitled to its Quota Share of all of the following amounts (without duplication) actually received or receivable from and after the Effective Time by the Ceding Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Covered Insurance Policies (items (i) through (vi) below, collectively, the “Recoveries”):
(i)	Premiums, net of amounts to be allocated and paid to the Separate Accounts;
(ii)	Reinsurance Recoveries without duplication of any amount deducted in calculating the Reinsured Liabilities;
(iii)	all principal and interest paid on policy loans in respect of the Covered Insurance Policies;
(iv)
all charges, fees, indemnification, revenue-sharing or other payments made to the Ceding Company attributable to the use of any mutual fundorganization’s mutual funds as funding vehicles to the extent attributable to the Covered Insurance Policies, including, but not limited to, management fees, marketing fees, 12b-1 fees, record-keeping fees, mortality and expense risk charges, administrative expense charges, administrative services fees, rider charges, contract maintenance charges, back-end sales loads and other considerations;

(v)	all amounts that are transferrable from the Separate Accounts to the general account of the Ceding Company in respect of the Covered Insurance
Policies, including all income and investment management fees related to investments held in the Separate Accounts, to the extent so transferable; and
(vi)
all other payments, collections, releases of funds and recoveries paid to the Ceding Company, in each case relating to the Reinsured Liabilities,including all premiums, payments, reimbursements, interest or other amounts that the Ceding Company receives after the Effective Time in connection with any reinstatement or reissuance of a Covered Insurance Policy or any conversion, exchange or replacement policy that is reinsured under this

Agreement;

Exhibit C
Terminal Settlement

The Terminal Settlement shall equal:

1.	The Net Settlement as of the Recapture Date or the Termination Date, as applicable, less

2.
An amount equal to the Quota Share of the General Account Reserves with respect to the recaptured Covered Insurance Policies as of the Recapture Date or the Termination Date, as applicable; provided that

a. the Interest Maintenance Reserve shall be such reserve amount existing as of the Recapture Date or the Termination Date, as applicable, with respect to the Covered Insurance Policies plus the amount of such reserve that is created on the Recapture Date or Termination Date, as a result of the transfer of assets in connection with such recapture or termination, and, in the case of the newly created Interest Maintenance Reserve, divided by the Applicable Tax Gross-Up Percentage, in each case determined without regard to any retrocession by the Reinsurer of the liabilities ceded under this Agreement, less
3.	If the Initial Ceding Commission is negative, the Unamortized Ceding Commission as of the Recapture Date or the Termination Date, as applicable, plus

4.	If the Initial Ceding Commission is positive, the Unamortized Ceding Commission as of the Recapture Date or the Termination Date, as applicable, plus

5.	The Quota Share of the Policy Loan Balance as of the Recapture Date or the Termination Date.

Exhibit D
Privacy and Security Addendum

1.	DATA SECURITY.
1.1.	Security Standards and Controls.
(a) Administrator will establish, maintain and periodically review (no less frequently than annually):
(i)	administrative, technical, and physical safeguards against the destruction, loss, or alteration of Confidential Information; and
(ii)	appropriate security measures to protect Confidential Information, which measures meet or exceed the requirements of all Applicable Laws relating to personal information security.
(b)
Policies designed to protect the privacy of individuals will, where practical, be embedded into the design, and specifications of Administrator’s technologies, business practices, and physical infrastructures using industry standard practices designed to minimize privacy risks to individuals (commonly referred to as “privacy by design”).

(c)	Without limiting the generality of the foregoing, Administrator will implement and maintain the following information security controls:
(i)	privileged access rights will be restricted and controlled;
(ii)	an inventory of assets relevant to the lifecycle of information will be maintained;
(iii)	network security controls will include, at a minimum, firewall and IDS services;
(iv)	detection, prevention and recovery controls to protect against malware will be implemented;
(v)	information about technical vulnerabilities of Administrator’s information systems will be obtained and evaluated in a timely fashion and appropriate measures taken to address the risk;
(vi)	detailed event logs recording user activities, access attempts and information security events will be retained and regularly reviewed, if produced;
(vii)	development, testing, and operational environments will be separated to reduce the risks of unauthorized access or changes to the operational environment; and
(viii)
within a cloud environment, the network will be segregated so that data including Confidential Information is separated from all other customers’ data using perimeter security mechanisms such as firewalls.

1.2.	Information Security Policies. Administrator will implement, maintain and periodically review (no less frequently than annually) written policies and procedures that address the following areas:
(a)	information security, including administrative, technical and physical safeguards for Non-Public Personal Information protection;
(b)	data governance and classification;
(c)	access controls and identity management;
(d)	asset management;
(e)	business continuity and disaster recovery planning and resources;
(f)	capacity and performance planning;
(g)	systems operations and availability concerns;
(h)	systems and network security;
(i)	systems and application development, quality assurance and change management;
(j)	physical security and environmental controls;
(k)	customer data privacy;
(l)	patch management;
(m)	maintenance, monitoring and analysis of security audit logs;
(n)	vendor and third party service provider management; and
(o)
incident response, including clearly defined roles, decision making authority, prompt notice to be provided to affected individuals and/or regulatory authorities in the event of a cyber security incident as required by applicable law, and a logging and monitoring framework to allow the isolation of an incident.

1.3.
Subcontractors. Administrator will implement, maintain and periodically review policies and procedures (no less frequently than annually) to ensure the security of Confidential Information and related systems that are accessible to, or held by, Significant Subcontractors. Administrator will not allow any third parties to access Administrator’s systems or store or process sensitive data, unless such third parties have entered into written contracts with Administrator that require, at a minimum, the following:

(a)	the use of multi-factor authentication to limit access to Non-Public Personal Information and systems containing Confidential information;
(b)
the use of encryption to protect sensitive Non-Public Personal Information in transit, and the use of encryption or other mitigating controls to protect sensitive Non-Public Personal Information at rest;

(c)	prompt notice to be provided in the event of a cyber security incident;
(d)	the ability of Administrator or its agents to perform information security assessments; and
(e)	representations and warranties concerning adequate information security

(or such other minimum requirements as may be required by Applicable Law or customary to the life and health insurance industry from time to time).
1.4.	Encryption Standards, Multifactor Authentication and Protection of Confidential Information.
(a)	Administrator will implement, maintain and annually review cryptographic controls for the protection of Confidential Information, including the following:
(i)
use of encryption to protect Confidential Information, either stored or transmitted, including use of an encryption standard equal to or better than an industry accepted, non-deprecated, cryptographic algorithm encryption standard that meets or exceeds NIST 800-57 (current version – e.g. AES-256 or SHA256) (or such higher encryption standard required by applicable law) to encrypt Confidential Information in transit over un-trusted networks;

(ii)	use of digital signatures or message authentication codes to verify the authenticity or integrity of stored or transmitted Confidential Information;
(iii)	use of cryptographic techniques to provide evidence of the occurrence or nonoccurrence of an event or action;
(iv)	use of cryptographic techniques to authenticate users and other system entities requesting access to or transacting with system users, entities and resources; and
(v)	development and implementation of policies on the use, protection and lifetime of cryptographic keys through their entire lifecycle.
(b)	In addition to the controls described in clause (a) above, Administrator will:
(i)	implement multi-factor authentication for all remote access to Administrator’s networks;
(ii)
ensure that no Non-Public Personal Information is (A) placed on unencrypted mobile media, CDs, DVDs, equipment, or laptops or (B) without prior written consent, stored or transmitted outside the United States; and

(iii)	ensure that media containing Confidential Information is protected against unauthorized access, misuse or corruption during transport.
1.5.
Information Security Roles and Responsibilities. Administrator will employ personnel adequate to manage Administrator's information security risks and perform the core cybersecurity functions of identify, protect, detect, respond and recover. Administrator will designate a qualified employee to serve as its Chief Information Security Officer (“CISO”) responsible for overseeing and implementing its information security program and enforcing its information security policies. Administrator will define roles and responsibilities with respect to information security, including by identifying responsibilities for the protection of individual assets, for carrying out specific information security processes, and for information security risk management activities, including acceptance of residual risks. These responsibilities should be supplemented, where appropriate, with more detailed guidance for specific sites and information processing facilities.
1.6.
Segregation of Duties. To the extent reasonably possible, Administrator must segregate duties and areas of responsibility in order to reduce opportunities for unauthorized modification or misuse of Administrator’s assets and ensure that no single person can access, modify or use assets without authorization or detection. Controls will be designed to separate the initiation of an event from its authorization. If segregation is not reasonably possible, other controls such as monitoring of activities, audit trails and management supervision should be utilized. Development, testing, and operational environments should be separated to reduce the risks of unauthorized access or changes to the operational environment.

1.7.
Information Security Awareness, Education and Training. Administrator will provide regular information security education and training to all Administrator personnel, including but not limited to phishing training, as relevant for their job function, but no less frequently than annually. In addition, Administrator will provide mandatory training to information security personnel and require key information security personnel to stay abreast of changing cyber security threats and countermeasures. Administrator will provide for such training in its written information security policies, as well as procedures for monitoring employee compliance and disciplinary measures for violations.

1.8.
Risk Assessments.  Beginning on the date that is thirty (30) days after the date on which all services under the Transition Services Agreement have terminated, upon Service Recipients’ request no more than once per year, Administrator will complete Service Recipients’ Vendor Risk Assessment (“VRA”) process, which includes completing a detailed information security questionnaire (which, upon completion, shall be attached hereto. Administrator represents and warrants that, as of the Effective Time, the statements in the information security questionnaire are true and correct in all material respects; Administrator will notify Service Recipients promptly in writing if any such statement is no longer true and correct in all material respects, which notice will specify in reasonable detail the reason(s) for the same.  Administrator will not knowingly provide any false, misleading or incomplete information in connection with the VRA process. Administrator will notify Service Recipients promptly in writing of any change with respect to Administrator’s administrative, technical and physical safeguards to protect Confidential Information that could adversely affect the controls or standards of protection previously specified or approved through the VRA process.

1.9.	Vulnerability Assessments. Administrator will conduct quarterly vulnerability assessments that meet the following criteria:
(a)	all production servers and network devices must be scanned at least monthly;
(b)	all findings must be risk rated;
(c)	all findings must be tracked to closure based on risk; and
(d)	tools used for scanning must have signatures updated at least monthly with the latest vulnerability.
Administrator will implement and maintain a formal process for tracking and resolving issues in a timely fashion. Administrator will provide the results of Administrator’s most recent vulnerability assessment. Administrator will maintain current/current-1 patch levels.
1.10.	Physical and Environmental Security. Administrator will ensure that all sites that hold or process data owned by the Service Recipients are physically secure, including the following:
(a)	physical segregation within any multi-tenant facility;
(b)	sound perimeters with no gaps where a break-in could easily occur;
(c)	exterior roof, walls and flooring of solid construction and all external doors suitable protected against unauthorized access with control mechanisms such as locks, bars, alarms, etc.;
(d)	all doors and windows to operational areas locked when unattended;
(e)	equipment protected from power failures and other disruptions caused by failures in supporting utilities;
(f)
digital recording devices at site entry/ exit points, badge readings/ turn styles at all site entry points, or other means to prevent unauthorized access, and all records relating to such measures shall be retained for a period of at least 30 days; and

(g)	visitor sign-in/ mandatory escort at site.
1.11.
Penetration Testing. If any Services to be provided by Administrator include the hosting or support of one or more externally facing applications that can be used to access systems that store or process Confidential Information, the terms of this Section will apply.

(a)
At least once every 12 months during the term and promptly after any major changes being moved into production, Administrator will conduct a Valid Penetration Test (as defined below) on each application described above. As used herein, a “Valid Penetration Test” means a series of tests performed by third-party certified testing professional or a team of thirdparty certified professionals, which tests mimic real-world attack scenarios on the information system under test and include, without limitation, the following:

(i)	information-gathering steps and scanning for vulnerabilities;
(ii)
manual testing of the system for logical flaws, configuration flaws, or programming flaws that impact the system's ability to ensure the confidentiality, integrity, or availability of Service Recipient's information assets;

(iii)	system-compromise steps;
(iv)	escalation-of-privilege steps; and
(v)	assignment of a risk rating for each finding based on the level of potential risk exposure to Service Recipient's brand or information assets.
(b) Upon Service Recipient's request, Administrator will review the results of the most recent Valid Penetration Test with Service Recipient and provide the following for Service Recipient's review:
(i)
the penetration test report (which may be redacted to ensure confidentiality of the technical details of the flaws in the system under test) showing the testing methodology used for performing the testing, which report will include information-gathering steps, vulnerability scanning, manual testing, system compromise, and escalation of privilege steps; and

(ii)	upon request, oral updates regarding timelines for remediation of any issues identified in the report and for other penetration-testing activity until the next annual review.
2.	PRIVACY AND NON-PUBLIC PERSONAL INFORMATION.
2.1.	With respect to any Non-Public Personal Information, Administrator will:
(a)
retain, use, process, and disclose all Non-Public Personal Information accessed, obtained, developed, or produced by Administrator only to perform its obligations under this Agreement and not for any other purpose;

(b)	refrain from selling such Non-Public Personal Information for any other purpose, including for its own commercial purpose or benefit;
(c)	treat all Non-Public Personal Information as Confidential Information;
(d)
ensure that all Non-Public Personal Information created by Administrator is not subject to unauthorized alteration or deletion, accidental or unlawful destruction, or accidental loss or alteration while such Non-Public Personal Information is under the control of Administrator;

(e)	comply with the provisions of this Agreement to return, store or destroy the Non-Public Personal Information; and
(f)
comply with all Applicable Laws with respect to processing of Non-Public Personal Information and take any additional steps reasonably requested by Service Recipient to comply with any notification or other obligations required under such Applicable Laws;

(g)	limit access to and possession of Non-Public Personal Information only to those Administrator personnel whose responsibilities under this Agreement reasonably require such access or possession
(h)	notify Service Recipient promptly upon becoming aware of a breach of any of the foregoing clauses in this Section; and
(i)
notify Service Recipient promptly of any communication received from a data subject relating to the security of Non-Public Personal Information or rights to access, modify or correct his or her Non-Public Personal Information that is outside of the usual course of Services, and comply with all reasonable instructions of Service Recipient before responding to such communications.

2.2.
As needed to comply with Applicable Laws concerning the processing of NonPublic Personal Information or personal information security, or to the extent required by any changes in such Applicable Laws or the enactment of new Applicable Laws, the Parties agree to work cooperatively and in good faith to amend this Agreement in a mutually agreeable and timely manner, or to enter into further mutually agreeable agreements in an effort to comply with any such Applicable Laws applicable to the Parties.

3.	CYBER LIABILITY INSURANCE. DURING THE TERM, ADMINISTRATOR WILL, AT ITS OWN COST AND EXPENSE, OBTAIN AND MAINTAIN IN
FULL FORCE AND EFFECT, WITH FINANCIALLY SOUNDAND
REPUTABLE INSURERS, CYBER LIABILITY INSURANCE CHOSEN IN
COMPLIANCE WITH THE SERVICE STANDARD. UPONREQUEST,
ADMINISTRATOR WILL PROVIDE SERVICE RECIPIENTS WITH A CERTIFICATE OF INSURANCE EVIDENCING THE RISK COVERED; CARRIER NAME; LIMITS; AND POLICY DATES.

Exhibit E
Information Security Incident

In the event of an Information Security Incident, the Reinsurer will, at its sole expense, use commercially reasonable efforts to mitigate, as expeditiously as possible, any harmful effect of such Information Security Incident and cooperate fully with the Ceding Company and Ceding Company Affiliates in any reasonable and lawful efforts to prevent, mitigate, rectify and remediate the effects of the Information Security Incident.  In the event of any material Information Security Incident, the Reinsurer will, at its sole expense: (i) as soon as practicable (and in any event within forty-eight (48) hours) after the Reinsurer or its Affiliate or subcontractor learns of an Information Security Incident report such Information Security Incident to the Ceding Company in accordance with applicable notice provisions summarizing in reasonable detail the effect on the Ceding Company and Ceding Company Affiliates, if known, and designating a single point of contact at the Reinsurer who will be available during local business hours for information and assistance related to the Information Security Incident; (ii) investigate such Information Security Incident, perform a root cause analysis, develop a corrective action plan and take all necessary corrective actions; (iii) provide a written report to the Ceding Company containing all information reasonably necessary for the Ceding Company to determine compliance with all Applicable Laws, including the extent to which notification to affected persons or to government or regulatory authorities is required; (iv) make the Reinsurer’s knowledgeable personnel available for interviews; and (v) cooperate with the Ceding Company and Ceding Company Affiliates in providing any filings, communications, notices, press releases or reports related to such Information Security Incident as required by Applicable Law.
Each Ceding Company will consult with the Reinsurer regarding the content of any of Ceding
Company’s filings, communications, notices, press releases or reports related to any Information Security Incident but shall have the ultimate right to approve such content. If the content of any of the Reinsurer’s filings, communications, notices, press releases or reports related to the Information Security Incident identifies the Ceding Company or any of its Affiliates, consent of the Ceding Company shall be obtained prior to publication or communication thereof, which consent shall not be unreasonably withheld, conditioned or delayed.

Exhibit F
Derivative Use Policy

SECURITY LIFE OF DENVER INSURANCE COMPANY
DERIVATIVE USE PLAN
Adopted by the Board of Directors on June 28, 2013

Effective as of June 28, 2013

Amends and Restates the Derivative Use Plan
of Security Life of Denver Insurance Company
Adopted on July 28, 2000, Amended on September 24, 2004,  Amended on August 16, 2005, And Further Amended on July 14, 2008.
SECURITY LIFE OF DENVER INSURANCE COMPANY HAS REQUESTED THE NON-DISCLOSURE OF THIS DERIVATIVE USE PLAN AND THE INFORMATION CONTAINED HEREIN PURSUANT TO SECTION 178.9 OF THE
NEW YORK INSURANCE REGULATIONS, ON THE GROUNDS THAT THIS DERIVATIVE USE PLAN CONTAINS TRADE AND BUSINESS SECRETS OF THE COMPANY WHICH, IF DISCLOSED, WOULD CAUSE SUBSTANTIAL INJURY TO THE COMPETITIVE POSITION OF THE COMPANY.

I.	INTRODUCTION. .......................................................................................................... 1
II.	DERIVATIVE INSTRUMENTS AND STRATEGIES.................................................... 2
A.	Derivative Instruments. ..................................................................................... 2
B.	Exchange Traded versus Over-the-Counter Transactions. .............................. 3
C.	Authorized Uses and Strategies. ........................................................................ 3
D.	Valuation of Derivative Transactions. ............................................................... 5
E.	Risks Inherent in Derivative Transactions. ....................................................... 6
F.	Maturity ........................................................................................................... 10
III.	THE COMPANY’S RISK PROFILE AND USE OF DERIVATIVES. .......................... 10
A.	Use of Derivatives to Mitigate Risk. ................................................................ 10
B.	Hedge Effectiveness .......................................................................................... 12
C.	Types of Derivative Transactions. ................................................................... 13
D.	Risk Measurement. .......................................................................................... 13
IV.	AUTHORIZATION FOR DERIVATIVE INSTRUMENTS AND STRATEGIES
– LIMITATIONS AND PARAMETERS. ...................................................................... 14
A.	Statutory Authority and Compliance. ............................................................. 14
B.	Quantitative and Other Limitations. ............................................................... 14
C.	Documentation in Connection with Derivative Transactions. ........................ 17
V.	OVERSIGHT, INTERNAL CONTROL PROCEDURES AND REPORTING. ............. 18
A.	Division of Responsibility................................................................................. 18
B.	Qualifications of Derivative Transaction Personnel. ...................................... 23
C.	Internal Control Procedures – Process for Approval and Monitoring
of Individual Transactions. .............................................................................. 23
D.	Independent Certified Public Accountant. ...................................................... 24
E.	Records and Documentation. ........................................................................... 25
Exhibit F
Derivative Use Policy

SECURITY LIFE OF DENVER INSURANCE COMPANY
DERIVATIVE USE PLAN

I. INTRODUCTION.
The purpose of this Derivative Use Plan (this “Plan”) is to set forth the guidelines and parameters for the use of derivative transactions by Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (the “Company”).  As contemplated in this Plan, the Company’s use of derivative transactions shall be in conformance with the Company’s general philosophy of managing its investments and overall balance sheet in a prudent manner, with the goals of preserving the capital and financial strength of the Company, while seeking appropriate returns on its investments and operations.  In that regard, the Company’s use of derivative transactions under this Plan is expected to help manage and reduce risks associated with the Company’s investments, insurance obligations and general operations, as well as to reduce transaction costs and enhance returns with respect to its investments.
The Company recognizes that while derivative transactions are useful risk and portfolio management tools, as with any investment practice, the use of derivative transactions exposes the Company to certain risks.  Nevertheless, with proper use and careful management, such derivative transactions can be utilized safely, as part of the overall investment and risk management strategy of the Company.  Therefore, in order to ensure the proper use of derivative transactions and to mitigate the risks associated with such use, this Plan establishes strict internal controls with respect to the use of derivative transactions, including parameters with regard to the use of derivative transactions and procedures for the determination of proper risk tolerance levels.  Specifically, this Plan:  (i) sets forth and identifies the categories and types of derivative instruments and strategies that the Company is authorized to use; (ii) states the qualitative and quantitative parameters and limits imposed on such instruments and strategies; and (iii) establishes internal control procedures to ensure compliance with such parameters and limits and to mitigate the risks associated with the Company’s use of derivatives.
The Company intends this Plan to comply with the requirements of Colorado and New York insurance laws and regulations relating to the use of derivative instruments.  In that regard, this Plan should be interpreted to be consistent with and within the bounds of such laws and regulations.

II. DERIVATIVE INSTRUMENTS AND STRATEGIES.
A. Derivative Instruments.
Derivative instruments and transactions can be structured in numerous forms with various characteristics.  For the purposes of this Plan, the Company considers derivative instrument to mean:
An agreement, option, instrument or a series or combination thereof:
(a)	To make or take delivery of, or assume or relinquish, a specified amount of one or more underlying interests,[3] or to make a cash settlement in lieu thereof; or
(b)	That has a price, performance, value or cash flow based primarily upon the actual or expected price, level, performance, value or cash flow of one or more underlying interests.
Derivative instruments consist of options, warrants, caps, floors, collars, swaps, swaptions, forwards and futures or any series or combination thereof, which generally are defined as follows:
“Option” means an agreement giving the buyer the right to buy or receive (a “call option”), sell or deliver (a “put option”), enter into, extend or terminate or effect a cash settlement based on the actual or expected price, level, performance or value of one or more underlying interests.
“Warrant” means an instrument that gives the holder the right to purchase an underlying financial instrument at a given price and time or at a series of prices and times outlined in the warrant agreement.  Warrants may be issued alone or in connection with the sale of other securities, for example, as part of a merger or recapitalization agreement, or to facilitate divestiture of the securities of another business entity.
“Cap” means an agreement obligating the seller to make payments to the buyer with each payment based on the amount by which a reference price or level or the performance or value of one or more underlying interests exceeds a predetermined number, sometimes called the strike rate or strike price.
“Floor” means an agreement obligating the seller to make payments to the buyer in which each payment is based on the amount by which a predetermined number, sometimes called the floor rate or price, exceeds a reference price, a level, or the performance or value of one or more underlying interests.
“Collar” means an agreement to receive payments as the buyer of an option, cap or floor and to make payments as the seller of a different option, cap or floor.
“Swap” means an agreement to exchange or to net payments at one or more times based on the actual or expected price, level, performance or value of one or more underlying interests.
“Swaption” means an option to purchase or sell a swap at a given price and time or at a series of prices and times.  A swaption does not mean a swap with an embedded option.
“Forward” means an agreement (other than a future) to make or take delivery of, or effect a cash settlement based on the actual or expected price, level, performance or value of, one or more underlying interests, but shall not mean or include spot transactions effected within customary settlement periods, when-issued purchases, or other similar cash market transactions.
“Future” means an agreement, traded on a futures exchange, to make or take delivery of, or effect a cash settlement based on the actual or expected price, level, performance or value of, one or more underlying interests.
B.	Exchange Traded versus Over-the-Counter Transactions.
Derivative transactions may be traded through an exchange, or through the more specialized over-the-counter (“OTC”) market.  While derivative transactions traded through exchanges provide ease of access to a ready market, a higher degree of liquidity and the mitigation or elimination of counterparty credit risk, exchanges require uniformity of terms among transactions and, therefore, may not always accomplish the underlying investment objective.  In contrast, while OTC derivative transactions may be less liquid and expose the parties to counterparty credit risk, such transactions allow counterparties to structure more customized transactions to accomplish more closely the objective for entering into the derivative transaction.  In addition, the wide use of standardized documentation, such as the forms of Master Agreements published by the International Swaps and Derivatives Association, Inc.
(“ISDA”), has created a certain degree of uniformity and standardization in OTC transactions.  The characteristics of an exchange-traded versus OTC derivative transaction, including underlying counterparty credit risk exposure shall be evaluated before engaging in a derivative transaction.
C.	Authorized Uses and Strategies.
Derivative instruments can be used in conjunction with various strategies to effect a desired purpose or objective; however, as a general rule, derivative transactions are primarily based on three basic strategies:  hedging, income generation and replication.  The use of derivative transactions by the Company for purely speculative purposes (i.e., outside the realm of income generation, hedging and replication) is prohibited.
1. Derivative Transactions for Asset/Liability Management Purposes
(i.e., Hedging).
The use of hedging transactions2 is an important and essential part of the Company’s overall risk management program.  In the course of the Company’s operations it may be advantageous to use various derivative instruments with the objective of hedging market risks.  Market risks, as described in Section III. A. of this plan, include interest rate risk, credit risk, equity market risk, currency risk, liquidity risk and volatility risk.  These risks can have an adverse impact on the value, yield, price, cash flow, earnings, quantity or other measure related to the Company’s assets and liabilities.  As a result, and as described in Section V. A. 1., the Board of Directors of the Company may approve strategies that use derivatives to:
 Hedge the impact of market risks on specific assets, groups of assets, portfolios, or its assets in aggregate with respect to its investment portfolio.
 Hedge the impact of market risks with respect to specific products the Company issued or will issue or liabilities the company has or will incur, as well as hedge the impact of market risks with respect to product or liability groups or the Company’s liabilities in aggregate.
 Hedge or modify anticipated asset or liability cash flows.
 Hedge the risks related to embedded derivatives in the products the Company has or will issue or in the assets the Company holds or anticipates holding.
 Hedge mismatches between the Company’s asset and liability cash flows or potential changes in value.
  Offset transactions previously entered into that are no longer necessary to manage risk.

2  A “Hedging transaction” is defined as a derivative transaction which is entered into and maintained to reduce:

(a)	The risk of a change in the value, yield, price, cash flow, or quantity of assets or liabilities that the insurer has acquired or incurred or anticipates acquiring or incurring; or

(b)	The currency exchange rate risk or the degree of exposure as to assets or liabilities that the insurer has acquired or incurred or anticipates acquiring or incurring.

Given the nature and purpose of a hedging transaction, the potential exposure associated with such transaction is generally limited.  An “effective hedge” for the purposes of this document is a hedging transaction where any change in value, yield, price, cash flow or quantity of an asset, liability or action should be offset, entirely or in part, by the derivative transaction intended to hedge such asset, liability or activity.  In that regard, a crucial element of the Company maintaining a successful hedging program using derivative transactions is the Company’s implementation of appropriate procedures and guidelines to evaluate the intended effectiveness or efficacy of specific hedging transactions.

2.	Derivative Transactions for Income Generation Purposes.
The Company’s use of derivative transactions may also include income generation transactions.  Income generation transactions allow the user to earn income through the writing or sale of derivatives, such as calls, puts, collars and caps.  As provided in Section IV. B. 1. of this Plan, the Company may enter into income generation transactions only through the sale of call options on securities, provided that the insurer holds, or can immediately acquire through the exercise of options, warrants or conversion rights already owned, the underlying securities during the entire period the option is outstanding (i.e., covered options).
3.	Replication Transactions.
Consistent with the requirements of the Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”), a “Replication transaction” is defined as a derivative transaction or combination of derivative transactions effected either separately or in conjunction with cash market investments included in the insurer's investment portfolio in order to replicate the investment characteristic of another authorized transaction, investment or instrument and/or operate as a substitute for cash market transactions.  In certain circumstances, replication transactions can create an otherwise permissible asset, asset class or group of assets, or provide a more cost-effective means of investing in a given asset, asset class or group of assets.  Some replication transactions may replicate only certain desired characteristics of an asset, asset class or group of assets, rather than replicate all of an asset’s characteristics.  The Company shall structure its replication transactions properly so that the potential exposure with respect to a replication transaction is directly related to the risks associated with the asset being replicated.
Subject to applicable law, the Company may use credit default swaps, total return swaps and any other derivative instruments authorized in Section III C. hereof to replicate assets in which the Company could otherwise make direct investments for the purpose of:  (i) customizing risk exposures which would either not be obtainable with direct investments or would only be obtainable at a greater cost; (ii) gaining exposure to markets that it may not be able to access directly as cost effectively; or (iii) otherwise, where replication transactions offer more advantageous risk/reward trade-offs to the Company than direct investments in the cash market.
D. Valuation of Derivative Transactions.
In order to properly assess the effectiveness of the Company’s derivative transactions, the Reporting Groups (described in Article V. A. 5 hereof) of ING Investment Management LLC (“IIM”), an investment management company that is affiliated with the Company and that has been retained as the investment manager for the Company’s general account investment portfolio, on behalf of the Company, shall determine the value (i.e., mark-tomarket) of the Company’s derivative transactions through the use of both internal and external valuation processes.  The Reporting Groups are the groups responsible for monitoring, testing, reporting on, valuing and settling the Company’s derivative transactions.
Initial valuation of a derivative transaction shall be determined by the market price of such derivative transactions.  Substantially all derivative transactions, to the extent practicable, are thereafter valued daily by the Operations section of the Reporting Groups (“Operations Group”) using Debt and Derivatives, or such other system as the Company and IIM determine, in conjunction with their review of valuations of the Company’s risk measurement systems is a more effective tool for valuing derivative transactions.  In addition, IIM compares sample valuations of the Company’s derivative transactions monthly with the valuation results from independent valuation tools, such as Bloomberg, as maintained by the Reporting Groups.  Furthermore, the Operations Group periodically, as necessary, obtains valuations of the Company’s derivative transactions externally from broker dealers, if any of the Reporting Groups determine that the Company’s current valuation models are inadequate for a particular investment.  In addition, for each new derivative transaction the Company enters into, one of the Reporting Groups will test the pricing capabilities of the current valuation systems. If such Reporting Group determines that the internal valuation system cannot accurately value the applicable derivative transaction, Operations Group will obtain external valuations of such derivative transaction from broker/dealers until IIM has implemented a proper valuation tool for such derivative transaction.
E. Risks Inherent in Derivative Transactions.
As with any investment, the use of derivative transactions entails certain risks.  The following is a brief description of the most significant risks generally associated with derivative transactions. All such risks shall be considered prior to engaging in a particular derivative transaction.
1. Basis Risk.
The effectiveness of any hedging strategy is dependent upon the matching of the risks being hedged with the instruments and strategies used to hedge such risks, creating a corresponding offsetting position. “Basis risk” is defined as the exposure to loss from imperfectly matched offsetting positions in related but not identical markets.  Basis risk can arise when a hedging transaction has been imperfectly matched or correlated to the subject risk exposure.  The Company will structure and maintain such hedging transactions within acceptable levels of basis risk.
Prior to entering into a hedging transaction, the Derivatives Desk (which is responsible for authorizing and executing derivative transactions) as well as the other applicable Investment Groups of IIM (“Investment Groups”) (which are responsible for advising the Derivatives Desk with respect to derivative transactions) shall confirm that the transaction is within Board-approved hedging parameters (see Section III. B. below for a more detailed discussion of hedge effectiveness).   Once the Company has entered into the hedging transaction, the Asset Liability Committee of the applicable Business Unit (the “BU ALC,” described in detail in Article V. A. 3 hereof), Risk Management and/or other Reporting Groups, such as the Proprietary Client Finance Reporting Group (“Client Finance”), shall monitor the transaction on an ongoing basis to confirm that the derivative transaction continues to effectively hedge the targeted risk within the proscribed Hedge Effectiveness Parameters (defined under Section III. B. below). The frequency by which the applicable Reporting Groups shall monitor derivative transactions for basis risk depends on the type and purpose of the derivative transaction; and such frequency shall be determined in accordance with the risk management process, but in no event less than quarterly.  The Reporting Groups currently use the aforementioned hedge effectiveness tests set forth in Article III. B. hereof to calculate and monitor basis risk.
The applicable Reporting Groups shall report any hedging transaction not within the acceptable Hedge Effectiveness Parameters to the Derivative Group Head (as described in Section V. A. 4) and, the BU ALC.  To the extent that a hedging transaction is not within acceptable risk tolerance levels, the Derivatives Desk, if possible, will adjust the hedging transaction by modifying the transaction or entering into additional transactions to effect the desired objective.  If the hedging transaction cannot be appropriately modified to reduce the excessive basis risk, such transaction may be terminated or closed, in an orderly, but timely fashion.
2. Counterparty Exposure Risk.
Counterparty exposure risk relates to the risk of loss resulting from a default by a counterparty of its obligations under a derivative transaction.  Where a derivative transaction is entered into through a qualified exchange, the counterparty exposure risk is limited by the financial stability of the exchange and its clearing system.  Conversely, if a derivative transaction is an OTC Derivative Instrument,4 the counterparty exposure risk will depend largely upon the creditworthiness of the counterparty to the transaction.
“Counterparty exposure amount” is defined as follows:
The net amount of credit risk attributable to an OTC Derivative Instrument entered into with a business entity other than a national securities exchange or board of trade regulated under the laws of the United States:
(1)	For an OTC Derivative Instrument not entered into under or subject to a written Master Agreement[5] which provides for netting of payments owed by the respective parties:
(i)	the market value of the OTC Derivative Instrument if the liquidation of the derivative instrument would result in a final cash payment to the insurer; or
(ii)	zero if the liquidation of the derivative instrument would not result in a final cash payment to the insurer.
(2)
For OTC Derivative Instruments entered into under or subject to a written Master Agreement which provides for netting of payments owed by the respective parties, and the domiciliary jurisdiction of the counterparty is either within the United States or if not within the United States, within a foreign (not United States) jurisdiction deemed approved by the superintendent as eligible for netting, the greater of zero or the net sum payable to the insurer in connection with all OTC Derivative Instruments subject to the written Master Agreement upon their liquidation in the event of default by the counterparty under the Master Agreement (assuming no conditions precedent to the obligations of the counterparty to make such a payment and assuming no setoff of amounts payable under any other instrument or agreement).

(3)
For the purposes of this definition, market value or the net sum payable, as the case may be, shall be determined at the end of the most recent quarter of the insurer's fiscal year and will be reduced by the market value of acceptable collateral held by the insurer or a custodian on the insurer's behalf.

All counterparty exposure amounts are subject to limitations set forth in Section IV. B. 2. of this Plan.
Notwithstanding the foregoing, the Company shall only accept credit risk from a non-qualified counterparty, with whom it transacts an OTC Derivative Instrument, rated below A- in excess of $10,000,000 if such credit risk is within prescribed exposure limits and fully collateralized; provided, however, the Company may accept uncollateralized credit risk in excess of $10,000,000 from a non-qualified counterparty rated below A-, provided such agreement is approved by the Board.  In determining whether the Company should accept uncollateralized credit risk in excess of $10,000,000, the Board will consider (i) IIM’s assessment of the credit risk, (ii) the type of derivative transaction and (iii) the liquidity of the derivative transaction. In addition to the foregoing, notwithstanding anything herein to the contrary, if the credit rating of the non-qualified counterparty were to fall below BBB, or its equivalent rating, based on the highest rating from a nationally recognized statistical rating organization, then the Derivatives Desk shall work expeditiously to either exit outstanding transactions with that non-qualified counterparty or acquire appropriate collateral, unless such action would be disadvantageous to the Company.
The collateral received or pledged by the Company in connection with exchange-
traded derivative transactions and OTC derivative transactions shall be valued on a daily basis by the Operations Group with oversight from IIM Risk Management.  The Operations Group shall also be responsible for applying the terms of the applicable CSA or other collateral agreement including reviewing counterparty exposure against applicable collateral Thresholds and Minimum Transfer Amounts; and for determining whether the Company should issue a request for collateral to, or deliver collateral in response to a request for collateral from, the counterparty. Disputes with respect to collateral will be handled immediately by (i) reviewing our processes to determine the presence of any operational or system errors, (ii) prompt communication with our derivatives counterparties or clearing member to quickly resolve any collateral deficiency or excess and avoid any potential default or early termination of positions as a result thereof, and (iii) consulting with the Derivatives Desk on any material collateral disputes.
Prior to entering into any derivative transaction, IIM shall determine that such derivative transaction would not cause the Company to exceed any limitations set forth in applicable law or the counterparty risk guidelines established by the Board. Thereafter, counterparty exposure is calculated and monitored by the applicable Reporting Groups on a daily basis.  Operations Group shall, to the extent practicable, daily mark-to-market substantially all derivative transactions. Client Finance shall calculate daily the amount of outstanding counterparty exposure with respect to all open derivative transaction positions in accordance with applicable law and/or NAIC Accounting Practices and Procedures Manual, as appropriate.
3.	Liquidity Risk.
The use of derivative transactions by the Company will be conducted with consideration of such transaction’s effect on the overall liquidity of the Company’s investment portfolio.  In that regard, prior to entering into a derivative transaction the Derivatives Desk in consultation with the other Investment Groups will analyze the potential impact of a specific derivative transaction on the overall liquidity of the Company’s investment portfolio.  Factors included in this consideration are the type, notional amount, maturity, margin requirements, and bid/ask spread of the derivative, as well as the number of counterparties from which bids for the derivative can be obtained, and the volume and frequency in which similar derivatives are traded in the market.  As a general rule, the Company anticipates minimal liquidity risk associated with its use of derivative transactions. In identifying and selecting dealer counterparties for derivative transactions, the Derivatives Desk will attempt to engage in derivative transactions with those dealer counterparties that have the ability and the financial capacity to make an active market (to the extent that it is possible to create such an active market) in the derivative transactions. In making this determination, the Derivatives Desk will consider (i) the counterparties’ expertise and experience, (ii) the counterparties’ trading volume and frequency of trades (on a relative and absolute basis) and (iii) the counterparties’ credit rating and financial strength.  In all cases, when entering into a derivative transaction, the Derivatives Desk shall comply with the counterparty risk guidelines established by the Board.
4.	Systemic Risk.
Systemic risk is the risk that a major failure or disruption in one institution or segment of the market will affect other institutions, leading ultimately to a breakdown of the financial system. The use of derivative transactions and the potential failures within the derivative markets can contribute to this overall systemic risk. Systemic risk, however, is not specific to the derivative markets, and failures and disruptions in other institutions and markets can likewise affect and undermine the derivative market.  Systemic failure is generally addressed by regulatory policies which attempt to lessen the risk of a major institutional failure and policies and procedures which attempt to maintain stability and confidence in the overall financial system in the face of a failure in any one institution or market. As part of its counterparty risk guidelines, the Company attempts to diversify its use of counterparties and markets, which also helps to lower systemic risk.
5.	Operational Risk.
“Operational risk” is defined as the risk of loss occurring as a result of inadequate systems and controls, human error or mismanagement.  To reduce its operational risks related to the use of derivatives, the Company shall at all times enforce its internal control procedures set forth herein, which provide multiple levels of oversight, appropriate checks and balances and periodic audits and reviews of specific transactions and the system (see Section V of this Plan).  Furthermore, the Company shall utilize the knowledge of suitably qualified individuals who have knowledge and experience in the use of derivatives.
6.	Option Risk.
“Option risk” is defined as the exposure to loss due to the uncertainty of cash flows resulting from another party having the right but not the obligation to alter the level and/or timing of cash flows of an asset, liability or off-balance sheet instrument.  The ability of a third party to affect the cash flows of the Company through the exercise of an option or other right written by the Company may pose risks for the Company.  Option risks may exist with respect to options and other derivative instruments written by the Company.
F. Maturity
Although no maximum term will be imposed with respect to derivative transactions, the Company will consider carefully the following factors when determining the maturity of each derivative transaction: (i) maturity of the liability or asset being hedged or the maturity of the asset being replicated; (ii) the type of derivative; (iii) the credit rating of the counterparty with whom the transaction is concluded; and (iv) the specific terms of the Master Agreement with such counterparty.
III. THE COMPANY’S RISK PROFILE AND USE OF DERIVATIVES.
A. Use of Derivatives to Mitigate Risk.
The use of derivative transactions by the Company will be a part of its overall risk management strategy. In this regard, the Company may, where appropriate, use derivative transactions to address risks found in its investment portfolio and as a tool to manage and hedge certain existing and expected future assets, liabilities, earnings and cash flows. The Company shall conduct its derivative activities under this Plan in such a manner as to ensure that neither its liquidity nor its statutory financial position will be jeopardized. The following provides a description of the risks affecting the Company, along with a description of the Company’s possible use of derivatives to address such risks.
1. Interest Rate Risk.
Interest rate risk is defined as the exposure to loss due to the potential adverse impact of interest rate movements.  The Company is subject to interest rate risk with respect to its asset portfolio, liabilities and general operations.  Fluctuations in both current and anticipated future interest rates directly affect the value and cash flows of the Company’s assets and liabilities.  Also, in the normal course of the Company’s business, the Company has receivables and obligations which are payable in the future; changes in interest rates may affect the time value and opportunity costs of such payables and receivables.
In order to effectively assess the Company’s overall interest rate risk present in its investment portfolio, the measurement is made of duration of the Company’s individual fixed income securities, along with the duration of the Company’s investment portfolio as a whole.  The interest rate risk in the Company’s investment portfolio is evaluated and monitored by Risk Management and IIM management on a monthly basis.  The Company is authorized to enter into various forms of derivative transactions (see below) to mitigate the interest rate risk of the Company.
2.	Foreign Currency Risk.
Foreign currency risk is defined as the exposure to loss due to fluctuations in foreign exchange rates.  Foreign currency exchange rates are generally affected by a multitude of complex factors, such as the relative strength of the economies of various nations, changes in foreign and domestic interest rates, changes in trade policies, government and central bank interventions and political developments. The Company’s investments may include foreign securities or other investments denominated in non-U.S. currencies.  In addition, the Company may receive revenues or incur liabilities from outside of the United States.  Consequently, fluctuations in currency rates can affect the Company.  In that regard, the Company may use derivative transactions to hedge foreign currency exposure risk.  To the extent the Company engages in more sophisticated derivative strategies with respect to foreign currencies, the Board must approve all strategies and testing as part of the risk management process discussed herein.
3.	Credit Risk.
Credit risk is defined as the exposure to loss as a result of default or a decline in market value stemming from a credit downgrade of a counterparty.  Credit risk can also arise from a decline in market value related to a decline in the general creditworthiness of an issuer or a derivative counterparty.  The Company may become subject to credit risk not only with respect to its investment portfolio but also with respect to obligations owed to the Company by third parties in the course of its normal business activities (e.g., exposure to risk of default or nonpayment by an assuming reinsurer).  The risk of default by a third party obligor, whether an obligor under an investment security (e.g., a default by an issuer of a corporate bond) or an obligor under some other contractual relationship (e.g., an assuming reinsurer), or the risk of loss resulting from a decrease in the value of a security due to the decline in the creditworthiness of an issuer (e.g., a downgrade by a rating agency of the issuer’s credit rating), may be addressed by the Company through the use of derivative transactions, including the use of credit swaps and options.  The credit risk of obligors is evaluated and monitored by IIM Risk Management.
4.	Market Risk.
The market value of the Company’s investment portfolio and individual assets are subject to fluctuations over time. “Market risk” is defined as an exposure to loss due to price changes. The market risk present with respect to the Company’s investment portfolio is dependent in part on the composition and relative concentration of the types of investments in the portfolio.  Derivative transactions may be used by the Company to reduce the risk of concentration by the Company in any one type of investment, to diversify the Company’s holdings in a tax-efficient and cost-efficient manner and to compensate for fluctuations in the value of the Company’s assets.  With respect to hedging the market risk of debt instruments, the Company hedges such risk through its hedging of interest rate risk, credit risk and volatility risk, as described in this section. With respect to hedging the market risk associated with equity instruments, market risk is monitored by the applicable Reporting Groups (Risk Management and Client Finance) and/or the BU ALC for which market risk exists depending on the type of equity for which market risk is being hedged.
5.	Option/Volatility Risk.
Volatility risk is the risk of fluctuations in the value of an asset or liability over a relatively short period of time. The volatility risk present with respect to the Company’s portfolio is dependent in part on the composition and relative concentration of the types of investments in the portfolio.  In addition, the volatility risk present with respect to the Company’s liabilities is dependent, in part, on the insurance products issued by the Company.  Derivative transactions may be used by the Company to reduce the risk of concentration by the Company in any one type of investment (either directly or through the issuance of products tied to an investment), to diversify the Company’s holdings in a tax-efficient and cost-efficient manner and to compensate for fluctuations in the value of the Company’s assets and liabilities.
Option risk refers to the risk of fluctuations in the value of options embedded in the Company’s investment portfolios or liabilities. The Company may use derivatives to hedge such risk exposures (commonly known as Delta, Gamma, Vega, Rho and Theta).
B.	Hedge Effectiveness
Tests will be conducted periodically (as determined by the Board, but no less frequently than quarterly) to confirm that derivatives used in hedging transactions continue to mitigate the targeted risk within specified parameters.
1.	Recommendation and Approval of Hedge Effectiveness Tests.
In consultation with IIM Risk Management and the BU ALCs, the US Risk Committee, shall recommend to the Board hedge effectiveness tests (including compliance parameters) such as effective duration, DV01 (the dollar value change of an asset or liability resulting from a 1 basis point change in a reference metric), equity beta or delta, performance attributions or other tests, which are commonly based on historical and statistical data.  Based on the recommendations of the US Risk Committee, the Board of Directors shall adopt by resolution hedge effectiveness tests (“Hedge Effectiveness Tests”) and related compliance parameters (“Hedge Effectiveness Parameters.”). The resolutions of the Board, or the Hedge Effectiveness Tests and Hedge Effectiveness Parameters set forth therein, shall be provided, in writing, to the Derivatives Group Head as well as the Investment Groups and the Reporting Groups.
2.	Hedge Effectiveness Testing and Reporting
The BU ALC, IIM Risk Management and other Reporting Groups will conduct Hedge Effectiveness Tests as directed by the US Risk Committee, monitor for compliance against applicable Hedge Effectiveness Parameters, and send a summary of their findings to the Company’s Appointed Actuary (or his/her designee) and to the US Risk Committee (“Hedge Effectiveness Reports”) no less frequently than quarterly.  The Appointed Actuary (or his/her designee) shall review the Hedge Effectiveness Reports and submit a compliance statement to the US Risk Committee to the Board of Directors that addresses, among other things, compliance with the Hedge Effectiveness Tests.
C.	Types of Derivative Transactions.
In order to address the risks outlined in Section III. A. above, the Company shall be authorized to use any of the following derivative instruments, where appropriate, in a prudent manner considering the risks outlined in Section II. E.:  options, warrants, caps, floors, collars, swaps, swaptions, forwards and futures or any series or combination thereof.
D.	Risk Measurement.
In order to quantify the various types of risks associated with derivative transactions, the Company shall apply industry-accepted financial modeling software to evaluate every derivative transaction. In that regard, the Company utilizes numerous systems for measuring risks associated with derivative transactions.  Some of the various systems and tests currently utilized in the control and quantifying of risks associated with derivative transactions include:
•	Moody’s KMV
•	BlackRock Aladdin
•	Debt and Derivatives
•	Bloomberg
•	Yield Book
In addition, the Company includes derivative transactions in its asset/liability models that are used in stress testing in accordance with its quarterly asset/liability management and capital calculations.
The applicable Reporting Groups and IIM, in coordination with the overall
Company organization, will periodically evaluate all of the systems and models used by the Company to track and to quantify the risks associated with derivative transactions.  In connection with such evaluations, the applicable Reporting Groups and IIM may utilize new or different systems and models that are determined to be more effective in tracking and quantifying risks associated with derivative transactions.  If a derivative transaction cannot be input into the Company’s current system, the Company will utilize third parties, such as broker/dealers, to track and quantify the risks associated with such derivative transactions.
IV.	AUTHORIZATION FOR DERIVATIVE INSTRUMENTS AND STRATEGIES – LIMITATIONS AND PARAMETERS.
A. Statutory Authority and Compliance.
The Company shall comply with all applicable statutes and regulations. Pursuant to Section 1410 of the New York Law, the Company may engage in derivative transactions, subject to certain qualitative and quantitative limitations.  Because, at present, the New York Law does not authorize an insurance company to engage in derivative transactions under the provisions in the New York Law providing for additional investment authority (i.e., Section 1404(b), the “basket” clause), the Company will not enter into derivative transactions pursuant to the basket clause.  Notwithstanding anything in the New York law to the contrary, the Company shall not engage in any derivative transaction that is in contravention of the Colorado insurance code, the corresponding regulations and any publications of the Colorado Department of Insurance.  To the extent there is a conflict as between the standards set forth under the New York law and those set forth under Colorado law, the Company shall comply with the stricter of the two standards.
Additionally, in effecting the strategies contemplated in Section II. C. of this Plan, the Company shall adhere to the qualitative and quantitative limitations described in this Section IV and consult legal counsel if necessary to ensure such compliance.
B.	Quantitative and Other Limitations.
The Company recognizes the importance of diversification and credit quality.  Applicable law addresses these issues by imposing certain quantitative and qualitative limitations relating to the strategies and instruments employed to effect a derivative transaction, as well as limitations relating to the diversification and credit quality of derivative transaction counterparties.  Prior to entering into a derivative transaction, the Derivatives Desk will confirm that such proposed derivative transaction is in compliance with all qualitative and quantitative limitations set forth in the Colorado and New York Insurance Code.  Thereafter, the applicable Reporting Groups (Risk Management and Client Finance) will confirm compliance with such qualitative and quantitative limitations. In addition, the applicable Reporting Groups shall continually monitor the Company’s compliance with and usage of such limitations, and each quarter Client Finance shall submit the Report (as defined in Section V. A. 5.) to US Risk Committee and the Board, which describes such compliance.  Unless stricter standards are otherwise provided for under applicable law or the Company through the risk management process, the Company’s limits for different derivative strategies and instruments are as follows:
1.	Limitations Relating to Strategies and Instruments.
In addition to the limitations relating to counterparties and the other limitations set forth below, the Company shall comply with the limitations specifically applicable to the strategies of hedging, income generation and replication.
(a) Hedging.
The Company may engage in hedging transactions, provided that the hedge continues to be effective according to the Company’s approved evaluation procedures described herein (see Section III. B. of this Plan) and the Company complies with the following quantitative limitations:
•	The aggregate statement value[6] of options, swaptions, caps, floors and warrants purchased by the Company and used in hedging transactions shall not exceed 7.5% of the Company’s admitted assets.
•	The aggregate statement value of options, swaptions, caps and floors written by the Company for hedging transactions shall not exceed 3% of the Company’s admitted assets.
•
The aggregate potential exposure[7] of collars, swaps, forwards and futures used in hedging transactions and options, swaptions, caps and floors written by the Company shall not exceed 6.5% of the insurer’s admitted assets.

(b)	Income Generation.
The Company may enter into income generation derivative transactions that are allowed by the state laws and regulations of Colorado and New York. Currently approved transactions consist only of the sale of call options on securities, provided that the Company holds, or can immediately acquire through the exercise of options, warrants or conversion rights already owned, the underlying securities during the entire period the call option is outstanding.  Income generation transactions authorized hereunder shall not exceed 10% of the Company’s admitted assets.
(c)	Replication.
The Company may engage in replication transactions provided that the Company would otherwise be authorized to invest its funds in the asset or asset class being replicated, the replication continues to be effective and the Company complies with the following quantitative limitations:
•
The Company shall aggregate all replicated investment positions (as if the Company had invested in the replicated asset directly) with its direct investments in determining its compliance with applicable quantitative limitations on investments.

•	The aggregate statement value of assets being replicated shall not exceed 10% of the Company’s admitted assets.
The Company shall also comply with the filing requirements of Part 13 of the Purposes and Procedures Manual of the NAIC Securities Valuation Office relating to replicated synthetic asset transactions (“RSATs”).
2.	Limitations Relating to Counterparties.
As described in II. E. 2. of this Plan, the Company shall monitor the credit quality of its counterparties and regularly analyze and review its counterparty exposure.  The Company shall limit its aggregate counterparty exposure8 under one or more OTC Derivative Instruments (as defined in II. E. 2 of this Plan) to (a) 1% of its admitted assets for any single counterparty, other than a "qualified counterparty,"9 and (b) 3% of its admitted assets for all counterparties, other than qualified counterparties. In addition, the counterparty exposure to the Company (as defined in Section II. E. 2.) under an OTC Derivative Instrument shall be deemed to be an obligation of the institution to which the Company is exposed to credit risk and shall be included in determining compliance with any single or quantitative limitation applicable to investments or obligations by insurance companies.
C.	Documentation in Connection with Derivative Transactions.
As part of the risk management oversight process, the Board, based on recommendations of IIM Risk Management, shall establish counterparty risk guidelines from which the Company will establish a list of approved counterparties.  Such guidelines require any counterparty to meet certain minimum credit ratings, as determined by a nationally recognized statistical rating organization (e.g., Moody’s, Standard and Poor’s, etc.). In connection with establishing counterparty risk guidelines IIM’s Legal department on behalf of the Company shall maintain a list of authorized counterparties, indicating with respect to each such authorized counterparty whether it is a qualified counterparty or non-qualified counterparty.  The foregoing list shall be made readily available to any person involved in the Company’s derivative transactions.  The Board, upon recommendations from IIM shall periodically (at least annually) update the list of authorized counterparties. The Operations Group shall periodically, at least annually, review prior derivative transactions to ensure that such transactions continue to be with authorized counterparties.  The Company may enter into a derivative transaction with a counterparty not on the aforementioned list, provided the counterparty is a qualified counterparty and is approved by IIM Risk Management.
As a general rule, all OTC Derivative Instrument transactions of the Company shall be entered into under an appropriate form of the ISDA Master Agreement and any negotiated schedules thereto.  Except as otherwise permitted by applicable law and the Company’s counterparty credit risk guidelines, each ISDA Master Agreement shall include an ISDA Credit Support Annex (CSA), as supplemented or amended providing for collateralization of the transactions, including collateral Thresholds and Minimum Transfer Amounts consistent with the requirements for qualified counterparties. IIM Risk Management may also require that the ISDA Master Agreements include credit rating downgrade termination-triggers and other credit terms. Each OTC Derivative Instrument transaction shall be documented on a confirmation subject to the terms of the ISDA Master Agreement between the Company and the counterparty. All ISDA Master Agreements and CSAs shall be reviewed by a licensed attorney with substantial derivatives and securities experience to ensure such documents are in compliance with applicable law and enforceable. Transactions may only be executed with authorized counterparties that have a previously signed ISDA Master Agreement and CSA subject to certain limited exceptions based on a facts and circumstances test and approved by IIM Risk Management, IIM Legal, and IIM Compliance.

"Minimum Transfer Amount" is defined as an amount below which a daily margin and collateral settlement is not required.

V. OVERSIGHT, INTERNAL CONTROL PROCEDURES AND REPORTING.
A. Division of Responsibility.
1.	Board of Directors.
The ultimate responsibility for all investments and investment activities (including the Company’s use of derivative transactions) is vested in the Board.  In discharging its duties with regard to derivative transactions, the Board shall act in good faith with a degree of care that an ordinary, prudent person in similar circumstances would use.  As further described in this Plan, the Board shall (i) set parameters for engaging in derivative transactions, based on recommendations from US Risk Committee (see below) and the Derivatives Group Head (see below); (ii) set risk tolerance levels with respect to derivative transactions, based upon recommendations provided from US Risk Committee and the Derivatives Group Head; (iii) approve hedging strategies, as contemplated in Section II. C. 1. hereof;  and (iv) approve tests and standards used by the US Risk Committee to confirm that derivatives used in hedging transactions effectively hedge/mitigate the targeted risks; and (v) oversee the effectiveness of all oversight and internal control procedures with respect to derivative transactions.  In addition, the Board, in consultation with US Risk Committee and the Derivatives Group Head, shall review and order changes necessary to the risk management process regarding derivative transactions, as described in this Plan.  In connection with the aforementioned duties, the Board receives the Report, as described below, quarterly.  In addition, the Board shall order to be prepared any other reports it deems necessary to carry out its oversight function with respect to derivative transactions.
2.	US Risk Committee.
US Risk Committee is the asset liability committee for ING’s US operations.  ING US is the ultimate controlling parent of the Company.  US Risk Committee is responsible for monitoring the Company’s risk management activities, including the Company’s investment activities and use of derivatives.  The US Risk Committee will generally meet at least four times per year to receive reports and address risk management activities related to interest rate risk, equity risk, credit risk, and foreign currency risk, as well as other non-market risks that affect ING. The membership of US Risk Committee is comprised of senior officers from ING US and IIM. The membership will generally include the Chief Financial Officer, the Chief Risk Officer of ING US, and senior representatives from IIM.
US Risk Committee shall review the Report (defined below), as it relates to all US operations, and any other reports related to derivatives activities sent by the Appointed Actuary (or his/her designee), Client Finance, Risk Management or the BU ALCs and shall confirm that Board proscribed hedge effectiveness tests are being conducted and that the effectiveness of the hedges fall within the Hedge Effectiveness Parameters.  The US Risk Committee shall also recommend hedge effectiveness tests to the Board and shall advise the Board with respect to an overall philosophy for engaging in derivative transactions, including desired risk tolerance levels and limitations with respect to the types of risk set forth in Section II. E. hereof.
While the Company does not have any pre-established, specific, quantified risk tolerance levels, when making recommendations to the Board, US Risk Committee will consider information provided by the BU ALCs and IIM.  US Risk Committee will also consider the nonfinancial aspects of the Company’s business that may be affected by poor performance of the Company’s derivative transactions (i.e., market perception and reputational risk).  In conjunction with its responsibilities, US Risk Committee may direct Client Finance or Risk Management to assemble data and provide such reports as US Risk Committee deems necessary from time to time so as to properly assess the strengths and limitations of the Company’s risk management system.
Notwithstanding anything herein to the contrary, US Risk Committee shall not be required to meet or conduct the foregoing activities with respect to any quarter in which the Company has not engaged in derivative transactions and has no open derivative position.  US Risk Committee shall submit reports and, as required, recommendations to the Board on at least a quarterly basis with respect to its responsibilities described hereunder. Such reports shall include a summary of the results of the Board Hedge Effectiveness Tests.
3. Business Unit Asset Liability Committee.
ING US establishes a business unit for each type of insurance product line sold by its affiliated insurance companies.  Each such business unit has an asset liability committee (i.e., BU ALC).  The BU ALC is responsible for monitoring the BU’s risk management activities, including the Company’s investment activities and use of derivatives. A business unit operates across various companies engaging in a particular line of business. A BU ALC may recommend an appropriate derivative investment strategy with respect to the applicable type of insurance product, which is then applied to the Company with respect to the applicable line of business.
The BU ALCs are internal committees of ING US.  The BU ALCs will generally meet at least four times per year to receive reports and address risk management activities related to interest rate risk, equity risk, credit risk, and foreign currency risk, as well as other non-market risks that affect the BU.  Each BU ALC is comprised of senior officers from IIM and the applicable business unit.  The membership of each BU ALC will generally include the Chief Executive Officer, the Chief Financial Officer, and the Chief Insurance Risk Officer of the BU, and senior representatives from IIM portfolio management. The BU ALC members will possess the necessary expertise to assess the Company’s risk management process with respect to derivative transactions for each business product line in which the Company engages and possess the independence to do so without undue influence by those individuals directly involved in the Company’s derivative transactions.
Each BU ALC recommends to US Risk Committee (i) any appropriate derivatives strategies with respect to the applicable line of business and (ii) changes to the risk management process with respect to such applicable line of business of the Company.  In conjunction with its responsibilities, each BU ALC may direct Client Finance or Risk Management to assemble such data and provide such reports as each BU ALC deems necessary from time to time so as to properly assess the strengths and limitations of the Company’s risk management system with respect the applicable line of business
4. Derivatives Group Head - Investment Groups.
All oversight of day-to-day decisions regarding the Company’s use of derivative transactions shall be vested in a senior investment professional of IIM with extensive experience and expertise in derivative transactions (“Derivatives Group Head”).  In overseeing the day-today derivative activities of the Company, the Derivatives Group Head will comply with all provisions of Colorado law, the applicable New York law, as well as the terms of this Plan and all standards established by the Board in conjunction with US Risk Committee.
The Derivatives Group Head shall be responsible for all execution of derivative transactions and the day-to-day monitoring of derivative positions, subject to the direction of the Board based on recommendations of US Risk Committee and reports the Board and US Risk
Committee receive directly from Client Finance or Risk Management.  The Derivatives Group Head shall be responsible for ensuring adherence to all internal limits and other policy guidelines based on the reports from the Reporting Groups; provided, however, the Board, BU ALC and US Risk Committee shall oversee the Derivatives Group Head based on reports received directly from Client Finance, which for the purposes of control shall be independent of and not report to the Derivatives Group Head and Risk Management.  These responsibilities shall include:
(1)	execution and monitoring all derivatives transactions on behalf of the Company;
(2)	ensure compliance with all provisions of Colorado law, applicable New York law, the terms of this Plan, and any other standards and policies established by the Board;
(3)	ensure adherence to all internal limits and other policy guidelines based on Reporting Groups reports;
(4)
translate risk tolerance levels established by the Board upon the recommendations provided to it by US Risk Committee into effective policies and procedures that address each individual derivative transaction, as well as the entire portfolio of derivative transactions;

(5)
in conjunction with the Board, US Risk Committee and BU ALC, review and assess the strengths and limitations of the Company’s risk management systems, inform the Board and US Risk Committee of any deficiency in the risk management systems and assist and make recommendations to the Board to strengthen, as necessary, the Company’s risk management systems;

(6)	take all steps necessary, as determined by the Board, to strengthen the risk management systems;
(7)	oversee periodic reporting (at least quarterly) to the Board and the
US Risk Committee on derivatives activity; and
(8)	Recommend to the Board:
(i)	Senior Derivatives Portfolio Managers and Derivatives
Portfolio Managers;
(ii)	new derivative instruments and trading strategies; and
(iii)	derivatives counterparties and counterparty exposure limits.
The Derivatives Group Head shall review at least quarterly and, if appropriate (as provided below), pre-approve or ratify after-the-fact derivative transactions entered into by the Company in accordance with this Plan.
The Investment Groups, which are subject to the direction and control of the Derivatives Group Head, advise the Company and the Derivatives Group Head, as well as the Senior Derivatives Portfolio Managers (as defined below), as to the need for the Company to enter into or adjust derivative transactions.  In addition, subject to the approval of the Board, the Derivatives Group Head will delegate to personnel within the Investment Groups (each a “Senior Derivatives Portfolio Manager”) the authority to authorize certain derivative transactions within the limits set forth in this Plan and pursuant to the derivatives strategies and goals established by the Board.  Furthermore, subject to the approval of the Board and based on the recommendations of any Senior Derivatives Portfolio Manager, the Derivatives Group Head will delegate to certain personnel within the Investment Groups (“Derivatives Portfolio Managers”) the authority to execute derivative transaction at the direction of the Senior Derivatives Portfolio Manager.
The Derivatives Group Head shall establish limitations and restrictions on the delegation of authority to any Senior Derivatives Portfolio Managers and Derivatives Portfolio Managers within the parameters of this Plan and shall ensure that derivative trading on behalf of the Company is monitored against these limits and restrictions. Any derivative transaction exceeding the limitations established by the Derivatives Group Head will require the prior written approval of the Derivatives Group Head and of the Board if the transaction exceeds specific personnel authorizations established by the Board.  In order to obtain such written approval, the Senior Derivatives Portfolio Manager must submit a written request for approval to the Derivatives Group Head in which the benefits and risks of the proposed transaction are analyzed.  If the Derivatives Group Head approves the proposal, he/she shall submit the written proposal, with his/her recommendation of approval, to the Board if the proposal exceeds specific personnel authorizations established by the Board. If the Board agrees with the Derivatives Group Head, such agreement will be reflected in the Board’s minutes.
Each Senior Derivatives Portfolio Manager and each Derivatives Portfolio Manager will possess the knowledge and experience necessary to make sound, reasonable decisions regarding derivative transactions. The Derivatives Group Head will inform each Senior Derivatives Portfolio Manager and Derivative Portfolio Manager of the terms of this Plan, any amendment hereto and any subsequent decisions of the Board, regarding derivative transactions
5. Reporting Groups.
The Reporting Groups are charged with assembling and distributing all data and reports (including, the Report) with respect to the Company’s investment portfolio, including its derivative transactions. In addition, the Reporting Groups are charged with confirming the accuracy of all derivative transactions entered into by the Derivatives Desk, and settling trades.  The Reporting Groups shall conduct such tests and prepare such reports required under this Plan and as required by the US Risk Committee, BU ALCs (with respect to a line of business) and the Board to establish a derivatives strategy and monitor the risk management process.  There are currently three Reporting Groups:  (i) Risk Management, which is charged with monitoring all derivative transactions and preparing reports to the Investment Groups in connection therewith; (ii) Client Finance, which is charged with preparing certain reports including the Report to US Risk Committee, BU ALC and the Board; and (iii) the Operations Group, which is charged with settling all derivative transactions. Reporting Groups may be reconfigured or new Reporting Groups formed as part of the Company’s risk management process.
In addition to the other reports discussed herein, each quarter Client Finance shall be responsible for generating a detailed derivative transaction report (the “Report”) containing information pertaining to the Company’s derivative activities during the relevant period. The Report will be provided to the Board and the US Risk Committee, or its designated subcommittee, with respect to the Company.  The information provided in the Report will enable the Board and US Risk Committee to facilitate its quarterly review of the Company’s derivative transactions.  The Report will contain the following information:
•	outstanding derivative positions and unrealized gains or losses on such positions, if any;
•	derivative transactions opened and/or closed during the quarter and realized gains and losses on such transactions, if any;
•	a review of all counterparty exposure amounts outstanding;
•	a valuation of the derivative transactions, in accordance with
Section II. D. of this Plan;
•	a performance review of the Company’s derivative transactions and an evaluation of the risks and benefits of such derivative transactions;
•
a report from the Company’s Appointed Actuary (or his/her designee), or their   designated representative member of a BU ALC, or other appropriate person, as to whether all derivative transactions are in compliance with this Plan and the applicable law, which report shall include a performance review of the Company’s derivative transactions and an evaluation of the risks and benefits of such derivative transactions; and

•
any other reports, documentation or analysis deemed necessary by the Board, to ascertain whether all derivative transactions have been made in accordance with the delegations, standards, limitations and objectives contained in this Plan.

6. Internal Audit Department.
In addition to the aforementioned internal control procedures, ING has established an Internal Audit Department whose members are currently independent of the US Risk Committee, the BU ALCs, and the IIM Investment and Reporting Groups.  The audit department ultimately reports to the Chairman of the Board of Directors of ING and the audit committee of the ING Board of Directors.  The Internal Audit Department shall be responsible for reviewing the Company’s derivative transactions, including, but not limited to, the expertise of the Company’s and IIM’s staff handling and reviewing the derivative transactions, the adequacy of any systems used in connection with the Company’s derivative transactions and the adequacy of organizational segregation of duties among the Company’s various departments, committees and divisions.  The Internal Audit Department will periodically (as determined by the Company’s Board, ING, or US Risk Committee, but no less frequently than every three years) audit the derivative practices of the Company or its derivative practice with respect to a particular business unit to determine compliance with this Plan and the goals of the Company.  Any deficiencies identified by the Internal Audit Department will be reported to the Board and US Risk Committee.
B.	Qualifications of Derivative Transaction Personnel.
On no less than an annual basis, the Board shall review the qualifications of all personnel involved with conducting, tracking and reviewing derivative trading activities on the Company’s behalf, including the persons in the Investment Groups and the Reporting Groups involved in derivative trading activities, to ensure that all individuals conducting, monitoring, controlling and auditing derivative transactions are suitably qualified and have appropriate levels of knowledge and experience to hold their respective positions.  While the Board does not adopt specific qualifications for holding any particular position with regard to the Company’s derivative trading activities, with respect to any particular position, the Board examines the authority of the position and the education and experiences of such person in such position.  As a general rule, all persons involved in the Company’s derivative transactions have college degrees and many such persons have post graduate degrees and certifications, such as CPAs or CFAs.
C.	Internal Control Procedures – Process for Approval and Monitoring of Individual Transactions.
All investment transactions performed by the Company, including derivative transactions, are executed by members of IIM upon the authority granted to them by the Board.  Each derivative transaction shall be executed by the Derivative Trading Desk of IIM (“Derivative Desk”) in accordance with the parameters established by the Board.   Furthermore, every transaction shall be approved by two members of the Derivative Desk, one of whom must be a Senior Derivatives Portfolio Manager.  Prior to entering into any derivative transaction, the Derivative Desk shall confirm (i) the derivative transaction is within the parameters of this Plan and any other parameters set by the Company to ensure such derivative transaction is in compliance with Colorado and New York law, and (ii) the counterparty is an approved counterparty (as contemplated in Section IV. C. of this Plan. In addition, in examining whether the Company should engage in a particular derivative strategy, the applicable Senior Derivatives Portfolio Manager will examine (i) the guidelines set forth herein, (ii) the intended purpose of the transaction and (iii) the incremental risks set forth in this Plan.  The exact details of each derivative transaction shall be recorded in IIM’s system, including: (i) the purpose of the transaction, (ii) the specific portfolio to which the transaction relates, (iii) the counterparty to the transaction; (iv) the type of instrument used; (v) notional amount of the transaction; (vii) the consideration exchanged for the transaction; and (vii) any collateral or other credit support given or received in relation to the derivative transaction.
After commencement of the derivative transaction, the Operations Group shall review the trade information entered into the system (i.e., the trade ticket) as well as the confirmation received from the counterparty to the derivative transaction for any discrepancies.  To the extent that a discrepancy is discovered by the Operations Group, the Senior Derivatives Portfolio Manager that initially ordered the trade in question shall be notified to contact the respective counterparty to resolve such discrepancy.  If such discrepancy cannot be resolved, the Senior Derivatives Portfolio Manager shall take any and all steps necessary, including liquidating the transaction, to mitigate any negative impact of such trade.  In addition, the Operations Group shall be responsible for the settlement of all derivative transactions.
The Reporting Groups will be responsible for ensuring the proper monitoring of the performance of each derivative transaction during its holding period to make certain that each derivative transaction continues to perform as originally intended and each such transaction remains in compliance with (i) all applicable laws and regulations, (ii) the terms of this Plan, (iii) the standards established by the Board and (iv) the underlying transaction documentation.  Any derivative transaction that is no longer in compliance with the aforementioned laws, regulations, this Plan, the standards established by the Board or underlying documentation will be terminated or offset with a remedial transaction, as prudence and market conditions may dictate.
D.	Independent Certified Public Accountant.
No less frequently than annually, the Board shall engage the Company’s independent certified public accountants to assess the adequacy of the Company’s internal controls relative to derivative transactions.  The Company will include, as part of the evaluation of accounting procedures and internal controls required to be filed under the New York law, a statement describing the assessment by such independent certified public accountants of the internal controls relative to derivative transactions.  The Board may also request the Company’s independent certified public accountants to prepare a report containing any other information which the Board deems necessary to verify the information and conclusions in the Report.  The Board, in conjunction with US Risk Committee, will ensure that any material deficiencies in the internal control procedures set forth in the independent certified public accountants’ report are promptly corrected.
E.	Records and Documentation.
The Reporting Groups shall ensure that original documentation is maintained with respect to each derivative transaction during the pendency and following the termination of each such transaction, in accordance with applicable Colorado laws/regulations governing record retention policies and procedures and in accordance with New York Regulations (including New York Regulation No. 152).  All reports and documentation maintained by the Company regarding its derivative transactions will be available for (i) review by the Board and (ii) independent audit and regulatory examination.  The Reporting Groups, under the direction of the Board, shall use such records to prepare and maintain summary report information with respect to all derivative transactions in sufficient form and detail to allow the preparation of Schedule DB of the Company’s statutory Annual and Quarterly Statements. CH1 3897285v.4

3   “Underlying interest” is defined as the assets, liabilities, other interests or a combination thereof underlying a derivative instrument, such as any one or more securities, currencies, rates, indices, commodities or derivative instruments.
4 “Over the Counter (“OTC”) Derivative Instrument" is defined as  a derivative instrument which is used for the purpose of hedging, replication, or income generation other than a derivative  instrument (i) cleared through a United States or foreign derivatives clearinghouse, or (ii) traded on or through a United States or foreign exchange providing derivatives clearing services.

"Derivatives clearinghouse" is defined as a derivatives clearing organization registered with the commodity futures trading commission or the Securities and Exchange Commission or, if not so registered, is a foreign clearinghouse regulated, supervised and examined by a regulatory authority in a foreign jurisdiction approved by the superintendent.
5 4  "Master Agreement" is defined as a written master agreement relating to derivatives transactions that provides for netting of payments owed by the respective parties, and the domiciliary jurisdiction of the counterparty is either within the United States or if not within the United States, within a jurisdiction approved by the superintendent as eligible for netting.
6 “Aggregate statement value” is defined as the sum of the statement values of individual derivative instruments.  “Statement value” is calculated in accordance with instructions contained in the National Association of Insurance Commissioners (the “NAIC”) Annual Statement Instructions and the NAIC Accounting Practices and Procedures Manual.
7   “Potential exposure” is calculated in accordance with Section 178.2(l) of Regulation No. 163 (11 NYCRR 178).
8   “Aggregate counterparty exposure” is defined as the sum of: (i) the aggregate statement value of options, swaptions, caps, floors, and warrants purchased; and (ii) the aggregate potential exposure of collars, swaps, forwards and futures entered into.
9 “Qualified counterparty” is defined as a counterparty which has an investment grade rating from at least one nationally recognized statistical rating organization or a designation of one from the securities valuation office of the national association of insurance commissioners, or any successor office established by the national association of insurance commissioners, and with which the insurer has entered into a Master Agreement, together with a  credit support annex or other documentation providing for the collateralization of the counterparty's obligations to the insurer under the Master Agreement, if that collateral documentation provides for (i) daily margin and collateral  settlement,  in cash or investment grade securities, between the parties, (ii) a Minimum Transfer Amount of no more than one million dollars, and (iii) a requirement that collateral be provided by the counterparty from the first dollar of exposure, subject to the Minimum Transfer Amount.
cont’d